UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒   Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Landos Biopharma, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☐	No fee required.

☒	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Landos Biopharma, Inc.

P.O. Box 11239

Blacksburg, Virginia 24062

Dear Landos Biopharma, Inc. Stockholder:

You are cordially invited to attend a virtual special meeting (including any adjournments or postponements thereof, the “Special Meeting”) of stockholders of Landos Biopharma, Inc. (“Landos”) to be held virtually on May 23, 2024, at 9:00 a.m. Eastern Time via live audio webcast on the Internet at www.virtualshareholdermeeting.com/LABP2024SM. The accompanying proxy statement is dated April 25, 2024 and, together with the enclosed form of proxy card, is first being mailed on or about April 30, 2024.

At the Special Meeting, you will be asked to consider and vote on (i) a proposal to adopt the Agreement and Plan of Merger, dated March 24, 2024 (such agreement, as it may be amended, modified or supplemented from time to time, the “Merger Agreement”), by and among Landos, Bespin Subsidiary, LLC, a Delaware limited liability company and a wholly owned subsidiary of AbbVie (“Parent”), Bespin Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and AbbVie Inc., a Delaware corporation (“AbbVie” or “Guarantor”), solely for the limited purposes set forth therein, and (ii) a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”). Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Landos, with Landos continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”).

If the Merger is completed, you will be entitled to receive (i) $20.42 in cash, without interest thereon and subject to any withholding of taxes, for each share of Landos common stock (“common stock”) that you own (unless you have properly exercised your appraisal rights), which represents a premium of approximately 161% to the closing price of $7.83 of Landos’ common stock on March 22, 2024, the last full trading day prior to the announcement of the Merger and (ii) one (1) contractual contingent value right for each share of common stock that you own (unless you have properly exercised your appraisal rights), representing the right to receive a contingent payment in cash, without interest thereon and subject to any withholding of taxes, upon the achievement of the milestone requirements set forth in the Contingent Value Rights Agreement (the “CVR Agreement”) between Parent, Broadridge Corporate Issuer Solutions, LLC (the “Rights Agent”) and AbbVie, for the limited purposes set forth therein, in substantially the form attached to the Merger Agreement.

Landos’ Board of Directors (the “Board of Directors”), after considering the factors more fully described in the enclosed proxy statement, has unanimously (a) determined that the consummation of the Merger, the other transactions contemplated by the Merger Agreement, the Merger Agreement, the CVR Agreement and the Voting Agreement (the “Transactions”), are advisable and fair to, and in the best interests of, Landos and its stockholders; (b) authorized and approved the execution, delivery, and performance of the Merger Agreement, the CVR Agreement and the Voting Agreement by Landos and approved the Merger; (c) recommended the adoption of the Merger Agreement by Landos’ stockholders and (d) directed that the Merger Agreement be submitted for consideration by Landos’ stockholders at the Special Meeting. The Board of Directors unanimously recommends, on behalf of Landos, that you vote (1) “FOR” the adoption of the Merger Agreement and (2) “FOR” the Adjournment Proposal.

Landos record stockholders or beneficial owners who do not vote in favor of the proposal to adopt the Merger Agreement will have the right to seek appraisal of the “fair value” of their shares of our common stock (exclusive of any elements of value arising from the accomplishment or expectation of the merger and together with interest (as described in the accompanying proxy statement) to be paid on the amount determined to be “fair value”) in lieu of receiving $20.42 in cash, without interest thereon and subject to any withholding of taxes, and one (1) contractual contingent value right per share of common stock if the merger is completed, as determined in accordance with Section 262 of the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”). To do so, a Landos record stockholder or beneficial owner must properly demand appraisal before the vote is taken on the Merger Agreement and comply with all other requirements of the DGCL, including Section 262 of the DGCL, which are summarized in the accompanying proxy statement, and certain conditions set forth in Section 262(g) of the DGCL must be satisfied. A copy of Section 262 of the DGCL is accessible, without subscription or cost, at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and is incorporated by reference herein.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement, the Merger and the CVR Agreement. A copy of the Merger Agreement is attached as Annex A to the proxy statement (including the form of CVR Agreement which is an exhibit to the Merger Agreement).

The proxy statement also describes the actions and determinations of the Board of Directors in connection with its evaluation of the Merger Agreement and the Merger. You should carefully read and consider the entire enclosed proxy statement and its annexes, including, but not limited to, the Merger Agreement, as they contain important information about, among other things, the Merger and how it affects you.

Whether or not you plan to attend the Special Meeting virtually, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting and vote at the meeting your vote will revoke any proxy that you have previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

Your vote is very important, regardless of the number of shares that you own. We cannot complete the Merger unless the proposal to adopt the Merger Agreement is approved by the affirmative vote of the holders of a majority of the shares of Landos’ common stock that are issued and outstanding as of the close of business on April 25, 2024 , which is the record date for the Special Meeting.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

(212) 929-5500 (Call Collect)

Or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

On behalf of the Board of Directors, I thank you for your support and appreciate your consideration of this matter.

Sincerely,

/s/ Gregory Oakes
Gregory Oakes President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Merger, passed upon the merits or fairness of the Merger Agreement or the transactions contemplated thereby, including the proposed Merger, or passed upon the adequacy or accuracy of the information contained in the accompanying proxy statement. Any representation to the contrary is a criminal offense.

Landos Biopharma, Inc.

P.O. Box 11239

Blacksburg, Virginia 24062

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON May 23, 2024

Notice is hereby given that a virtual special meeting of stockholders (including any adjournments or postponements thereof, the “Special Meeting”) of Landos Biopharma, Inc., a Delaware corporation (“Landos”), to be held virtually on May 23, 2024, at 9:00 a.m. Eastern Time via live audio webcast on the Internet at www.virtualshareholdermeeting.com/LABP2024SM, for the following purposes:

1.

To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated March 24, 2024 (such agreement, as it may be amended, modified or supplemented from time to time, the “Merger Agreement”), by and among Landos, Bespin Subsidiary, LLC, a Delaware limited liability company and a wholly owned subsidiary of AbbVie (“Parent”), Bespin Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and AbbVie Inc., a Delaware corporation (“AbbVie”), solely for the limited purposes set forth therein. Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Landos, with Landos continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”); and

2.

To consider and vote on any proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

Only stockholders of record as of the close of business on April 25, 2024, are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement or other delay thereof.

Landos’ Board of Directors (the “Board of Directors”) unanimously recommends, on behalf of Landos, that you vote (1) “FOR” the adoption of the Merger Agreement and (2) “FOR” the Adjournment Proposal.

All stockholders are invited to attend the Special Meeting virtually. Whether or not you plan to attend the Special Meeting virtually, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting and vote virtually, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

/s/ Gregory Oakes
Gregory Oakes President and Chief Executive Officer Blacksburg, VA

April 25, 2024

LANDOS BIOPHARMA, INC.

P.O. Box 11239

Blacksburg, Virginia 24062

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD VIRTUALLY VIA WEBCAST ON May 23, 2024

This proxy statement is available on the investor relations page of our website at https://ir.landosbiopharma.com/sec-filings. We intend to mail these proxy materials on or about April 30, 2024 to all stockholders of record entitled to vote at the Special Meeting.

A complete list of the stockholders entitled to vote at the Special Meeting will be available for examination for the ten (10) days prior to the Special Meeting. To access the list of record stockholders, stockholders should email info@landosbiopharma.com. Stockholders may examine the list for any legally valid purpose related to the Special Meeting. This list also will be available during the Special Meeting at www.virtualshareholdermeeting.com/LABP2024SM.

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING VIRTUALLY, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) BY TELEPHONE; (2) THROUGH THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

If you are a stockholder of record, meaning that your Landos shares are registered in your name directly with Landos’ transfer agent, voting virtually at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote virtually at the Special Meeting.

If you fail to (1) return your proxy card, (2) grant your proxy electronically over the Internet or by telephone or (3) vote virtually at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement, but will have no effect on the Adjournment Proposal (as defined below).

You should carefully read and consider the entire accompanying proxy statement and its annexes, including, but not limited to, the Merger Agreement as they contain important information about, among other things, the Merger and how it affects you. If you have any questions concerning the Merger Agreement, the Merger, the

Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

(212) 929-5500 (Call Collect)

Or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

i

ii

SUMMARY

This summary highlights selected information from this proxy statement related to the merger of Bespin Merger Sub, Inc., a wholly owned subsidiary of Bespin Subsidiary, LLC with and into Landos Biopharma, Inc. (the “Merger”) and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement (as defined below), along with all of the documents to which we refer in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. The Merger Agreement is attached as Annex A to this proxy statement. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger.

Except as otherwise specifically noted in this proxy statement, “Landos,” “we,” “our,” “us” and similar words refer to Landos Biopharma, Inc., including, in certain cases, our subsidiaries. Throughout this proxy statement, we refer to AbbVie Inc. as “AbbVie” and Bespin Subsidiary, LLC as “Parent” and Bespin Merger Sub, Inc. as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated March 24, 2024, by and among Landos, Parent, Merger Sub, and AbbVie for the limited purposes set forth therein, as the “Merger Agreement,” our common stock, par value $0.01 per share, as “common stock” or “shares” and the holders of our common stock as “stockholders.”

The Special Meeting

Date, Time, Place and Purpose of the Special Meeting

A special meeting of stockholders to consider and vote on the proposal to adopt the Merger Agreement will be held virtually on May 23, 2024, at 9:00 a.m. Eastern Time at via live audio webcast on the Internet at www.virtualshareholdermeeting.com/LABP2024SM (the “Special Meeting”).

At the Special Meeting, stockholders of record as of the close of business on April 25, 2024 (the “Record Date”) will be asked to consider and vote on:

•	a proposal to adopt the Merger Agreement and approve the transactions contemplated thereby (the “Merger Proposal”); and

•

a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

We do not expect that any matters other than the proposals set forth above will be brought before the Special Meeting, and only matters specified in the notice of the meeting may be acted upon at the Special Meeting.

Record Date; Shares Entitled to Vote; Quorum

You are entitled to receive notice of, and vote at, the Special Meeting if you owned shares of common stock at the close of business on the Record Date. Each holder of common stock shall be entitled to one (1) vote for each such share of common stock owned at the close of business on the Record Date on all matters properly coming before the Special Meeting. As of the Record Date, there were 3,125,841 shares of common stock outstanding and entitled to vote at the Special Meeting. A quorum is the minimum number of shares required to be present at the Special Meeting for the meeting to be properly held under our bylaws and Delaware law. The holders of a majority of the common stock that are issued and outstanding as of the close of business on the Record Date, present virtually or represented by proxy, will constitute a quorum at the Special Meeting. A quorum is necessary to hold a valid Special Meeting at which stockholders can vote to adopt the Merger

Agreement. Your shares of common stock will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee), if you vote at the meeting or if you attend the Special Meeting virtually but abstain from voting. The Special Meeting may be adjourned whether or not a quorum is present.

Vote Required; Abstentions and Broker Non-Votes

The affirmative vote of the holders of a majority of the shares of common stock that are issued and outstanding as of the close of business on the Record Date is required to adopt the Merger Agreement. Because the required vote for the proposal to adopt the Merger Agreement is based on the number of votes our stockholders are entitled to cast rather than on the number of votes actually cast, if you fail to authorize a proxy or vote online at the meeting, abstain from voting at the meeting or fail to instruct your broker on how to vote, such failure will have the same effect as votes cast “AGAINST” the Merger Proposal. As of April 25, 2024, the Record Date for the Special Meeting, 3,125,841 shares constitute a majority of the issued and outstanding shares of common stock.

Approval of the Adjournment Proposal requires either (i) if a quorum is present, the affirmative vote of the majority of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the Special Meeting and entitled to vote generally on the subject matter or (ii) if a quorum is not present, the vote of the holders of a majority of the shares represented at the Special Meeting. Assuming the Special Meeting is held solely by means of remote communication, as it is currently scheduled to be, no shares will be present in person at the Special Meeting, and only shares present virtually or represented by proxy at the Special Meeting will be able to be voted.

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” the proposal to adopt each of the Merger Agreement and the Adjournment Proposal. However, abstentions are counted for purposes of determining whether a quorum is present at the Special Meeting. As a result, an abstention of any of the aforementioned proposals will be counted for purposes of determining the presence or absence of a quorum, but will count as a vote “AGAINST” such proposal.

A “broker non-vote” generally occurs when a bank, broker or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote the shares. We do not expect any “broker non-votes” at the Special Meeting, but if there are any, they will be counted for the purpose of determining whether a quorum is present. If there are “broker non-votes,” each broker non-vote will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement, but any such “broker non-votes” will have no effect on the Adjournment Proposal.

Shares Held by Landos’ Directors and Executive Officers

As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, no shares of common stock, representing 0.0% of the shares of common stock outstanding on the Record Date (and approximately 5.0% of the shares of common stock outstanding when taking into account shares of common stock issuable pursuant to Landos Options and Landos RSUs held, in the aggregate, by our directors and executive officers and which are exercisable as of April 25, 2024).

Our directors and executive officers have informed us that they currently intend to vote all of their respective shares of common stock (i) “FOR” the adoption of the Merger Agreement and (ii) “FOR” the approval of the Adjournment Proposal.

The Merger

Parties Involved in the Merger

Landos Biopharma, Inc.

Landos is a clinical-stage biopharmaceutical company focused on the development of novel, oral, once-daily therapeutics for patients with autoimmune diseases. Landos’ core expertise is the development of compounds that target novel pathways at the interface of immunity and metabolism. Based on Landos’ understanding of the role that cellular metabolic pathways have on modulating inflammatory responses, Landos aims to inhibit these inflammatory responses by changing the metabolic processes in target cells. Landos believes the therapeutics it develops, if approved, could have a positive impact on the quality of life of patients suffering from autoimmune and chronic inflammatory diseases. Landos’ current focus and lead product candidate is NX-13, a novel, oral, gut-selective, NLRX1 agonist in development as a once-daily, oral treatment for ulcerative colitis and Crohn’s disease that targets NLRX1, a mitochondria-associated receptor that has been associated with the modulation of inflammatory cytokines for ulcerative colitis and Crohn’s disease. NX-13 is designed to target NLRX1 and induce anti-inflammatory effects in CD4+ T cells as well as other cells in the gastrointestinal tract. Landos’ common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “LABP.” Landos’ executive officers and employees work remotely in a “virtual office” setting. Landos’ mailing address is P.O. Box 11239, Blacksburg, VA 24062 and its telephone number is (540) 218-2232.

AbbVie Inc.

AbbVie is a global, diversified research-based biopharmaceutical company positioned for success with a comprehensive product portfolio that has leadership positions across immunology, oncology, aesthetics, neuroscience and eye care. AbbVie uses its expertise, dedicated people and unique approach to innovation to develop and market advanced therapies that address some of the world’s most complex and serious diseases. AbbVie’s portfolio of products includes immunology products, oncology products, aesthetics products, neuroscience products, eye care products and other key products. AbbVie was incorporated in Delaware on April 10, 2012. AbbVie’s common stock is listed and traded on The New York Stock Exchange (the “NYSE”) under the symbol “ABBV.” AbbVie’s principal executive offices are located at 1 North Waukegan Road, North Chicago, Illinois 60064-6400, and its telephone number is (847) 932-7900.

Bespin Subsidiary, LLC

Parent is a Delaware limited liability company and a wholly owned subsidiary of AbbVie and was formed on March 15, 2024, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Parent has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. The principal executive offices of Parent are located at 1 North Waukegan Road, North Chicago, Illinois 60064-6400, and its telephone number is (847) 932-7900.

Bespin Merger Sub, Inc.

Merger Sub is a Delaware corporation and a wholly owned subsidiary of Parent and was formed on March 15, 2024, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon the completion of the Merger, Merger Sub will cease to exist and Landos will continue as the surviving corporation and a wholly owned subsidiary of Parent (the “Surviving Corporation”). The principal executive offices of Merger Sub are located at 1 North Waukegan Road, North Chicago, Illinois 60064-6400, and its telephone number is (847) 932-7900.

Effect of the Merger

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Landos, with Landos continuing as the surviving corporation and a wholly owned subsidiary of Parent. As a result of the Merger, Landos’ common stock will no longer be publicly traded, and will be delisted from Nasdaq. In addition, Landos’ common stock will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Landos will no longer file periodic reports with the U.S. Securities and Exchange Commission (the “SEC”). If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation. The time at which the Merger will become effective (the “Effective Time”) will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we and Parent may agree in writing and specify in the certificate of merger).

Effect on Landos if the Merger is Not Completed

If the Merger Agreement is not adopted by stockholders, or if the Merger is not completed for any other reason:

(i)	the stockholders will not be entitled to, nor will they receive, any payment for their respective shares of common stock pursuant to the Merger Agreement;

(ii)

(A) Landos will remain an independent public company, (B) Landos’ common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act and (C) Landos will continue to file periodic reports with the SEC; and

(iii)

under certain specified circumstances, Landos will be required to pay Parent a termination fee of $7,000,000 (the “Landos Termination Fee”) upon or following the termination of the Merger Agreement. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Effect of Termination; Termination Fees.”

Merger Consideration

Landos Common Stock

At the Effective Time, and without any further action on the part of the parties or any stockholder, each share of common stock then outstanding immediately prior to the Effective Time (other than (i) common stock owned by Landos or any wholly owned Landos subsidiary as treasury stock or otherwise, (ii) common stock held directly or indirectly by AbbVie, Parent or Merger Sub or any other wholly owned subsidiary of AbbVie ((i) and (ii) collectively, the “Cancelled Shares”) and (iii) any common stock outstanding immediately prior to the Effective Time, and held by holders who are entitled to demand appraisal rights under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) and have properly exercised and perfected their respective demands for appraisal of such shares in the time and manner provided in Section 262 of the DGCL and, as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL (the “Dissenting Shares”)) will be cancelled and cease to exist and automatically converted into the right to receive (A) cash in an amount equal to $20.42, without interest (the “Closing Amount”), subject to any withholding of taxes and (B) one (1) contractual contingent value right (“CVR”) per share of common stock that you own, representing the right to receive a contingent payment in cash, without interest thereon and subject to any withholding of taxes, upon the achievement of the milestone requirements set forth in the Contingent Value Rights Agreement (the “CVR Agreement”) by and between Parent, Broadridge Corporate Issuer Solutions, LLC (the “Rights Agent”), and AbbVie, for the limited purposes set forth therein, in substantially the form attached to the Merger Agreement ((A) and (B) collectively, the “Merger Consideration”).

At or prior to the Effective Time, AbbVie will cause to be deposited, sufficient funds to pay the Closing Amount with Broadridge Corporate Issuer Solutions, LLC (the “Paying Agent”) for payment of each share of common stock owned by each stockholder. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Exchange and Payment Procedures.”

After the Merger is completed, you will have the right to receive the Closing Amount, but you will no longer have any rights as a stockholder. Stockholders who properly exercise their appraisal rights have the right to receive payment for the “fair value” of their shares determined pursuant to an appraisal proceeding, as contemplated by Delaware law. For more information, please see the section of this proxy statement captioned “The Merger—Appraisal Rights.”

Treatment of Landos Options and Landos RSUs

Landos has granted under its 2019 Equity Incentive Plan or prior stock plans (collectively, the “Landos Stock Plans”) awards of options to purchase shares of common stock (each, a “Landos Option”) and restricted stock units covering shares of common stock subject to vesting conditions based solely on continued employment or service to Landos or any of its subsidiaries (each such restricted stock unit, a “Landos RSU”). The Merger Agreement provides that, at the Effective Time, subject to all required withholding taxes, each:

•

Landos Option that is outstanding as of immediately prior to the Effective Time, whether or not then vested, having an exercise price per share of common stock that is less than or equal to the Closing Amount will be cancelled and converted into the right to receive (A) an amount in cash, without interest, equal to the product of (1) the excess, if any, of the Closing Amount over the exercise price per share of common stock of such Landos Option, multiplied by (2) the number of shares of common stock then subject to such Landos Option and (B) one (1) CVR per share of common stock subject to such Landos Option;

•

Landos Option that is outstanding as of immediately prior to the Effective Time, whether or not then vested, having an exercise price per share of common stock that is greater than the Closing Amount will be cancelled without any consideration being payable in respect thereof, and have no further force or effect; and

•

Landos RSU that is unvested and outstanding as of immediately prior to the Effective Time will be cancelled and converted into the right to receive (A) an amount in cash, without interest, in respect thereof equal to the Closing Amount multiplied by the number of shares of common stock subject to such Landos RSU and (B) one (1) CVR.

For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Closing Amount—Treatment of Landos Options and Landos RSUs.”

Treatment of Warrants

Landos has issued pre-funded warrants to purchase shares of common stock (each, a “Landos Warrant”) pursuant to that certain Securities Purchase Agreement, dated as of January 4, 2024, between the Landos and purchasers thereto. The Merger Agreement provides that at the Effective Time each Landos Warrant shall be deemed to have been exercised in full in a “cashless exercise” pursuant to Sections 9(c) and 10 of the Landos Warrants effective immediately prior to and contingent upon closing of the Merger (the “Closing”), and at the Effective Time shall be converted automatically into the right to receive (a) an amount in cash equal to the Closing Amount multiplied by (x) the total number of shares of common stock underlying such Landos Warrant as of immediately prior to the Effective Time multiplied by (y)(A) an amount equal to (1) the Applicable Closing Price minus (2) the applicable exercise price per share of common stock of such Landos Warrant, divided by (B) the Applicable Closing Price and (b) a number of CVRs equal to the total number of shares of common stock underlying such Landos Warrant as of immediately prior to the Effective Time.

The “Applicable Closing Price” is equal to the Closing Sale Price (as defined in the Landos Warrants) per share of common stock as of the Trading Day (as defined in the Landos Warrants) on the date immediately preceding the date on which closing occurs (the “Closing Date”).

Recommendation of the Landos Board of Directors

After considering various factors described in this proxy statement under the caption, “The Merger —Recommendation of the Board of Directors and Reasons for Recommendation of the Merger,” the Board of Directors unanimously (a) determined that the Transactions, including the Merger, are advisable and fair to, and in the best interests of, Landos and its stockholders; (b) authorized and approved the execution, delivery, and performance of the Merger Agreement, the CVR Agreement and the Voting Agreement by Landos and approved the Merger; (c) recommended the adoption of the Merger Agreement by Landos’ stockholders and (d) directed that the Merger Agreement be submitted for consideration by Landos’ stockholders at the Special Meeting.

The Board of Directors also unanimously recommends, on behalf of Landos, that stockholders vote (i) “FOR” the adoption of the Merger Agreement and (ii) “FOR” the approval of the Adjournment Proposal.

Prior to receipt of the required stockholder approval, under certain specified circumstances, the Board of Directors may withdraw or change the foregoing recommendation if the Board of Directors determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that failure to take such action would be inconsistent with its fiduciary duties to the stockholders in accordance with law. However, the Board of Directors cannot withdraw or change the foregoing recommendation unless it complies with certain procedures in the Merger Agreement, including, but not limited to, providing AbbVie four (4) business days to make adjustments in the terms and conditions of the Merger Agreement (as described further in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Change in Recommendation”). The termination of the Merger Agreement by AbbVie following the withdrawal by the Board of Directors of its recommendation that stockholders adopt the Merger Agreement will result in the payment by Landos of the Landos Termination Fee. The termination of the Merger Agreement by Landos following the Board of Directors’ authorization for Landos to enter into a definitive agreement to consummate an alternative transaction contemplated by a Superior Proposal (as defined below) will result in the payment by Landos of the Landos Termination Fee. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Change in Recommendation.”

Opinion of Landos’ Financial Advisor

Landos retained Jefferies LLC (“Jefferies”) as its financial advisor in connection with a possible sale, disposition or other business transaction involving Landos. In connection with this engagement, Landos requested that Jefferies evaluate the fairness, from a financial point of view, to holders of shares (other than Parent, Merger Sub and their respective affiliates) of the Merger Consideration to be received by such holders pursuant to the Merger Agreement. At a meeting of the Board of Directors held on March 24, 2024, Jefferies rendered its oral opinion to the Board of Directors, which was subsequently confirmed by delivery of a written opinion dated March 24, 2024, to the effect that, as of the date of such opinion and based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in its opinion, the Merger Consideration to be received by the holders of shares (other than Parent, Merger Sub and their respective affiliates) was fair, from a financial point of view, to such holders.

The full text of Jefferies’ opinion, which describes the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Jefferies, is attached as Annex C to this proxy statement and is incorporated herein by reference. Landos encourages you to read the opinion carefully and in its entirety. Jefferies’ opinion was provided for the use and benefit of the Board of Directors in its consideration of the Merger. Jefferies’ opinion did not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to Landos, nor did it address the underlying business decision by Landos to engage in the Merger or the terms of the Merger Agreement and the CVR Agreement (together, the “Agreements”) or the documents referred to therein. Jefferies’ opinion did not constitute a recommendation as to how any holder of shares should vote on the Merger or any matter related thereto. The summary of the Jefferies opinion contained in this proxy statement is qualified in its entirety by reference to the full text of Jefferies’ opinion, which is attached hereto as Annex C.

For more information, please see the section of this proxy statement captioned “The Merger —Opinion of Landos’ Financial Advisor.”

Interests of Landos’ Directors and Executive Officers in the Merger

When considering the foregoing recommendation of the Board of Directors that you vote to approve the proposal to adopt the Merger Agreement, stockholders should be aware that Landos’ directors and executive officers may have interests in the Merger that are different from, or in addition to, stockholders more generally. In (i) evaluating and negotiating the Merger Agreement, (ii) approving the Merger Agreement and the Merger and (iii) recommending that the Merger Agreement be adopted by stockholders, the Board of Directors was aware of and considered these interests, among other matters, to the extent that these interests existed at the time. These interests include:

•

at the Effective Time of the Merger, each Landos Option and Landos RSU will receive the treatment described in the section of this proxy statement captioned “The Merger—Interests of Landos’ Directors and Executive Officers in the Merger—Treatment of Landos Options and Landos RSUs;”

•

continued eligibility of Landos’ executive officers to receive severance payments and benefits under their employment or severance agreements, as described in more detail in the section of this proxy statement captioned “The Merger—Interests of Landos’ Directors and Executive Officers in the Merger—Payments Upon Termination at or Following Change in Control;”

•

eligibility of Landos’ non-employee directors to receive accelerated vesting of their Landos Options, as described in more detail in the section of this proxy statement captioned “The Merger—Interests of Landos’ Directors and Executive Officers in the Merger—Equity Awards Held by Landos’ Executive Officers and Non-employee Directors;” and

•	continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Corporation.

If the proposal to adopt the Merger Agreement is approved, the shares of common stock held by Landos directors and executive officers will be treated in the same manner as outstanding shares of common stock held by all other stockholders. For more information, please see the section of this proxy statement captioned “The Merger—Interests of Landos’ Directors and Executive Officers in the Merger.”

Appraisal Rights

If the Merger is consummated, stockholders (including beneficial owners of shares) who (1) do not vote in favor of the adoption of the Merger Agreement; (2) continuously hold their applicable shares of Landos’ common stock through the Effective Time; (3) properly demand appraisal of their shares; (4) meet certain statutory requirements described in this proxy statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares of Landos common stock in connection with the Merger under Section 262 of the DGCL if certain conditions set forth in Section 262(g) of the DGCL are satisfied. This means that these persons will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Landos common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the Merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the Surviving Corporation makes a voluntary cash payment to persons entitled to appraisal, interest will accrue thereafter only upon the sum of (x) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (y) interest theretofore accrued, unless paid at that time). The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the Merger Consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares.

Only a stockholder of record or a beneficial owner may submit a demand for appraisal. To exercise appraisal rights, such person must (1) submit a written demand for appraisal to Landos before the vote is taken on the proposal to adopt the Merger Agreement; (2) not vote, in person by attending via live audio webcast or by proxy, in favor of the proposal to adopt the Merger Agreement; (3) continue to hold of record or own beneficially the subject shares of Landos common stock through the Effective Time; and (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings with respect of Landos unless certain conditions are satisfied by the persons seeking appraisal, as described further below. The requirements under Section 262 of the DGCL for exercising appraisal rights are described in further detail in this proxy statement, which description is qualified in its entirety by Section 262 of the DGCL. Pursuant to Subsection (d)(1) of Section 262 of the DGCL, this proxy statement is to include either a copy of Section 262 of the DGCL or information directing the stockholders to a publicly available electronic resource at which Section 262 of the DGCL may be accessed without subscription or cost. You may find an electronic copy of Section 262 of the DGCL available at the following URL, accessible without subscription or cost, which is incorporated herein by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In the event of any inconsistency between the information contained in this summary, this proxy statement, or any of the documents incorporated herein or therein by reference, and the actual text of Section 262 of the DGCL, the actual text of Section 262 of the DGCL controls. All references in Section 262 of the DGCL and in this summary to a “stockholder” are to the record holder of shares as to which appraisal rights are asserted, unless otherwise expressly noted herein. All references in Section 262 of the DGCL and in this summary “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person, unless otherwise expressly noted. For more information, please see the section of this proxy statement captioned “The Merger—Appraisal Rights.”

Material U.S. Federal Income Tax Consequences of the Merger

The receipt of cash and CVRs in exchange for shares pursuant to the Merger generally will be treated for U.S. federal income tax purposes as consideration received in a sale or exchange of the shares that a holder of

Landos common stock exchanges in the Merger. The amount of income, gain or loss a holder recognizes, and the timing and character of such income, gain or loss, will depend on the U.S. federal income tax treatment of the CVRs, with respect to which there is uncertainty. To the extent required to take a position, we intend to act consistently with the receipt of the CVRs as part of an “open transaction” for U.S. federal income tax purposes. Assuming such treatment is respected by the Internal Revenue Service (“IRS”), a U.S. Holder (as defined below under “The Merger – Material U.S. Federal Income Tax Consequences of the Merger”) is expected (except to the extent any portion of such payment is required to be treated as imputed interest as defined below under “The Merger – Material U.S. Federal Income Tax Consequences of the Merger”) to recognize income, gain or loss equal to the difference between the amount of cash received (including in payments pursuant to the CVRs, but not including the amount of such payments treated as imputed interest) in exchange for the shares sold or exchanged in the Merger and the U.S. Holder’s adjusted tax basis in the shares exchanged pursuant to the Merger. We urge you to consult your own tax advisor as to the particular tax consequences to you of the Merger (including the application and effect of any state, local or non-U.S. income and other tax laws). See “The Merger – Material U.S. Federal Income Tax Consequences of the Merger” for a more detailed discussion of certain U.S. federal income tax consequences of the Merger.

The U.S. federal, state, local and non-U.S. income and other tax consequences to holders or beneficial owners of Landos Options and Landos RSUs participating in the Merger with respect to such Landos Options and Landos RSUs are not discussed herein, and such holders or beneficial owners of Landos Options and Landos RSUs are strongly encouraged to consult their own tax advisors regarding such tax consequences. We urge you to consult with your own tax advisor as to the particular tax consequences to you of the Merger.

Regulatory Approvals Relevant for the Merger

Under the Merger Agreement, Landos and AbbVie have agreed to use reasonable best efforts to obtain all necessary regulatory approvals (including actions or nonactions, waivers, consents, clearances, decisions, declarations, approvals and, expirations, or terminations of waiting periods from governmental bodies) to consummate the Merger and the other transactions contemplated by the Merger Agreement, including applicable laws and regulations issued by a governmental body that are designed or intended to preserve or protect competition, prohibit and restrict agreements in restraint of trade or monopolization, attempted monopolization, restraints of trade and abuse of a dominant position, or to prevent acquisitions, mergers or other business combinations and similar transactions, the effect of which may be to lessen or impede competition or to tend to create or strengthen a dominant position or to create a monopoly (“Antitrust Laws”), and applicable laws that provide for review of the cross-border acquisition of any interest in or assets of a business or entity (including for national security or defense reasons) under the jurisdiction of an applicable governmental body (“Foreign Direct Investment Laws”).

For more information, please see the sections of this proxy statement captioned “The Merger—Regulatory Approvals Required for the Merger” and “Proposal 1—Adoption of The Merger Agreement.”

Conduct of Business Pending the Merger

No Solicitation of Other Offers

Under the Merger Agreement, during the period between the signing of the Merger Agreement and the earlier of the Effective Time and the termination of the Merger Agreement (the “Pre-Closing Period”), Landos may not, among other actions: (i) solicit, knowingly assist, initiate, knowingly encourage, or otherwise knowingly facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential or non-public information, properties, facilities, books or records of Landos or any subsidiary of Landos or entering into any form of agreement, arrangement or understanding) any inquiry, proposal, discussion, negotiation, or offer that constitutes or may reasonably be expected to constitute or lead to, a Landos Alternative Transaction (as defined below), (ii) enter into, continue, or otherwise initiate, solicit, knowingly encourage, engage, knowingly assist, or participate in or knowingly facilitate (including by the furnishing any confidential or non-public information of Landos or any of its subsidiaries) any discussions or negotiations with any person (other than with AbbVie, Parent, Merger Sub, AbbVie’s representatives or any person acting jointly or in concert with AbbVie, Parent or Merger Sub) regarding any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to, a Landos Alternative Transaction, (iii) make a Change in Recommendation (as defined below), (iv) enter into, or publicly propose to enter into, any agreement, letter of intent, agreement in principle, understanding or arrangement in respect of a Landos Alternative Transaction other than a confidentiality agreement permitted by and in accordance with the terms of the Merger Agreement, or (v) approve, authorize or publicly announce any intention to do any of the foregoing set forth in (i) through (iv). For more information, please see the sections of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Conduct of Business Pending the Merger” and “Proposal 1: Adoption of the Merger Agreement—No Solicitation of Other Offers.”

Notwithstanding the foregoing restrictions, under certain specified circumstances, from the date of the Merger Agreement to the receipt of the Required Company Stockholder Vote (as defined below), if, at any time prior to obtaining the Required Company Stockholder Vote, Landos receives an inquiry, proposal or offer, the consummation of which would constitute a Landos Alternative Transaction, that did not result, directly or indirectly, from any breach of the Merger Agreement or the AbbVie NDA (as defined herein), but subject to entering into a confidentiality agreement with such person containing terms that are not less favorable to Landos than those contained in the AbbVie NDA (it being understood that such confidentiality agreement must not contain any provision or term that would restrict, in any manner, Landos’ ability to consummate the transactions contemplated by the Merger Agreement and any agreements delivered pursuant thereto or comply with its disclosure obligations to Parent pursuant to the Merger Agreement), Landos and its representatives may (x) engage in or participate in discussions or negotiations with such person regarding such inquiry, offer or proposal and (y) provide copies of, access to or disclosure of information, properties, facilities, books or records of Landos or its subsidiaries (and any such copies, access or disclosure provided to such person shall have already been (or simultaneously be) provided to Parent and Parent’s representatives), if and only if, in the case of both clauses (i) and (ii), (x) Landos Board of Directors first determines in good faith, after consultation with its outside financial advisor(s) and outside legal counsel, that such proposal constitutes or would reasonably be expected to constitute or lead to a Superior Proposal (as defined below) and (y) that the failure to take such actions would be inconsistent with its fiduciary duties under applicable law.

If Landos terminates the Merger Agreement for the purpose of entering into an agreement in respect of a Superior Proposal, Landos must pay the Landos Termination Fee to AbbVie. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Change in Recommendation.”

Conditions to the Closing of the Merger

The obligations of Landos, AbbVie, Parent and Merger Sub, as applicable, to consummate the Merger are subject to the satisfaction or waiver of customary conditions, including (among other conditions), the following:

•

Landos’ receipt of the affirmative vote of the stockholders representing a majority of the outstanding shares of common stock on the Record Date adopting the Merger Agreement (the “Required Company Stockholder Vote”);

•

the absence of any law, rule, regulation, injunction, or order, by any governmental body having competent jurisdiction over AbbVie, Parent, Merger Sub, Landos, or any of their respective subsidiaries, prohibiting or making illegal the consummation of the Merger or any transaction contemplated by the Merger Agreement;

•

in the case of AbbVie, Parent and Merger Sub, the absence of any Material Adverse Effect (as defined below) having occurred since the date of the Merger Agreement that is continuing as of the Effective Time;

•

the accuracy of the representations and warranties of Landos, Parent and Merger Sub in the Merger Agreement, subject to certain qualifiers, as of the date of the Merger Agreement, the Closing or the date in respect of which such representation or warranty was specifically made; and

•

the performance and compliance in all material respects by Landos, Parent and Merger Sub of their respective covenants and obligations of the Merger Agreement required to be performed and complied with by Landos, AbbVie, Parent and Merger Sub at or prior to the Effective Time.

Additionally, if, prior to the Effective Time:

•

AbbVie, in consultation with Landos, reasonably determines that a filing under the Hart Scott Rodino Antitrust Improvements Act of 1976 (“HSR Act”) is required in connection with the Merger and other transactions contemplated by the Merger Agreement, then the expiration or earlier termination of all applicable waiting periods the HSR Act will become a condition to the obligations of Parent and Landos to effect the Closing;

•

there is voluntary commitment or agreement with the U.S. Department of Justice (“DOJ”) or U.S. Federal Trade Commission (“FTC”) not to effect the Closing, then the expiration or earlier termination of all applicable waiting periods under such voluntary commitment or agreement will become a condition to the obligations of Parent and Landos to effect the Closing;

•

the U.K. Competition and Markets Authority (“CMA”) indicates in writing to AbbVie that it has decided to formally investigate the Merger and, accordingly, requests AbbVie to submit a merger notice in the form prescribed under the Enterprise Act 2002, and such indication and merger notice is provided by AbbVie to Landos, then the making, expiration, termination, or obtaining of all authorizations, consents, orders, approvals, filings, proceedings, declarations, and expirations of waiting periods, as the case may be, under the applicable Antitrust Laws of the United Kingdom will become a condition to the obligations of Parent and Landos to effect the Closing; and

•

the European Commission (“EC”) indicates in writing to AbbVie that a member state of the European Union or the EC is making, or has made, a referral of the Merger to the EC under Article 22 of the EU Merger Regulation, and such indication is provided by AbbVie to Landos, then the making, expiration, termination, or obtaining of all authorizations, consents, orders, approvals, filings, proceedings, declarations, and expirations of waiting periods, as the case may be, under the applicable Antitrust Laws of the European Union will become a condition to the obligations of Parent and Landos to effect the Closing.

For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Conditions to the Closing of the Merger.”

Termination of the Merger Agreement

In addition to the circumstances described above, AbbVie and Landos have certain customary rights to terminate the Merger Agreement under certain circumstances, including by mutual agreement, the imposition of final and non-appealable court orders or laws permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger, an uncured failure of any representations and warranties in the Merger Agreement to be true and accurate, an uncured breach of the Merger Agreement by the other party, if the Merger has not been consummated by 11:59 p.m., Eastern Time, on September 24, 2024, and if the Required Company Stockholder Vote has not been obtained at the Special Meeting (or any adjournment or postponement thereof). Under some circumstances, Landos is required to pay AbbVie the Landos Termination Fee. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Effect of Termination; Termination Fees.”

Form of Contingent Value Rights Agreement

The Merger Agreement requires that, at or immediately prior to the Effective Time, AbbVie, Parent and the rights agent will enter into the CVR Agreement, substantially in the form attached as Exhibit D to the Merger Agreement (and attached to this proxy statement as Annex B), subject to such changes thereto as permitted under the Merger Agreement. The CVR Agreement will govern the terms of the CVRs and is further described in the section captioned “Form of Contingent Value Rights Agreement.”

While no guarantee can be given that any proceeds will be received, each CVR represents a non-tradeable contractual contingent right to receive $11.14, without interest and subject to applicable tax withholdings (which we refer to as the “Milestone Payment”), upon the initiation of the first Phase 3 clinical trial for a pharmaceutical product containing or comprising NX-13 with a specified formula, and derivatives thereof, or any other molecule, compound or agent directed to a NLRX1 pathway ligand compound that is controlled by Landos for the treatment of ulcerative colitis (the “Milestone”) prior to March 31, 2029 (the “Milestone Achievement Outside Date”).

There can be no assurance that the Milestone will be achieved prior to the Milestone Achievement Date or that Parent or AbbVie will be required to make the Milestone Payment to holders of CVRs.

The CVRs are contractual rights only and are not transferable except under limited circumstances, specified in the CVR Agreement. The CVRs will not be evidenced by a certificate or other instrument and will not be registered with the SEC or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent, any constituent corporation party to the Merger Agreement or any of their respective affiliates or subsidiaries. No interest will accrue on any amounts payable on the CVRs.

Voting Agreement

On March 24, 2024, in connection with the Merger Agreement, Parent and Landos entered into a voting agreement (the “Voting Agreement”) with Xontogeny, LLC and Perceptive Advisors LLC and certain of their affiliates, pursuant to which such stockholders have agreed to vote their aggregate shares in favor of the adoption of the Merger Agreement and approval of the Merger at the Special Meeting. As of March 22, 2024, Xontogeny, LLC and Perceptive Advisors LLC and certain of their affiliates beneficially owned an aggregate of approximately 57.6% of the outstanding shares of Landos common stock. The Voting Agreement will terminate upon the termination of the Merger Agreement and certain other specified events.

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement, the CVR Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. You should carefully read and consider the more detailed information contained elsewhere in this proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you.

Q:	Why am I receiving this proxy statement and proxy card or voting instruction form?

A:

You are receiving this proxy statement and proxy card or voting instruction form in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting because you have been identified as a holder of Landos common stock as of the close of business on the Record Date for the Special Meeting. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of Landos common stock with respect to such matters.

Q:	When and where is the Special Meeting?

A:	The Special Meeting will be held virtually on May 23, 2024, at 9:00 a.m. Eastern Time via live audio webcast on the Internet at www.virtualshareholdermeeting.com/LABP2024SM.

Q:	What am I being asked to vote on at the Special Meeting?

A:	You are being asked to consider and vote on:

•

a proposal to adopt the Merger Agreement pursuant to which, at the Effective Time, (i) Merger Sub will be merged with and into Landos, (ii) the separate corporate existence of Merger Sub will thereupon cease, and (iii) the corporate existence of Landos under the laws of the State of Delaware will continue as the surviving corporation and a wholly owned subsidiary of Parent; and

•	a proposal to approve the Adjournment Proposal.

Q:	Who is entitled to vote at the Special Meeting?

A:

Stockholders as of the Record Date are entitled to receive notice of, and to vote at, the Special Meeting. Each holder of Landos common stock is entitled to cast one (1) vote on each matter properly brought before the Special Meeting for each share of Landos common stock that such holder owned as of the close of business on the Record Date. If you are a beneficial owner, you will need to contact the broker, bank or other nominee who is the stockholder of record with respect to your shares to obtain your control number (as described below) prior to the Special Meeting.

Q:	May I attend the Special Meeting virtually and vote at the Special Meeting?

A:

Stockholders as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. If you are a stockholder of record, meaning that your Landos shares are registered directly in your name with Landos’ transfer agent, you do not need to do anything in advance to attend and/or vote your shares at the Special Meeting, but to attend the Special Meeting, stockholders of record will need to use their control number on their proxy card to log into www.virtualshareholdermeeting.com/LABP2024SM.

Beneficial stockholders whose shares are held by a broker, bank or other nominee and who do not have a control number may gain access to the meeting by logging into their brokerage firm’s website and selecting the stockholder communications mailbox to link through to the Special Meeting; instructions should also be provided on the voting instruction card provided by their broker, bank, or other nominee.

We encourage you to access the Special Meeting before it begins. Online check-in will start approximately fifteen (15) minutes before the Special Meeting is scheduled to begin at 9:00 a.m. Eastern Time on May 23, 2024.

Each holder of record of common stock shall be entitled to cast one (1) vote on each matter properly brought before the Special Meeting for each such share owned at the close of business on the Record Date.

Attending the Special Meeting as a Guest. Guests may enter the Special Meeting in “listen-only” mode by entering the Special Meeting at www.virtualshareholdermeeting.com/LABP2024SM and entering the information requested in the “Guest Login” section. Guests will not have the ability to vote or ask questions at the Special Meeting.

Q:	What will I receive if the Merger is completed?

A:

Upon completion of the Merger, you will be entitled to receive (A) the Closing Amount of $20.42 in cash and (B) one (1) CVR, in each case, without interest thereon and subject to any withholding of taxes, for each share of common stock that you own immediately prior to the Effective Time, unless you have properly exercised, and not validly withdrawn or subsequently lost, your appraisal rights under the DGCL, and certain other conditions under the DGCL are satisfied. For example, if you own 100 shares of common stock, you will receive $2,042.00 in cash and 100 CVRs in exchange for your shares of common stock, subject to any withholding of taxes. You will not receive any shares of the capital stock in the Surviving Corporation.

Q:	What will holders of Landos stock awards receive if the Merger is consummated?

A:	At the Effective Time, subject to all required withholding taxes, each:

(i) Landos Option that is outstanding as of immediately prior to the Effective Time, whether or not then vested, having an exercise price per share of common stock that is less than or equal to the Closing Amount will be cancelled and converted into the right to receive (A) an amount in cash, without interest, equal to the product of (1) the excess, if any, of the Closing Amount over the exercise price per share of common stock of such Landos Option, multiplied by (2) the number of shares of common stock then subject to such Landos Option and (B) one (1) CVR for each share of common stock subject to such Landos Option;

(ii) Landos Option that is outstanding as of immediately prior to the Effective Time, whether or not then vested, having an exercise price per share of common stock that is greater than the Closing Amount will be cancelled without any consideration being payable in respect thereof, and have no further force or effect; and

(iii) Landos RSU that is unvested and outstanding as of immediately prior to the Effective Time will fully vest, be cancelled and converted into the right to receive (A) an amount in cash, without interest, in respect thereof equal to the Closing Amount multiplied by the number of shares of common stock subject to such Landos RSU and (B) one (1) CVR.

For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Closing Amount—Treatment of Landos Options and Landos RSUs.”

Q:	What will holders of Landos Warrants receive if the Merger is consummated?

A:

At the Effective Time each Landos Warrant will be deemed to have been exercised in full in a “cashless exercise” pursuant to Sections 9(c) and 10 of the Landos Warrants effective immediately prior to and contingent upon the Closing and will be converted automatically into the right to receive (a) an amount in cash equal to the Closing Amount multiplied by (x) the total number of shares of common stock underlying such Landos Warrant as of immediately prior to the Effective Time multiplied by (y)(A) an amount equal to (1) the Applicable Closing Price minus (2) the applicable exercise price per share of common stock of such Landos Warrant, divided by (B) the Applicable Closing Price and (b) a number of CVRs equal to the total number of shares of common stock underlying such Landos Warrant as of immediately prior to the Effective Time.

The “Applicable Closing Price” is equal to the Closing Sale Price (as defined in the Landos Warrants) per share of our common stock as of the Trading Day (as defined in the Landos Warrants) on the date immediately preceding the Closing Date.

For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Closing Amount—Treatment of Landos Warrants.”

Q:	When do you expect the Merger to be completed?

A:

We are working toward completing the Merger as quickly as possible. In order to complete the Merger, Landos must obtain the Required Company Stockholder Vote described in this proxy statement, and the other closing conditions under the Merger Agreement must be satisfied or waived. Assuming timely satisfaction of necessary closing conditions, including obtaining the Required Company Stockholder Vote, Landos is currently targeting to consummate the Merger in the second calendar quarter of 2024, although Landos cannot assure completion by any particular date, if at all. Since the Merger is subject to a number of conditions, the exact timing of the Merger cannot be determined at this time.

Q:	What happens if the Merger is not completed?

A:

If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of common stock, Landos Options, Landos RSUs or Landos Warrants. Instead, Landos will remain an independent public company, our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to file periodic reports with the SEC. Under specified circumstances, Landos will be required to pay AbbVie the Landos Termination Fee upon the termination of the Merger Agreement, as described in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Effect of Termination; Termination Fees.”

Q:	How many shares are needed to constitute a quorum?

A:

The presence, virtually at the Special Meeting or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock issued and outstanding as of the close of business on the Record Date shall constitute a quorum for the transaction of business at the Special Meeting. Your shares of common stock will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee), if you vote at the meeting or if you attend the Special Meeting virtually but abstain from voting. If you return a properly signed and dated proxy card without indicating voting preferences on the proxy card, your shares of common stock will be counted as present for purposes of determining the presence of a quorum for the Special Meeting and all of your shares will be voted as recommended by the Board of Directors. The Special Meeting may be adjourned whether or not a quorum is present.

As of the close of business on April 25, 2024, the Record Date for the Special Meeting, there were 3,125,841 shares of common stock outstanding.

Q:	If my broker holds my shares in “street name,” will my broker automatically vote my shares for me?

A:

No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instruction, your shares will not be counted for the purpose of obtaining a quorum or voted on the proposals, which will have the same effect as if you voted “AGAINST” adoption of the merger agreement, but will have no effect on the adjournment proposal.

Q:	What vote is required to adopt the Merger Agreement?

A:

The affirmative vote of the holders of a majority of the shares of common stock that are issued and outstanding as of the close of business on the Record Date is required to adopt the Merger Agreement.

If a quorum is present at the Special Meeting, the failure of any stockholder of record to: (i) submit a signed proxy card; (ii) grant a proxy over the Internet or by telephone (using the instructions provided in the enclosed proxy card); or (iii) vote virtually at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If you hold your shares in “street name” and a quorum is present at the Special Meeting, the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If a quorum is present at the Special Meeting, abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

Q:	What vote is required to approve the Adjournment Proposal, if necessary or appropriate?

A:	The affirmative vote of a majority of the votes cast virtually or by proxy at the Special Meeting is required to approve the Adjournment Proposal.

If a stockholder abstains from voting on the Adjournment Proposal, that abstention will have the same effect as if the stockholder voted “AGAINST” the proposal to adopt the Adjournment Proposal. However, abstentions are counted for purposes of determining whether a quorum is present at the Special Meeting. As a result, an abstention of any of the aforementioned proposals will be counted for purposes of determining the presence or absence of a quorum but will count as a vote “AGAINST” such proposal.

We do not expect any “broker non-votes” at the Special Meeting, but if there are any, they will be counted for the purpose of determining whether a quorum is present. If there are “broker non-votes,” such “broker non-votes” will have no effect on the Adjournment Proposal.

Q:	What is a “broker non-vote”?

A:

A “broker non-vote” generally occurs when a bank, broker or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote the shares. Banks, brokerage firms or other nominees do not have discretion to vote on the proposal to adopt the Merger Agreement and the Adjournment Proposal, and, as a result, absent specific instructions from the beneficial owner of such shares of Landos common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of Landos common stock, which we refer to generally as “broker non-votes.” We do not expect any “broker non-votes” at the Special Meeting, but if there are any, they will be counted for the purpose of determining whether a quorum is present. If there are “broker non-votes,” each broker non-vote will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement, but any such “broker non-votes” will have no effect on the the Adjournment Proposal.

Q:	What happens if I do not vote or if I abstain from voting on the proposals?

A:

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If you abstain from voting, that abstention will have the same effect as if you voted “AGAINST” the proposal to adopt the Merger Agreement and the Adjournment Proposal. However, abstentions are counted as shares present or represented by proxy at the Special Meeting for purposes of determining whether a quorum is present at the Special Meeting. As a result, an abstention of any of the aforementioned proposals will be counted for purposes of determining the presence or absence of a quorum, but will count as a vote “AGAINST” such proposal.

Failure to vote your shares of common stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf) will also count as a vote “AGAINST” the proposal to adopt the Merger

Agreement. If your shares are not deemed present or represented by proxy at the Special Meeting, then a failure to vote will not have any effect on the Adjournment Proposal. If your shares are deemed present or represented by proxy, then a failure to vote your shares will have the same effect as a vote “AGAINST” the Adjournment Proposal only if a quorum is not present, and, if a quorum is present, will have no effect on the Adjournment Proposal.

Q:	What do I need to do now?

A:

You should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents that we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card), so that your shares can be voted at the Special Meeting, unless you wish to seek appraisal pursuant to Section 262 of the DGCL. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares.

Q:	Am I entitled to appraisal rights under the DGCL?

A:

If the Merger is consummated, Landos stockholders (including beneficial owners of shares) who (1) do not vote in favor of the adoption of the Merger Agreement; (2) continuously hold their shares of Landos common stock through the Effective Time; (3) properly perfect appraisal of their shares; (4) meet certain other conditions and statutory requirements as described in this proxy statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL if certain conditions set forth in Section 262(g) of the DGCL are satisfied. This means that these persons will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the Merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the Surviving Corporation makes a voluntary cash payment to each person entitled to appraisal, interest will accrue thereafter only upon the sum of (x) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (y) interest theretofore accrued, unless paid at that time). The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in additional detail in this proxy statement, which description is qualified in its entirety by Section 262 of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL is accessible, without subscription or cost, at the following publicly available website, which is incorporated herein by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. For additional information, please see the section of this proxy statement captioned “The Merger—Appraisal Rights.”

Q:	Should I send in my stock certificates, if any, now?

A:

No. A letter of transmittal will be mailed to you promptly, and in any event within three (3) business days, after the Closing Date, describing how you should surrender your shares of common stock for the Closing

Amount. If your shares of Landos common stock are held in “street name” by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your “street name” shares of Landos common stock in exchange for the Closing Amount. Please do NOT return your stock certificate(s) with your proxy.

Q:	Should I surrender my book-entry shares now?

A:

No. After the Merger is completed, the payment agent will send each holder of record a letter of transmittal and written instructions that explain how to exchange shares of common stock represented by such holder’s book-entry shares for Closing Amount.

Q:	What happens if I sell or otherwise transfer my shares of common stock after the Record Date but before the Special Meeting?

A:

The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date that the Merger is expected to be completed. If you sell or transfer your shares of common stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies Landos in writing of such special arrangements, you will transfer the right to receive the Closing Amount, if the Merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the Special Meeting. You will also lose the ability to exercise appraisal rights in connection with the Merger with respect to the transferred shares. Even if you sell or otherwise transfer your shares of common stock after the Record Date, we encourage you to sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card).

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by Landos.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares virtually at the Special Meeting.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:

No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instructions, your shares will not be voted on such proposals, which will have the same effect as if you voted against the adoption of the Merger Agreement but will have no effect on the Adjournment Proposal.

Q:	How may I vote?

A:

If you are a stockholder of record (that is, if your shares of common stock are registered in your name with Broadridge Corporate Issuer Solutions, Inc., our transfer agent), there are four (4) ways to vote:

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope;

•	by visiting the Internet at the address on your proxy card;

•	by calling toll-free (within the United States or Canada) at the phone number on your proxy card; or

•	by attending the Special Meeting virtually and voting in person.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of common stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet or by telephone, you may incur costs such as Internet access and telephone charges for which you will be responsible.

Even if you plan to attend the Special Meeting virtually, you are strongly encouraged to vote your shares of common stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your shares of common stock virtually at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting and vote virtually, your previous vote by proxy will not be counted.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the Internet or by telephone. To vote over the Internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting form provided by your bank, broker or nominee.

Q:	May I change my vote after I have mailed my signed and dated proxy card?

A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to the Corporate Secretary of Landos at P.O. Box 11239, Blacksburg, Virginia 24062 by 11:59 p.m. Eastern Time on May 22, 2024; or

•

attending the Special Meeting and voting virtually. Attending the Special Meeting virtually will not in and of itself revoke a previously submitted proxy. You must specifically vote at the virtual Special Meeting in order for your previous proxy to be revoked.

If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote virtually at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person to vote your shares of common stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of common stock is called a “proxy card.”

Q:	If a stockholder gives a proxy, how are the shares voted?

A:

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted (i) “FOR” the adoption of the Merger Agreement and (ii) “FOR” the approval of the Adjournment Proposal.

Q:	What should I do if I receive more than one (1) set of voting materials?

A:

Please sign, date and return (or grant your proxy electronically over the Internet or by telephone using the instructions provided in the enclosed proxy card) each proxy card and voting instruction card that you receive.

You may receive more than one (1) set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one (1) brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one (1) name, you will receive more than one (1) proxy card.

Q:	Where can I find the voting results of the Special Meeting?

A:

If available, Landos may announce preliminary voting results at the conclusion of the Special Meeting. Landos intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. All reports that Landos files with the SEC are publicly available when filed. For more information, please see the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Who can help answer my questions?

A:

If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

(212) 929-5500 (Call Collect)

Or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements which involve substantial risks and uncertainties and are based on Landos’ beliefs and assumptions and on information currently available to Landos. All statements other than statements of historical facts contained in this proxy statement, including statements regarding the Transactions, are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our current beliefs, estimates and assumptions only as of the date of this proxy statement and information contained in this proxy statement should not be relied upon as representing Landos’ estimates as of any subsequent date. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to:

•	the ability of the parties to consummate the Merger in a timely manner or at all;

•	the failure to satisfy the conditions to the consummation of the proposed Merger, including the adoption of the Merger Agreement by the stockholders;

•	potential delays in consummating the proposed transaction;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

•	the effect of the announcement or pendency of the proposed Merger on Landos’ business relationships, operating results, and business generally;

•	risks that the proposed Merger disrupts current plans and operations of Landos or AbbVie and potential difficulties in Landos employee retention as a result of the proposed Merger;

•	risks related to diverting management’s attention from Landos’ ongoing business operations;

•	outcome of any legal proceedings that may be instituted against the parties or their respective directors or officers related to the proposed Merger;

•	challenges to intellectual property;

•	costs related to the Merger;

•	the outcome of any legal proceedings that may be instituted against AbbVie or against Landos related to the Merger Agreement or the proposed Merger;

•	the ability to achieve the clinical development milestone set forth in the CVR Agreement;

•	adverse litigation or governmental action;

•	actual or anticipated fluctuations in our financial condition and operating results;

•	the uncertainties inherent in the initiation and enrollment of future clinical trials, including with respect to the clinical development set forth in the CVR Agreement;

•	expectations of expanding ongoing clinical trials;

•	availability and timing of data from ongoing clinical trials;

•	expectations for future regulatory approvals or other matters that could affect the availability or commercial potential of our product candidates; and

•	other similar risks.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this proxy statement. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements as predictions of future events.

These risks are not exhaustive. Except as required by law, Landos assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by Landos’ forward-looking statements is included in the reports Landos has filed or will file with the SEC, including Landos’ Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent filings Landos makes with the SEC. These filings, when available, are available on the investor relations section of Landos’ website at https://ir.landosbiopharma.com and on the SEC’s website at www.sec.gov.

Stockholders are advised to consult any future disclosures that we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the Board of Directors for use at the Special Meeting.

Date, Time and Place

We will hold the Special Meeting virtually on May 23, 2024 at 9:00 a.m. Eastern Time via the live audio webcast on the Internet at www.virtualshareholdermeeting.com/LABP2024SM and, if applicable, at any adjournment or postponement thereof.

Purpose of the Special Meeting

At the Special Meeting, we will ask stockholders to vote on proposals to (i) adopt the Merger Agreement and (ii) approve the Adjournment Proposal.

We do not expect that any matters other than the proposals set forth above will be brought before the Special Meeting, and only matters specified in the notice of the meeting may be acted upon at the Special Meeting.

Our stockholders must approve the proposal to adopt the Merger Agreement in order for the Merger to be consummated. If our stockholders fail to approve the proposal to adopt the Merger Agreement, the Merger will not be consummated. A copy of the Merger Agreement is attached as Annex A to this proxy statement, which we urge you to read carefully in its entirety.

Record Date; Shares Entitled to Vote; Quorum

Only stockholders of record as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. For the ten days ending the day prior to the Special Meeting, a list of stockholders entitled to vote at the Special Meeting will be available to stockholders and will be available electronically at the Special Meeting. To access the list of record stockholders, stockholders should email info@landosbiopharma.com.

The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present virtually or represented by proxy, will constitute a quorum at the Special Meeting. As of the Record Date, there were 3,125,841 shares of common stock outstanding and entitled to vote at the Special Meeting, meaning that 1,562,921 shares of common stock must be represented virtually or by proxy at the Special Meeting to have a quorum. In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies to approve the proposal to adopt the Merger Agreement.

Vote Required; Abstentions and Broker Non-Votes

The affirmative vote of the holders of a majority of the shares of common stock that are issued and outstanding as of the Record Date is required to adopt the Merger Agreement. As of the Record Date,     shares constitute a majority of the outstanding shares of common stock. Adoption of the Merger Agreement by stockholders is a condition to the Closing.

Approval of the Adjournment Proposal requires either (i) if a quorum is present, the affirmative vote of the majority of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the Special Meeting and entitled to vote generally on the subject matter or (ii) if a quorum is not present, the vote of the holders of a majority of the shares represented at the Special Meeting. Assuming the Special Meeting is held solely by means of remote communication, as it is currently scheduled to be, no shares will be present in person at the Special Meeting, and only shares present virtually or represented by proxy at the Special Meeting will be able to be voted.

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” the proposal to adopt the Merger Agreement and the Adjournment Proposal. However, abstentions are counted for purposes of determining whether a quorum is present at the Special Meeting. As a result, an abstention of any of the aforementioned proposals will be counted for purposes of determining the presence or absence of a quorum, but will count as a vote “AGAINST” such proposal.

A “broker non-vote” generally occurs when a bank, broker or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote the shares. We do not expect any “broker non-votes” at the Special Meeting, but if there are any, they will be counted for the purpose of determining whether a quorum is present. If there are “broker non-votes,” each broker non-vote will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement, but any such “broker non-votes” will have no effect on the Adjournment Proposal.

Shares Held by Landos’ Directors and Executive Officers

As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, no shares of common stock, representing 0.0% of the shares of common stock outstanding on the Record Date (and approximately 5.0% of the shares of common stock outstanding when taking into account shares of common stock issuable pursuant to Landos Options and Landos RSUs held, in the aggregate, by our directors and executive officers and which are exercisable as of April 25, 2024).

Our directors and executive officers have informed us that they currently intend to vote all of their respective shares of common stock (i) “FOR” the adoption of the Merger Agreement and (ii) “FOR” the approval of the Adjournment Proposal.

Voting of Proxies

If, at the close of business on the Record Date, your shares are registered in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., on the Record Date, you may cause your shares to be voted by returning a signed and dated proxy card in the accompanying prepaid envelope, or you may vote virtually at the Special Meeting. Additionally, you may grant a proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the Internet or by telephone. Based on your proxy card or Internet and telephone proxies, the proxy holders will vote your shares according to your directions.

If your Landos shares are registered in your name and you plan to attend the Special Meeting and wish to vote virtually, you will need to enter the 16-digit Control Number found next to the label “Control Number” on your proxy card voting instruction form, or in the email sending you the proxy statement. If you attend the Special Meeting, and vote virtually, your vote will revoke any previously submitted proxy. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the Special Meeting virtually.

Voting instructions are included on your proxy card. All shares represented by properly signed and dated proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted (i) “FOR” the adoption of the Merger Agreement and (ii) “FOR” the approval of the Adjournment Proposal.

If, at the close of business on the Record Date, your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee or attending the Special Meeting and voting virtually with a “legal proxy” from your bank, broker or other nominee. If such a service is provided, you may vote over the Internet or telephone through your bank, broker or other nominee by following the instructions on the voting form provided by your bank, broker or other nominee. If you do not return your bank’s, broker’s or other nominee’s voting form, do not vote via the Internet or telephone through your bank, broker or other nominee, if possible, or do not attend the Special Meeting and vote virtually with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the proposal to adopt the Merger Agreement but will not have any effect on the Adjournment Proposal.

Revocability of Proxies

If you are a stockholder of record entitled to vote at the Special Meeting, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to our Corporate Secretary at Landos Biopharma, Inc., P.O. Box 11239, Blacksburg, Virginia 24062, by 11:59 p.m. Eastern Time on May 22, 2024; or

•

attending the Special Meeting and voting virtually. Attending the Special Meeting virtually will not in and of itself revoke a previously submitted proxy. You must specifically vote at the virtual Special Meeting in order for your previous proxy to be revoked.

If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote virtually at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Adjournments and Recess

Although it is not currently expected, the Special Meeting may be adjourned or recessed to a later date or dates, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement or if a quorum is not present at the Special Meeting. Other than an announcement to be made at the Special Meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without notice. Any adjournment or recess of the Special Meeting for the purpose of soliciting additional proxies will allow the stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or recessed.

Board of Directors’ Recommendation

The Board of Directors, after considering various factors described under the caption, “The Merger —Recommendation of the Board of Directors and Reasons for Recommendation of the Merger,” has unanimously (a) determined that the Transactions, including the Merger, are advisable and fair to, and in the best interests of, Landos and its stockholders; (b) authorized and approved the execution, delivery, and performance of the Merger Agreement, the CVR Agreement and the Voting Agreement by Landos and approved the Merger; (c) recommended the adoption of the Merger Agreement by Landos’ stockholders and (d) directed that the Merger Agreement be submitted for consideration by Landos’ stockholders at the Special Meeting.

Accordingly, the Board of Directors unanimously recommends, on behalf of Landos, that you vote (i) “FOR” the adoption of the Merger Agreement and (ii) “FOR” the approval of the Adjournment Proposal.

Solicitation of Proxies

The expense of soliciting proxies will be borne by Landos. We have retained MacKenzie Partners, Inc. (“Proxy Solicitor”), a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $9,500 plus expenses. We will also indemnify Proxy Solicitor against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.

Anticipated Date of Completion of the Merger

Assuming timely satisfaction of necessary closing conditions, including obtaining the Required Company Stockholder Vote, Landos is currently targeting to consummate the Merger in the first half of 2024, although Landos cannot assure completion by any particular date, if at all. Since the Merger is subject to a number of conditions, the exact timing of the Merger cannot be determined at this time.

Appraisal Rights

If the Merger is consummated, Landos stockholders (including beneficial owners of shares of capital stock) who (1) do not vote in favor of the adoption of the Merger Agreement; (2) continuously hold their shares through the Effective Time; (3) properly perfect appraisal of their shares; (4) meet certain other conditions and statutory requirements described in this proxy statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL if certain conditions set forth in Section 262(g) of the DGCL are satisfied. This means that such persons will be entitled to seek appraisal of their shares by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Landos common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the Merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the Surviving Corporation makes a voluntary cash payment to each person entitled to appraisal, interest will accrue thereafter only upon the sum of (x) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (y) interest theretofore accrued, unless paid at that time). The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Persons considering seeking appraisal should be aware that the fair value of shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares.

To exercise appraisal rights, the stockholder of record or a beneficial owner must (1) submit a written demand for appraisal to Landos before the vote is taken on the proposal to adopt the Merger Agreement; (2) not vote, in person by attending via live audio webcast or by proxy, in favor of the proposal to adopt the Merger Agreement; (3) continue to hold of record or own beneficially the subject shares of Landos common stock through the Effective Time; and (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware

Court of Chancery will dismiss appraisal proceedings in respect of Landos unless certain conditions are satisfied by the persons seeking appraisal. The requirements under Section 262 of the DGCL for exercising appraisal rights are described in further detail in this proxy statement, which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL is accessible, without subscription or cost, at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In the event of any inconsistency between the information contained in this summary, this proxy statement, or any of the documents incorporated herein or therein by reference, and the actual text of Section 262 of the DGCL, the actual text of Section 262 of the DGCL controls. If you hold your shares of Landos common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee.

Delisting and Deregistration of Landos Common Stock

If the Merger is completed, the shares of Landos’ common stock will be delisted from Nasdaq and deregistered under the Exchange Act, and shares of Landos’ common stock will no longer be publicly traded. As such, Landos will no longer file periodic reports with the SEC on account of Landos’ common stock.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 23, 2024

The proxy statement is available on the investor relations page of our website at https://ir.landosbiopharma.com.

Questions and Additional Information

If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

(212) 929-5500 (Call Collect)

Or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

THE MERGER

This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this document contains important information about the Merger and how it affects you.

Parties Involved in the Merger

Landos Biopharma, Inc.

Landos is a clinical-stage biopharmaceutical company focused on the development of novel, oral, once-daily therapeutics for patients with certain immunology diseases. Landos’ core expertise is the development of compounds that target novel pathways at the interface of immunity and metabolism. Based on Landos’ understanding of the role that cellular metabolic pathways have on modulating inflammatory responses, Landos aims to inhibit these inflammatory responses by changing the metabolic processes in target cells. Landos believes the therapeutics Landos develops, if approved, could have a significant positive impact on the quality of life of patients suffering from immunology diseases. Landos’ common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “LABP.” Landos’ current focus and lead product candidate is NX-13, a novel, oral, gut-selective, NLRX1 agonist in development as a once-daily, oral treatment for ulcerative colitis and Crohn’s disease that targets NLRX1, a mitochondria-associated receptor that has been associated with the modulation of inflammatory cytokines for ulcerative colitis and Crohn’s disease. NX-13 is designed to target NLRX1 and induce anti-inflammatory effects in CD4+ T cells as well as other cells in the gastrointestinal tract. Landos’ common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “LABP.” Landos’ executive officers and employees work remotely in a “virtual office” setting. Landos’ mailing address is P.O. Box 11239, Blacksburg, VA 24062 and its telephone number is (540) 218-2232.

AbbVie Inc.

AbbVie is a global, diversified research-based biopharmaceutical company positioned for success with a comprehensive product portfolio that has leadership positions across immunology, oncology, aesthetics, neuroscience and eye care. AbbVie uses its expertise, dedicated people and unique approach to innovation to develop and market advanced therapies that address some of the world’s most complex and serious diseases. AbbVie’s portfolio of products includes immunology products, oncology products, aesthetics products, neuroscience products, eye care products and other key products. AbbVie was incorporated in State of Delaware on April 10, 2012. AbbVie’s common stock is listed and traded on the NYSE under the symbol “ABBV.” AbbVie’s principal executive offices are located at 1 North Waukegan Road, North Chicago, Illinois 60064-6400, and its telephone number is (847) 932-7900.

Bespin Subsidiary, LLC

Parent is a Delaware limited liability company and a wholly owned subsidiary of AbbVie and was formed on March 15, 2024, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Parent has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. The principal executive offices of Parent are located at 1 North Waukegan Road, North Chicago, Illinois 60064-6400, and its telephone number is (847) 932-7900.

Bespin Merger Sub, Inc.

Merger Sub is a Delaware corporation and a wholly owned subsidiary of Parent and was formed on March 15, 2024, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon the completion of the Merger, Merger Sub will cease to exist and Landos will continue as the Surviving Corporation. The principal executive offices of Merger Sub are located at 1 North Waukegan Road, North Chicago, Illinois 60064-6400, and its telephone number is (847) 932-7900.

Effect of the Merger

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Landos, with Landos continuing as the Surviving Corporation. As a result of the Merger, Landos will become an indirect wholly owned subsidiary of AbbVie, and our common stock will no longer be publicly traded and will be delisted from Nasdaq. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.

The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we and Parent may agree in writing and specify in the certificate of merger).

Effect on Landos if the Merger is Not Completed

If the Merger Agreement is not adopted by stockholders, or if the Merger is not completed for any other reason:

(i)	the stockholders will not be entitled to, nor will they receive, any payment for their respective shares of common stock pursuant to the Merger Agreement;

(ii)

(A) Landos will remain an independent public company, (B) Landos’ common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and (C) Landos will continue to file periodic reports with the SEC;

(iii)

we anticipate that (A) management will operate the business in a manner similar to that in which it is being operated today and (B) stockholders will be subject to similar types of risks and uncertainties as those to which they are currently subject, including, but not limited to, risks and uncertainties with respect Landos’ business, prospects and results of operations, as such may be affected by, among other things, the highly competitive industry in which Landos operates and economic conditions;

(iv)

the price of our common stock may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it trades as of the date of this proxy statement;

(v)

the Board of Directors will continue to evaluate and review Landos’ business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate (irrespective of these efforts, it is possible that no other transaction acceptable to the Board of Directors will be offered or that Landos’ business, prospects and results of operations will be adversely impacted); and

(vi)

under certain specified conditions, Landos will be required to pay AbbVie the Landos Termination Fee. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Effect of Termination; Termination Fees.”

Merger Consideration

At the Effective Time, each share of common stock (other than Cancelled Shares and Dissenting Shares) outstanding as of immediately prior to the Effective Time will be cancelled and automatically converted into the right to receive (A) the Closing Amount and (B) one (1) CVR, in each case, without interest thereon and subject to any withholding of taxes.

After the Merger is completed, you will have the right to receive the Closing Amount in respect of each share of common stock that you own (subject to any withholding of taxes), but you will no longer have any rights as a stockholder (except that stockholders who properly exercise their appraisal rights will have a right to receive payment of the “fair value” of their shares as determined pursuant to an appraisal proceeding, as contemplated by Delaware law). For more information, please see the section of this proxy statement captioned “—Appraisal Rights.”

Background of the Merger

The Board of Directors, together with Landos senior management and with the assistance of its outside advisors, frequently reviews Landos’ strategic and financial alternatives in light of developments in Landos’ business, the sectors in which it operates, and the economy and financial markets generally, as they, individually and together, may affect Landos’ long-term strategic goals and plans. As part of this process, members of Landos senior management have engaged from time to time in business development and strategic discussions with participants in the biopharmaceutical and healthcare industries, including AbbVie, all with the goal of enhancing value for Landos stockholders. These strategic discussions have focused on, among other things, opportunities for business combinations, licensing transactions, commercial agreements, asset acquisitions and divestitures and other financial and strategic alternatives for Landos, including continuing as a standalone company.

From time to time beginning in late 2021 and continuing until mid-2022, representatives of AbbVie engaged in initial technical assessments involving a potential license (or option to license) by Landos to AbbVie of NX-13 and other compounds targeting NLRX1. To facilitate these discussions, Landos and AbbVie entered into a bilateral confidential disclosure agreement on September 15, 2021 (the “AbbVie NDA”), which was later extended by an amendment on October 11, 2022 (“Amendment No. 1 to AbbVie NDA”) and again by an amendment on September 8, 2023 (“Amendment No. 2 to AbbVie NDA”) (together, the “AbbVie NDA Amendments”). The AbbVie NDA and AbbVie NDA Amendments did not contain a standstill provision.

In May of 2022, the discussions between the representatives of Landos and AbbVie progressed to include business terms indicative of a potential licensing transaction. In connection with these progressed discussions, Landos opened a virtual data room to AbbVie and its advisors, AbbVie engaged in due diligence of NX-13 and Landos, and AbbVie made various proposals to Landos relating to a licensing transaction in May 2022, January 2023 and July 2023. During the course of these discussions, the representatives of Landos regularly updated the Board of Directors and received direction from the Board of Directors regarding further discussion with AbbVie of the terms of a potential transaction. It was noted by the Board of Directors that following the consummation of Landos’ sale of its LANCL2 portfolio, including clinical compounds omilancor and LABP-104, as well as the preclinical LABP-111 compound, in February 2023, NX-13 comprised a substantial portion of Landos’ value as its sole clinical program and that as a result, entering into such a potential commercial transaction with AbbVie would leave Landos without a clinical program that was not subject to a licensing agreement with a third party. In August 2023, Landos and AbbVie ceased discussions of an option or licensing transaction with respect to NX-13, but agreed to stay in touch regarding a potential strategic transaction between the parties.

On September 22, 2023, AbbVie submitted to Landos a non-binding indication of interest for the acquisition of 100% of the outstanding share capital of Landos on a fully diluted basis for $122.5 million in cash at closing, subject to AbbVie’s completion of due diligence (the “September 22 Proposal”). A list of initial due diligence questions was attached to the proposal. The total equity value contemplated by the September 22 Proposal was equivalent to approximately $18.63 per share of Landos common stock at closing based on the current number of outstanding shares at that time on a fully diluted basis.

On September 25, 2023, the Board of Directors held a meeting with Mr. Oakes and representatives of Cooley LLP (“Cooley”), Landos’ outside legal counsel, present. The Board of Directors discussed the terms of the September 22 Proposal and Mr. Oakes reviewed with the Board of Directors the prior proposals received from AbbVie with respect to a potential licensing transaction. The Board of Directors also discussed the potential engagement of an investment bank to assist the Board of Directors in evaluating the September 22 Proposal. Representatives of Cooley reviewed with the Board of Directors the directors’ fiduciary duties, including in the context of a potential sale of the company. After discussion, the Board of Directors directed Mr. Oakes to reach out to investment banks with relevant experience in the life sciences sector and in M&A transactions to assist the Board of Directors in evaluating the September 22 Proposal. The Board of Directors also directed Mr. Oakes to indicate to AbbVie that the Board of Directors was not prepared to transact at the price contemplated by the September 22 Proposal, but that Landos would continue to discuss with AbbVie and respond to AbbVie’s diligence requests to determine if AbbVie would be able to propose a higher price.

Between September 27, 2023 and October 9, 2023 there were several discussions between representatives of Landos and AbbVie regarding the proposal and AbbVie’s diligence requests. During such discussions, the Landos representatives provided the Board of Directors’ message that it was not prepared to transact at the proposed price. AbbVie representatives indicated to Landos that AbbVie was still engaged and wanted to continue exploring a potential acquisition of Landos.

On October 10, 2023, the Board of Directors held a meeting with Mr. Oakes and representatives of Cooley present to discuss the engagement of a financial advisor. Representatives of Jefferies LLC (“Jefferies”) were invited to attend the meeting to discuss AbbVie’s September 22 Proposal and to allow the Board of Directors to evaluate Jefferies’ experience and capabilities relevant to a potential strategic transaction. Mr. Oakes and Mr. Garabedian reviewed their discussions with representatives of AbbVie since the September 25 meeting of the Board of Directors. Representatives of Jefferies then reviewed Jefferies’ perspectives on the current biopharmaceutical market environment and the September 22 Proposal. The Board of Directors agreed to meet later in the week to consider the engagement of Jefferies. The Board of Directors also directed Mr. Oakes to contact representatives of AbbVie to indicate that the Board of Directors would soon conclude its discussions regarding retaining a financial advisor.

On October 12, 2023, at the direction of the Board of Directors, Mr. Oakes contacted a representative of AbbVie to deliver the message directed by the Board of Directors.

On October 13, 2023, the Board of Directors held a meeting with Landos senior management and representatives of Cooley present to discuss engaging Jefferies as Landos’ financial advisor in connection with a potential strategic transaction. In considering this decision, the Board of Directors reviewed the proposed terms of an engagement letter proposed by Jefferies with respect to Jefferies’ engagement to act as Landos’ financial advisor in connection with a potential strategic transaction and a copy of Jefferies’ customary relationship disclosures regarding its relationships in the past two years with AbbVie and certain stockholders of Landos, Xontogeny, LLC and funds affiliated with Perceptive Advisors LLC, which had been provided by Jefferies at the request of the Board of Directors on October 10, 2023. The Board of Directors considered Jefferies’ qualifications, experience and reputation in the biopharmaceutical industry and in connection with strategic transactions involving public companies, and noted that Jefferies is an internationally recognized investment banking firm. After discussing the foregoing, the Board of Directors determined to engage Jefferies as its financial advisor. Later that day, Landos entered into an engagement letter with Jefferies.

On October 16, 2023, the Board of Directors held a meeting with Mr. Oakes and representatives of Cooley present to review the October Preliminary Projections (as defined in the section titled “Certain Financial Projections”) prepared by Landos senior management. The Board of Directors and Mr. Oakes discussed the various assumptions, opportunities, risks, challenges and uncertainties inherent in Landos’ business and the October Preliminary Projections, including the appropriate probabilities of success to ascribe to NX-13 with respect to ulcerative colitis and Crohn’s disease in light of the experience and expertise with drug development of members of the Board of Directors. The Board of Directors directed Landos senior management to instruct Jefferies to use the October Preliminary Projections in its preliminary financial analysis and determined to continue to discuss the various assumptions, opportunities, risks, challenges and uncertainties inherent in Landos’ business and the October Preliminary Projections in connection with any subsequent consideration of a strategic transaction.

On October 17, 2023, the Board of Directors held a meeting with Mr. Oakes and representatives of Jefferies and Cooley present. Representatives of Jefferies presented Jefferies’ preliminary financial analyses with respect to the September 22 Proposal, taking into account the October Preliminary Projections as directed by the Board of Directors. Following Jefferies’ presentation of its preliminary financial analyses, the Board of Directors engaged in further discussion with representatives of Cooley and Jefferies regarding AbbVie’s September 22 Proposal and potential responses, including indicating that the price contemplated by the September 22 Proposal did not represent a basis on which the Board of Directors would be willing to transact, proposing that AbbVie increase the up-front valuation in AbbVie’s offer and suggesting the addition of CVRs to secure potential additional value for the stockholders of Landos subject to achievement of certain future milestones. The Board of Directors then directed Jefferies to contact AbbVie to indicate that the Board of Directors was not prepared to transact at the value of the current offer and that Landos was focused on executing its standalone plan, which was fully funded through the readout of data from the ongoing Phase 2 clinical trial of NX-13.

On October 18, 2023, representatives of Jefferies contacted representatives of AbbVie to convey the Board of Directors’ feedback on the September 22 Proposal. At Jefferies’ request, the representatives of Jefferies and AbbVie agreed to arrange a meeting to discuss Landos’ pre-clinical pipeline and operating costs.

On October 26, 2023, representatives of Jefferies and a representative of AbbVie held such call to discuss AbbVie’s due diligence calls regarding Landos’ pre-clinical pipeline and operating costs and to facilitate arrangement of follow-up due diligence calls regarding the same.

Also on October 26, 2023, Landos and AbbVie entered into an amendment to the AbbVie NDA, which included an extension of the term of the AbbVie NDA and a standstill provision (with customary exclusions, including a fall-away provision).

On November 3, 2023, AbbVie submitted to Landos a revised non-binding indication of interest for the acquisition of 100% of the outstanding share capital of Landos on a fully diluted basis for $122.5 million in cash at closing plus one CVR per share of Landos common stock representing the right to receive an aggregate contingent payment of $75 million, payable upon initiation of the first dosing of the first human subject, prior to December 31, 2028, in a Phase 3 registrational trial for a product containing NX-13 for ulcerative colitis (the “November 3 Proposal”). The total equity value contemplated by the November 3 Proposal was equivalent to approximately $18.63 per share of Landos common stock at closing and approximately $11.09 per share of Landos common stock with respect to the nominal value of the CVR based on the total number of outstanding shares at that time on a fully diluted basis. The November 3 Proposal stipulated that the direction of the research, development, clinical trial process and regulatory approval for such a product would be in AbbVie’s sole discretion.

Later that day, representatives of Jefferies and a representative of AbbVie held a call to discuss the November 3 Proposal, during which call the AbbVie representative indicated that he would need to hear back quickly in order to continue to devote resources to evaluating the potential transaction.

On November 6, 2023, the Board of Directors met with Mr. Oakes and representatives of Jefferies and Cooley present to discuss the November 3 Proposal. Representatives from Jefferies reviewed the November 3 Proposal, including Jefferies’ preliminary financial analyses with respect to the November 3 Proposal, taking into account the October Preliminary Projections, and informed the Board of Directors that AbbVie had indicated that it would need to hear back quickly in order to continue to devote resources to evaluating the potential transaction. The Board of Directors discussed potential responses to AbbVie and Landos’ outlook as a standalone company in the absence of a strategic transaction. After discussion, as part of the negotiations, the Board of Directors directed Jefferies to indicate to AbbVie that the upfront price per share would need to be comfortably above $20.00 per share for the Board of Directors to consider a potential transaction at that time. The Board of Directors also directed Jefferies to advocate for a commitment by AbbVie to use commercially reasonable efforts to achieve the milestone under the CVR, a longer timeline for achieving the milestone under the CVR and an expansion of the milestone trigger under the CVR to include a Phase 3 clinical trial for Crohn’s disease, in addition to such a trial for ulcerative colitis. The next day representatives of Jefferies relayed the Board’s message to representatives of AbbVie.

On November 13, 2023, a representative of AbbVie reached out to a representative of Jefferies to indicate that AbbVie would be willing to increase the total aggregate up-front payment to $137.5 million and extend the expiration date of the Milestone by three months to March 31, 2029 (the “November 13 Proposal”). A representative of AbbVie indicated that the terms of the November 13 proposal were otherwise the same as the terms of the November 3 Proposal. The total equity value contemplated by the November 13 Proposal was equivalent to approximately $20.85 per share of Landos common stock at closing and approximately $11.38 per share of Landos common stock with respect to the nominal value of the CVR based on the total number of outstanding shares at that time on a fully diluted basis. The representative of AbbVie indicated that this proposal would be confirmed in writing via delivery of draft transaction documents later that week and that AbbVie desired to finalize all transaction documents by November 30, 2023 to be in a position to publicly announce a transaction by early December 2023.

Later that day, the Board of Directors met with Mr. Oakes and representatives of Jefferies and Cooley present. Mr. Oakes and the representatives of Jefferies and Cooley reviewed the updates reflected in the November 13 Proposal, including Jefferies’ preliminary financial analyses with respect to the November 13 Proposal, taking into account the October Preliminary Projections, and AbbVie’s proposed timeline to signing transaction documents and announcing a transaction. The Board of Directors discussed the November 13 Proposal and the potential benefits and risks of outreach to additional potential acquirers with the November 13 Proposal in-hand, and whether any third parties could reasonably be expected to have both financial ability and strategic interest in a potential transaction with Landos at this time, including third parties that from time to time had previously expressed interest in Landos’ business. The Board of Directors noted that Landos had regularly engaged in discussions with large pharmaceutical companies in the ordinary course and had gauged the interest of many of these companies in a potential strategic transaction with Landos in the preceding months, and discussed that such companies had generally indicated that they would not be interested in a potential strategic transaction with Landos until after top-line results from the Phase 2 trial for NX-13 became available. The Board of Directors further discussed that AbbVie had already conducted significant diligence and that other potential acquirors would require significant time in order to conduct diligence and potentially formulate a proposal if they were interested in doing so. The Board of Directors discussed that such a delay might risk AbbVie’s interest in acquiring Landos on the currently proposed terms or at all in light of AbbVie’s prior indications regarding timing and that it would need to hear back quickly in order to continue to devote resources to evaluating the potential transaction. Following this discussion, the Board of Directors determined not to conduct outreach to third parties regarding a potential acquisition of Landos at that time.

On November 14, 2023, a representative of AbbVie sent representatives of Jefferies an email attaching initial drafts of the Merger Agreement and CVR Agreement, noting that these agreements reflected AbbVie’s “best-and-final offer” regarding up-front price and CVR value and reiterating AbbVie’s desire to be ready to finalize transaction agreements by November 30, 2023. The draft Merger Agreement proposed, among other things, structuring the transaction as a one-step merger to be approved at a special meeting of Landos’ stockholders and a termination fee payable by Landos equal to $8,500,000, or approximately 4.0% of the total transaction value. The draft CVR Agreement generally reflected the terms of the November 13 Proposal, including that there was no obligation for AbbVie to use commercially reasonable efforts to achieve the CVR milestone.

On November 18, 2023, following discussions between representatives of Cooley and members of the Board of Directors, Cooley sent revised drafts of the Merger Agreement and CVR Agreement to AbbVie’s outside legal counsel at Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul Weiss”). The draft Merger Agreement proposed, among other things, structuring the transaction as a tender offer followed by a second-step merger and a termination fee payable by Landos equal to 2.75% of the total transaction value. The draft of the CVR Agreement included, among other things, an obligation for AbbVie to use commercially reasonable efforts to achieve the CVR milestone.

Later on November 18, 2023, a representative of Paul Weiss called a representative of Cooley to review AbbVie’s initial feedback to the markups of the Merger Agreement and CVR Agreement sent by Cooley earlier that day.

On November 19, 2023, representatives of Jefferies, Mr. Oakes and a representative of AbbVie held a call to review AbbVie’s initial feedback to the markups of the Merger Agreement and CVR Agreement sent by Cooley the prior day.

On November 20, 2023, the Board of Directors met with Mr. Oakes and representatives of Jefferies and Cooley present. The representatives of Jefferies reviewed its preliminary financial analyses of the November 13 Proposal, taking into account the October Preliminary Projections, which Jefferies had previously presented at the November 13 meeting of the Board of Directors. The Board of Directors continued its discussion from the October 16 and October 17 meetings of the various assumptions, opportunities, risks, challenges and uncertainties inherent in Landos’ business and the October Preliminary Projections and discussed certain changes to the October Preliminary Projections, including the appropriate probabilities of success to ascribe to NX-13 for treatment of ulcerative colitis and Crohn’s disease based on review of certain market and empirical data with respect to the probability of success to FDA approval for drug candidates in the ulcerative colitis and Crohn’s disease indications, applicable scientific literature and the experience and expertise with drug development of members of the Board of Directors, as further described in the section titled “Certain Financial Projections”. After discussion, the Board of Directors directed Jefferies to use the Management Projections (as defined in the section titled “Certain Financial Projections”) in subsequent financial analyses. Mr. Oakes and the representatives of Cooley updated the Board of Directors on the current progress of diligence and the negotiations of the terms of the draft Merger Agreement and CVR Agreement, including the initial feedback received during the November 18 and November 19 discussions. After discussion, the Board of Directors determined that the terms of the November 13 Proposal represented a basis on which Landos and its advisors should continue to engage in discussions with AbbVie regarding the potential transaction, and gave direction to Cooley for continuing to negotiate the transaction terms and responding to the initial feedback provided by AbbVie and Paul Weiss on Cooley’s markups of the draft transaction agreements. From this time until the entry into the Merger Agreement and finalization of the CVR Agreement, representatives of Cooley continued to negotiate the terms of the draft agreements on behalf of Landos based on the direction of the Board of Directors.

On November 27, 2023, the Board of Directors met with Mr. Oakes and representatives of Jefferies and Cooley. Mr. Oakes and the representatives of Cooley reviewed the status of the negotiation of the draft transaction agreements and AbbVie’s due diligence. Representatives of Jefferies reviewed a revised preliminary financial analysis of the November 13 Proposal, which took into account the Management Projections (as defined in the section titled “Certain Financial Projections”) as directed by the Board of Directors. Representatives of Cooley then reviewed the terms that remained under negotiation in the draft transaction agreements and the Board of Directors gave direction based on this discussion. Mr. Oakes and representatives of Cooley reviewed the status of AbbVie’s due diligence, indicating that AbbVie had requested to schedule due diligence calls.

Beginning on December 4, 2023, representatives of Landos and Cooley and certain former employees of Landos conducted due diligence calls with representatives of AbbVie and Paul Weiss and responded to supplemental diligence requests from AbbVie. Landos continued to engage in due diligence calls at AbbVie’s request and respond to AbbVie’s supplemental diligence requests until shortly prior to the entry into the Merger Agreement and finalization of the CVR Agreement.

On December 6, 2023, Paul Weiss sent Cooley an initial draft of a Voting Agreement. Cooley sent to Paul Weiss revisions to the Voting Agreement on December 7, 2023, and followed up on December 11, 2023 with an incremental draft of the Voting Agreement reflecting comments from Xontogeny, LLC and Perceptive Advisors LLC. Representatives of Cooley and such stockholders negotiated the terms of such Voting Agreement, including with respect to, among other things, the termination provisions applicable to the Voting Agreement, the ability of the Landos stockholders signatory thereto to transfer their shares of Landos stock to their respective affiliates and the scope of the obligations of Xontogeny, LLC and Perceptive Advisors LLC to vote their shares in favor of the adoption of the Merger Agreement.

On December 20, 2023, a representative of AbbVie indicated to Mr. Oakes that AbbVie’s due diligence process remained ongoing and that, in light of the upcoming holidays, AbbVie would intend to resume its due diligence process during January 2024.

On December 21, 2023, the Board of Directors met with Mr. Oakes and representatives of Cooley present. Mr. Oakes and the representatives of Cooley reviewed the status of the negotiation of the transaction documents and AbbVie’s due diligence process, noting that while AbbVie remained engaged, AbbVie continued to make additional due diligence requests and indicated that its completion of due diligence remained the primary outstanding item from its perspective. The Board of Directors directed Landos senior management and advisors to continue to respond to AbbVie’s due diligence requests.

From January 9, 2024 to February 1, 2024, both in person at the JP Morgan Healthcare Conference and telephonically shortly thereafter, members of Landos senior management held meetings with representatives of five companies in the biopharmaceutical and healthcare industries, as Landos has done from time to time in the ordinary course of business. The representatives of each of these companies indicated that such companies would not be interested in a potential strategic transaction with Landos until after top-line results from the Phase 2 trial for NX-13 became available. Mr. Oakes updated the Board of Directors regarding these meetings.

During January 2024 to mid-March 2024, AbbVie continued to make supplemental due diligence requests, conduct diligence calls with Landos and its representatives, and engage in confirmatory due diligence of Landos.

On March 14, 2024, representatives of AbbVie called Mr. Oakes to inform him that AbbVie had completed its due diligence and was prepared to enter into the transaction agreements as soon as possible.

On March 17, 2024, the Board of Directors held a meeting with Landos senior management and representatives of Jefferies and Cooley present. Mr. Oakes reviewed the recent discussions with AbbVie. Representatives from Cooley reviewed the fiduciary duties of the directors, including in the context of a potential sale of the company. Representatives from Cooley then reviewed drafts of the Merger Agreement, CVR Agreement and Voting Agreement that reflected the negotiation of the terms of the agreements by Landos and its advisors as directed by the Board of Directors, noting that the total equity value proposed by AbbVie for the transaction would result in a value of $20.42 per share of Landos common stock at closing and $11.14 per share of Landos common stock with respect to the nominal value of the CVR based on the number of outstanding shares at that time on a fully diluted basis, which number of outstanding shares had increased slightly in the ordinary course in the approximately four months following the November 13 Proposal. Following discussion, the Board of Directors directed Landos senior management and the legal and financial advisors to finalize the terms of the transaction agreements for consideration by the Board of Directors.

From March 17, 2024 through March 22, 2024, Paul Weiss and Cooley worked to finalize drafts of the Merger Agreement, Landos disclosure schedules to the Merger Agreement, CVR Agreement and Voting Agreement.

On March 24, 2024, the Board of Directors held a meeting with Landos senior management and representatives of Jefferies and Cooley present. Representatives of Cooley reviewed the fiduciary duties of the directors, including in the context of a potential sale of the company. The Board of Directors also reviewed the Management Projections and approved them for use in Jefferies’ financial analysis. Representatives of Jefferies then reviewed its financial analysis of the Merger Consideration and rendered Jefferies’ oral opinion (which was subsequently confirmed in writing) to the Board of Directors to the effect that, as of the date of such opinion and based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in its opinion, the Merger Consideration to be received by the holders of shares (other than Parent, Merger Sub and their respective affiliates) pursuant to the Merger Agreement is fair, from a financial point of view, to such holders. For more information about Jefferies’ opinion, see below under the captions “The Merger—Opinion of Landos’ Financial Advisor”. The Board of Directors also considered updates to the customary relationship disclosures previously provided by Jefferies regarding its relationships in the past two years with AbbVie and certain stockholders of Landos, Xontogeny, LLC and funds affiliated with Perceptive Advisors LLC, which updates to the customary relationship disclosures Jefferies provided on March 15. Representatives of Cooley reviewed with the Board of Directors the terms of the proposed final Merger Agreement, CVR Agreement and Voting Agreement. For more information concerning the terms of the agreements, see the section titled “Proposal 1: Adoption of the Merger Agreement.” Following discussion among the directors, after careful consideration, and taking into account the factors described in the section titled “The Merger—Recommendation of the Board of Directors and Reasons for the Merger,” the Board of Directors unanimously (a) determined that the Transactions, including the Merger, are advisable and fair to, and in the best interests of, Landos and its stockholders; (b) authorized and approved the execution, delivery, and performance of the Merger Agreement, the CVR Agreement and the Voting Agreement by Landos and approved the Merger; (c) recommended the adoption of the Merger Agreement by Landos’ stockholders and (d) directed that the Merger Agreement be submitted for consideration by Landos’ stockholders at the Special Meeting.

Later that day, Landos and AbbVie and certain of its affiliates executed the Merger Agreement.

On March 25, 2024, Landos and AbbVie issued a joint press release announcing the execution of the Merger Agreement.

Recommendation of the Board of Directors and Reasons for Recommendation of the Merger

Recommendation of the Board of Directors

The Board of Directors has unanimously (a) determined that the Transactions, including the Merger, are advisable and fair to, and in the best interests of, Landos and its stockholders; (b) authorized and approved the execution, delivery, and performance of the Merger Agreement, the CVR Agreement and the Voting Agreement by Landos and approved the Merger; (c) recommended the adoption of the Merger Agreement by Landos’ stockholders and (d) directed that the Merger Agreement be submitted for consideration by Landos’ stockholders at the Special Meeting.

The Board of Directors unanimously recommends, on behalf of Landos, that you vote (i) “FOR” the adoption the Merger Agreement and (ii) “FOR” the approval of the Adjournment Proposal.

Reasons for Recommendation of the Merger

In the course of reaching its determination and recommendation, the Board of Directors consulted with Landos management, its legal counsel, Cooley, and its financial advisor, Jefferies. The Board of Directors considered a number of factors, including the below non-exhaustive list of material reasons (which are not listed in order of relative importance), and has unanimously (a) determined that the Transactions, including the Merger are advisable and fair to, and in the best interests of, Landos and its stockholders; (b) authorized and approved the execution, delivery, and performance of the Merger Agreement and any applicable ancillary agreements by Landos and unanimously approved the Merger; and (c) recommended the adoption of the Merger Agreement by the holders of Landos common stock and directed that the Merger Agreement be submitted for adoption by Landos’ stockholders at the Special Meeting:

•

Compelling Premium. The fact that the upfront cash consideration of $20.42 per share represented a compelling premium to historical market prices for the shares of Landos common stock, including that such upfront portion of the Merger Consideration constituted a premium of:

○	approximately 161% to the closing price of Landos’ common stock of $7.83 per share on March 22, 2024, the last full trading day prior to the announcement of the Merger;

○

approximately 225% to the 30-day trading period volume weighted average price as of on March 22, 2024, the last full trading day prior to the announcement of the Merger (“VWAP”) of shares of Landos common stock;

○	approximately 275% to the 60-day trading period VWAP of shares of Landos common stock;

○	approximately 308% to the 90-day trading period VWAP of shares of Landos common stock; and

○	approximately 346% to the 180-day trading period VWAP of shares of Landos common stock;

•

Certainty of Value. The fact that the upfront cash consideration (representing a substantial portion of the overall Merger Consideration) would offer immediate liquidity and certainty of value to Landos’ stockholders. The Board of Directors believed this certainty of value was compelling, especially when viewed against the risks and uncertainties of continuing as a standalone company as described below;

•

CVR Consideration; Opportunity to Realize Additional Value. The fact that, in addition to the upfront cash consideration, Landos’ stockholders will receive one CVR per share of Landos common stock outstanding as of immediately prior to the Effective Time (other than Cancelled Shares and Dissenting Shares), which provides Landos’ stockholders an opportunity to realize additional value of $11.14 per share in cash, without interest thereon and subject to any withholding of taxes, to the extent that the Milestone set forth in the CVR Agreement is achieved within the time period described therein, including the following related factors:

○

the business reputation and capabilities of AbbVie, including AbbVie’s track record of successfully completing merger and acquisition transactions and its ability to successfully drive commercial value through effective drug candidate and product life-cycle management; and

○

the fact that in addition to the upfront cash consideration, the CVR would result in an even higher premium to recent and historical trading prices than those described above being paid to holders of shares of Landos common stock;

•

Highest Offer. The Board of Directors’ belief that (a) as a result of an active negotiating process over the course of several months that resulted in an increase to the aggregate Merger Consideration from AbbVie’s initial offer (as more fully described above under the section of this proxy statement captioned “The Merger—Background of the Merger”), Landos had obtained AbbVie’s best offer, (b) there was substantial risk of losing AbbVie’s final upfront cash consideration offer of $20.42 per share plus one CVR per share (other than Cancelled Shares and Dissenting Shares), in each case, without interest thereon and subject to any withholding of taxes, if Landos continued to pursue a higher price and (c) based on the conversations and negotiations with AbbVie and historical conversations with other potential acquirors (as more fully described above under the section of this proxy statement captioned “The Merger—Background of the Merger”), as of the date of the Merger Agreement, the upfront cash consideration offer of $20.42 per share plus one CVR per share (other than Cancelled Shares and Dissenting Shares), in each case, without interest thereon and subject to any withholding of taxes, represented the highest price reasonably obtainable by Landos under the circumstances;

•

Drug Candidate Development and Regulatory Risks. The risks inherent in the research, development and commercialization of NX-13, the risks related to conducting and compiling data from clinical trials, the risks related to seeking approval for marketing from the U.S. Food and Drug Administration (“FDA”) and other regulatory authorities (including any potential conditions or contingencies of such approvals) and other factors affecting the revenues and profitability of biopharmaceutical products generally;

•

Potential Strategic Alternatives. The Board of Directors’ belief that none of the possible alternatives to the Merger (including the possibility of continuing to operate Landos as an independent company without a significant capital raise, pursuing a different strategic transaction or pursuing a significant capital raise, and the desirability and perceived risks of those alternatives, as well as the potential benefits and risks to Landos’ stockholders of those alternatives, and the timing and likelihood of effecting such alternatives) was reasonably likely to present superior opportunities for Landos to create greater value for its stockholders, taking into account execution risks as well as business, competitive, financial, industry, legal, market and regulatory considerations;

•

Speed and High Degree of Certainty of Closing. The high degree of certainty that the Closing would be achieved in a timely manner under the terms of the Merger Agreement, including as a result of the following:

○	the financial strength of AbbVie and its ability to fund the Merger Consideration with cash on hand;

○	the conditions to the consummation of the Merger set forth in the Merger Agreement being specific and limited;

○	the absence of any financing condition in the Merger Agreement;

○

the commitment made by each of Parent and Landos to use its respective reasonable best efforts to take all actions to consummate the Merger, including to obtain all necessary regulatory approvals (including actions or nonactions, waivers, consents, clearances, decisions, declarations, approvals and, expirations, or terminations of waiting periods from governmental bodies), including under any antitrust or foreign direct investment law, and to obtain any required third party consents (see below under the caption “Proposal 1: Adoption of the Merger Agreement” for more information); and

○

that stockholders holding, in the aggregate, approximately 57.6% of the voting power of the shares outstanding as of March 22, 2024, entered into a Voting Agreement providing that, among other things, each such stockholder will, subject to certain exceptions (including in the case that the Merger Agreement is validly terminated by Landos to accept a Superior Proposal or the Board of Directors makes a Change in Recommendation), vote its shares in favor of the adoption of the Merger Agreement and approval of the Merger at the Special Meeting and, subject to certain exceptions, not transfer any of the shares that are subject to the Voting Agreement;

•

Opinion of Landos’ Financial Advisor. The oral opinion of Jefferies rendered to the Board of Directors on March 24, 2024, subsequently confirmed by delivery of a written opinion dated March 24, 2024, to the effect that, as of such opinion and based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in its opinion, the Merger Consideration to be received by the holders of shares (other than Parent, Merger Sub and any of their respective affiliates) was fair, from a financial point of view, to such holders, as more fully described below under the section of this proxy statement captioned “The Merger–Opinion of Landos’ Financial Advisor,” which full text of the written opinion is attached as Annex C to this proxy statement and is incorporated by reference in this proxy statement in its entirety;

•	Additional Transaction Terms. The additional terms of the Merger Agreement and the related agreements, including:

○

Landos’ right, subject to certain conditions, to respond to and negotiate unsolicited acquisition proposals that are made on or after March 24, 2024 and prior to the time Merger is adopted by Landos’ stockholders, as more fully described in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement”;

○

Landos’ ability to terminate the Merger Agreement in order to accept a Superior Proposal, subject to certain conditions of the Merger Agreement and paying a termination fee of $7,000,000, which termination fee the Board of Directors believed is reasonable, is consistent with the amount of such fees payable in comparable transactions on a relative basis, and is not preclusive of, or a substantial impediment to, a third party making an Acquisition Proposal (as more fully described under the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement”);

○

the ability of the Board under the Merger Agreement to withdraw or modify its recommendation that Landos’ stockholders vote their shares in favor of the adoption of the Merger Agreement in certain circumstances, including in connection with an alternative transaction or positive material event or development constituting a change in circumstances;

○	Landos’ right to specific performance to prevent breaches of the Merger Agreement; and

○	the outside date of September 24, 2024 (subject to extension in certain circumstances), allowing for time that the Board of Directors believed to be sufficient to complete the Merger;

•

Risks Relating to Remaining a Standalone Company. The Board of Directors assessed Landos’ prospects for substantially increasing stockholder value as a standalone company in excess of the Merger Consideration, given the risks and uncertainties in its business. The Board of Directors considered Landos’ current business and financial plans, including the risks and uncertainties associated with achieving and executing on Landos’ business and financial plans in the short- and long-term, as well as the general risks of market conditions that could reduce the price of the shares. Among the potential risks and uncertainties identified by the Board of Directors were:

○

the challenges associated with designing and conducting future clinical trials for NX-13 or any other current or future product candidate, the outcome of which is inherently uncertain and may not support regulatory approval, as well as the status and prospects for Landos’ current pipeline of other drug candidates, and the risks inherent in the research, development, regulatory review and potential future commercialization of these drug candidates;

○	the possible failure or delays of current or future preclinical studies or clinical trials;

○	the reliance on third parties or partners, to conduct clinical trials and the risks and costs of hiring additional personnel as Landos’ pre-commercial and clinical activities increase;

○

the uncertainty of the outcomes of ongoing and planned clinical trials and the potential to not obtain regulatory approval, including the potential identification of safety-related concerns associated with the use of a drug candidate;

○

the significant risks and challenges associated with commercializing NX-13 and Landos’ other drug candidates, including product development and pre-commercial operations, the costs associated with successfully scaling commercial operations globally and the risk that Landos is unable to generate adequate product revenue;

○	the risks and costs of developing a commercial infrastructure in anticipation of obtaining marketing approval;

○

the risks inherent in obtaining regulatory approvals from regulatory authorities and adequate reimbursement from regulatory authorities and other third party payors to be able to commercialize and sell NX-13 and Landos’ other product candidates;

○

risks and potential delays relating to the manufacturing and supply of Landos’ drug candidates and future drug candidates for clinical trials and in preparation for commercialization, the risk of reliance on suppliers, including due to the failure to comply with manufacturing regulations;

○	the fact that Landos may not ever be able to achieve profitability;

○

that positive operational performance by companies with similar market capitalization to Landos in the biopharmaceutical industry has not necessarily translated into increased stockholder value for such companies;

○

the challenges faced by the biopharmaceutical industry, which could impact material growth in Landos’ core businesses, including current and potential future competition, macroeconomic trends and the fact that the industry is subject to complex regulatory and political regimes and evolving pricing environment, particularly with respect to generating revenue and profitability in light of the increasing scrutiny of pharmaceutical pricing and proposals to address the perceived high cost of pharmaceuticals;

○

the current state of the U.S. and global economies, including recent volatility in the biopharmaceutical financial markets, potential volatility resulting from escalating political tensions, and the current and potential impact in both the near term and long term on the biopharmaceutical industry and the future commercialization efforts required if any of Landos’ product candidates are approved for sale, including the numerous risks, costs and uncertainties associated with research, development and commercialization of Landos’ pipeline programs and candidates Landos may develop;

○

the challenges associated with Landos’ need for additional capital to support pivotal trials, including the difficult financing environment for biopharmaceutical companies, the uncertainty that Landos would be able to raise sufficient cash to fund its business, and the potential dilutive impact any financing would have on Landos’ stockholders;

○

the risks and uncertainties inherent in Landos’ ability to receive royalty income resulting from the commercialization and sale by third parties under its existing third-party license and collaboration agreements;

○

the various additional risks and uncertainties that are set forth in Part I, Item 1A. of Landos’ Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 21, 2024, as updated by Landos’ subsequent filings with the SEC; and

○

the risk that as a standalone company Landos would need to seek additional funding through future equity, royalty and/or debt financings or additional collaborations or strategic partnerships, and any such fundraising could have a highly dilutive effect on Landos’ existing stockholders, could require Landos to enter into restrictive covenants, might only be available on unfavorable terms or might not be available at all;

•

Availability of Appraisal. The Board of Directors also took into consideration the availability of appraisal rights under Section 262 of the DGCL to Landos’ stockholders who do not vote in favor of the adoption of the Merger Agreement and comply with all of the required procedures under Delaware law, which provides those eligible stockholders with an opportunity to have a Delaware court determine the fair value of their shares, which may be more than, less than, or the same as the amount such stockholders would have received under the Merger Agreement.

The Board of Directors also considered a number of uncertainties and risks concerning the Merger and other potentially negative reasons in determining whether to approve the Merger Agreement and the Merger, including the following (which are not listed in any relative order of importance):

•

the fact that Landos would no longer exist as an independent, publicly traded company, and stockholders would no longer participate in any future earnings or growth and would not benefit from any potential future appreciation in value of Landos, except to the extent the Milestone Payment is made pursuant to the CVR Agreement;

•	the fact that the Milestone may not be achieved at all or during the period required by the CVR Agreement for Landos’ stockholders to receive the Milestone Payment;

•

the risks and costs to Landos if the Merger does not close or is not completed in a timely manner, including the diversion of management and employee attention, and the potential effect on its ongoing clinical trials and preparation for potential regulatory approval and commercialization of its drug product candidates;

•

the restrictions on the conduct of Landos’ business prior to the consummation of the Merger, including the requirement that Landos use commercially reasonable efforts to conduct its business in the ordinary course of business as was being conducted prior to the date of the Merger Agreement, subject to specific limitations, which may delay or prevent Landos from undertaking business opportunities that may arise before the completion of the Merger and that, absent the Merger Agreement, Landos might have pursued;

•	the fact that an all-cash transaction would generally be taxable to Landos’ stockholders that are U.S. persons for U.S. federal income tax purposes;

•

the effect of the non-solicitation provisions of the Merger Agreement that restrict Landos’ ability to solicit or, subject to certain exceptions, engage in discussions or negotiations with third parties regarding a proposal to acquire Landos;

•

the fact that, upon termination of the Merger Agreement under certain specified circumstances, Landos will be required to pay a termination fee of $7,000,000, which could discourage certain alternative proposals for an acquisition of Landos within 12 months of the date of termination of the Merger Agreement or adversely affect the valuation that might be proposed by a third party;

•

the significant costs involved in connection with entering into the Merger Agreement and completing the Merger (many of which are payable whether or not the Merger is consummated) and the substantial time and effort of Landos management required to complete the Merger, which may disrupt its business operations and have a negative effect on its financial results;

•	the risk that the Merger might not be completed and the effect of the resulting public announcement of termination of the Merger Agreement on the trading price of Landos’ common stock;

•	the risk of litigation arising in respect of the transactions contemplated by the Merger Agreement;

•	the risk that any regulatory approvals could be determined to be required after the date of this proxy statement the risk that such approvals may ultimately not be obtained;

•

the fact that Landos’ directors and officers may have interests in the Merger that may be different from, or in addition to, those of Landos’ stockholders (see below under the caption “—Interests of Landos’ Directors and Executive Officers in the Merger”); and

•	the possible loss of key management or other personnel of Landos during the pendency of the Merger.

The foregoing discussion of reasons for the recommendation to adopt the Merger Agreement and approve the Merger and the transactions contemplated thereby addresses the reasons considered by the Board of Directors in consideration of its recommendation. In view of the wide variety of reasons considered by the Board of Directors in connection with its evaluation of the Merger and the complexity of these matters, the Board of Directors did not find it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific reasons considered in reaching its determination and recommendation. Rather, in considering the information and reasons described above, individual members of the Board of Directors each applied his or her own personal business judgment to the process and may have given differing weights to differing factors. The Board of Directors based its unanimous recommendation on the totality of the information available and the factors presented to and considered by it. This explanation of the Board of Directors’ reasons for the Merger and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Forward-Looking Statements.”

Certain Financial Projections

Landos does not, as a matter of course, regularly prepare long-range projections or publicly disclose forecasts or internal projections as to future performance, revenues, earnings or other results of operations due to, among other reasons, the inherent unpredictability of the underlying assumptions and projections. However, in October 2023, in connection with the Board of Directors’ review of potential strategic alternatives, Landos senior management, at the direction of the Board of Directors, prepared preliminary, draft unaudited financial projections for fiscal years 2024 through 2046 based on the best currently available estimates and good faith judgments of senior management at that time (the “October Preliminary Projections”) to assist the Board of Directors’ strategic review and evaluation of Landos’ intrinsic value as a standalone company and to inform Jefferies’ preliminary financial analyses prepared for the Board of Directors. Following that time, the Board of Directors and Landos senior management continued to discuss the various assumptions reflected in the October

Preliminary Projections. As a result of these discussions, the October Preliminary Projections were revised to reflect certain changes (as so revised, the “Management Projections”), including, among others, (i) the addition of certain unaudited financial projections associated with Landos’ pipeline assets (i.e., the Management Projections included projections with respect to LABP-73 for treatment of atopic dermatitis, asthma and eosinophilic esophagitis, with a probability of success of 3% for such indications, based on review of market and empirical data with respect to the probability of success to FDA approval for drug candidates in such indications), (ii) the addition of unaudited financial projections for fiscal years 2047 through 2049 to account for the addition of Landos’ pipeline assets to the Management Projections and the timing of Landos senior management’s anticipated loss of exclusivity applicable thereto, (iii) a reduction in the probability of success for NX-13 for treatment of ulcerative colitis (UC) from 30% to 25% based on review of certain market and empirical data and scientific literature with respect to the probability of success to FDA approval for drug candidates in the UC indication and (iv) a reduction in the probability of success for NX-13 for treatment of Crohn’s disease from 25% to 15% based on review of certain market and empirical data and scientific literature with respect to the probability of success to FDA approval for drug candidates in the Crohn’s disease indication. The Management Projections were otherwise materially the same as the October Preliminary Projections. Consistent with the view of the Board of Directors and Landos senior management that the Management Projections then reflected the best available estimates and good faith judgments as to the future financial performance of Landos on a risk adjusted basis at that time, the Board of Directors approved the Management Projections on March 24, 2024 and directed Jefferies to use the Management Projections in connection with the rendering of its fairness opinion to the Board of Directors and its related financial analyses.

The October Preliminary Projections and the Management Projections (each, the “Projections”) reflect estimates and assumptions made by Landos senior management with respect to product launch years, peak sales, loss of exclusivity, probability of success, general business, economic, competitive, regulatory and other market and financial conditions and other future events, all of which are difficult to predict and many of which are beyond Landos’ control. In particular, the Projections, while presented with numerical specificity, necessarily were based on numerous variables and assumptions that are inherently uncertain. Because the Projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year and are unlikely to anticipate each and every circumstance that could have an effect on Landos’ business and its results of operations. The Projections were developed solely using the information available to Landos senior management at the time they were created and reflect assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results or that may result in the Projections not being achieved include the ability to generate revenue for NX-13 and Landos’ pipeline assets, the ability to obtain regulatory approval for NX-13 and Landos’ pipeline assets and the effect of regulatory actions, including the impact on product launch years, the effectiveness of Landos’ commercial execution, the decisions of actual and potential third-party partners, Landos’ ability to partner and the terms of any such partnering transactions, the success of clinical testing and development, manufacturing and supply availability, patent life and other rights or exclusivity, the effect of global economic conditions and increases in regulatory oversight and other risk factors described in Landos’ annual report on Form 10-K for the fiscal year ended December 31, 2023, subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. The Projections also reflect assumptions as to certain business decisions that are subject to change. Modeling and forecasting the future in the biopharmaceutical industry, in particular, is a highly speculative endeavor.

None of Landos, AbbVie or any of their respective affiliates, advisors or other representatives makes any representation to any stockholder regarding the validity, reasonableness, accuracy or completeness of the Projections or the ultimate performance of Landos relative to the Projections. The Projections were not prepared with a view toward public disclosure or toward complying with U.S. generally accepted accounting principles (“GAAP”), the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither Landos’ independent registered public accounting firm, nor any other independent accountants, has audited, reviewed, compiled or performed any procedures with respect to the Projections or expressed any opinion or any form of assurance related thereto. The inclusion of the Projections in this proxy statement does not constitute an admission or representation of Landos that the Projections or the information contained therein is material. Except as required by applicable law, neither Landos nor any of its affiliates intends to, and each of them disclaims any obligation to, update, correct or otherwise revise the Projections if any or all of them have changed or change or otherwise have become, are or become inappropriate (even in the short term). These considerations should be taken into account if evaluating the Projections, which were prepared as of an earlier date.

The Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Landos in its public filings with the SEC. The Projections were developed by Landos senior management on a standalone basis without giving effect to the Merger or the other transactions contemplated by the Merger Agreement, and therefore the Projections do not give effect to the proposed Merger or any changes to Landos’ operations or strategy that may be implemented after the consummation of the Merger, including any costs incurred in connection with the proposed Merger. Furthermore, the Projections do not take into account the effect of any failure of the proposed Merger to be completed and should not be viewed as accurate or continuing in that context.

The Projections further reflect subjective judgment in many respects and, therefore, are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The inclusion of the Projections should not be regarded as an indication that Landos or anyone who received the Projections then considered, or now considers, the Projections to be necessarily predictive of actual future events, and this information should not be relied upon as such. Landos senior management views the Projections as being subject to inherent risks and uncertainties associated with such long-range projections.

The risk-adjusted net revenue, earnings before interest and taxes (“EBIT”) and unlevered free cash flow contained in the Projections set forth below are “non-GAAP financial measures,” which are financial performance measures that are not calculated in accordance with GAAP. Non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. The most directly comparable GAAP financial measure for risk-adjusted net revenue is revenue, the most directly comparable GAAP financial measure for EBIT is net income (loss) and the most directly comparable GAAP financial measure for unlevered free cash flow is net cash provided by (used in) operating activities. Certain SEC rules that otherwise would require a reconciliation of a non-GAAP financial measure to a GAAP financial measure in other contexts do not apply to non-GAAP financial measures provided to a Board of Directors or financial advisors in connection with a proposed business combination transaction such as the proposed Merger if the disclosure is included in a document such as this proxy statement. In addition, reconciliations of non-GAAP financial measures to a GAAP financial measure were not provided to or relied upon by the Board of Directors or Jefferies in connection with the proposed Merger. Accordingly, Landos has not provided a reconciliation of the financial measures included in the Projections to the relevant GAAP financial measures. The Projections may differ from published analyst estimates and forecasts and do not take into account any events or circumstances after the date they were prepared, including the announcement of the Merger.

In light of the foregoing factors and uncertainties inherent in the Projections, holders of shares are cautioned not to place undue, if any, reliance on the summary of the Projections set forth below. The information and tables set forth below are included solely to give Landos stockholders access to a summary of the Management Projections and, solely for informational purposes, the October Preliminary Projections that were made available to the Board of Directors and Jefferies and are not included in this proxy statement in order to influence any stockholder’s decision to vote with respect to the proposal to adopt the Merger Agreement or for any other purpose:

Management Projections

(U.S. dollars in millions)

	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036
Risk-Adjusted Net Revenue(1)	—	$3.8	—	—	$0.3	$1.2	$36.6	$98.7	$129.2	$164.5	$217.1	$280.6	$341.9
EBIT(2)	($23.0)	($20.0)	($37.8)	($57.6)	($67.4)	($81.6)	($91.1)	($23.6)	($3.5)	$29.5	$80.8	$141.4	$199.2
Unlevered Free Cash Flow(3)	($23.0)	($20.0)	($37.8)	($57.6)	($67.4)	($81.6)	($94.0)	($30.4)	($6.5)	$18.6	$55.4	$99.7	$143.3

	2037	2038	2039	2040	2041	2042	2043	2044	2045	2046	2047	2048	2049
Risk- Adjusted Net Revenue(1)	$412.7	$455.3	$496.9	$535.6	$575.8	$619.4	$660.1	$505.4	$176.4	$183.5	$62.4	$14.3	$14.0
EBIT(2)	$265.8	$307.5	$348.4	$387.6	$424.8	$464.8	$501.2	$454.1	$155.3	$161.0	$47.7	$6.8	$6.4
Unlevered Free Cash Flow(3)	$192.3	$226.4	$257.2	$286.9	$314.6	$344.1	$371.6	$356.0	$149.4	$120.0	$38.2	$9.9	$4.8

(1)

Risk-Adjusted Net Revenue includes (i) milestones and tiered low-double-digit royalties to be paid by LianBio Respiratory Limited (“LianBio”) to Landos on future net sales of NX-13 in China and select Asian markets and (ii) mid-single-digit royalties payable to Landos on future net sales of BT-11 and assumes a probability of success for NX-13 of 25% for treatment of ulcerative colitis (UC) and 15% for treatment of Crohn’s disease and a probability of success for LABP-73 of 3% for treatment of atopic dermatitis, asthma and eosinophilic esophagitis.

(2)

EBIT is a non-GAAP financial measure that is calculated as risk-adjusted net revenue less (i) U.S. cost of goods sold expense, less (ii) royalties owed, less (iii) research and development expenses, less (iv) general and administrative expenses, less (v) sales and marketing expenses.

(3)

Unlevered Free Cash Flow is a non-GAAP financial measure that is calculated as EBIT less (i) income taxes, plus (ii) depreciation and amortization, less (iii) capital expenditures, less (iv) changes in net working capital. Unlevered free cash flow did not take into account any offset to Landos’ taxes by net operating losses or Landos’ estimated cash balance. As described in the section below titled “—Opinion of Landos’ Financial Advisor,” for purposes of the discounted cash flow analysis conducted by Jefferies in connection with the delivery of its opinion, the Board of Directors instructed Jefferies to use (a) estimated federal net operating losses of $101.2 million as of December 31, 2023, and a tax rate of 25%, and (b) an estimated cash balance of $29.0 million as of March 31, 2024. Jefferies separately calculated the present value of the tax savings from Landos’ estimated usage of net operating losses and included the result in its determination of estimated implied equity values as discussed in the section below titled “—Opinion of Landos’ Financial Advisor.”

October Preliminary Projections

The October Preliminary Projections were provided to Jefferies and to the Board of Directors in October 2023 to assist the Board of Directors’ strategic review and evaluation of Landos’ intrinsic value as a standalone company as described in the section above captioned “ —Background of the Merger.” Since the October Preliminary Projections were not approved by the Board of Directors, the October Preliminary Projections are included in this proxy statement solely for informational purposes and only to contextualize the events described in the section above captioned “ —Background of Merger” during the relevant period. The Board of Directors did not rely on the October Preliminary Projections in approving the Merger Agreement and the Merger and Jefferies did not rely on the October Preliminary Projections for purposes of its analyses in connection with the delivery of the opinion described in the section below captioned “—Opinion of Landos’ Financial Advisor.”

(U.S. dollars in millions)

	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035
Risk-Adjusted Net Revenue(1)	—	$4.5	—	—	$0.3	$1.2	$43.6	$118.1	$154.9	$200.7	$274.1	$366.8
EBIT(2)	($23.0)	($22.1)	($47.0)	($73.4)	($88.7)	($104.9)	($112.4)	($29.2)	($8.1)	$34.8	$107.1	$199.1
Unlevered Free Cash Flow(3)	($23.0)	($22.1)	($47.0)	($73.4)	($88.7)	($104.9)	($115.9)	($37.4)	($11.8)	$21.6	$73.0	$140.1

	2036	2037	2038	2039	2040	2041	2042	2043	2044	2045	2046
Risk-Adjusted Net Revenue(1)	$457.8	$565.6	$628.3	$678.2	$722.5	$765.7	$811.3	$852.2	$614.2	$138.6	$134.9
EBIT(2)	$288.2	$390.8	$452.5	$499.3	$543.0	$583.4	$626.9	$664.9	$559.6	$127.3	$123.6
Unlevered Free Cash Flow(3)	$207.1	$282.4	$333.1	$369.5	$402.9	$433.2	$465.5	$494.4	$443.4	$143.0	$93.1

(1)

Risk-Adjusted Net Revenue includes (i) milestones and tiered low-double-digit royalties to be paid by LianBio to Landos on future net sales of NX-13 in China and select Asian markets and (ii) mid-single-digit royalties payable to Landos on future net sales of BT-11 and assumes a probability of success for NX-13 of 30% for treatment of ulcerative colitis (UC) and 25% for treatment of Crohn’s disease.

(2)

EBIT is a non-GAAP financial measure that is calculated as risk-adjusted net revenue less (i) U.S. cost of goods sold expense, less (ii) royalties owed, less (iii) research and development expenses, less (iv) general and administrative expenses, less (v) sales and marketing expenses.

(3)

Unlevered Free Cash Flow is a non-GAAP financial measure that is calculated as EBIT less (i) income taxes, plus (ii) depreciation and amortization, less (iii) capital expenditures, less (iv) changes in net working capital. Unlevered free cash flow did not take into account any offset to Landos’ taxes by net operating losses or Landos’ estimated cash balance.

Opinion of Landos’ Financial Advisor

Landos retained Jefferies as its financial advisor in connection with a possible sale, disposition or other business transaction involving Landos. In connection with this engagement, Landos requested that Jefferies evaluate the fairness, from a financial point of view, to holders of shares (other than Parent, Merger Sub and their respective affiliates) of the Merger Consideration to be received by such holders pursuant to the Merger Agreement. At a meeting of the Board of Directors held on March 24, 2024, Jefferies rendered its oral opinion to the Board of Directors, which was subsequently confirmed by delivery of a written opinion dated March 24, 2024, to the effect that, as of the date of such opinion and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in its opinion, the Merger Consideration to be received by the holders of shares (other than Parent, Merger Sub and their respective affiliates) was fair, from a financial point of view, to such holders.

The full text of Jefferies’ opinion, which describes the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Jefferies, is attached as Annex C to this proxy statement and is incorporated herein by reference. Landos encourages you to read the opinion carefully and in its entirety. Jefferies’ opinion was provided for the use and benefit of the Board of Directors in its consideration of the Merger. Jefferies’ opinion did not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to Landos, nor did it address the underlying business decision by Landos to engage in the Merger or the terms of the Agreements or the documents referred to therein. Jefferies’ opinion did not constitute a recommendation as to how any holder of shares should vote on the Merger or any matter related thereto. The following summary is qualified in its entirety by reference to the full text of Jefferies’ opinion.

In arriving at its opinion, Jefferies, among other things:

•	reviewed an execution version, provided to Jefferies on March 24, 2024, of the Merger Agreement and related form of the CVR Agreement attached as an exhibit thereto;

•	reviewed certain publicly available financial and other information about Landos;

•

reviewed certain information furnished to Jefferies and approved for Jefferies’ use by Landos’ management, including financial forecasts, estimates and analyses, relating to (a) the business, operations and prospects of Landos and (b) the probability of achieving the Milestone under the CVR Agreement;

•	held discussions with members of senior management of Landos concerning the matters described in the second and third bullets above;

•	reviewed the share trading price history for the shares; and

•	conducted such other financial studies, analyses and investigations as Jefferies deemed appropriate.

In Jefferies’ review and analyses and in rendering its opinion, Jefferies assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available to Jefferies by Landos or that was publicly available to Jefferies (including, without limitation, the information described above), or that was otherwise reviewed by Jefferies. Jefferies relied on assurances of the management of Landos that it was not aware of any facts or circumstances that would make any of the foregoing information incomplete, inaccurate or misleading. Jefferies did not obtain any independent evaluation or appraisal of any of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise) of, nor did Jefferies conduct a physical inspection of any of the properties or facilities of, Landos, and Jefferies was not furnished with and assumed no responsibility to obtain or conduct any such evaluations, appraisals or physical inspections. Jefferies did not evaluate and does not express any opinion as to the solvency or fair value of Landos or any other entity under any laws relating to bankruptcy, insolvency or similar matters. Jefferies’ analyses and opinion also do not consider any actual or potential arbitration, litigation, claims or possible unasserted claims, investigations or other proceedings to which Landos or any other entity is or in the future may be a party or subject.

With respect to the financial forecasts and estimates provided to and, at Landos’ direction, examined by Jefferies, Jefferies noted that projecting future results of any company is inherently subject to uncertainty. However, Jefferies was informed by Landos, and Jefferies assumed, that such financial forecasts and estimates were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Landos as to, and are an appropriate basis upon which to evaluate, the future financial performance of Landos and the other matters covered thereby (including management’s forecasts and assessments regarding the probability of achieving the Milestone under the CVR Agreement). Jefferies expressed no opinion as to Landos’ financial forecasts or estimates or the assumptions on which they were made.

Jefferies relied upon the assessments of the management of Landos as to, among other things, (a) the potential impact on Landos of market, competitive and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or affecting, the biopharmaceutical industry, and the immunology sector thereof, including with respect to the pricing of and third-party coverage and reimbursement for pharmaceutical products, (b) matters relating to the CVR Product (as defined in the CVR Agreement), the potential use and indications for such product, related technology and intellectual property and regulatory approval processes and risks, including with respect to the probability and timing for achieving the Milestone or Landos’ expected use and indications for the CVR Product, the development, clinical testing, manufacturing and commercialization of the CVR Product and related use and indications, the validity and duration of licenses and patents, and (c) Landos’ existing and future agreements and arrangements with, and ability to attract, retain and/or replace, key employees and consultants, customers, suppliers and other commercial and collaboration relationships. Jefferies assumed that there would not be any developments with respect to any such matters that would be material in any respect to Jefferies’ analyses or opinion.

Jefferies’ opinion was based on economic, monetary, regulatory, market and other conditions existing and which could be evaluated as of the date thereof. Jefferies expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting Jefferies’ opinion of which Jefferies becomes aware after the date thereof.

Jefferies made no independent investigation of, and Jefferies expressed no view or opinion as to, any legal, regulatory, accounting or tax matters affecting or relating to Landos or the Merger and Jefferies assumed the correctness in all respects material to its analyses and opinion of all legal, regulatory, accounting and tax advice given to Landos and the Board of Directors, including, without limitation, advice as to the legal, regulatory, accounting and tax consequences of the terms of, and transactions contemplated by, the Agreements. In addition, in preparing its opinion, Jefferies did not take into account any tax consequences of the transaction to any holder of shares. Jefferies assumed that the final form of the Agreements were substantially similar to the last drafts of the Agreements reviewed by Jefferies in all respects material to its analyses and opinion. Jefferies also assumed that the Merger would be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any term, condition or agreement. Jefferies also assumed that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, waivers and releases for the Merger, no delay, limitation, restriction or condition would be imposed or occur that would have an adverse effect on Landos, AbbVie or the contemplated benefits of the Merger or that otherwise would be material in any respect to Jefferies’ analyses or opinion.

Jefferies’ opinion was for the use and benefit of the Board of Directors in its consideration of the Merger, and Jefferies’ opinion did not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to Landos, nor did it address the underlying business decision by Landos to engage in the Merger or the terms of the Agreements or the documents referred to therein. Jefferies’ opinion did not constitute a recommendation as to how any holder of shares should vote on the Merger or any matter related thereto. In addition, Jefferies’ opinion did not address, the fairness to, or any other consideration of, the holders of any class of securities (including Landos’ pre-funded warrants), creditors or other constituencies of Landos, other than the holders of shares. Jefferies expressed no opinion as to the price at which shares would trade at any time. Furthermore, Jefferies did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable or to be received by any of Landos’ officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Merger Consideration to be received by holders of shares. Jefferies’ opinion was authorized by the fairness committee of Jefferies.

In connection with rendering its opinion to the Board of Directors, Jefferies performed certain financial and comparative analyses, including those described below. The following summary is not a complete description of all analyses performed and factors considered by Jefferies in connection with its opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. These analyses necessarily involved complex considerations and judgments concerning financing characteristics and other factors that could affect the public trading or other values of the companies concerned.

Jefferies believes that its analyses and the summary below must be considered as a whole and in context and that selecting portions of its analyses and factors, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Jefferies’ analyses and opinion. Jefferies did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.

The estimates of the future performance of Landos in or underlying Jefferies’ analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, Jefferies considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Landos. Estimates of the financial value of companies or businesses do not purport to be appraisals or necessarily reflect the prices at which companies, businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the implied reference ranges resulting from, any particular analysis described below are inherently subject to substantial uncertainty and should not be taken as Jefferies’ view of the actual value of Landos or its businesses or securities.

The terms of the Merger were determined through negotiations between Landos and AbbVie, and the decision by Landos to enter into the Agreements was solely that of the Board of Directors. Jefferies’ opinion and financial analyses were only one of many factors considered by the Board of Directors in its evaluation of the Merger and should not be viewed as determinative of the views of the Board of Directors or Landos’ management with respect to the Merger or the Merger Consideration.

Financial Analyses

The summary of the financial analyses described in this section is a summary of the material financial analyses reviewed with the Board of Directors and performed by Jefferies in connection with its analyses and opinion. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Jefferies’ financial analyses. The order in which the financial analyses summarized below appear does not necessarily reflect the relative importance or weight given to such analyses. The following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before March 24, 2024, and is not necessarily indicative of current or future market conditions. For purposes of the financial analyses described below, (i) the term “Upfront Merger Consideration” refers to the $20.42 per share cash amount, without interest thereon, payable in the Merger and (ii) the term “Implied Merger Consideration” refers to the Upfront Merger Consideration plus, with respect to the $11.14 per share Milestone Payment, without interest thereon, the implied present value (as of March 31, 2024) of such contingent payment based on the probability and expected timing of achieving the Milestone, per Landos’ management, and calculated using calculated using a discount rate of 15% (which was the midpoint of a selected discount rate range of 14.0% to 16.0%, based on an estimate of Landos’ weighted average cost of capital), which implied present value is equal to $3.80 per Share.

Discounted Cash Flow Analysis

Jefferies performed a discounted cash flow analysis of Landos by calculating the estimated present value of the stand-alone Unlevered Free Cash Flow, as described further in in the section of this proxy titled “ —Certain Financial Projections”, that Landos was forecasted to generate during the calendar years ending December 31, 2024 through December 31, 2049 based on the Management Projections. The present values of the Unlevered Free Cash Flow of Landos were then calculated using a selected discount rate range of 14.0% to 16.0%, based on Jefferies’ estimate of Landos’ weighted average cost of capital, to determine a range of implied enterprise values for Landos. Jefferies then added Landos’ forecasted net cash of $29 million and the present value of Landos’ net operating loss carryforwards, in each case, as of March 31, 2024 and as provided by Landos management, to calculate a range of implied equity values, and divided the result by the number of fully diluted outstanding shares to calculate a range of implied per share equity values for Landos. This analysis indicated a reference range of implied per share equity values of $14.51 to $24.90 per share, as compared to the Upfront Merger Consideration of $20.42 per share and the Implied Merger Consideration of $24.22 per share.

Certain Additional Information

Jefferies observed certain additional information that was not considered part of Jefferies’ financial analysis with respect to its opinion but was noted for informational purposes, including the following:

•	the historical trading performance of the shares during the 52-week period ended March 22, 2024 (the last trading day prior to public announcement of the Merger), which indicated low and high intraday prices for the shares during such 52-week period of $2.43 per share and $8.08 per share (adjusted for historical reverse stock split), respectively, as compared to the Upfront Merger Consideration of $20.42 per share and the Implied Merger Consideration of $24.22 per share; and

•

the publicly available stock price target for the shares of one research analyst, which indicated a stock price target $5.00 per share, as compared to the Upfront Merger Consideration of $20.42 per share and the Implied Merger Consideration of $24.22 per share.

Miscellaneous

Landos has agreed to pay Jefferies for its financial advisory services in connection with the Merger an aggregate fee based upon a percentage of the transaction value of the Merger, which fee is estimated as of the date of this proxy statement to be approximately $6.7 million, of which $1.5 million became payable upon delivery of Jefferies’ opinion to the Board, $2.95 million of which is payable contingent upon the closing of the Merger and $2.25 million of which is payable contingent upon payment of the Milestone Payment. In addition, Landos agreed to reimburse Jefferies for certain expenses, including fees and expenses of counsel, incurred in connection with Jefferies’ engagement and to indemnify Jefferies and related parties against liabilities arising out of or in connection with the services rendered and to be rendered by Jefferies under its engagement.

During the two-year period prior to the date of Jefferies’ opinion, Jefferies and its affiliates did not provide financial advisory or financing services to Landos or AbbVie for which Jefferies or its affiliates received fees. Jefferies and its affiliates may provide financial advisory and/or financing services to Landos and AbbVie and/or their respective affiliates in the future, for which services Jefferies and its affiliates would expect to receive compensation. In the ordinary course of its business, Jefferies and its affiliates may trade or hold securities or financial instruments (including loans and other obligations) of Landos and AbbVie and/or their respective affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions in those securities.

Jefferies was selected as Landos’ financial advisor in connection with the Merger because, among other things, Jefferies is an internationally recognized investment banking firm with substantial experience in mergers and acquisition transactions and based on its familiarity with Landos’ business and industry. Jefferies is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

Interests of Landos’ Directors and Executive Officers in the Merger

When considering the recommendation of the Board of Directors that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of stockholders generally, as more fully described below. The Board of Directors was aware of and considered these interests, among other matters, to the extent that they existed at the time, in reaching the determination that the terms and conditions of the Merger and the Merger Agreement were advisable, fair to and in the best interests of Landos and its stockholders, in reaching its decision to approve and adopt the Merger Agreement and in making their recommendation that the stockholders vote in favor of the adoption of the Merger Agreement. For more information, please see the below subsections of this Section captioned “The Merger—Interests of Landos’ Directors and Executive Officers in the Merger.”

Arrangements with AbbVie

As of the date of this proxy statement, none of our executive officers has entered into any agreement with AbbVie or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates. Prior to and following the Closing, however, certain of our executive officers may have discussions, and following the Closing, may enter into agreements with,

AbbVie, Parent or Merger Sub, their subsidiaries or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates.

Insurance and Indemnification of Directors and Executive Officers

Under the Merger Agreement, all rights to indemnification, advancement of expenses, and exculpation by Landos existing (the “Indemnification Obligations”) in favor of those persons who are directors or officers of Landos as of the date of the Merger Agreement or have been directors or officers of Landos in the past (collectively, the “Indemnified Persons”) for their acts and omissions occurring prior to the Effective Time, as provided in the organizational documents of Landos (as in effect as of the date of the Merger Agreement) or in any indemnification agreements between Landos and said Indemnified Persons that was made available to Parent (as in effect as of the date of the Merger Agreement) shall survive the Effective Time and shall not be amended, repealed, or otherwise modified in any manner that would adversely affect the rights thereunder of any Indemnified Person, and shall be observed and maintained by the Surviving Corporation and its subsidiaries to the fullest extent available under applicable law for a period of six (6) years from the Effective Time, and any claim made pursuant to such rights within such six (6)-year period shall continue to be subject to the Merger Agreement’s conditions and the rights provided under the Merger Agreement until disposition of such claim.

Additionally, from the Effective Time until the sixth anniversary of the Closing Date, Parent and the Surviving Corporation (together with their successors and assigns, the “Indemnifying Parties”) shall, to the fullest extent permitted under law and Landos’ organizational documents in effect as of the date of the Merger Agreement, indemnify and hold harmless each Indemnified Person in his or her capacity as an officer or director of Landos against all losses, claims, damages, liabilities, fees, expenses, judgments, or fines incurred by such Indemnified Person due to such Indemnified Person’s capacity as an officer or director of Landos in connection with any pending or threatened legal proceeding based on, arising out of, or relating to, in whole or in part, the fact that such Indemnified Person is or was a director or officer of Landos at or prior to the Effective Time and pertaining to any and all matters pending, existing, or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including any such matter arising under any claim with respect to the transactions contemplated by the Merger Agreement and the other agreements delivered pursuant thereto, including the Merger.

Without limiting the foregoing, from the Effective Time until the sixth anniversary of the Closing Date, the Indemnifying Parties shall also, to the fullest extent permitted under applicable law, advance reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) incurred by the Indemnified Persons in connection with matters for which such Indemnified Persons are eligible to be indemnified pursuant to the Merger Agreement within twenty (20) business days after receipt by Parent of a written request for such advance, subject to the execution by such Indemnified Persons of appropriate undertakings in favor of the Indemnifying Parties to repay such advanced costs and expenses if it is ultimately determined in a final and nonappealable judgment of a court of competent jurisdiction that such Indemnified Person is not entitled to be indemnified under the Merger Agreement or under applicable law or Landos’ organizational documents or indemnification agreement at the time of the Merger Agreement.

Any Indemnified Person wishing to claim indemnification under the Merger Agreement upon learning of any such legal proceeding, shall promptly notify Parent thereof in writing, but the failure to so notify shall not relieve Parent or Landos of any liability it may have to such Indemnified Person except to the extent such failure prejudices the Indemnifying Party. In the event of any legal proceeding: (i), subject to the terms and conditions of the Merger Agreement, Parent or Landos shall have the right to assume the defense thereof; (ii) the Indemnified Persons shall cooperate in the defense of any such matter if Parent or Landos elects to assume such defense, and Parent and Landos shall cooperate in the defense of any such matter if Parent or Landos elects not to assume such defense; (iii) the Indemnified Persons shall not be liable for any settlement effected without their prior written consent if Parent or Landos elects to assume such defense and Parent and Landos shall not be liable for any settlement effected without their prior written consent if Parent or Landos elects not to assume such defense; (iv) Parent and Landos shall not have any obligation hereunder to any Indemnified Person if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnified action of such Indemnified Person in the manner contemplated hereby is prohibited by applicable law; and (v) all rights to indemnification in respect of any such legal proceedings shall continue until final disposition of all such legal proceedings.

If a “tail policy” is not obtained by Landos prior to the Effective Time, from the Effective Time until the sixth anniversary of the Closing Date, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain, in effect, the existing directors’ and officers’ and fiduciary liability insurance policies maintained by Landos as of the date of the Merger Agreement for the benefit of Landos, its subsidiaries and the Indemnified Persons who are currently covered by such existing policies with respect to their acts and omissions occurring prior to the Effective Time in their capacities as directors and officers of Landos (as applicable), on terms with respect to coverage, deductibles and amounts no less favorable than the existing policy; provided that, at or prior to the Effective Time, Landos shall, unless otherwise directed by Parent in writing, through a nationally recognized insurance broker approved by Parent (such approval not to be unreasonably withheld, delayed, or conditioned) purchase a six-year “tail” policy for the existing policies effective as of the Effective Time and if an applicable “tail policy” has been obtained, it shall be deemed to satisfy all obligations to obtain and/or maintain insurance pursuant to the Merger Agreement; provided that in no event shall the Surviving Corporation be required to pay annual premiums (or premium for a “tail policy”) in excess of three hundred percent (300%) of the annual premiums currently payable by Landos with respect to such current policies, it being understood that if the annual premiums payable for such insurance coverage exceeds such amount, Parent shall be obligated to cause Landos to obtain policies with the greatest coverage available for a cost equal to such amount.

Employee Benefits

For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Employee Benefits.”

Treatment of Landos Options and Landos RSUs

As of April 10, 2024, there were 3,119,226 shares of common stock outstanding, 476,187 shares of common stock subject to outstanding Landos Options, and 254,238 shares of common stock subject to outstanding Landos RSUs and. The Landos Options held by Landos’ non-employee directors and the Landos Options and Landos RSUs held by Landos’ executive officers immediately before the Effective Time will be treated as described below.

The Merger Agreement provides that, at the Effective Time, subject to all required withholding taxes, each:

(i) Landos Option that is outstanding as of immediately prior to the Effective Time, whether or not then vested, having an exercise price per share of common stock that is less than or equal to the Closing Amount will be cancelled and converted into the right to receive (A) an amount in cash, without interest, equal to the product of (1) the excess, if any, of the Closing Amount over the exercise price per share of common stock of such Landos Option, multiplied by (2) the number of shares of common stock then subject to such Landos Option and (B) one (1) CVR per share of common stock subject to such Landos Option;

(ii) Landos Option that is outstanding as of immediately prior to the Effective Time, whether or not then vested, having an exercise price per share of common stock that is greater than the Closing Amount will be cancelled without any consideration being payable in respect thereof, and have no further force or effect; and

(iii) Landos RSU that is unvested and outstanding as of immediately prior to the Effective Time, will be cancelled and converted into the right to receive (A) an amount in cash, without interest, in respect thereof equal to the Closing Amount multiplied by the number of shares of common stock subject to such Landos RSU and (B) one (1) CVR.

For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Closing Amount—Treatment of Landos Options and Landos RSUs.”

Payments Upon Termination at or Following Change in Control

Employment Agreement with Gregory Oakes

In connection with his appointment as the Chief Executive Officer of Landos, Mr. Oakes and Landos entered into an employment agreement, effective as of June 20, 2022 (the “Oakes Agreement”). Pursuant to the terms of the Oakes Agreement, Mr. Oakes’ employment is at will and may be terminated at any time by us or Mr. Oakes.

If we terminate Mr. Oakes’ employment without “Cause,” or if Mr. Oakes terminates his employment for “Good Reason” (each, as defined in the Oakes Agreement) at any time except on or within twelve (12) months following the effective date of a Corporate Transaction, as defined in our 2019 Equity Incentive Plan (such period, the “Corporate Transaction Measurement Period”), Mr. Oakes will be eligible to receive (i) severance payments, in the form of salary continuation, in an amount equal to 12 months of his then-current base salary, (ii) payment of COBRA premiums for a period of up to 12 months, (iii) eligibility to receive a bonus for the prior calendar year if no bonus has been paid at the time of termination (the “Completed Year Bonus”); (iv) an additional payment equivalent to the pro rata portion of Mr. Oakes’ current year target bonus, prorated to reflect the partial year of service (the “Pro Rata Bonus”); (v) forgiveness of his obligation to repay the Retention Bonus (as defined in the Oakes Agreement), if applicable; and (vi) accelerated vesting of all outstanding unvested time-based equity awards that would have become vested during the 12 months following the termination date.

If we terminate Mr. Oakes’ employment without Cause or if Mr. Oakes terminates his employment for Good Reason during the Corporate Transaction Measurement Period, Mr. Oakes will be eligible to receive (i) a lump sum severance payment in an amount equal to 18 months of his then-current base salary, (ii) payment of COBRA premiums for a period of up to 18 months, (iii) eligibility for the Completed Year Bonus; (iv) the Pro Rata Bonus; (v) forgiveness of his obligation to repay the Retention Bonus, if applicable; and (vi) 100% accelerated vesting of all outstanding unvested time-based equity awards as of the termination date.

For the purposes of the Oakes Agreement, “Cause” generally means that Landos has determined in its sole discretion that Mr. Oakes has engaged in any of the following: (i) a material breach of any covenant or condition under the Oakes Agreement, the confidential information agreement between Mr. Oakes and Landos, or other similar written agreement between Landos and Mr. Oakes; (ii) any material act constituting dishonesty, fraud, immoral or disreputable conduct that is deemed by the Board of Directors in its reasonable, good faith discretion to be injurious to Landos or its reputation; (iii) any conduct which constitutes a felony under applicable law; (iv) material violation of any Landos policy or any material act of misconduct, in either case that is deemed by the Board of Directors in its reasonable, good faith discretion to be injurious to Landos or its reputation; (v) refusal to follow or implement a written clear and reasonable directive of the Board of Directors; (vi) breach of fiduciary duty; or (vii) gross negligence or gross incompetence in the performance of Mr. Oakes’s duties or failure to substantially perform such duties (other than due to disability or illness) after the expiration of fifteen (15) days without cure after written notice of such failure.

For the purposes of the Oakes Agreement, “Good Reason” generally means the occurrence of any of the following conditions without Mr. Oakes’s consent, after Mr. Oakes’s provision of written notice to Landos of the existence of such condition (which notice must be provided as described in the Oakes Agreement within thirty (30) days of the initial existence of the condition and must specify the particular condition in reasonable detail), provided that Landos has not first provided notice to Mr. Oakes of its intent to terminate Mr. Oakes’s employment: (i) a material reduction in Mr. Oakes’s duties, responsibilities or authorities, including a requirement that Mr. Oakes report to anyone other than the Board, provided, however, that neither the conversion of Landos to a subsidiary, division or unit of an acquiring entity in connection with a Corporate Transaction (as defined in the Plan) nor any change in Mr. Oakes’s reporting relationship as a result of such Corporate

Transaction will be deemed a “material reduction,” unless Mr. Oakes’s duties, responsibilities or authorities with respect to the business of Landos are materially reduced; (ii) a material (greater than 10%) reduction by Landos of Mr. Oakes’s base salary or Target Percentage (as defined in the Oakes Agreement) (except in the case of either an across-the-board reduction in salaries or Target Percentage of similarly situated employees or a temporary reduction due to financial exigency); (iii) the relocation by Landos of Mr. Oakes’s principal place of employment by fifty (50) or more miles from Mr. Oakes’s then-current principal place of employment, provided that Mr. Oakes agrees to relocate to Landos’ executive office when that office is established, and such relocation shall not be “Good Reason” so long as the executive office is in the Northeastern United States; or (iv) a material breach of the Oakes Agreement. Notwithstanding the foregoing, Good Reason shall only exist if Landos is provided a thirty (30) day period to cure the event or condition giving rise to Good Reason, and it fails to do so within that cure period and, additionally, Mr. Oakes must resign for such Good Reason condition by giving notice as described in the Oakes Agreement within thirty (30) days after the period for curing the violation or condition has ended.

The severance benefits described above are conditioned upon Mr. Oakes executing and making effective and irrevocable a separation agreement that includes a general release as well as his compliance with certain non-competition, non-solicitation, non-disparagement and non-disclosure obligations, resignation from all positions with our company and return of all company property.

Severance Agreement with Dr. Fabio Cataldi

We have entered into a severance agreement with Dr. Cataldi, effective September 5, 2022 (the “Cataldi Severance Agreement”). Pursuant to the Cataldi Severance Agreement, if we terminate Dr. Cataldi’s employment without “Cause” or if Dr. Cataldi terminates his employment for “Good Reason” (each as defined in the Cataldi Severance Agreement) at any time, Dr. Cataldi will be eligible to receive severance payments, in the form of salary continuation, in an amount equal to 12 months of his then-current base salary. In addition, if we terminate Dr. Cataldi’s employment without Cause or if Dr. Cataldi terminates his employment for Good Reason at any time during the 12 months following the effective date of a Corporate Transaction, as defined in our 2019 Equity Incentive Plan, Dr. Cataldi will be eligible to receive 100% accelerated vesting of all outstanding unvested time-based equity awards as of the termination date.

For the purposes of the Cataldi Severance Agreement, “Cause” generally means that Landos has determined in its sole discretion that Dr. Cataldi has engaged in any of the following: (i) a material breach of any covenant or condition under the Cataldi Severance Agreement, the confidential information agreement between Dr. Cataldi and Landos, or other similar written agreement between Landos and Dr. Cataldi; (ii) any material act constituting dishonesty, fraud or immoral or disreputable conduct that is deemed by the Board of Directors in its reasonable, good faith discretion to be injurious to Landos or its reputation; (iii) any conduct which constitutes a felony under applicable law; (iv) material violation of any Landos policy or any material act of misconduct, in either case that is deemed by the Board of Directors in its reasonable, good faith discretion to be injurious to Landos or its reputation; (v) refusal to follow or implement a written clear and reasonable directive of the Board of Directors; (vi) breach of fiduciary duty; or (vii) gross negligence or gross incompetence in the performance of Dr. Cataldi’s duties or failure to substantially perform such duties (other than due to disability or illness) after the expiration of fifteen (15) days without cure after written notice of such failure.

For the purposes of the Cataldi Severance Agreement, “Good Reason” generally means the occurrence of any of the following conditions without Dr. Cataldi’s consent, after Dr. Cataldi’s provision of written notice to Landos of the existence of such condition (which notice must be provided as described in Section 4.1 within thirty (30) days of the initial existence of the condition and must specify the particular condition in reasonable detail), provided that Landos has not first provided notice to Dr. Cataldi of its intent to terminate Dr. Cataldi’s employment: (i) a material reduction in Dr. Cataldi’s duties, responsibilities or authorities, including a requirement that Dr. Cataldi report to anyone other than Landos’ Chief Executive Officer, provided, however, that neither the conversion of Landos to a subsidiary, division or unit of an acquiring entity in connection with a Corporate Transaction nor any change in Dr. Cataldi’s reporting relationship as a result of such Corporate

Transaction will be deemed a “material reduction,” unless Dr. Cataldi’s duties, responsibilities or authorities with respect to the business of Landos are materially reduced; (ii) a material (greater than 10%) reduction by Landos of Dr. Cataldi’s base salary (as defined in the offer letter between Dr. Cataldi and Landos dated July 26, 2022 (the “Offer Letter”)) or target Annual Bonus (as defined in the Offer Letter) (except in the case of either an across-the-board reduction in salaries and/or annual bonuses of similarly situated employees or a temporary reduction due to financial exigency); (iii) the relocation by Landos of Dr. Cataldi’s principal place of employment by fifty (50) or more miles from Dr. Cataldi’s then-current principal place of employment, provided that Dr. Cataldi agrees to relocate to Landos’ executive office when that office is established, and such relocation shall not be “Good Reason” so long as the executive office is in the Northeastern United States; or (iv) a material breach of the Cataldi Severance Agreement. Notwithstanding the foregoing, Good Reason shall only exist if Landos is provided a thirty (30) day period to cure the event or condition giving rise to Good Reason, and it fails to do so within that cure period and, additionally, Dr. Cataldi must resign for such Good Reason condition by giving notice as described in the Cataldi Severance Agreement within thirty (30) days after the period for curing the violation or condition has ended.

The severance benefits described above are conditioned upon Dr. Cataldi executing and making effective and irrevocable a separation agreement that includes a general release as well as his compliance with certain non-competition, non-solicitation, non-disparagement and non-disclosure obligations, resignation from all positions with our company and return of all company property.

For more information, please see the section of this proxy statement captioned “Quantification of Potential Payments to Certain Landos Executive Officers in Connection with the Merger” below for a quantification of the severance amounts payable to certain of our executive officers on a qualifying termination. The aggregate amount of severance that would be paid to other executive officers, Mr. Oakes and Dr. Cataldi, in connection with a qualifying termination under the Oakes Agreement and the Cataldi Severance Agreement, respectively, is $1,606,714. Patrick Truesdell separated employment prior to the execution of the Merger Agreement and is not eligible to receive severance as a result of the Merger.

Quantification of Potential Payments to Certain Landos Executive Officers in Connection with the Merger

For purpose of the following table, we have assumed that the employment of all executive officers will terminate immediately following the Merger in a manner that entitles them to benefits under the Oakes Agreement and the Cataldi Severance Agreement. The estimated value of the severance payments and benefits, excluding equity acceleration, assuming the closing of the Merger occurs on April 30, 2024, for each of our executive officers is set forth below. For more information, see the section of this proxy statement captioned “The Merger —Interests of Landos’ Directors and Executive Officers” below for a quantification of the amounts that the named executive officers will receive in respect of vested equity awards at the Effective Time.

Severance Compensation

Name	Estimated Cash Severance ($)(1)	2024 Prorated Bonus Severance ($)(2)	Other Benefits(3)	Total ($)
Gregory Oakes	$956,340	$127,512	$44,692	$1,128,544
Fabio Cataldi, M.D.	$478,170	—	—	$478,170

(1)

The amounts listed in this column for each named executive officer represent cash severance payments to which each of Mr. Oakes and Dr. Cataldi may become entitled to under the Oakes Agreement and the Cataldi Severance Agreement, respectively, as described in more detail in the section of this proxy statement captioned “The Merger—Payments Upon Termination at or Following Change in Control.”

(2)

The amounts listed in this column for Mr. Oakes represent the pro rata portion of Mr. Oakes’s current year target bonus as of the assumed Closing Date, April 30, 2024, prorated to reflect the partial year of service, as described in more detail in the section of this proxy statement captioned “The Merger—Payments Upon Termination at or Following Change in Control.”

(3)

Represents the lump sum cash amount equal to the product of the first month’s premiums required for continued health care coverage pursuant to COBRA under Landos’ group medical, dental and vision plans, multiplied by 18 months for Mr. Oakes. Dr. Cataldi is not eligible to receive any other benefits.

Equity Awards Held by Landos’ Executive Officers and Non-employee Directors

As discussed above at “Treatment of Landos Options and Landos RSUs”, at the Effective Time, each Landos Option and Landos RSU will be cancelled and automatically converted into the right to receive an amount in cash, without interest, equal to the product of (i) the aggregate number of shares subject to such award, multiplied by (ii) the Closing Amount (or, for each Landos Option, the excess, if any, of the Closing Amount over such Landos Option’s per share exercise price), subject to any required withholding of taxes.

Each of our executive officers is eligible to receive the applicable vesting acceleration benefits with respect to his or her equity awards described above under the heading “Payments Upon Termination at or Following Change in Control.”

Equity Interests of Landos’ Executive Officers and Non-Employee Directors

The following table sets forth the number of shares of common stock and the number of shares of common stock underlying equity awards held by each of Landos’ executive officers and non-employee directors that would be outstanding as of April 30, 2024 (which, solely for purposes of this proxy statement, is the assumed Closing Date of the Merger). Such amounts do not reflect immaterial option exercises that occurred after the filing of the preliminary proxy statement with the SEC. The table also sets forth the values of these shares and equity awards, determined as the number of shares multiplied by the Closing Amount (minus the applicable per share exercise price for any Landos Options). Except for the awards described herein, no additional shares of common stock or equity awards were granted to any executive officer or non-employee director in contemplation of the Merger.

Equity Interests of Landos’ Executive Officers and Non-Employee Directors

Name	Shares #(1)	Shares $	Options #(2)	Options $	RSUs #	RSUs $	Total
Gregory Oakes	—	—	215,253	$2,894,589	54,454	$1,111,951	$4,006,540
Fabio Cataldi, M.D.	—	—	58,448	$769,256	48,813	$996,761	$1,766,017
Christopher Garabedian	—	—	5,400	$76,428	—	—	$76,428
Roger Adsett	—	—	7,200	$71,784	—	—	$71,784
Alka Batycky	—	—	3,600	$62,532	—	—	$62,532
Fred Callori	—	—	9,000	$76,428	—	—	$76,428
Tiago Girão	—	—	9,000	$76,428	—	—	$76,428
Tim M. Mayleben	—	—	32,548	$53,352	—	—	$53,352
Patrick Truesdell(3)	—	—	6,615	$89,978	—	—	$89,978

(1)	This number includes shares of common stock beneficially owned, excluding shares of common stock issuable upon exercise of Landos Options or settlement of Landos RSUs.
(2)

The number of shares of common stock subject to Landos Options includes both vested and unvested Landos Options. The estimated number of shares subject to the vested and unvested portions of the Landos Options as of the assumed Closing Date, April 30, 2024, and the value (determined as the aggregate number of underlying shares multiplied by the Closing Amount minus the aggregate exercise price with respect to such shares) of those portions of the Landos Options are provided in the table below. Such amounts do not reflect immaterial option exercises that occurred after the filing of the preliminary proxy statement with the SEC.

(3)	Mr. Truesdell is a former officer of Landos and separated from Landos effective November 10, 2023.

Name	Vested Landos Options #	Vested Landos Options $	Unvested Landos Options #	Unvested Landos Options $
Gregory Oakes	90,746	$1,194,373	124,507	$1,700,216
Dr. Fabio Cataldi	21,220	$272,446	37,228	$496,810
Christopher Garabedian	3,600	$45,612	1,800	$30,816
Roger Adsett	4,300	$34,676	2,900	$37,108
Alka Batycky	1,100	$19,107	2,500	$43,425
Fred Callori	6,800	$45,612	2,200	$30,816
Tiago Girão	7,200	$45,612	1,800	$30,816
Tim M. Mayleben	30,648	$22,536	1,900	$30,816
Patrick Truesdell	6,615	$89,978	—	—

Appraisal Rights

If the Merger is consummated, Landos stockholders (including beneficial owners of shares) who do not vote in favor of the adoption of the Merger Agreement, who properly demand an appraisal of their shares, who continuously hold of record or beneficially own their shares through the Effective Time, who otherwise comply with the procedures of Section 262 of the DGCL and who do not withdraw their demands or otherwise lose their rights to appraisal may, subject to the conditions thereof, seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL, which we refer to as “Section 262.” Unless the context requires otherwise, all references in Section 262 and in this summary to a “stockholder” are to the record holder of shares as to which appraisal rights are asserted, all references in Section 262 and in this summary to the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person, and all references in Section 262 and in this summary to the word “person” mean any individual, corporation, partnership, unincorporated association or other entity.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, a copy of which is accessible, without subscription or cost, at the following publicly available website, which is incorporated herein by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary does not constitute any legal or other advice and does not constitute a recommendation that Landos stockholders exercise their appraisal rights under Section 262. STOCKHOLDERS SHOULD CAREFULLY REVIEW THE FULL TEXT OF SECTION 262 AS WELL AS THE INFORMATION DISCUSSED BELOW.

Under Section 262, if the Merger is completed, holders of record of shares of Landos common stock or beneficial owners who (1) submit a written demand for appraisal of such stockholder’s shares of Landos common stock to Landos prior to the vote on the adoption of the Merger Agreement; (2) do not vote, in person by attending via live audio webcast or by proxy, in favor of the adoption of the Merger Agreement; (3) continuously hold of record or beneficially own such shares on the date of making the demand for appraisal through the Effective Time; and (4) otherwise comply with the procedures and satisfy certain ownership thresholds set forth in Section 262 may be entitled to have their shares of Landos common stock appraised by the Delaware Court of Chancery and to receive payment in cash, in lieu of the consideration set forth in the Merger Agreement, for the “fair value” of their shares of Landos common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the Merger through the date of payment of the judgment (or in certain circumstances described herein, on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation in the Merger to each person entitled to appraisal prior to the entry of judgment in the appraisal proceeding) as described further below. However, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all holders of shares of a class or series of stock that, immediately prior to the closing of the merger, were listed on a national securities exchange who are otherwise entitled to appraisal rights unless (A) the total number of shares of the class or series of stock for which appraisal rights have been pursued or perfected exceeds one percent of the outstanding shares of such class or series as measured in accordance with subsection (g) of Section 262; or (B) the value of the merger consideration in respect of such shares exceeds $1,000,000. We refer to these conditions as the “ownership thresholds.” Given that the shares of Landos common stock are listed on Nasdaq (and assuming such shares remain so listed up until closing of the Merger), then the Delaware Court of Chancery will dismiss any appraisal proceedings as to all holders of Landos common stock who are otherwise entitled to appraisal rights unless one of the ownership thresholds is satisfied.

Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on the amount determined to be the fair value of the shares subject to appraisal will accrue and compound quarterly from the Effective Time through the date the judgment is paid at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the Surviving Corporation makes a voluntary cash payment to each person entitled to appraisal, interest will accrue thereafter only upon the sum of (x) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (y) interest theretofore accrued, unless paid at that time). The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than twenty (20) days prior to the meeting, must notify each of its stockholders of record as of the record date for notice of such meeting that appraisal rights are available and include in the notice a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes Landos’ notice to Landos stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 is available at the following URL: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the Merger, any holder of shares of Landos common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Section 262 carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A person who loses his, her or its appraisal rights will be entitled to receive the consideration described in the Merger Agreement without interest and less any applicable withholding taxes. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of Landos common stock, Landos believes that if a person is considering exercising such rights, such person should seek the advice of legal counsel.

Stockholders or beneficial owners wishing to exercise the right to seek an appraisal of their shares of Landos common stock must do ALL of the following:

•	such person who has complied with the applicable requirements of Section 262 and is otherwise entitled to appraisal rights must not vote in favor of the proposal to adopt the Merger Agreement;

•	such person must deliver to Landos a written demand for appraisal before the vote on the Merger Agreement at the Special Meeting;

•

such person must continuously hold of record or beneficially own the shares of Landos common stock from the date of making the demand through the Effective Time (a person will lose appraisal rights if the person transfers the shares before the Effective Time); and

•

such person or the Surviving Corporation must file a petition in the Delaware Court of Chancery demanding a determination of the value of the stock of all such stockholders within 120 days after the Effective Time (the Surviving Corporation is under no obligation to file any petition and has no intention of doing so).

In addition, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who asserted appraisal rights with respect to the shares of Landos common stock unless one of the ownership thresholds is met.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, each person who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the Merger Agreement or abstain.

Filing Written Demand

A person wishing to exercise appraisal rights must deliver to Landos, before the vote on the adoption of the Merger Agreement at the Special Meeting, a written demand for the appraisal of such person’s shares. In addition, that person must not vote or submit a proxy in favor of the adoption of the Merger Agreement. A vote in favor of the adoption of the Merger Agreement, in person at the Special Meeting or by proxy (whether by mail or via the Internet or telephone), will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A person exercising appraisal rights must hold, beneficially or of record, the shares on the date the written demand for appraisal is made and must continue to hold the shares through the Effective Time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the Merger Agreement or abstain from voting on the adoption of the Merger Agreement. Neither voting against the adoption of the Merger Agreement nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the Merger Agreement. A proxy or vote against the adoption of the Merger Agreement will not constitute a demand. A person’s failure to make the written demand prior to the taking of the vote on the adoption of the Merger Agreement at the Special Meeting will constitute a waiver of appraisal rights.

In the case of a written demand for appraisal made by a stockholder of record, the demand must reasonably inform Landos of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares. In the case of a written demand for appraisal made by a beneficial owner, the demand must reasonably identify the record holder of the shares for which the demand is made, be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of such stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation and to be set forth on the Verified List (as defined below).

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Landos Biopharma, Inc.

Attention: Corporate Secretary

P.O. Box 11239

Blacksburg, Virginia 24062

At any time within sixty (60) days after the Effective Time, any person who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal and accept the per share price offered pursuant to the Merger Agreement, without interest and less any applicable withholding taxes, by delivering to Landos, as the Surviving Corporation, a written withdrawal of the demand for appraisal. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of

Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a reservation of jurisdiction (which we refer to as a “Reservation”) for any Application (as defined below); provided, however, that this shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the Merger consideration within sixty (60) days after the Effective Time. If the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a person, such person will be entitled to receive only the fair value determined in any such appraisal proceeding, which value could be less than, equal to or more than the per share price being offered pursuant to the Merger Agreement.

Notice by the Surviving Corporation

If the Merger is completed, within ten (10) days after the Effective Time, the Surviving Corporation will notify each stockholder (including any beneficial owner) of each constituent corporation who has properly made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption of the Merger Agreement, that the Merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the Effective Time, but not thereafter, the Surviving Corporation or any person who has complied with Section 262 and is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by any person other than the Surviving Corporation, demanding a determination of the fair value of the shares held by all dissenting stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and stockholders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Landos common stock. Accordingly, any persons who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of Landos common stock within the time and in the manner prescribed in Section 262. The failure to file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.

Within 120 days after the Effective Time, any person who has complied with the requirements for an appraisal of such person’s shares pursuant to Section 262 will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and with respect to which Landos has received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that where a beneficial owner makes a demand for appraisal directly, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of this aggregate number). Such statement must be given within ten (10) days after receipt by the Surviving Corporation of the written request for such a statement or within ten (10) days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by any person other than the Surviving Corporation, service of a copy thereof must be made upon the Surviving Corporation, which will then be obligated within twenty (20) days after such service to file with the Delaware Register in Chancery a duly verified list (which we refer to as the “Verified List”) containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached. The Delaware Court of Chancery may order that notice of the time and place fixed for the hearing of such petition be given to the Surviving Corporation and all of the persons shown on the Verified List at the addresses stated therein. The costs of any such notice are borne by the Surviving Corporation.

After notice is provided to the applicable persons as required by the Delaware Court of Chancery, at the hearing on such petition, the Delaware Court of Chancery will determine the persons who have complied with

Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal for their shares and who hold stock represented by stock certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any person fails to comply with this requirement, the Delaware Court of Chancery may dismiss the proceedings as to such person. Upon application by the Surviving Corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the Verified List may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262.

Given that the shares of Landos common stock are listed on Nasdaq (and assuming such shares remain so listed up until closing of the Merger), the Delaware Court of Chancery will dismiss any appraisal proceedings as to all holders of shares of Landos common stock who are otherwise entitled to appraisal rights unless one of the ownership thresholds is met.

Determination of Fair Value

After the Delaware Court of Chancery determines the persons entitled to appraisal and, with respect to Landos common stock, that at least one of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights, then the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of Landos common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. However, the Surviving Corporation has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person seeking appraisal. If the Surviving Corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (x) the difference, if any, between the amount paid by the Surviving Corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery; and (y) interest accrued before such voluntary cash payment, unless paid at that time.

In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Persons considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and may not in any manner address, fair value under Section 262. ALTHOUGH LANDOS BELIEVES THAT THE PER SHARE PRICE IS FAIR, NO REPRESENTATION IS MADE AS TO THE OUTCOME OF THE APPRAISAL OF FAIR VALUE AS DETERMINED BY THE DELAWARE COURT OF CHANCERY, AND STOCKHOLDERS SHOULD RECOGNIZE THAT SUCH AN APPRAISAL COULD RESULT IN A DETERMINATION OF A VALUE HIGHER OR LOWER THAN, OR THE SAME AS, THE PER SHARE PRICE. Neither Landos nor Parent anticipates offering more than the per share price to any persons exercising appraisal rights, and each of Landos and Parent reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Landos common stock is less than the per share price. If a petition for appraisal is not timely filed or, with respect to Landos common stock, if neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights, then the right to an appraisal will cease.

The Delaware Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, by the Surviving Corporation to the persons entitled thereto. Payment will be so made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in such Delaware Court of Chancery may be enforced.

The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the Verified List who participated in the proceeding and incurred expenses in connection therewith (which we refer to as an “Application”), the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal that were not dismissed pursuant to the terms of Section 262 or subject to an award pursuant to a Reservation. In the absence of such determination or assessment, each party bears its own expenses.

If any person who demands appraisal of his, her or its shares of Landos common stock under Section 262 fails to perfect, or loses or validly withdraws, such person’s right to appraisal, such person’s shares of Landos common stock will be deemed to have been converted at the Effective Time into the right to receive the per share price as provided in the Merger Agreement. A person will fail to perfect, or effectively lose, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time, if neither of the ownership thresholds above has been satisfied in respect of those seeking appraisal rights with respect to the shares of Landos common stock, or if the person delivers to the Surviving Corporation a written withdrawal of such person’s demand for appraisal and an acceptance of the per share price as provided in the Merger Agreement in accordance with Section 262.

From and after the Effective Time, no person who has demanded appraisal rights in compliance with Section 262 will be entitled to vote such shares of Landos common stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the Merger); provided, however, that if no petition for an appraisal is filed within the time provided in Section 262, if neither of the ownership thresholds above has been satisfied in respect of those seeking appraisal rights with respect to the shares of Landos common stock, or if such person delivers to the Surviving Corporation a written withdrawal of such person’s demand for an appraisal and an acceptance of the Merger, within sixty (60) days after the effective date of the Merger, then the right of such person to an appraisal will cease. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including, without limitation, a Reservation; provided, however, that the foregoing shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the Merger within sixty (60) days after the effective date of the Merger.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of appraisal rights. In that event, you will be entitled to receive the per share price for your dissenting shares in accordance with the Merger Agreement, without interest and less any applicable withholding taxes. Consequently, any person wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of material U.S. federal income tax consequences of the Merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below) whose shares are converted into the right to receive cash and CVRs pursuant to the Merger. This summary is general in nature and does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed, nor are the effects of the Medicare contribution tax on net investment income, the alternative minimum tax or the special tax accounting rules in Section 451(b) of the Code. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, court decisions, published rulings and administrative pronouncements of the IRS, and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. This discussion is limited to stockholders who hold their shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes).

This discussion is for general information only and does not address all of the tax consequences that may be relevant to stockholders in light of their particular circumstances. For example, this discussion does not address the tax consequences that may be relevant to stockholders who may be subject to special treatment under U.S. federal income tax laws, such as:

•	banks, mutual funds, insurance companies or other financial institutions;

•	tax-exempt organizations;

•	retirement or other tax deferred accounts;

•

S corporations, partnerships or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes (or other pass-through entities) or an investor in a partnership, S corporation (or other pass-through entity);

•	dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities;

•	regulated investment companies or real estate investment trusts;

•	entities subject to the U.S. anti-inversion rules;

•	certain former citizens or long-term residents of the United States;

•	except as noted below, stockholders that own or have owned (directly, indirectly or constructively) five percent (5%) or more of Landos’ common stock (by vote or value);

•	stockholders holding shares as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;

•	stockholders whose shares constitute qualified small business stock within the meaning of Section 1202 of the Code;

•	stockholders that received their shares in a compensatory transaction, through a tax qualified retirement plan or pursuant to the exercise of options or warrants;

•	stockholders who own an equity interest, actually or constructively, in AbbVie or the Surviving Corporation following the Merger;

•	U.S. Holders whose “functional currency” is not the U.S. dollar;

•	stockholders who hold their shares through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;

•	stockholders who are controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax; or

•	stockholders that do not vote in favor of the Merger and properly demand appraisal of their shares under Section 262 of the DGCL.

If a partnership (including an entity or arrangement, domestic or non-U.S., treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares and partners therein should consult their tax advisors regarding the consequences of the Merger.

We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.

THE FOLLOWING SUMMARY IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX PLANNING. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO YOU IN CONNECTION WITH THE MERGER IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, INCLUDING FEDERAL ESTATE, GIFT AND OTHER NON-INCOME TAX CONSEQUENCES, AND TAX CONSEQUENCES UNDER STATE, LOCAL OR NON-U.S. TAX LAWS.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares that is for U.S. federal income tax purposes:

•	an individual who is (or is treated as) a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (1) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code; or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of shares that is not a U.S. Holder nor an entity classified as a partnership for U.S. federal income tax purposes.

U.S. Holders

The exchange of shares for cash and CVRs pursuant to the Merger will be a taxable transaction to U.S. Holders for U.S. federal income tax purposes. The amount of gain or loss a U.S. Holder recognizes, and the timing and character of a portion of such gain or loss, depends in part on the U.S. federal income tax treatment of the CVRs, with respect to which there is a significant amount of uncertainty. The installment method of reporting any gain attributable to the receipt of a CVR generally will not be available with respect to the disposition of shares pursuant to the Merger because the shares are traded on an established securities market.

There is no legal authority directly addressing the U.S. federal income tax treatment of the receipt of the CVRs in connection with the Merger. The receipt of the CVRs as part of the Merger consideration might be treated as an “open transaction” or as a “closed transaction” for U.S. federal income tax purposes, each discussed below.

Pursuant to U.S. Treasury regulations addressing contingent payment obligations that are analogous to the CVRs, if the fair market value of the CVRs were determined to be “reasonably ascertainable,” a U.S. Holder should treat the transaction as a “closed transaction” and treat the fair market value of the CVRs as part of the consideration received in the Merger for purposes of determining gain or loss. On the other hand, if the fair market value of the CVRs could not be reasonably ascertained, a U.S. Holder should treat the transaction as an “open transaction” for purposes of determining gain or loss. These Treasury regulations state that only in “rare and extraordinary” cases would the value of contingent payment obligations not be reasonably ascertainable. There is no authority directly addressing whether contingent payment rights with characteristics similar to the rights under a CVR should be treated as “open transactions” or “closed transactions,” and such question is inherently factual in nature. We urge you to consult your own tax advisor with respect to the proper characterization of the receipt of, and payments made with respect to, a CVR. The following sections discuss certain U.S. federal income tax consequences of the Merger, as applicable, if the exchange of shares for cash and CVRs pursuant to the Merger, as applicable, is treated as an open transaction or, alternatively, as a closed transaction for U.S. federal income tax purposes. Under either “open” or “closed” transaction treatment, gain or loss generally will be determined separately for each block of shares (that is, shares acquired at the same cost in a single transaction) exchanged pursuant to the Merger. To the extent required to take a position, each of the AbbVie and Landos intend to act consistently for applicable tax purposes with open transaction treatment.

Treatment as Open Transaction. If the transaction is treated as an “open transaction” for U.S. federal income tax purposes, a U.S. Holder should generally recognize capital gain for U.S. federal income tax purposes on the exchange of shares pursuant to the Merger if and to the extent the amount of cash received in such exchange exceeds such U.S. Holder’s adjusted U.S. federal income tax basis in the shares sold or exchanged. However, a U.S. Holder may not be able to recognize loss for U.S. federal income tax purposes in connection with the Effective Time even if its adjusted U.S. federal income tax basis exceeds the amount of cash received as of the Effective Time, and instead may be required to defer recognition of loss (and the determination of the amount of such loss) until the U.S. Holder’s right to receive further payments under the CVRs terminates (e.g. when the Milestone Payment becomes due, the Milestone Achievement Outside Date lapses without achieving the Milestone, or, possibly, if the U.S. Holder abandons its CVRs), as discussed below.

The fair market value of the CVRs generally would not be treated as additional consideration for the shares at the time the CVRs are received in the Merger, and the U.S. Holder would have no U.S. federal income tax basis in the CVRs. Instead, the U.S. Holder would take payments under the CVRs into account when made or deemed made in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. A portion of such payments may be treated as interest income under Section 483 of the Code (as discussed below under “Imputed Interest”) and the balance, in general, would be treated as additional consideration for the disposition of the shares. The portion of payments on the CVRs not treated as imputed interest under Section 483 of the Code will generally be treated as gain to the extent the sum of such payments (and all previous payments under the CVRs), together with the cash received upon the closing of the Merger, exceeds such U.S. Holder’s adjusted U.S. federal income tax basis in the shares surrendered pursuant to the Merger. Subject to the imputed interest rules discussed below, a U.S. Holder that does not receive cash pursuant to the Merger (including for this purpose any cash received as payments on the CVRs) in an amount at least equal to such U.S. Holder’s adjusted U.S. federal income tax basis in the shares surrendered pursuant to the

Merger may be able to recognize a capital loss upon termination of the U.S. Holder’s right to receive further payments under the CVR (e.g. if the Milestone is achieved and the Milestone Payment becomes due, or the Milestone Achievement Outside Date lapses without achieving the Milestone), or possibly upon such U.S. Holder’s abandonment of its CVRs. Any such capital gain or loss will be long-term if the shares were held for more than one year prior to such disposition. The deductibility of capital losses is subject to certain limitations.

Treatment as Closed Transaction. If the receipt of the CVRs is treated as part of a closed transaction for U.S. federal income tax purposes, then a U.S. Holder generally would recognize capital gain or loss on an exchange of shares pursuant to the Merger, in an amount equal to the difference, if any, between: (i) the amount of cash received plus the fair market value (determined as of the Effective Time) of any CVRs received; and (ii) the U.S. Holder’s adjusted U.S. federal income tax basis in the shares exchanged. The proper method to determine the fair market value of a CVR is not clear. Gain or loss generally would be calculated separately for each block of shares (that is, shares acquired at the same cost in a single transaction) exchanged pursuant to the Merger. Any capital gain or loss recognized will be long-term capital gain or loss if the Holder’s holding period for such shares exceeds one year. The deductibility of capital losses is subject to limitations.

A U.S. Holder’s initial U.S. federal income tax basis in a CVR received in the Merger would equal the fair market value of such CVR as determined for U.S. federal income tax purposes. The holding period for a CVR would begin on the day following the date of the Effective Time.

There is no authority directly addressing the U.S. federal income tax treatment of receiving payments on the CVRs and, therefore, the amount, timing and character of any gain, income or loss with respect to the CVRs would be uncertain. For example, if a payment is made with respect to a CVR, it could be treated as a payment with respect to a sale or exchange of a capital asset or as giving rise to ordinary income. It is unclear how a U.S. Holder of the CVRs would recover its adjusted tax basis with respect to payments thereon. It is also possible that, were the payment to be treated as being made with respect to the sale of a capital asset, a portion of such payment may constitute imputed interest under Section 483 of the Code (as described below under “Imputed Interest”).

Imputed Interest. A portion of the payments made with respect to a CVR may be treated as imputed interest, which would be ordinary income to the U.S. Holder of a CVR. The portion of any payment made with respect to a CVR treated as imputed interest under Section 483 of the Code will be determined at the time such payment is made and generally should equal the excess of: (i) the amount of the payment in respect of the CVRs; over (ii) the present value of such amount as of the Effective Time, calculated using the applicable federal rate published by the IRS as the discount rate. A U.S. Holder must include in its taxable income interest imputed pursuant to Section 483 of the Code using such Holder’s regular method of accounting for U.S. federal income tax purposes.

Non-U.S. Holders

Any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of thirty percent (30%) (or a lower rate under an applicable income tax treaty); or

•

such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the Merger, and certain other requirements are met, in which case such gain will be subject to U.S. federal income tax at a rate of thirty percent (30%) (or a lower rate under an applicable income tax treaty), which gain may be offset by certain U.S. source capital losses of such Non-U.S. Holder if the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Generally, if payments are made to a Non-U.S. Holder with respect to a CVR, such Non-U.S. Holder may be subject to withholding at a rate of 30% (or a lower applicable treaty rate) on the portion of any such payments treated as imputed interest (as discussed above under “U.S. Holders – Treatment as Open Transaction”), or possibly a larger portion of the CVR payment depending on the U.S. federal income tax treatment of the CVRs unless such Non-U.S. Holder establishes its entitlement to exemption from or a reduced rate of withholding under an applicable tax treaty by providing the appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E or other applicable IRS Form W-8) to the applicable withholding agents. As discussed above, the tax treatment of the CVRs is unclear, and it is possible that AbbVie or the applicable withholding agent may be required to withhold additional amounts on payments with respect to the CVRs.

Information Reporting and Backup Withholding

Information reporting and backup withholding (currently, at a rate of twenty-four percent (24%)) may apply to the proceeds received by a stockholder pursuant to the Merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such stockholder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form) or (2) a Non-U.S. Holder that (i) provides a certification of such stockholder’s foreign status on the appropriate series of IRS Form W-8 (or a substitute or successor form) or (ii) otherwise establishes an exemption from backup withholding. Stockholders must generally provide the rights agent with the certification documentation descripted in this paragraph with respect to payments on the CVRs. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the stockholder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Tax information provided to a U.S. Holder and the IRS on IRS Form 1099-B for the year of the Merger may reflect only the cash amounts paid to the U.S. Holder in the Merger and not the fair market value of the U.S. Holder’s interest in payments made (or to be made) on the CVRs. Accordingly, a U.S. Holder that treats the Merger as a “closed transaction” for U.S. federal income tax purposes may receive an IRS Form 1099-B reporting an amount received that is less than the amount such U.S. Holder will realize in the year of the Merger. In addition, any IRS Form 1099-B a U.S. Holder receives with respect to payments on the CVRs may reflect the entire amount of the CVR payments paid to the U.S. Holder (except imputed interest) and therefore may not take into account the fact that the U.S. Holder already included the value of such payments in such U.S. Holder’s amount realized in the year the Merger. As a result, U.S. Holders reporting under this method should not rely on the amounts reported to them on IRS Forms 1099-B with respect to the Merger. U.S. Holders are urged to consult their tax advisors regarding how to accurately report their income under this method.

Withholding on Foreign Entities

Sections 1471 through 1474 of the Code (“FATCA”), impose a U.S. federal withholding tax of thirty percent (30%) on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of thirty percent (30%) on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. FATCA withholding currently applies to payments of dividends and interest. The Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of thirty percent (30%) applicable to the gross proceeds of a sale or other disposition of our common stock. In its preamble to such proposed regulations, the Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued.

AbbVie or another applicable withholding agent will be required to withhold tax at a rate of 30% on the portion of payments on the CVRs reported as imputed interest, or possibly a larger portion of the CVR payment depending on the U.S. federal income tax treatment of the receipt of the CVRs, if a Non-U.S. Holder fails to meet prescribed certification requirements. In general, no such withholding will be required with respect to a person that timely provides certifications that establish an exemption from FATCA withholding on a valid IRS Form W-8.

Stockholders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on the disposition of Landos common stock pursuant to the Merger.

THE FOREGOING SUMMARY DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF THE POTENTIAL TAX CONSEQUENCES OF THE MERGER OR THE OWNERSHIP OF CVRS. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES. NOTHING IN THIS SUMMARY IS INTENDED TO BE, OR SHOULD BE CONSTRUED AS, TAX ADVICE.

Regulatory Approvals Relevant to the Merger

Landos, Parent and AbbVie have agreed to use reasonable best efforts to obtain all regulatory approvals (including actions or nonactions, waivers, consents, clearances, decisions, declarations, approvals and, expirations, or terminations of waiting periods from governmental bodies) necessary to consummate the Merger and the other transactions contemplated by the Merger Agreement, subject to certain limitations as set forth in the Merger Agreement.

Closing Conditions

Under the HSR Act and the rules promulgated thereunder, certain acquisitions may not be completed until information has been furnished to the DOJ and the FTC, and the applicable HSR Act waiting period requirements have been satisfied. If, prior to the Effective Time, AbbVie, in consultation with Landos, reasonably determines that a filing under the HSR Act is required in connection with the Merger and other transactions contemplated by the Merger Agreement, then the expiration or earlier termination of all applicable waiting periods the HSR Act will become a condition to the obligations of Parent and Landos to effect the Closing. If there is voluntary commitment or agreement with the DOJ or FTC not to effect the Closing, then the expiration or earlier termination of all applicable waiting periods under such voluntary commitment or agreement will become a condition to the obligations of Parent and Landos to effect the Closing. As of the date of this proxy statement, Landos understands that AbbVie has determined that no filing under the HSR Act is required, and that no voluntary commitment or agreement with the DOJ or FTC not to effect the Closing is in effect.

If, prior to the Effective Time, the CMA indicates in writing to AbbVie that it has decided to formally investigate the Merger and, accordingly, requests AbbVie to submit a merger notice in the form prescribed under the Enterprise Act 2002, and such indication and merger notice is provided by AbbVie to Landos, then the making, expiration, termination, or obtaining of all authorizations, consents, orders, approvals, filings, proceedings, declarations, and expirations of waiting periods, as the case may be, under the applicable Antitrust Laws of the United Kingdom will become a condition to the obligations of Parent and Landos to effect the Closing. As of the date of this proxy statement, Landos understands that the CMA has not made any such indication in writing.

If, prior to the Effective Time, the EC indicates in writing to AbbVie that a member state of the European Union or the EC is making, or has made, a referral of the Merger to the EC under Article 22 of the EU Merger Regulation, and such indication is provided by AbbVie to Landos, then the making, expiration, termination, or obtaining of all authorizations, consents, orders, approvals, filings, proceedings, declarations, and expirations of waiting periods, as the case may be, under the applicable Antitrust Laws of the European Union will become a condition to the obligations of Parent and Landos to effect the Closing. As of the date of this proxy statement, Landos understands that the EC has not made any such indication in writing.

Regardless of whether the making, expiration, termination, or obtaining of all authorizations, consents, orders, approvals, filings, proceedings, declarations, and expirations of waiting periods under the HSR Act or the applicable Antitrust Laws of the United Kingdom or the European Union becomes a condition to Closing, at any time before or after consummation of the Merger, the DOJ, the FTC, or other governmental body could take such action under the Antitrust Laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of one or more of the parties, requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights, or requiring the parties to agree to other remedies. At any time before or after the completion of the Merger, any state or foreign jurisdiction could take such action under the Antitrust Laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of one or more of the parties, requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights, or requiring the parties to agree to other remedies. Private parties may also seek to take legal action under the Antitrust Laws under certain circumstances, including by seeking to intervene in a regulatory process or litigate to enjoin or overturn regulatory approvals, any of which actions could significantly impede or even preclude obtaining required regulatory approvals. Landos cannot be certain that a challenge to the Merger will not be made or that, if a challenge is made, Landos will prevail.

Other Regulatory Approvals

One or more governmental agencies may impose a condition, restriction, qualification, requirement or limitation when it grants any necessary approvals and consents. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, any of which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain any required regulatory approvals or whether such approvals will ultimately be obtained and, in such case, there may be a substantial period of time between the approval by stockholders and the completion of the Merger.

We cannot assure you that any relevant regulatory clearances and approvals would be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions, restrictions, qualifications, requirements or limitations on the completion of the Merger, including the requirement to (i) negotiating, committing to, and effecting, by consent decree, hold separate order, or otherwise, the sale, lease, license, divestiture, or disposition of any asset, right, product or product line, or business of Landos, AbbVie, or any of their respective affiliates, (ii) terminating any existing relationship, contractual right, or obligation of Landos, AbbVie, or any of their respective affiliates, (iii) terminating any venture or other arrangement, (iv) creating any relationship, contractual right, or obligation of Landos, AbbVie or any of their respective affiliates, (v) effectuating any other change or restructuring of Landos, AbbVie or any of their respective affiliates, (vi) undertaking or agreeing to (or requesting or authorizing Landos or any of its subsidiaries to undertake, effective upon the Closing) any requirement or obligation to provide prior notice to, or obtain prior approval from, any governmental body with respect to any transaction, (vii) otherwise taking or committing to take any action with respect to the businesses, product lines, or assets of Landos, AbbVie or any of their respective affiliates, and (viii) any sale, divestiture, disposition or other remedial measure pursuant to the Merger Agreement. These conditions or changes could result in the conditions to the Merger not being satisfied. There is currently no way to predict how long it will take to obtain any relevant regulatory approvals or whether such approvals would ultimately be obtained and, in such case, there may be a substantial period of time between the approval by stockholders and the completion of the Merger.

Landos and AbbVie have agreed to use reasonable best efforts to obtain all regulatory approvals required to consummate the Merger and the other transactions contemplated by the Merger Agreement, subject to certain limitations as set forth in the Merger Agreement.

Legal Proceedings

As of the filing of this proxy statement, there were no legal proceedings pending related to the Merger.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

The following summary describes the material provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

The representations, warranties, covenants and agreements described below and included in the Merger Agreement (i) were made only for purposes of the Merger Agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the Merger Agreement; and (iii) may be subject to important qualifications, limitations and supplemental information agreed to by Landos, AbbVie, Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement and contained in the confidential disclosure schedules. In addition, the representations and warranties have been included in the Merger Agreement for the purpose of allocating contractual risk between Landos, AbbVie, Parent and Merger Sub rather than to establish matters as facts and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Landos, AbbVie, Parent or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of Landos, AbbVie, Parent and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure schedule to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Landos, AbbVie, Parent, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Landos and its business.

Effects of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

The Merger Agreement provides that, on the terms and subject to the conditions of the Merger Agreement and in accordance with the DGCL, at the Effective Time (i) Merger Sub will be merged with and into Landos, (ii) the separate corporate existence of Merger Sub will thereupon cease, and (iii) the corporate existence of Landos under the laws of the State of Delaware will continue as the surviving corporation and a wholly owned subsidiary of Parent. The corporation surviving the Merger is sometimes referred to as the “Surviving Corporation.” The Merger will have the effects set forth in the applicable provisions of the DGCL.

At the Effective Time, the certificate of incorporation of Landos shall be amended and restated to conform to Exhibit C of the Merger Agreement until, subject to the terms of the Merger Agreement, thereafter, amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation. The name of the Surviving Corporation will be Landos Biopharma, Inc.

The parties to the Merger Agreement shall take all necessary action such that the bylaws of Merger Sub as in effect immediately prior to the Effective Time will become the bylaws of the Surviving Corporation (except that all references in such bylaws of Merger Sub to its name, date of incorporation, registered office or registered agent shall instead refer to the name, date of incorporation, registered office and registered agent, respectively, of the Surviving Corporation) until, subject to the Merger Agreement thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws.

Closing and Effective Time

Closing shall take place (i) remotely by electronic exchange of executed documents, commencing at 10:00 a.m., New York City time, on the date that is two (2) business days after the date on which all of the closing conditions of the Merger (described below under the caption “—Conditions to the Closing of the Merger”) shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions to be taken at the Closing, but subject to the satisfaction or waiver thereof at or prior to the Closing) or (ii) at such other place, time, and date as Landos and Parent may agree in writing. On the date of the Closing (or on such other date as Parent and Landos may agree), Parent, Merger Sub and Landos shall cause a certificate of merger (the “Certificate of Merger”) to be filed with the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger will become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by Landos and Parent and specified in the Certificate of Merger in accordance with the DGCL.

Closing Amount

Common Stock

At the Effective Time, and without any further action on the part of the parties or any of Landos’ stockholders, each share of common stock of Landos, par value $0.01 per share that is outstanding immediately prior to the Effective Time (other than Cancelled Shares and Dissenting Shares) shall be converted automatically into the right to receive the Merger Consideration All shares that have been converted into the right to receive the Merger Consideration as provided in the Merger Agreement shall cease to exist and no longer being outstanding, and any holder of book-entry shares, or certificates with respect thereto that immediately prior to the Effective Time represented such shares, shall cease to have any right with respect to such shares other than the right to receive the Merger Consideration.

Treatment of Landos Options and Landos RSUs

The Merger Agreement provides that, at the Effective Time, subject to all required withholding taxes, each:

(i) Landos Option that is outstanding as of immediately prior to the Effective Time, whether or not then vested, having an exercise price per share of common stock that is less than or equal to the Closing Amount will be cancelled and converted into the right to receive (A) an amount in cash, without interest, equal to the product of (1) the excess, if any, of the Closing Amount over the exercise price per share of common stock of such Landos Option, multiplied by (2) the number of shares of common stock then subject to such Landos Option and (B) one (1) CVR per share of common stock subject to such Landos Option;

(ii) Landos Option that is outstanding as of immediately prior to the Effective Time, whether or not then vested, having an exercise price per share of common stock that is greater than the Closing Amount will be cancelled without any consideration being payable in respect thereof, and have no further force or effect; and

(iii) Landos RSU that is unvested and outstanding as of immediately prior to the Effective Time will be cancelled and converted into the right to receive (A) an amount in cash, without interest, in respect thereof equal to the Closing Amount multiplied by the number of shares of common stock subject to such Landos RSU and (B) one (1) CVR.

Treatment of Landos Warrants

At the Effective Time each Landos Warrant shall be deemed to have been exercised in full in a “cashless exercise” pursuant to Sections 9(c) and 10 of the Landos Warrants effective immediately prior to and contingent upon the Closing, and at the Effective Time shall be converted automatically into the right to receive (a) an amount in cash equal to the Closing Amount multiplied by (x) the total number of shares of common stock underlying such Landos Warrant as of immediately prior to the Effective Time multiplied by (y)(A) an amount equal to (1) the Applicable Closing Price minus (2) the applicable exercise price per share of common stock of such Landos Warrant, divided by (B) the Applicable Closing Price and (b) a number of CVRs equal to the total number of shares of common stock underlying such Landos Warrant as of immediately prior to the Effective Time.

The “Applicable Closing Price” is equal to the Closing Sale Price (as defined in the Landos Warrants) per share of common stock as of the Trading Day (as defined in the Landos Warrants) on the date immediately preceding the Closing Date.

Exchange and Payment Procedures

The Merger Agreement provides that the Paying Agent will act as agent for the holders of common stock and will receive the funds to which holders of common stock will become entitled in connection with the Merger. The Paying Agent will act as agent to the stockholders to receive the Closing Amount payments. No later than the Effective Time, Parent will deposit, or will cause to be deposited, in trust for the benefit of holders of the shares, cash in U.S. dollars sufficient to pay the aggregate Closing Amount in exchange for all of the shares outstanding immediately prior to the Effective Time (other than Cancelled Shares), payable upon due surrender of the certificates that, immediately prior to the Effective Time, represented shares (“Certificates”) (or effective affidavits of loss in lieu thereof) or uncertificated shares represented by book-entry (“Book-Entry Shares”) pursuant to the provisions of the Merger Agreement (such cash being referred to as the “Exchange Fund”).

As soon as reasonably practicable after the Effective Time and in any event not later than the third (3rd) business day following the Closing Date, Parent will cause the Paying Agent to mail to each holder of record of shares whose shares were Certificated and converted into the right to receive Merger Consideration pursuant to the Merger Agreement, (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of Certificates in exchange for Merger Consideration. Upon (a) surrender of Certificates to the Paying Agent, together with such letter of transmittal, duly completed, and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent in the case of shares that are Certificated or (b) receipt of an “agent’s message” by the Paying Agent in the case of a book-entry transfer of Book-Entry Shares, the holder of such Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares will be entitled to receive in exchange therefor (x) an amount in cash equal to the product of (1) the number of shares represented by such holder’s properly surrendered Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares and (2) the Closing Amount; and (y) a number of CVRs equal to the number of shares represented by such holder’s properly surrendered Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares. Notwithstanding anything to the contrary in the Merger Agreement, no holder of Book-Entry Shares will be required to provide a Certificate or an executed letter of transmittal to the Paying Agent in order to receive the payment that such holder is entitled to receive pursuant to the Merger Agreement. No interest will be paid or accrued on any amount payable upon due surrender of Certificates (or effective affidavits of loss in lieu thereof). In the event of a transfer of ownership of shares that is not registered in the stock transfer books of Landos, payment of Merger Consideration upon due surrender of a Certificate may be paid to such a transferee if the Certificate formerly representing such shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

Any portion of the Exchange Fund that remains undistributed to the former holders of shares on the twelve (12)-month anniversary of the Effective Time will thereafter be delivered to the Surviving Corporation upon demand, and any former holder of shares who has not surrendered their shares in accordance with the Merger Agreement may thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration, without any interest thereon, upon due surrender of their shares.

Representations and Warranties

The Merger Agreement contains representations and warranties of Landos, AbbVie, Parent and Merger Sub.

Some of the representations and warranties in the Merger Agreement made by Landos are qualified as to “materiality” or “Material Adverse Effect.” For purposes of the Merger Agreement, a “Material Adverse Effect” means an event, effect, change, occurrence, condition, or development (an “Effect”) that, individually or taken together, has had or would reasonably be expected to have a material adverse effect on the business, assets, properties, liabilities, operations, condition (financial or otherwise), or results of operations of Landos and its subsidiaries, taken as a whole. However, subject to certain exceptions, no Effect arising out of or resulting from any of the following will be deemed either alone or in combination to constitute or will be taken into account when determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur:

•	(a) any change in the market price or trading volume of Landos’ stock;

•	(b) the execution, announcement or consummation of the Transactions;

•

(c) general changes or developments in the clinical stage biopharmaceutical industry or changes in the economy generally or changes in other general business, financial, or market conditions (including interest rates, exchange rates, tariffs, trade wars, and credit markets);

•	(d) general changes or developments in the fluctuations in the value of any currency;

•

(e) (i) changes to any domestic, foreign or global political condition, (ii) any act of terrorism, war (whether or not declared), civil unrest, civil disobedience, protests, public demonstrations, insurrection, national or international calamity, sabotage or terrorism, (iii) any pandemic or epidemic or other outbreak of contagious diseases (or the escalation or worsening of any of the foregoing) or (iv) any volcano, tsunami, earthquake, hurricane, tornado, other natural or man-made disaster, or any similar force majeure event;

•

(f) the failure of Landos and its subsidiaries to meet internal or analyst’s expectation, forecast, estimate, or prediction in respect of revenues, earnings, or other financial or operating metrics for any period;

•

(g) any action taken (or failure to act) by Landos at the written direction of Parent and any action specifically required to be taken by Landos under the Merger Agreement (excluding the requirement that Landos conduct its business in all material respects in the ordinary course); or

•	(h) any change in any Law or GAAP after the date of the Merger Agreement.

It being understood that the exceptions in clauses (a) and (f) will not prevent, or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein (if not otherwise falling within any of the exceptions provided by clauses (b) through (e) or (g) and (h) hereof) has been or would be reasonably expected to be a Material Adverse Effect; or except, in the case of each of clauses (c), (d), (e) and (h), to the extent that such Effect adversely disproportionately affects Landos and its subsidiaries, taken as a whole, compared to other similar biopharmaceutical companies, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has been, or would reasonably expected to be, a Material Adverse Effect.

In the Merger Agreement, Landos has made customary representations and warranties to AbbVie, Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement and the Landos disclosure schedule. These representations and warranties relate to, among other things:

•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to Landos and its subsidiaries;

•	ownership and capital structure of Landos and its subsidiaries;

•	the non-contravention of Landos’ obligations and the required consents, approvals and regulatory filings in connection with the Merger Agreement;

•	the applicability of Section 203 of the DGCL and any other applicable takeover or anti-takeover laws;

•

the preparation of Landos’ financial statements, including Landos’ maintenance of internal controls with respect to financial reporting and the preparation, compliance, accuracy and timely filing of or furnishing to the SEC all Landos SEC filings, including disclosure controls and procedures;

•	the absence of any action that has had a Material Adverse Effect;

•	title to Landos’ material tangible assets;

•	real and personal property;

•	intellectual property, data privacy and information security matters;

•	the existence and enforceability of specified categories of Landos’ material contracts;

•	the absence of undisclosed liabilities;

•	compliance with applicable laws;

•	FDA, healthcare regulatory compliance and related matters;

•	compliance with anti-corruption laws and sanctions and similar rules and regulations;

•	governmental authorizations;

•	tax matters;

•	employee benefit plans and labor matters;

•	environmental matters;

•	insurance matters;

•	litigation matters;

•	personal property matters;

•	matters related to transactions with affiliates;

•	Landos’ suppliers; and

•	investment bankers, brokers, finders or other intermediaries.

In the Merger Agreement, AbbVie, Parent and Merger Sub have made customary representations and warranties to Landos that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to each of AbbVie, Parent and Merger Sub;

•	the non-contravention of AbbVie’s, Parent’s and Merger Sub’s obligations and required consents, approvals and regulatory filings in connection with the Merger Agreement;

•	litigation matters;

•	sufficiency of funds; and

•	investment bankers, brokers, finders or other intermediaries.

The representations and warranties contained in the Merger Agreement will not survive the consummation of the Merger.

Conduct of Business Pending the Merger

The Merger Agreement provides that during the Pre-Closing Period, except (i) as expressly required or contemplated under the Merger Agreement or as required by applicable laws or (ii) with the written consent of Parent, which consent may not be unreasonably withheld, conditioned, or delayed, Landos will, and will cause its subsidiaries, use commercially reasonable efforts, to conduct its business in the ordinary course of business as was being conducted prior to the date of the Merger Agreement and preserve intact its material assets, business organization and relations with employees, material customers, suppliers, licensors, licensees, governmental bodies and any other person with whom Landos has material business relationships;.

Without limiting the generality of the foregoing, the Merger Agreement provides that, except (i) as expressly required or contemplated under the Merger Agreement or as required by applicable laws, (ii) with the written consent of Parent, which consent may not be unreasonably withheld, conditioned, or delayed, or (iii) as disclosed in the Landos disclosure schedules to the Merger Agreement, neither Landos nor any subsidiary may:

•

(i) establish a record date for, declare, accrue, set aside, or pay any dividend or make any other distribution in respect of any securities or (ii) repurchase, redeem, or otherwise reacquire any share of capital stock, or any right, warrant, or option to acquire any share of Landos capital stock, other than (a) with respect to transactions among Landos and its wholly owned subsidiaries or among Landos’ wholly owned subsidiaries, or (b) in connection with the vesting, exercise, or settlement of company equity awards or in connection with withholding to satisfy the exercise price and/or tax obligations with respect to company equity awards;

•	split, combine, subdivide, or reclassify any share of its capital or other equity interests;

•

sell, issue, grant, deliver, pledge, transfer, create an encumbrance, or authorize the issuance, sale, delivery, pledge, transfer, Encumbrance, or grant by Landos of (i) any capital stock, equity interest, or other security of Landos, (ii) any option, call, warrant, restricted securities, or right to acquire any capital stock, equity interest, or other security of Landos, or (iii) any instrument convertible into or exchangeable for any capital stock, equity interest, or other security of;

•	adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of Landos or any of its subsidiaries;

•

except as otherwise permitted under the terms of any employee plan as of the date of the Merger Agreement and which has been provided to Parent and included in the Landos disclosure schedule: (i) establish, adopt, terminate, or amend any employee plan (or other compensation or benefit plan, program, agreement, or arrangement that would be an employee plan if in effect on the date hereof); (ii) accelerate the vesting of any compensation or benefits under any employee plan; (iii) grant any bonus or severance to, or, other than increases to base salary in the ordinary course of business consistent with past practice that do not exceed 6% for any individual or 5% in the aggregate, increase the compensation or benefits of any Landos associate; (iv) enter into or amend any change-of-control, retention, employment, severance, consulting, or other agreement with any Landos associate; (v) hire or terminate (other than for cause) any Landos associate or (vi) make any determination under any employee plan that is inconsistent with Landos’ ordinary course of business past practice;

•	amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other organizational document;

•	form any subsidiary, acquire any equity interest or equity-linked interest in any other entity or enter into any joint venture, partnership, limited liability corporation, or similar arrangement;

•	make or authorize aggregate capital expenditures in excess of $100,000;

•

acquire, lease, license, sublicense, pledge, sell, or otherwise dispose of, abandon, waive, relinquish or fail to renew, permit to lapse, transfer, assign, or subject to any material encumbrance, any material right or other material asset or property (in each case, excluding any intellectual property rights;

•

license, sublicense, pledge, transfer, assign, sell or otherwise dispose of, abandon, permit to lapse, encumber or grant any other right with respect to any Landos owned intellectual property or Landos licensed intellectual property that is exclusively licensed to Landos or any of its subsidiaries;

•

enter into, amend, renew, or modify a lease to which Landos is party if such lease, amendment, renewal, or modification would increase the aggregate amount of payments under such lease by in excess of $100,000 annually or terminate any such lease;

•	make any capital contribution or advance to, or investment in, any person, or incur, assume, prepay, repurchase, redeem, modify in any material respect or guarantee any indebtedness;

•

other than in the ordinary course of business, (i) amend or modify in any material respect any material contract, (ii) waive any material right under, terminate, replace, or release, settle, or compromise any material claim, liability or obligation under any material contract or (iii) enter into any contract that, if entered into prior to the date of the Merger Agreement, would have been a material contract;

•

amend or modify in any material respect any privacy policies, or any administrative, technical, or physical safeguards related to privacy or cybersecurity except to remediate any security issue, to enhance data security or integrity, to comply with or improve compliance with applicable privacy laws, as otherwise directed or required by a governmental body, or in relation to any new or updated software, products or technologies of Landos and its subsidiaries;

•

commence any legal proceeding, except: (i) with respect to routine matters in the ordinary course of business; (ii) in such cases where Landos reasonably determines in good faith that the failure to commence suit would be reasonably likely to result in a material impairment of a valuable aspect of its business; or (iii) in connection with or relating to the Transactions, including a breach of the Merger Agreement or any other agreement contemplated thereby;

•

settle, release, waive, or compromise any legal proceeding or other claim, other than (i) any actual or threatened legal proceeding, (ii) any actual or threatened legal proceeding or other claim arising out of or relating to the Transactions, including a breach of the Merger Agreement or any other agreement contemplated thereby, or (iii) pursuant to a settlement that does not relate to any of the Transactions and (a) that results solely in a monetary obligation involving only the payment of monies by Landos of not more than $100,000 in the aggregate; (b) that results solely in a monetary obligation that is funded by an indemnity obligation to, or an insurance policy of, Landos and the payment of monies by Landos that together with any settlement made under the foregoing are not more than $100,000 in the aggregate; (c) that results solely in a monetary obligation involving payment by Landos of an amount not greater than the amount specifically reserved in accordance with GAAP with respect to such Legal Proceeding or claim on the Balance Sheet; or (d) that does not result in any monetary obligation of Landos or one of its subsidiaries;

•	negotiate, adopt, enter into, amend, modify or terminate any collective bargaining agreement;

•

disclose to any person any trade secrets relating to any product or that are otherwise material to Landos or any of its subsidiaries, other than (i) in the ordinary course of business consistent with past practice, to contract manufacturers, contract research and/or organizations, distributors, customers, suppliers, licensors, licensees, sublicensees, governmental bodies and any other person with whom Landos has a business relationship as of the date of the Merger Agreement, (ii) in connection with non-disclosure agreements entered into in the ordinary course of business consistent with past practice subject to written confidentiality obligations binding on such person, or (iii) in compliance with the Merger Agreement’s covenants;

•	with regard to any product in development initiate or commence any new clinical trials;

•

with regard to any product in development (i) amend or modify any existing clinical trial protocols, study recruitment efforts, study enrollment activities or clinical trial timelines, or (ii) terminate any ongoing clinical trials or activities for planned clinical trials, except as required by applicable law, as determined by Landos in good faith and except where Landos reasonably believes such amendment, modification or termination, as applicable, is necessary to protect the safety or welfare of clinical trial subject(s) and it would be impracticable under applicable law and/or in light of such safety concerns to give advance notice;

•	make, change, or rescind any material tax election;

•	settle or compromise any material tax claim;

•	change any material method of accounting for tax purposes or tax accounting period;

•	amend, refile, modify or otherwise change any material tax return;

•

waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material taxes may be issued (other than in connection with an extension to file a tax return of no longer than seven (7) months);

•	enter into any material “closing agreement” as described in section 7121 of the Code with any governmental body;

•	surrender any right to claim a material tax refund, except in each case to the extent any such action is undertaken in the ordinary course of business;

•	change in any material respect their material financial accounting principles, practices or methods, except as required by GAAP or applicable law;

•	abandon or fail to maintain or perform any material obligations with respect to, any material Regulatory Authorizations;

•

with regard to any product in development (including manufacturing) or in commercial distribution, modify any specification for such product unless such modification is mandated or required by a governmental body;

•	enter into any new material line of business;

•

terminate, cancel or make any material changes to the structure, limits or terms and conditions of any material insurance policies, including allowing such insurance policies to expire without renewal or comparable replacement coverage or otherwise maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice; or

•	enter into or authorize, agree, or commit to take any action any of the foregoing.

Nothing in the Merger Agreement gives to AbbVie, Parent or Merger Sub, directly or indirectly, any right to control or direct the operations of Landos prior to the Effective Time. Prior to the Effective Time, Landos will continue to exercise, consistent with the terms and conditions hereof, complete control and supervision of its operations and those of its subsidiaries.

The “No Shop” Period—No Solicitation of Other Offers

For purposes of this proxy statement

“Landos Alternative Transaction” means any proposal or offer from any person (or “group,” within the meaning of Section 13(d) of the Exchange Act, of persons) other than AbbVie and its subsidiaries (such person, a “Landos Third Party”), relating to, in a single transaction or series of related transactions, any:

•

acquisition or license of assets of Landos or any Landos subsidiary equal to twenty percent (20%) or more of Landos and Landos subsidiaries’ assets (taken as a whole) or to which twenty percent (20%) or more of Landos and Landos subsidiaries’ revenues or earnings (taken as a whole) are attributable,

•	issuance or acquisition of twenty percent (20%) or more of the outstanding shares and other equity and voting interests (calculated on a fully diluted basis) in Landos,

•

recapitalization, tender offer, or exchange offer that if consummated, would result in any person or group beneficially owning twenty percent (20%) or more of the outstanding shares and other equity and voting interests (calculated on a fully diluted basis) in Landos, or

•

merger, consolidation, amalgamation, share exchange, business combination, recapitalization, liquidation, dissolution, or similar transaction involving Landos that, if consummated, would result in any person or group beneficially owning twenty percent (20%) or more of the outstanding shares and other equity and voting interests (calculated on a fully diluted basis) in Landos, in each case, other than the Transactions.

“Superior Proposal” means any bona fide written proposal made by a Landos Third Party to enter into an Landos Alternative Transaction that (i) did not result from a breach of the ‘No Solicitation’ and ‘Change in Recommendation’ provisions in Section 5.3 of the Merger Agreement and (ii) the Board of Directors determines, in its good faith judgment, after consultation with outside financial advisor(s) and outside legal counsel, (a) is reasonably likely to be consummated in accordance with its terms and conditions and is not subject to a diligence or financing condition and (b) is on terms that, if consummated, would result in a transaction more favorable to the stockholders of Landos from a financial point of view than the Transactions, in each case taking into account all financial, regulatory, legal and other aspects of such proposal, and the person making the proposal; provided that, for purposes of this definition of “Superior Proposal,” the references to “20%” in the definition of Landos Alternative Transaction will be deemed to be references to “50%.”

In addition, Landos has agreed not to, and to cause its subsidiaries not to, directly or indirectly, through any of its or their representatives or otherwise, and will not permit or authorize any such person to:

•

solicit, knowingly assist, initiate, knowingly encourage, or otherwise knowingly facilitate any inquiry, proposal, discussion, negotiation, or offer that constitutes or may reasonably be expected to constitute or lead to, a Landos Alternative Transaction;

•

enter into, continue, or otherwise initiate, solicit, knowingly encourage, engage, knowingly assist, or participate in or knowingly facilitate any discussions or negotiations with any person regarding any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to, a Landos Alternative Transaction;

•	make a Change in Recommendation;

•

enter into, or publicly propose to enter into, any agreement, letter of intent, agreement in principle, understanding or arrangement in respect of a Landos Alternative Transaction other than a confidentiality agreement permitted by and in accordance with the Merger Agreement; or

•	approve, authorize or publicly announce any intention to do any of the foregoing.

If, at any time prior to obtaining the Required Company Stockholder Vote, Landos receives an inquiry, proposal or offer, the consummation of which would constitute a Landos Alternative Transaction, that did not result, directly or indirectly, from Landos’ breach of the Merger Agreement or the AbbVie NDA, but subject to entering into a confidentiality agreement with such person containing terms that are not less favorable to Landos than those contained in the AbbVie NDA, Landos and its representatives may (x) engage in or participate in discussions or negotiations with such person regarding such inquiry, offer or proposal and (y) provide copies of, access to or disclosure of information, properties, facilities, books or records of Landos or its subsidiaries, if and only if, in the case of both clauses (x) and (y), the Board of Directors first determines (i) in good faith, after consultation with its outside financial advisor(s) and outside legal counsel, that such proposal constitutes or would reasonably be expected to constitute or lead to a Superior Proposal and (ii) that the failure to take such actions would be inconsistent with its fiduciary duties under applicable law; and Landos has been, and continues to be, in compliance with its obligations under the Merger Agreement.

Relatedly, if Landos, its subsidiaries or any of their respective affiliates or representatives receives or otherwise become aware of any written or oral inquiry, proposal, request for information or offer that constitutes, contemplates or may reasonably be expected to constitute or lead to a Landos Alternative Transaction, or any request for copies of, or disclosure of, confidential information in relation to a possible Landos Alternative Transaction, Landos will promptly notify Parent and Parent’s counsel, at first orally, and then within twenty-four (24) hours, in writing, of such inquiry, proposal, offer or request, a description of the material terms and conditions and the identity of all persons making any oral inquiry, proposal, offer or request, keep Parent promptly and reasonably informed of the status, the terms of any discussions or negotiations and any developments and discussions relating to any potential Landos Alternative Transaction and promptly provide to Parent a copy of any written proposal or offer, or, if applicable, the proposed definitive agreement and all ancillary documentation, with respect to such Landos Alternative Transaction.

As described below under the caption “—Effect of Termination; Termination Fees,” if prior to the Required Company Stockholder Vote, Landos terminates the Merger Agreement for the purpose of entering into an agreement in respect of a Superior Proposal, concurrently with such termination, Landos must pay the Landos Termination Fee to Parent.

The Board of Directors’ Recommendation; Change in Recommendation

As described above, and subject to the provisions described below, the Board of Directors has made the recommendation that the holders of Landos common stock vote “FOR” the proposal to adopt the Merger Agreement. The Merger Agreement provides that the Board of Directors will not effect a Change in Recommendation except as described below.

Subject to the exceptions described below, during the Pre-Closing Period, the Board of Directors will not take, or fail to take (if applicable), any of the following actions (any such action, an “Change in Recommendation”):

•

withdraw, amend, modify or qualify the recommendation of the Board of Directors to approve the adoption of the Merger Agreement by the holders of common stock (the “Landos Board Recommendation”) or publicly state its intention to do any of the foregoing;

•	approve, agree to, accept, endorse, adopt, recommend or submit or agree to submit to a vote of Landos’ stockholders any Landos Alternative Transaction;

•

fail to recommend against any publicly announced Landos Alternative Transaction (it being understood that failing to recommend against a publicly announced Landos Alternative Transaction for a period of no more than ten (10) business days following such announcement will not constitute a Change in Recommendation provided the Board of Directors has rejected such Landos Alternative Transaction and affirmed the Landos Board Recommendation by press release by the end of such ten (10) business day period;

•

fails to publicly reaffirm by press release (without qualification) the Landos Board Recommendation within ten (10) business days after having been requested in writing by Parent to do so (or in the event that the Company Special Meeting is scheduled to occur within such ten (10) business day period, prior to the date of the Company Special Meeting);

•	takes any action to exempt any person from the provisions of Section 203 of the DGCL or any other applicable state takeover statute;

•	fails to make the Landos Board Recommendation in this proxy statement;

•	publicly announce or publicly disclose any intention to do any of the foregoing; or

•	commit or agree to do any of the foregoing.

If Landos receives a Superior Proposal prior to obtaining the Required Company Stockholder Vote, the Board of Directors may make a Change in Recommendation or terminate the Merger Agreement to immediately thereafter enter into a definitive agreement with respect to such Superior Proposal in compliance with the terms of the Merger Agreement, if and only if:

•	Landos has been and continues to be in compliance with its contractual obligations under the Merger Agreement in all material respects;

•

Landos or its representatives have delivered to Parent a written notice of the determination of the Board of Directors that such proposal constitutes a Superior Proposal (the “Superior Proposal Notice”);

•

Landos or its representatives have provided to Parent a copy of the proposed definitive agreements for the Superior Proposal and all ancillary documentation and any other material documents or material correspondences, as well as any subsequent amendment or modification with respect to any of the foregoing, provided to or by Landos, and its subsidiaries or their respective affiliates and representatives in connection therewith;

•

at least four (4) business days (the “Matching Period”) have elapsed from the date that is the later of the date on which Parent received the Superior Proposal Notice and the date on which Parent received a copy of all the materials referenced in the prior bullet point; however, in the case of any subsequent amendment to any such materials, the Matching Period shall end on the later of the expiration of such four (4) business day period and two (2) business days after Parent received such amended materials;

•

during any Matching Period, Landos will, and will cause its representatives to, if requested by Parent, negotiate and consider in good faith with Parent and Parent’s representatives, any revision to the terms of the Transactions proposed by Parent in order for such proposal to cease to be a Superior Proposal;

•

after the Matching Period, the Board of Directors has determined in good faith (A) after consultation with its outside financial advisor(s) and outside legal counsel, that such proposal continues to constitute a Superior Proposal (and, if applicable, compared to the terms of the Transactions as proposed to be amended by Parent) and (B) after consultation with its outside financial advisors and outside legal counsel, that the failure to take the relevant action would be inconsistent with its fiduciary duties under applicable law; and

•	the making of the proposal constituting a Superior Proposal did not result, directly or indirectly, from any breach of the Merger Agreement or the AbbVie NDA.

Other than in connection with a Landos Alternative Transaction, the Board of Directors may make a Change in Recommendation in response to any positive material event or development or material change in circumstances with respect to Landos that (i) was not known to the Board of Directors as of or prior to the date of the Merger Agreement (or if known, the material consequences of which were not known or reasonably foreseeable by the Board of Directors) and (ii) does not relate to (x) any change in the market price or trading volume of Landos’ stock, (y) any Landos Alternative Transaction, or (z) Landos meeting or exceeding any internal or analyst’s expectation, forecast, estimate, or prediction in respect of revenues, earnings, or other financial or operating metrics for any period (each, a “Change in Circumstance”), if and only if:

•

Landos has delivered to Parent a written notice that (i) the Board of Directors has determined, in its good faith judgment, after consultation with outside financial advisor(s) and outside legal counsel, that the failure to make a Change in Recommendation would be inconsistent with its fiduciary duties under applicable law and (ii) describes the Change in Circumstance in reasonable detail (the “Determination Notice”);

•	at least four (4) business days (the “Change in Circumstance Matching Period”) have elapsed from the date on which Parent received the Determination Notice;

•

during any Change in Circumstance Matching Period, Landos will negotiate and consider in good faith with Parent and Parent’s representatives any revision to the terms of the Transactions proposed by Parent in order for the failure to make such a Change in Recommendation to no longer be inconsistent with the Board of Directors’ fiduciary duties under applicable law; and

•

after the Change in Circumstance Matching Period, the Board of Directors has determined in good faith after consultation with its outside financial advisor(s) and outside legal counsel, that failure to make a Change in Recommendation would still be inconsistent with its fiduciary duties under applicable law.

If the Board of Directors determines that any alternative proposal would cease to be a Superior Proposal by virtue of the revisions proposed by Parent, Landos will promptly (and in any event within twenty-four (24) hours of such determination) so advise Parent, and the parties will amend the Merger Agreement to reflect such offer made by Parent and will take and cause to be taken all such actions as are necessary to give effect to the foregoing.

Each successive (i) amendment to any proposal that results in an increase in, or modification of, the consideration (or value of such consideration) to be received by Landos’ stockholders or other material terms or conditions thereof or (ii) change in material facts and circumstances relating to the Change in Circumstance shall constitute a new proposal or Change in Circumstance (as applicable) and Landos will deliver a new Superior Proposal Notice for the new Superior Proposal; provided that Parent will be afforded only a two (2) business day Matching Period or Change in Circumstances Matching Period (as applicable) from (A) in the case of a Superior Proposal, the later of the date on which Parent received the Superior Proposal Notice for the new Superior Proposal and the date on which Parent received all of the materials with respect to such new Superior Proposal and (B) in the case of a Change in Circumstance, the date on which Parent received the Determination Notice for the new Change in Circumstance.

If Landos provides a Superior Proposal Notice or Determination Notice to Parent on a date that is less than ten (10) business days before the Special Meeting, Landos will either proceed with or will postpone the Special Meeting, as directed by Parent acting reasonably, to a date determined by Parent that is not more than ten (10) business days after the scheduled date of the Special Meeting but in any event Special Meeting will not be postponed to a date which would prevent the Effective Time from occurring on or prior to the End Date.

Employee Benefits

In the Merger Agreement AbbVie acknowledges that a “change in control,” “sale event” or term or concept of similar import within the meaning of the Employee Plans (as defined in the Merger Agreement) will occur at or prior to the Effective Time, as applicable. For a period of one (1) year following the Effective Time, AbbVie will provide, or cause to be provided, to each natural person who is employed by Landos or any of its subsidiaries (or who provides services to Landos or any of its subsidiaries pursuant to an arrangement with a professional employer organization) as of immediately prior to the Effective Time (including any such employee who is on disability or other approved leave) and who continues to be employed by the Surviving Corporation (or any of its affiliates) (or to provide services to the Surviving Corporation (or any of its affiliates) pursuant to an arrangement with a professional employer organization) during such one-year period (each, a “Continuing Employee”) (i) a base salary (or base wages, as the case may be) and target cash incentive compensation opportunities (excluding retention, change in control, and equity-based compensation), in each case, no less favorable than the base salary (or base wages, as the case may be) and target cash incentive compensation opportunities (excluding retention, change in control, and equity-based compensation) provided to such Continuing Employee immediately prior to the Effective Time, and (ii) other compensation or benefits (excluding equity-based compensation, severance benefits, retiree welfare benefits, defined benefit pension plans, and change in control plans, programs, perquisites, and arrangements) that are substantially similar in the aggregate to such other compensation or benefits (excluding equity-based compensation, severance benefits, retiree welfare benefits, defined benefit pension plans, and change in control plans, programs, perquisites, and arrangements) provided to such Continuing Employee immediately prior to the Effective Time. AbbVie will provide each Continuing Employee with service credit for purposes of eligibility to participate and vesting and, with respect to severance and vacation benefits only, level of benefits, under AbbVie’s and the Surviving Corporation’s employee benefit plans and arrangements to the extent such Continuing Employee is eligible to participate in such plans and arrangements and coverage under such plans and arrangements replaces coverage under a comparable Employee Plan in which such Continuing Employee participates immediately prior to the Closing Date, with respect to his or her length of service with Landos (and its predecessors) prior to the Closing Date, provided that such service credit would not result in the duplication of benefits under any employee benefit plan or arrangement.

To the extent that service is relevant for eligibility, vesting, or allowances under any health or welfare benefit plan of AbbVie and/or the Surviving Corporation, then AbbVie will use its commercially reasonable efforts to (A) waive all limitations as to pre-existing conditions, exclusions, and waiting periods with respect to participation and coverage requirements applicable to each Continuing Employee, to the extent that such conditions, exclusions, and waiting periods would not apply under a similar employee benefit plan in which such employee participated prior to the Effective Time and (B) ensure that such health or welfare benefit plan will, for purposes of eligibility, vesting, deductibles, co-payments, out-of-pocket maximums, and allowances, credit each Continuing Employee for service and amounts paid prior to the Effective Time with Landos (and its predecessors) to the same extent that such service and amounts paid was recognized prior to the Effective Time under the corresponding health or welfare benefit plan of Landos.

Landos and each of its subsidiaries will adopt resolutions and take all such corporate action as is necessary to terminate each 401(k) plan maintained, sponsored or contributed to by Landos or any of its subsidiaries (collectively, the “Landos 401(k) Plans”), in each case, effective as of the day immediately prior to the Closing Date, and Landos will provide AbbVie with evidence that such Landos 401(k) Plans have been properly terminated, the form of such termination documents will be subject to AbbVie’s review. Landos employees will be eligible to participate in a 401(k) plan maintained by AbbVie or any of its Subsidiaries as soon as reasonably practicable following the Closing Date, and will be entitled to effect a direct rollover of any eligible rollover distributions (as defined in Section 402(c)(4) of the Code) to such 401(k) plan maintained by AbbVie or its subsidiaries.

The Employee Benefits provisions of the Merger Agreement described above are solely for the benefit of the parties to the Merger Agreement, and no such provision is intended to, or will, constitute the establishment or adoption of or an amendment to any employee benefit plan for purposes of ERISA or otherwise, and no current or former employee or other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of the Merger Agreement or have the right to enforce the provisions hereof. Nothing in the Merger Agreement will confer upon any Landos associate any right to continue in the employ or service of AbbVie, the Surviving Corporation, or any subsidiary or affiliate thereof, or shall interfere with or restrict in any way any right that AbbVie, the Surviving Corporation, or any subsidiary or affiliate thereof may have to discharge or terminate the services of any Landos associate at any time for any reason whatsoever, with or without cause.

Efforts to Close the Merger

Under the Merger Agreement, Landos, AbbVie, Parent and Merger Sub will, and will cause their respective affiliates to, use their respective reasonable best efforts to take, or cause to be taken, all actions, to file, or cause to be filed, all documents, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable under applicable Antitrust Laws or Foreign Direct Investment Laws to consummate and make effective the Transactions as soon as reasonably practicable, including:

•

the obtaining of all necessary actions or nonactions, waivers, consents, clearances, decisions, declarations, approvals and, expirations, or terminations of waiting periods from governmental bodies and the making of all necessary registrations and filings and the taking of all steps as may be reasonably necessary to obtain any such consent, decision, declaration, approval, clearance, or waiver, or expiration or termination of a waiting period by or from, or to avoid a legal proceeding by, any governmental body in connection with any Antitrust Law or Foreign Direct Investment Laws;

•	the giving of all notices and the obtaining of all necessary consents, authorizations, approvals, or waivers from third parties; and

•	the execution and delivery of any additional instrument reasonably necessary to consummate the Transactions.

Without limiting the generality of the foregoing Landos, AbbVie, Parent and Merger Sub will each use its reasonable best efforts to:

•

cooperate in all respects and consult with the other parties in connection with any filing or submission in connection with any investigation or other inquiry, including allowing the other parties to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions;

•

give the other parties prompt notice of the making or commencement of any request, inquiry, investigation, action, or legal proceeding brought by a governmental body or brought by a third party before any governmental body, in each case, with respect to the Transactions;

•	keep the other parties informed as to the status of any such request, inquiry, investigation, action, or legal proceeding;

•

promptly inform the other parties of any material communication to or from the DOJ, FTC, or any other governmental body in connection with any such request, inquiry, investigation, action, or legal proceeding;

•

on request, promptly furnish to the other party a copy of such communications, subject to a confidentiality agreement limiting disclosure to outside legal counsel and consultants retained by such counsel, and subject to redaction of documents (i) as necessary to comply with contractual arrangements or address attorney-client or other privilege concerns and (ii) to remove references to valuation of Landos or its subsidiaries;

•

to the extent reasonably practicable, consult in advance and cooperate with the other parties and consider in good faith the views of the other parties in connection with any substantive communication, analysis, appearance, presentation, memorandum, brief, argument, opinion, or proposal to be made or submitted in connection with any such request, inquiry, investigation, action, or legal proceeding; and

•

except where prohibited by any governmental body, permit authorized representatives of the other parties to be present at each meeting and telephone or video conference arising out of or relating to such request, inquiry, investigation, action, or legal proceeding.

Each of Landos, AbbVie, and Merger Sub, will supply as promptly as practicable following written request therefor such information, documentation, other material, or testimony that may be requested by any governmental body, including by using reasonable best efforts to respond promptly to any reasonable written request for additional information, documents or other materials, including any “second request” under the HSR Act, received by any party or any of their respective subsidiaries from any governmental body in connection with such applications or filings for the Transactions. Any of Landos, AbbVie, Parent and Merger Sub may, as it deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other parties as “outside counsel only.” Such materials and the information contained therein will be given only to the outside legal counsel of the recipient and will not be disclosed by such outside legal counsel to employees, officers, or directors of the recipient, unless express written permission is obtained in advance from the source of the materials. Each of Landos, AbbVie, Parent and Merger Sub will use reasonable best efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege, or any other privilege pursuant to the Merger Agreement so as to preserve any applicable privilege. Neither AbbVie, nor Parent, nor Merger Sub, on one hand, or Landos, on the other, will pull and refile under any applicable Antitrust Laws or Foreign Direct Investment Laws, without the prior written consent of the other. All filing fees under the HSR Act or for any filing required under other Antitrust Laws or Foreign Direct Investment Laws (if any) will be paid by AbbVie.

Under the Merger Agreement, each of Landos, AbbVie, Parent and Merger Sub will (and will cause their respective affiliates, if applicable, to) (i) as promptly as reasonably practicable, make all filings, notifications or other consents as may be required to be made or obtained by the relevant party under Antitrust Laws or Foreign Direct Investment Laws in those jurisdictions identified in the Landos disclosure schedule, (iii) cooperate with each other in determining whether, and promptly preparing and making, any other filing or notification or other consent required to be made with, or obtained from, any other governmental body in connection with the Transactions, and (iv) cooperate with each other and use their respective reasonable best efforts to contest and resist any legal proceeding that is in effect and that prohibits, prevents or restricts consummation of the Transactions.

AbbVie, after prior consultation in good faith with Landos, will have the principal and sole responsibility for devising and implementing the strategy for obtaining any necessary clearances under the Antitrust Laws and Foreign Direct Investment Laws and will control and take the lead in all meetings and communications with any governmental body in connection therewith. In furtherance of the foregoing, Landos will use its reasonable best efforts to consult in advance with AbbVie, obtain AbbVie’s prior written consent (such consent may be withheld, conditioned or delayed in AbbVie’s sole discretion) and to address all of AbbVie’s views and comments prior to taking any substantive position with respect to (i) the filings under the HSR Act or required by any other governmental body under any applicable Antitrust Laws or Foreign Direct Investment Laws and (ii) any written submission or, to the extent practicable, any discussion with any governmental body in connection with obtaining any necessary clearance under the HSR Act or any other Antitrust Law or any Foreign Direct Investment Law.

Notwithstanding anything to the contrary in the Merger Agreement in no event will AbbVie, Parent, Merger Sub or any of their respective affiliates or subsidiaries be obligated to undertake or commit or agree to undertake any of the following actions: (i) negotiating, committing to, and effecting, by consent decree, hold separate order, or otherwise, the sale, lease, license, divestiture, or disposition of any asset, right, product or product line, or business of Landos, AbbVie, or any of their respective affiliates, (ii) terminating any existing relationship, contractual right, or obligation of Landos, AbbVie, or any of their respective affiliates, (iii) terminating any venture or other arrangement, (iv) creating any relationship, contractual right, or obligation of Landos, AbbVie, or any of their respective affiliates, (v) effectuating any other change or restructuring of Landos, AbbVie, or any of their respective affiliates, (vi) undertaking or agreeing to any requirement or obligation to provide prior notice to, or obtain prior approval from, any governmental body with respect to any transaction, (vii) otherwise taking or committing to take any action with respect to the businesses, product lines, or assets of Landos, AbbVie, or any of their respective affiliates, and (viii)  any sale, divestiture, disposition or other remedial measure pursuant to the applicable sections of the Merger Agreement.

Other Covenants

Stockholders Meeting

Subject to the provisions the Merger Agreement and as promptly as practicable after this Proxy Statement is cleared by the SEC, or the date that is ten (10) calendar days after filing the Proxy Statement in preliminary form if, prior to such date, the SEC does not provide comments or indicates that it does not plan to provide comments,

Landos will (i) take all action required by the DGCL and Landos’ certificate of incorporation and bylaws to duly call, give notice of, convene, and hold the Special Meeting for the purpose of obtaining (A) the Required Company Stockholder Vote and (B) if so desired and mutually agreed, a vote upon other matters of the type customarily brought before a meeting of stockholders in connection with the approval of a merger agreement or the transactions contemplated by such agreement, it being understood that the Special Meeting may also be Landos’ annual meeting of stockholders, with the record date and meeting date of the Special Meeting to be selected after reasonable consultation with Parent, and (ii) use reasonable best efforts to solicit from its stockholders proxies in favor of the approval of the adoption of the Merger Agreement. Additionally, (x) Landos may adjourn, recess, or postpone, and at the request of Parent it will adjourn, recess, or postpone, the Special Meeting for a reasonable period to solicit additional proxies, if Landos or Parent, respectively, reasonably believes there will be insufficient shares represented (either in person or by proxy) to constitute a quorum necessary to obtain the Required Company Stockholder Vote (provided that, unless agreed in writing by Landos and Parent, all such adjournments, recesses or postponements will be for periods of no more than ten (10) business days each) and (y) Landos may adjourn, recess, or postpone the Special Meeting if (I) Landos is required to do so by applicable law or order or request from the SEC or its staff, (II) subject to the Merger Agreement, Landos has notified Parent the Board of Directors intends to make a Change in Recommendation and the applicable notice period thereunder will not have expired prior to the then-scheduled date and time of the Special Meeting or (III) the Board of Directors has determined in good faith (after consultation with outside legal counsel) that such adjournment, recess or postponement is necessary to ensure Landos stockholders have sufficient time to evaluate any information or disclosure that Landos has sent or otherwise made available (including by issuing a press release, filing materials with the SEC or otherwise) to Landos stockholders in advance of the Special Meeting.

Stockholder Litigation

During the Pre-Closing Period, Landos has agreed to, as promptly as possible after obtaining knowledge thereof, notify Parent of any legal proceeding brought by security holders of Landos against Landos or its directors arising out of or relating to the Transactions and provide accurate and complete copies of all pleadings and correspondence relating to such legal proceedings. Landos will control any such legal proceeding brought by security holders of Landos against Landos or its directors arising out of or relating to the Transactions; provided that Landos will give Parent the opportunity to (i) participate in and consult with Landos with respect to any such legal proceeding and (ii) consult on any settlement, release, waiver or compromise of any such legal proceeding, and Landos will in good faith take any comments into account. Landos has also agreed not to enter into any such settlement without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned, or delayed), except to the extent the settlement is fully covered by Landos’ insurance policies (other than any applicable deductible), but only if such settlement would not result in the imposition of any restriction on the business or operations of Landos.

Conditions to the Closing of the Merger

The obligations of Landos, AbbVie, Parent and Merger Sub, as applicable, to consummate the Merger are subject to the satisfaction or waiver, at or prior to the Effective Time, of customary conditions, including the following:

•	obtaining the Required Company Stockholder Vote;

•

no injunction or similar order by any governmental body having jurisdiction over AbbVie, Parent, Merger Sub, Landos, or any of their respective subsidiaries that prohibits the consummation of the Merger and the other Transactions will have been entered and will continue to be in effect;

•

no law will have been enacted, entered, promulgated or enforced, and remain in effect, by any governmental body having competent jurisdiction over AbbVie, Parent, Merger Sub, Landos, or any of their respective subsidiaries that, in any case, prohibits or makes illegal the Transactions;

•

if, prior to the Effective Time, AbbVie, in consultation with Landos, reasonably determines that a filing under the HSR Act is required in connection with the Merger and other transactions contemplated by the Merger Agreement, then the expiration or earlier termination of all applicable waiting periods the HSR Act;

•

if there is voluntary commitment or agreement with the DOJ or FTC not to effect the Closing, then the expiration or earlier termination of all applicable waiting periods under such voluntary commitment or agreement;

•

if, prior to the Effective Time, the CMA indicates in writing to AbbVie that it has decided to formally investigate the Merger and, accordingly, requests AbbVie to submit a merger notice in the form prescribed under the Enterprise Act 2002, then the making, expiration, termination, or obtaining of all authorizations, consents, orders, approvals, filings, proceedings, declarations, and expirations of waiting periods, as the case may be, under the applicable Antitrust Laws of the United Kingdom; and

•

if, prior to the Effective Time, the EC indicates in writing to AbbVie that a member state of the European Union or the EC is making, or has made, a referral of the Merger to the EC under Article 22 of the EU Merger Regulation, then the making, expiration, termination, or obtaining of all authorizations, consents, orders, approvals, filings, proceedings, declarations, and expirations of waiting periods, as the case may be, under the applicable Antitrust Laws of the European Union.

Additionally, the obligations of AbbVie, Parent and Merger Sub, as applicable, to consummate the Merger are subject to the satisfaction or waiver of customary conditions, including, the following:

•

the representations and warranties of Landos set forth in the Merger Agreement, other than those relating to due organization, good standing, subsidiaries, compliance with Landos’ certificate of incorporation and bylaws, certain aspects of Landos’ capitalization, authority, binding nature of the Merger Agreement, the absence of conflicts with Landos’ organizational documents, any third party consents to the Transactions, the Required Company Stockholder Vote, the inapplicability of Section 203 of the DGCL matters, the absence of a Material Adverse Effect, the absence of actions taken without Parent’s consent that would result in a breach of certain covenants in the Merger Agreement (excluding activities conducted in the ordinary course of Landos’ business), certain aspects of Landos owned intellectual property, and the opinion of Jefferies, being true and correct in all respects without giving effect to the words “materially” or “material” or to any qualification based on the defined term “Material Adverse Effect,” as of the date of the Merger Agreement and as of the Effective Time as if made as of such date (except for those representations and warranties which are expressly made as of an earlier date, in which case as of such earlier date), except where the failure to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect;

•

the representations and warranties of Landos set forth in the Merger Agreement relating to due organization, good standing, subsidiaries, compliance with Landos’ certificate of incorporation and bylaws, certain aspects of Landos’ capitalization, authority, binding nature of the Merger Agreement, the absence of conflicts with Landos’ organizational documents, any third party consents to the Transactions, the Required Company Stockholder Vote, and the inapplicability of Section 203 of the DGCL matters (i) that are qualified by “materiality” or “Material Adverse Effect” will be true and correct, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date) and (ii) that are not qualified by “materiality” or “Material Adverse Effect” will be true and correct in all material respects, both when made and at and as of the Closing Date, as if made at and as of such time (except for those representations and warranties which are expressly made as of an earlier date, in which case as of such earlier date);

•

the representations and warranties of Landos set forth in the Merger Agreement relating to certain aspects of Landos’ capitalization, specifically Landos outstanding equity awards as of the Reference Date, the absence of a Material Adverse Effect, the absence of actions taken without Parent’s consent that would result in a breach of certain covenants in the Merger Agreement (excluding activities conducted in the ordinary course of Landos’ business) and the opinion of Jefferies, being true and correct as of the date of the Merger Agreement and as of the Effective Time as if made as of such date (except for those representations and warranties which are expressly made as of an earlier date, in which case as of such earlier date);

•

the representations and warranties of Landos set forth in the Merger Agreement relating to certain aspects of Landos’ capitalization, specifically Landos’ capitalization as of the Reference Date, being true and correct subject only to de minimis variations, as of the date of the Merger Agreement and as of the Effective Time as if made as of such date (except for those representations and warranties which are expressly made as of an earlier date, in which case as of such earlier date);

•

the representation and warranties relating to certain aspects of Landos owned intellectual property being true and correct as of the date of the Merger Agreement and as of the Effective Time as if made as of such date;

•

Landos having performed and complied with, in all material respects, its agreements and covenants required to be complied with or performed by Landos under the Merger Agreement at or prior to the Effective Time;

•	the absence of any Material Adverse Effect having occurred since the date of the Merger Agreement that is continuing as of the Effective Time; and

•

the receipt by Parent of a Landos certificate dated as of the date of the Closing and signed on Landos’ behalf by its Chief Executive Officer or another senior officer, certifying that the conditions set forth in the preceding six (7) bullets have been satisfied.

Lastly, the obligations of Landos to consummate the Merger are subject to the satisfaction or waiver of customary conditions, including, the following:

•

the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement relating to due organization, authority, the binding nature of the Merger Agreement, the non-contravention of legal obligations, any third party consents to the Transactions, and the absence of ownership of Landos’ capital stock being true and correct in all material respects as of the date of the Merger Agreement and as of the Effective Time as if made as of such date (except for those representations and warranties which address matters only as of an earlier date which will have been true and correct as of such earlier date);

•

the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement, not related to due organization, authority, the binding nature of the Merger Agreement, the non-contravention of legal obligations, any third party consents to the Transactions, and the absence of ownership of Landos’ capital stock, being true and correct without giving effect to the words “materially” or “material” or to any qualification based on the defined term “Parent Material Adverse Effect” as of the date of the Merger Agreement and as of the Effective Time as if made as of such date (except for those representations and warranties which address matters only as of an earlier date which will have been true and correct as of such earlier date) except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a “Parent Material Adverse Effect;”

•

Parent and Merger Sub having complied with, or performed, in all material respects all of the covenants and agreements they are required to comply with or perform under the Merger Agreement prior to the Effective Time; and

•

the receipt by Landos of a certificate of Parent dated as of the date of the Closing and validly executed for and on behalf of Parent and in their respective names by its Chief Executive Officer or another senior officer thereof, certifying that the conditions described in the preceding three (3) bullets have been satisfied.

Termination of the Merger Agreement

The Merger Agreement may be terminated and the Merger and other transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after the Required Company Stockholder Vote is obtained:

•	by mutual written consent of Parent and Landos.

•	by either Parent or Landos:

o

if the Effective Time has not occurred on or before September 24, 2024 (the “End Date”); however, the End Date may be extended three times by a period of three (3) months in each case if the failure for the Closing to have occurred is solely due to the failure of conditions to Closing with respect to Antitrust Laws have not been met. The right to terminate the Merger Agreement in accordance with the foregoing will not be available to any party if the failure of the Closing to have occurred prior to the End Date is primarily attributable to the failure on the part of such party to perform in any material respect any covenant or obligation in the Merger Agreement required to be performed by such party;

o

if any governmental body having competent jurisdiction over AbbVie, Parent or Landos has issued a legal restraint, and such legal restraint has become final and nonappealable. The right to terminate the Merger Agreement in accordance with the foregoing will not be available to any party if the imposition of such legal restraint or the failure of such legal restraint to be resolved or lifted is primarily attributable to the failure on the part of such party to perform in any material respect any covenant or obligation in the Merger Agreement required to be performed by such party; or

o

if the Required Company Stockholder Vote has not been obtained at the Special Meeting duly convened therefor or at any adjournment or postponement thereof. However, the right to terminate the Merger Agreement in accordance with the foregoing will not be available to any party if the failure to obtain the Required Company Stockholder Vote is primarily attributable to the failure on the part of such party to perform in any material respect any covenant or obligation in the Merger Agreement required to be performed by such party.

•	by Parent if:

o

if there has been a breach by Landos of, (i) Section 5.3 of the Merger Agreement, in any material respect, (ii) any representation, warranty, covenant, or agreement in the Merger Agreement, in each case, which breach (A) would result in a failure of certain conditions to Closing and (B) cannot be cured by the End Date or, if curable, is not cured with thirty (30) business days following Parent’s delivery of written notice to Landos stating Parent’s intention to terminate the Merger Agreement and the basis for such termination. However, Parent may not terminate the Merger Agreement pursuant to the foregoing if Parent or Merger Sub is in breach of any representation, warranty, agreement, or covenant in the Merger Agreement that would result in a failure of certain conditions to Closing; or

o	if at any time prior to the Required Company Stockholder Vote, the Board of Directors has effected a Change in Recommendation.

•	by Landos:

o

if Parent or Merger Sub has breached in any representation, warranty, covenant, or agreement in the Merger Agreement, in each case, which breach (i) would result in a failure of certain conditions to Closing and (ii) cannot be cured by the End Date or, if curable, is not cured within thirty (30) business days following Landos’ delivery of written notice to AbbVie stating Landos’ intention to terminate the Merger Agreement and the basis for such termination. However, Landos may not terminate the Merger Agreement pursuant to the foregoing if Landos is then in breach of any representation, warranty, agreement, or covenant in the Merger Agreement that would result in a failure of certain conditions to Closing; or

o

at any time prior to the receipt of the Required Company Stockholder Vote, in order to accept a Superior Proposal and immediately thereafter enter into a binding written definitive acquisition agreement providing for the consummation of a transaction constituting a Superior Proposal; so long as, Landos has complied in all material respects with the requirements of the Merger Agreement with respect to such Superior Proposal and, concurrently with such termination, pays (or causes to be paid) the Landos Termination Fee.

In the event of any termination of the Merger Agreement pursuant to the termination rights discussed immediately above (i) the terminating party will give prompt written notice thereof to the other parties, specifying the provision of the Merger Agreement pursuant to which such termination is made, (ii) the Merger Agreement will be of no further force or effect and the Transactions will be abandoned, each as of the date of termination, and (iii) there will be no liability on the part of any party to the Merger Agreement following any such termination except (a) certain sections of the Merger Agreement will survive the termination of the Merger Agreement and will remain in full force and effect, (b) the AbbVie NDA will survive the termination of the Merger Agreement and will remain in full force and effect, in each case, in accordance with its terms, and (iii) notwithstanding any provision of the Merger Agreement, the termination of the Merge Agreement will not relieve any party from any liability for fraud or willful breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement.

Effect of Termination; Termination Fees

The Merger Agreement contains certain remedies in the event of a termination. If Parent terminates the Merger Agreement due to a Change in Recommendation, or after Landos’ failure to obtain the Required Company Stockholder Vote after a Change in Recommendation, Landos has agreed to pay to AbbVie the Landos Termination Fee. If Landos terminates the Merger Agreement due to Landos accepting a Superior Proposal, Landos has also agreed, in connection with and as a condition to such termination, to pay AbbVie the Landos Termination Fee.

The Merger Agreement further provides that Landos will pay to AbbVie the Landos Termination Fee if (i) either of Parent or Landos, as applicable, terminates the Merger Agreement (A) on or after the End Date (if the Effective Time has not occurred prior to such date), (B) due to the Required Company Stockholder Vote having not been obtained at the Special Meeting, or (C) due to a breach by Landos of the Merger Agreement such that certain conditions would not be satisfied, and (ii) at or prior to the Special Meeting (in the case of a termination due to the Required Company Stockholder Vote having not been obtained at the Special Meeting) or at or prior to the time of such termination (in the case of a termination due to the Effective Time having not occurred prior to the End Date or due to a breach by Landos of the Merger Agreement such that certain conditions would not be satisfied), any person has publicly made or announced (and has not subsequently withdrawn), or any person has publicly announced an intention (whether or not conditional) to make (and has not subsequently withdrawn), a Landos Alternative Transaction, and (iii) within twelve (12) months after the date of the termination of the Merger Agreement, Landos or any of its subsidiaries enters into a definitive agreement with respect to a Landos Alternative Transaction or consummates a Landos Alternative Transaction.

Specific Performance

Each of AbbVie, Parent, Merger Sub and Landos is entitled to an injunction or injunctions, specific performance, or other non-monetary equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions thereof in the Court of Chancery of the State of Delaware and any state appellate court therefrom or, if such court lacks subject matter jurisdiction, any other state or federal court in the State of Delaware, without proof of damages or otherwise, in addition to any other remedy to which they are entitled under the Merger Agreement.

Fees and Expenses

Except in certain circumstances specified in the Merger Agreement, all fees and expenses incurred in connection with the Merger Agreement and the Transactions will be paid by the party incurring such expenses, whether or not the Transactions are consummated.

Amendment

Subject to compliance with applicable law, prior to the Effective Time, the Merger Agreement may be amended or supplemented with the approval of each of the Board of Directors and AbbVie; except that after receipt of the Required Company Stockholder Vote, if any such amendment or waiver would require further approval of Landos’ stockholders, the effectiveness of such amendment or waiver will be subject to the approval of Landos’ stockholders.

Governing Law

The Merger Agreement is governed by Delaware law.

Form of Contingent Value Rights Agreement

The Merger Agreement requires that, at or immediately prior to the Effective Time, AbbVie, Parent and the rights agent will enter into the CVR Agreement, substantially in the form attached as Exhibit D to the Merger Agreement (and attached to this proxy statement as Annex B), subject to such changes thereto as permitted under the Merger Agreement. The CVR Agreement will govern the terms of the CVRs.

While no guarantee can be given that any proceeds will be received, each CVR represents a non-tradeable contractual contingent right to receive $11.14, without interest and subject to applicable tax withholdings, upon the achievement of the Milestone prior to the Milestone Achievement Outside Date. There can be no assurance that the Milestone will be achieved prior to the Milestone Achievement Date or that Parent or AbbVie will be required to make the Milestone Payment to holders of CVRs.

The CVRs are contractual rights only and are not transferable except under limited circumstances, specified in the CVR Agreement. The CVRs will not be evidenced by a certificate or other instrument and will not be registered with the SEC or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent, any constituent corporation party to the Merger Agreement or any of their respective affiliates or subsidiaries. No interest will accrue on any amounts payable on the CVRs.

Except for the rights of the rights agent set forth in the CVR Agreement, only holders of not less than 50% of the outstanding CVRs as set forth in the register kept by the rights agent will have the sole right, on behalf of all holders of CVRs, by virtue of or under any provision of the CVR Agreement, to institute any action or proceeding with respect to the CVR Agreement, and no individual holder of CVRs or other group of holders will be entitled to exercise such rights. However, the CVR Agreement will not limit the ability of an individual CVR holder to seek the Milestone Payment upon the achievement of the Milestone solely to the extent such payment amount has been finally determined in accordance with the terms of the CVR Agreement and has not been paid within the period contemplated by the CVR Agreement. Additionally, the only rights and interests of the CVR holders (or any person seeking the benefit of any CVR) in respect of a CVR will be those set forth in the CVR Agreement and no CVR holder (or any person acting on their behalf or for their benefit) may enforce any other right or interest against any person in respect of a CVR.

The CVR Agreement will be terminated, and no payments will be required to be made, upon the earliest to occur of (a) the payment by the rights agent to each holder of CVRs of the Milestone Payments (if any) required to be paid under the terms of the CVR Agreement and (b) the failure to achieve the Milestone on or before the

Milestone Achievement Outside Date. For the avoidance of doubt, the right of any CVR holder to receive the Milestone Payment with respect to the Milestone, and any covenants and obligations of Parent (other than in relation to any undistributed Milestone Payments in accordance with the terms of the CVR Agreement), will be terminated and of no force or effect if the Milestone is not achieved before the Milestone Achievement Outside Date.

Voting Agreement

Concurrently with the entry into and in connection with the Merger Agreement, on March 24, 2024, Parent and Landos entered into the Voting Agreement with Xontogeny, LLC and Perceptive Advisors LLC and certain of their affiliates, pursuant to which such stockholders have agreed to vote their aggregate shares in favor of the adoption of the Merger Agreement and approval of the Merger at the Special Meeting. As of March 22, 2024, Xontogeny, LLC and Perceptive Advisors LLC and certain of their affiliates beneficially owned an aggregate of approximately 57.6% of the outstanding shares of Landos common stock. The Voting Agreement will terminate upon termination of the Merger Agreement and certain other specified events.

The Board of Directors unanimously recommends, on behalf of Landos, that you vote “FOR” this proposal.

PROPOSAL 2: THE ADJOURNMENT PROPOSAL

We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if the Board of Directors determines that it is necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. If the Board of Directors determines that it is necessary or appropriate, we will ask our stockholders to vote only on this Adjournment Proposal and not to vote on the proposal to adopt the Merger Agreement.

In the Adjournment Proposal, we are asking our stockholders to approve a proposal to authorize the Board of Directors, in its discretion, to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the Special Meeting. If stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from stockholders that have previously returned properly executed proxies voting against adoption of the Merger Agreement. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the proposal to adopt the Merger Agreement would be defeated, we could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the Merger Agreement. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting.

Vote Required and Board of Directors Recommendation

Approval of the Adjournment Proposal requires either (i) if a quorum is present, the affirmative vote of the majority of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the Special Meeting and entitled to vote generally on the subject matter or (ii) if a quorum is not present, the vote of the holders of a majority of the shares represented at the Special Meeting. Assuming the Special Meeting is held solely by means of remote communication, as it is currently scheduled to be, no shares will be present in person at the Special Meeting, and only shares present virtually or represented by proxy at the Special Meeting will be able to be voted.

For the purpose of the Adjournment Proposal, (i) a failure to vote virtually or by proxy at the Special Meeting (including failure to give instruction to brokers, banks or other nominees on any of the proposals to be voted on at the Special Meeting for shares held in “street name”) will have no effect on the outcome of the Adjournment Proposal (but such shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting, which may make it harder to establish a quorum for the transaction of business at the Special Meeting), and (ii) abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal, whether or not a quorum is present. If your shares are deemed present or represented by proxy at the Special Meeting, then a failure to vote your shares will have no effect on the outcome of the Adjournment Proposal if a quorum is present but will have the same effect as a vote “AGAINST” the Adjournment Proposal if a quorum is not present. Shares of Landos common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a stockholder returns a properly signed and dated proxy card without indicating voting preferences on such proxy card, the shares of Landos common stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting and all of such shares will be voted as recommended by the Board of Directors.

We do not expect any “broker non-votes” on the Adjournment Proposal, but if there are any, they will be counted for the purpose of determining whether a quorum is present. If there are “broker non-votes,” each broker non-vote will have no effect on the Adjournment Proposal.

The Board of Directors unanimously recommends, on behalf of Landos, that you vote “FOR” approval of this proposal.

MARKET PRICES AND DIVIDEND DATA

Our common stock is listed on Nasdaq under the symbol “LABP.” As of April 25, 2024 there were 3,125,841 shares of common stock outstanding held by approximately seven stockholders of record. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. We have never declared or paid any cash dividends on our common stock.

On April 24, 2024 the latest practicable trading day before the printing of this proxy statement, the closing price for our common stock on Nasdaq was $22.18 per share. You are encouraged to obtain current market quotations for our common stock.

Following the Merger, there will be no further market for our common stock and it will be delisted from Nasdaq and deregistered under the Exchange Act. As a result, following the Merger we will no longer file periodic reports with the SEC. In the event that the Merger is not consummated, our payment of any future dividends would be at the discretion of our Board of Directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects, and other factors our Board of Directors may deem relevant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our capital stock as of March 31, 2024 by:

•	each person or group of affiliated persons, who we know to beneficially own more than five percent (5%) of our outstanding common stock, each of whom we refer to as a five percent (5%) owner;

•	each of our named executive officers, including certain former named executive officers;

•	each of our current directors; and

•	all of our current named executive officers and directors as a group.

Information given below regarding beneficial owners of more than five percent (5%) of Landos’ outstanding capital stock is based solely on information provided by such persons in filings with the SEC on Schedules 13D, 13G and other filings made with the SEC on or before March 31, 2024. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares issuable pursuant to stock options and other rights to purchase shares of our common stock exercisable within sixty (60) days of March 31, 2024. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Unless otherwise noted below, the address of each of the individuals and entities named in the table below is in care of Corporate Secretary, Landos Biopharma, Inc., P.O. Box 11239, Blacksburg, Virginia 24062. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	Shares of Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number	Percent
Greater than 5% Stockholders:
Entities Affiliated with Perceptive(2)	1,486,991	47.7%
Xontogeny, LLC(3)	309,092	9.9%
Named Executive Officers and Directors:
Gregory Oakes(4)	94,241	*
Fabio Cataldi(5)	22,054	*
Patrick Truesdell(6)	6,615	*
Christopher Garabedian(7)	5,400	*
Fred Callori(8)	8,700	*
Tiago Girão(9)	9,000	*
Roger Adsett(10)	6,200	*
Alka Batycky(11)	1,200	*
Tim M. Mayleben(12)	32,548	*
All current directors and executive officers as a group (8 persons)	179,343	5.4%

*	Less than one percent (1%)
(1)

This information is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Landos believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 3,116,729 shares outstanding on March 31, 2024, adjusted as required by rules promulgated by the SEC.

(2)

This information has been obtained from a Schedule 13D/A filed on March 30, 2023 by Perceptive Advisors LLC. The amount reflected in the table has been adjusted to account for one-for-ten (1:10) Reverse Stock Split of our outstanding common stock completed on May 25, 2023. As of the filing of the Schedule 13D/A consisted of (a) 7,299,751 shares of common stock held by Perceptive Life Sciences Master Fund, Ltd. (b) 5,799,564 shares of common stock held by Perceptive Xontogeny Venture Fund, LP and (c) 1,770,600 shares of common stock held by PX Venture (A), LLC. Perceptive Life Sciences Master Fund Ltd., Perceptive Advisors LLC and Joseph Edelman have shared voting and dispositive power with respect to the shares held by Perceptive Life Sciences Master Fund Ltd. and PX Venture (A), LLC and Perceptive Advisors LLC and Joseph Edelman have shared voting and dispositive power with respect to the shares held by Perceptive Xontogeny Venture Fund, L.P. Perceptive Advisors LLC serves as the investment manager to Perceptive Life Sciences Master Fund Ltd. and may be deemed to beneficially own the securities directly held by Perceptive Life Sciences Master Fund Ltd. Mr. Edelman is the managing member of Perceptive Advisors LLC and may be deemed to beneficially own the securities directly held by Perceptive Life Sciences Master Fund Ltd. The principal address of Perceptive Advisors LLC is 51 Astor Place, 10th Floor New York, NY 10003.

(3)

This information has been obtained from a Schedule 13D/A filed on March 30, 2023 by Xontogeny, LLC. The principal address of Xontogeny, LLC is 240 Newbury Street, Suite 201, Boston, MA 02116. The amount reflected in the table has been adjusted to account for one-for-ten (1:10) Reverse Stock Split of our outstanding common stock completed on May 25, 2023.

(4)	Consists of 94,241 shares of common stock issuable to Mr. Oakes upon the exercise of outstanding options exercisable within 60 days of March 31, 2024.
(5)	Consists of 22,054 shares of common stock issuable to Dr. Cataldi upon the exercise of outstanding options exercisable within 60 days of March 31, 2024.
(6)	Consists of 6,615 shares of common stock issuable to Mr. Truesdell upon the exercise of outstanding options exercisable within 60 days of March 31, 2024.
(7)	Consists of 5,400 shares of common stock issuable to Mr. Garabedian upon the exercise of outstanding options exercisable within 60 days of March 31, 2024.
(8)	Consists of 8,700 shares of common stock issuable to Mr. Callori upon the exercise of outstanding options exercisable within 60 days of March 31, 2024.
(9)	Consists of 9,000 shares of common stock issuable to Mr. Girão upon the exercise of outstanding options exercisable within 60 days of March 31, 2024.
(10)	Consists of 6,200 shares of common stock issuable to Mr. Adsett upon the exercise of outstanding options exercisable within 60 days of March 31, 2024.
(11)	Consists of 1,200 shares of common stock issuable to Dr. Batycky upon the exercise of outstanding options exercisable within 60 days of March 31, 2024.
(12)	Consists of 32,548 shares of common stock issuable to Mr. Mayleben upon the exercise of outstanding options exercisable within 60 days of March 31, 2024.

OTHER MATTERS

Other Matters

Our Board of Directors knows of no other business that will be presented for consideration at the Special Meeting. If other matters are properly brought before the Special Meeting, however, it is the intention of the persons named in the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Future Stockholder Proposals

If the Merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of stockholders of Landos. If, however, the Merger is not completed, stockholders will continue to be entitled to attend and participate in stockholder meetings.

Landos will hold a regular annual meeting of its stockholders in 2024 only if the Merger is not completed and will announce the date of this meeting in accordance with its bylaws for purposes of allowing stockholders to propose to bring business at the annual meeting.

Stockholder Proposals for 2024 Annual Meeting of Stockholders (if any)

In the event that we hold a 2024 annual meeting of stockholders, and such meeting is held less than 30 days before and less than 30 days after the one-year anniversary of the 2023 annual meeting of stockholders, then, for notice by the stockholder to be timely for a stockholder proposal to be considered for inclusion in the proxy materials for such meeting, your proposal must have been submitted in writing by December 21, 2023 to P.O. Box 11239, Blacksburg, Virginia 24062. Pursuant to our bylaws, if we hold a 2024 annual meeting of stockholders and you wish to nominate an individual for election at, or bring business other than through a stockholder proposal before, such meeting such notice must have been delivered to our Corporate Secretary at the address above between January 24, 2024 and February 23, 2024. Any such notice to the Corporate Secretary must have set forth information specified in our Bylaws, including your name and address and the class and number of shares of our stock that you beneficially own.

In the event that we hold the 2024 annual meeting of stockholders and such meeting is held more than 30 days before or more than 30 days after the one-year anniversary of the 2023 annual meeting of stockholders, then, for notice by the stockholder to be timely, it must be received by the Corporate Secretary at P.O. Box 11239, Blacksburg, Virginia 24062 not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting, or the 10th day following the day on which public announcement of the date of such annual meeting is first made.

If you propose to bring business before an Annual Meeting of Stockholders other than a director nomination, your notice must also include, as to each matter proposed, the following: (1) a brief description of the business desired to be brought before such Annual Meeting and the reasons for conducting that business at the Annual Meeting and (2) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must also include, as to each person you propose to nominate for election as a director, the following: (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class and number of shares of our stock that are owned of record and beneficially owned by the person, (4) the date or dates on which the shares were acquired and the investment intent of the acquisition, (5) a statement as to whether such nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the Board of Directors and (6) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated under the Exchange Act, including the person’s written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack of independence, of the proposed nominee.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must have provided in their notice any additional information required by Rule 14a-19(b) under the Exchange Act by no later than March 24, 2024. In the event that we hold the 2024 annual meeting of stockholders and such meeting is held more than 30 days before or more than 30 days after the one-year anniversary of the 2023 annual meeting of stockholders, then, for notice by the stockholder to be timely, it must be provided by the later of 60 days prior to the date of the annual meeting or the 10th day following the date on which public disclosure of the date of such meeting is first made by us.

For more information, and for more detailed requirements, please refer to our Amended and Restated Bylaws, filed as Exhibit 3.4 to our Registration Statement on Form S-1 (File No. 333-252083), filed with the SEC on January 28, 2021.

Householding of Special Meeting Materials

The SEC’s rules permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for proxy statements, annual reports and Internet Notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement and one (1) annual report or Internet Notice addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially results in a reduced usage of natural resources and cost savings for companies.

A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement and one (1) annual report or Internet Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Any stockholder at a shared address to which a single copy of the documents or Internet Notice was delivered and who wishes to receive a separate copy of the documents or Internet Notice can request a copy of such documents or notice by sending a written request to Corporate Secretary, Landos Biopharma, Inc., P.O. Box 11239, Blacksburg, Virginia 24062, or by contacting our Corporate Secretary at (540) 218-2232 and we will promptly deliver the requested documents or notice. Also, if, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report or Internet Notice in the future, please notify your broker or direct your written request to Corporate Secretary, Landos Biopharma, Inc., P.O. Box 11239, Blacksburg, Virginia 24062, or contact our Corporate Secretary at (540) 218-2232. Stockholders who currently receive multiple copies of the proxy statement and annual report or Internet Notice at their address and would like to request “householding” of their communications should contact their broker.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the investor relations page of our website at https://ir.landosbiopharma.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.

Any person, including any beneficial owner of shares of Landos common stock, to whom this proxy statement is delivered may request copies of proxy statements or other information concerning us by written or telephonic request directed to Landos’ address below. If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one (1) business day after we receive your request.

Landos Biopharma, Inc.

Attention: Corporate Secretary

P.O. Box 11239

Blacksburg, VA 24062

If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

(212) 929-5500 (Call Collect)

Or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

MISCELLANEOUS

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated April 25, 2024. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

AGREEMENT AND PLAN OF MERGER

among:

BESPIN SUBSIDIARY, LLC,

BESPIN MERGER SUB, INC.,

LANDOS BIOPHARMA, INC., and

ABBVIE INC.,

solely for the limited purposes set forth herein.

Dated as of March 24, 2024

A-i

A-ii

EXHIBIT

Exhibit A	Definitions	A-57
Exhibit B	Voting Agreement	A-69
Exhibit C	Certificate of Incorporation of the Surviving Corporation	A-79

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of March 24, 2024, by and among: Bespin Subsidiary, LLC, a Delaware limited liability company and a wholly owned Subsidiary of Guarantor (“Parent”); Bespin Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”); Landos Biopharma, Inc., a Delaware corporation (the “Company”); and solely for the purposes of Section 2.2(b)(iii), Section 2.3(b), Section 5.1(b), Section 5.5, Section 5.10, Section 5.11, Section 8.4, Section 8.5, Section 8.7 and Section 8.10, AbbVie Inc., a Delaware corporation (“Guarantor”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

A. Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement.

B. In furtherance of such acquisition of the Company by Parent, and on the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub shall be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned Subsidiary of Parent (the “Surviving Corporation”).

C. The board of directors of the Company (the “Company Board”) has unanimously (a) determined that the consummation of the Merger, the transactions contemplated by this Agreement, the CVR Agreement and the other Ancillary Agreements (such transactions, together with the Merger, the “Transactions”) are advisable and fair to, and in the best interests of, the Company and its stockholders, (b) authorized and approved the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Company and approved the Merger, (c) recommended the adoption of this Agreement by the holders of Company Common Stock (the “Company Board Recommendation”), and (d) directed that such matter be submitted for consideration by the Company stockholders at the Company Stockholders’ Meeting.

D. The boards of directors of Parent and Merger Sub have unanimously approved the execution, delivery, and performance of this Agreement and the consummation of the Transactions, including the Merger, and declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement.

E. On the terms and subject to the conditions set forth in this Agreement, at or prior to the Effective Time, Guarantor, Parent and the Rights Agent will enter into the CVR Agreement.

F. Concurrently with the execution and delivery of this Agreement and as an inducement to Parent’s willingness to enter into this Agreement, each of Perceptive Advisors LLC and Xontogeny LLC, a holder of shares of Company Common Stock, is entering into a voting and support agreement in the form attached as Exhibit B hereto (the “Voting Agreement”), pursuant to which, and subject to the terms and conditions thereof, among other things, each such stockholder agrees to vote the shares of Company Common Stock beneficially owned by it in favor of the adoption of this Agreement and approval of the Merger at the Company Stockholders’ Meeting.

G. Immediately following the execution and delivery of this Agreement, Parent, as the sole stockholder of Merger Sub, shall approve and adopt this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, and agreements in this Agreement, and intending to be legally bound, Parent, Merger Sub, and the Company and for the limited purposes set forth herein, Guarantor, agree as follows:

ARTICLE I

THE MERGER

Section 1.1 The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall merge with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue its corporate existence under the laws of the State of Delaware (“Delaware Law”) as the Surviving Corporation and a wholly owned Subsidiary of Parent.

Section 1.2 Closing. The closing of the Merger (the “Closing”) shall take place (a) remotely by electronic exchange of executed documents, commencing at 10:00 a.m., New York City time, on the date that is two (2) business days after the date on which all conditions set forth in Article VI shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions to be taken at the Closing, but subject to the satisfaction or waiver thereof at or prior to the Closing) or (b) at such other place, time, and date as the Company and Parent may agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.”

Section 1.3 Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company, Parent, and Merger Sub shall cause a certificate of merger (the “Certificate of Merger”) to be filed with the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Company and Parent and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being referred to as the “Effective Time”).

Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL.

Section 1.5 Organizational Documents of the Surviving Corporation.

(a) At the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended and restated to conform to EXHIBIT C until, subject to Section 5.7, thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation.

(b) The Parties shall take all necessary action such that the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall become the bylaws of the Surviving Corporation (except that all references in such bylaws of Merger Sub to its name, date of incorporation, registered office or registered agent shall instead refer to the name, date of incorporation, registered office and registered agent, respectively, of the Surviving Corporation) until, subject to Section 5.7 thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws.

Section 1.6 Directors of the Surviving Corporation. The Parties shall take all necessary action such that the directors of Merger Sub as of immediately prior to the Effective Time shall become the only directors of the Surviving Corporation and such directors shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation, or removal.

Section 1.7 Officers of the Surviving Corporation. The officers of the Company as of immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, incapacitation, retirement, resignation, or removal.

ARTICLE II

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

Section 2.1 Effect on Capital Stock.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub, or the holders of any security of the Company or Merger Sub:

(i) Conversion of Company Common Stock. Each share of Company Common Stock (each, a “Share”) that is outstanding immediately prior to the Effective Time, but excluding Cancelled Shares and Dissenting Shares, shall be converted automatically into the right to receive (A) $20.42 per Share in cash (the “Closing Amount”), plus (B) one (1) contractual contingent value right per Share representing the right to receive a contingent payment in cash, without interest, upon the achievement of the Milestone set forth in the CVR Agreement (a “CVR”) ((A) and (B), collectively, the “Merger Consideration”). All Shares that have been converted into the right to receive the Merger Consideration as provided in this Section 2.1(a) shall cease to exist and no longer being outstanding, and any holder of Book-Entry Shares, or Certificates that immediately prior to the Effective Time represented such Shares, shall cease to have any right with respect to such Shares other than the right to receive the Merger Consideration.

(ii) Cancellation of Shares. Each Share that is (a) owned by the Company or any wholly owned Company Subsidiary as treasury stock or otherwise, including Shares reserved for issuance under any of the Company Equity Plans or the Company ESPP, but excluding for the avoidance of doubt any Share held by any Employee Plan or trust related thereto, or (b) held, directly or indirectly, by Guarantor, Parent, Merger Sub, or any other wholly owned Subsidiary of Guarantor immediately prior to the Effective Time (the “Cancelled Shares”), shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(iii) Conversion of Merger Sub Common Stock. Each share of common stock, par value $0.001 per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid, and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation with the same rights, powers, and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

If, between the date of this Agreement and the Effective Time, the outstanding Company Shares are changed in accordance with this Agreement into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the amount of cash into which each Company Share is converted in the Merger shall be adjusted to the extent appropriate. For the avoidance of doubt, the Company Warrants outstanding immediately prior to the Effective Time shall be treated in accordance with Section 2.4 in connection with the Merger.

(b) Appraisal Rights. Notwithstanding anything to the contrary in this Agreement, to the extent required by the DGCL, any Share that is issued and outstanding immediately prior to the Effective Time and that is held by a holder who has not voted in favor of the adoption of this Agreement or consented thereto in writing and is entitled to demand and properly demands appraisal of such Share, as applicable (a “Dissenting Share”), pursuant to, and who has properly exercised and perfected his or her demand for appraisal rights under and complies in all respects with, Section 262 of the DGCL (the “Appraisal Rights”) shall not be converted into the right to receive the Merger Consideration but instead shall entitle the holder thereof only to such rights as are granted to holders of Dissenting Shares pursuant to Section 262 of the DGCL; provided, however, that any Dissenting Share held by a holder who shall have failed to perfect or otherwise shall have waived, withdrawn, or otherwise lost his or her Appraisal Rights in respect of such Dissenting Share, then such Dissenting Share shall be deemed no longer to be a Dissenting Share and be treated as if it had been converted into, and become exchangeable solely for, as of the Effective Time the right to receive, without interest or duplication, the Merger Consideration pursuant to Section 2.1(a). The Company shall give prompt written notice to Parent of any demand received by the Company for the appraisal of any Share (or any written threat thereof), of any withdrawal (purported or otherwise) of any such demand and of any other document or instrument served pursuant to the DGCL and received by the Company arising under Section 262 of the DGCL and any alleged dissenter’s right. Parent shall have the right to participate in any and all negotiations and Legal Proceedings with respect to any such demand. During the Pre-Closing Period, the Company shall not, without the prior written consent of Parent, make any payment or demand with respect to, or settle or compromise or offer to settle or compromise, any such payment or demand, or agree to do any of the foregoing.

(c) Certain Adjustments. If, during the Pre-Closing Period, the outstanding Shares of the Company shall have been changed into a different number of Shares or a different class of shares by reason of any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination, or exchange of Shares, the Merger Consideration shall be equitably adjusted, without duplication, to proportionally reflect such change.

Section 2.2 Exchange of Certificates.

(a) Paying Agent. No later than the Effective Time, Parent shall deposit, or shall cause to be deposited, with a U.S. bank or trust company that shall be appointed to act as a paying agent hereunder and approved in advance by the Company in writing (the “Paying Agent”), in trust for the benefit of holders of the Shares, cash in U.S. dollars sufficient to pay the aggregate Closing Amount in exchange for all of the Shares outstanding immediately prior to the Effective Time (other than the Cancelled Shares), payable upon due surrender of the certificates that, immediately prior to the Effective Time, represented Shares (“Certificates”) (or effective affidavits of loss in lieu thereof) or uncertificated Shares represented by book-entry (“Book-Entry Shares”) pursuant to the provisions of this Article II (such cash being referred to as the “Exchange Fund”). For the avoidance of doubt, Parent shall not be required to cause to be deposited any funds related to any CVR with the Rights Agent unless and until such deposit is required pursuant to the CVR Agreement.

(b) Payment Procedures.

(i) As soon as reasonably practicable after the Effective Time and in any event not later than the third (3rd) business day following the Closing Date, Parent shall cause the Paying Agent to mail to each holder of record of Shares whose Shares were Certificated and converted into the right to receive Merger Consideration pursuant to Section 2.1(a), (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon delivery of Certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent and shall be in such form and have such other provisions as Parent and the Company may mutually reasonably agree) and (B) instructions for use in effecting the surrender of Certificates (or effective affidavits of loss in lieu thereof) in exchange for Merger Consideration.

(ii) Upon (A) surrender of Certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent, together with such letter of transmittal, duly completed, and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent in the case of Shares that are Certificated or (B) receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of a book-entry transfer of Book-Entry Shares, the holder of such Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares shall be entitled to receive in exchange therefor (x) an amount in cash equal to the product of (1) the number of Shares represented by such holder’s properly surrendered Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares and (2) the Closing Amount; and (y) a number of CVRs equal to the number of Shares represented by such holder’s properly surrendered

Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares. Notwithstanding anything to the contrary in this Agreement, no holder of Book-Entry Shares will be required to provide a Certificate or an executed letter of transmittal to the Paying Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 2.1(a). No interest shall be paid or accrued on any amount payable upon due surrender of Certificates (or effective affidavits of loss in lieu thereof). In the event of a transfer of ownership of Shares that is not registered in the stock transfer books of the Company, payment of Merger Consideration (including payment in the form of or with respect to any CVR) upon due surrender of a Certificate may be paid to such a transferee if the Certificate formerly representing such Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable.

(iii) Notwithstanding anything in this Agreement to the contrary, each of Guarantor, Parent, the Company, their respective Affiliates and the Paying Agent, as applicable, shall be entitled to deduct and withhold from any amount otherwise payable under this Agreement (including pursuant to Section 2.3) or the CVR Agreement such amounts as are required to be withheld or deducted under the Code, or under any provision of state, local, or non-U.S. Tax Law, with respect to the making of such payment. Any amounts so deducted or withheld shall be timely paid over to the appropriate Governmental Body. To the extent that amounts are so deducted or withheld and timely paid over to the relevant Governmental Body, such deducted or withheld amounts shall be treated for all purposes of this Agreement or the CVR Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

(c) Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfer on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation or the Paying Agent for transfer or any other reason, the holder of any such Certificate or Book-Entry Share shall be given a copy of the letter of transmittal referred to in Section 2.2(b) and instructed to comply with the instructions in that letter of transmittal in order to receive the cash to which such holder is entitled pursuant to this Article II.

(d) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investment thereof) that remains undistributed to the former holders of Shares on the 12-month anniversary of the Effective Time shall thereafter be delivered to the Surviving Corporation upon demand, and any former holder of Shares who has not surrendered their Shares in accordance with this Article II shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration, without any interest thereon, upon due surrender of their Shares.

(e) No Liability. Notwithstanding anything to the contrary in this Agreement, none of the Company, Guarantor, Parent, Merger Sub, the Surviving Corporation, the Paying Agent, or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat, or similar Law.

(f) Investment of Exchange Fund. The Paying Agent shall invest all cash included in the Exchange Fund as reasonably directed by Parent; provided, however, that no such investment or loss thereon shall affect the amounts payable to holders of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares pursuant to this Article II, and following any loss from any such investment, Parent shall promptly provide additional funds to the Paying Agent for the benefit of the holders of Shares of the Company. Any interest and other income resulting from such investments that is not required to satisfy payments to holders of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares pursuant to this Article II shall be paid to the Surviving Corporation or Parent, as directed by Parent, on the earlier of (i) one (1) year after the Effective Time or (ii) the full payment of the Exchange Fund.

(g) Lost Certificates. In the case of any Certificate that has been lost, stolen, or destroyed, upon the making of an affidavit in customary form of that fact by the Person claiming such Certificate to be lost, stolen, or destroyed and, if required by the Paying Agent, the posting by such Person of a bond in reasonable and customary amount as Parent or the Paying Agent may direct, as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen, or destroyed Certificate a check in the amount of the number of Shares represented by such lost, stolen, or destroyed Certificate multiplied by the Merger Consideration (including payment in the form of or with respect to any CVR).

Section 2.3 Treatment of Company Equity Awards.

(a) As of the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, Guarantor, Parent, Merger Sub, or the Company (other than as set out in Section 2.3(d)), each then-outstanding Company Equity Award shall be treated as follows:

(i) each Company Option outstanding immediately prior to the Effective Time (whether vested or unvested) having an exercise price per Share that is less than or equal to the Closing Amount shall be cancelled and converted into the right to receive (A) cash in an amount, without interest, equal to the product of (x) the total number of Shares subject to such Company Option immediately prior to the Effective Time, multiplied by (y) the excess of (I) the Closing Amount over (II) the exercise price payable per Share under such Company Option, which amount, if any, shall be paid in accordance with Section 2.3(c) and (B) one (1) CVR for each Share subject to such Company Option;

(ii) each Company Option outstanding immediately prior to the Effective Time (whether vested or unvested) having an exercise price per Share that is greater than the Closing Amount shall be cancelled without any consideration being payable in respect thereof, and have no further force or effect; and

(iii) each outstanding award of Company Restricted Stock Units outstanding immediately prior to the Effective Time shall fully vest, be cancelled, and convert into the right to receive (A) a lump sum cash payment, without interest, equal to the product of (x) the Closing Amount multiplied by (y) the number of Shares subject to such award of Company Restricted Stock Units and (B) a number of CVRs equal to the number of Shares subject to such award of Company Restricted Stock Units.

(b) With respect to any amount payable under Section 2.3(a) that constitutes nonqualified deferred compensation subject to Section 409A of the Code, to the extent that payment of such amount would otherwise cause the imposition of a Tax or penalty under Section 409A of the Code, such payment shall instead be made at the earliest time permitted under this Agreement and the terms of the corresponding award that will not result in the imposition of such Tax or penalty. The Parties and Guarantor intend, to the extent consistent with applicable Law, to treat any payments made in respect of a CVR received with respect to any Company Equity Awards for all U.S. federal and applicable state and local income Tax purposes as compensation payments (and not to treat the issuance of the CVR to a holder of a Company Equity Award as a payment itself).

(c) All payments described in Section 2.3(a) shall be paid through the payroll system or payroll provider of the Surviving Corporation or its applicable Affiliate in the next regularly scheduled payroll of the Company that is at least five (5) days following the Effective Time, except as provided in Section 2.3(b). Notwithstanding anything to the contrary in the foregoing, if any such payment cannot be made through such payroll system or payroll provider, then the Surviving Corporation or its applicable Affiliate will issue a check for such payment at the same time that the payments are made through payroll, except as provided in Section 2.3(b). The terms of the CVRs to be issued to any holder of Company Options or Company Restricted Stock Units pursuant to Section 2.3(a) and the circumstances in which any payment is made in respect thereof, shall be governed solely by the CVR Agreement.

(d) Prior to the Effective Time, the Company Board (or, if appropriate, any appropriate committee thereof) shall adopt such resolutions or take such other necessary actions:

(i) to effect the treatment described in Section 2.3(a); and

(ii) to make such other changes to the Company Equity Plans as are appropriate to give effect to the Merger.

(e) Prior to the Effective Time (but subject to the consummation of the Transaction), the Company Board (or, if appropriate, any appropriate committee thereof) shall adopt such resolutions or take such other necessary actions to terminate the Company ESPP.

Section 2.4 Treatment of Company Warrants. Pursuant to Section 9(c) of the Warrant Agreement, the Company Warrants shall be deemed to have been exercised in full in a “cashless exercise” pursuant to Section 10 of the Warrant Agreement effective immediately prior to and contingent upon the Closing. At the Effective Time, each Company Warrant shall be converted automatically into the right to receive (a) an amount in cash equal to the Closing Amount multiplied by (x) the total number of Shares underlying the Company Warrant as of immediately prior to the Effective Time multiplied by (y)(A)(1) the Closing Sale Price (as defined in the Warrant Agreement) per share of Common Stock as of the Trading Day (as defined in the Warrant Agreement) on the date immediately preceding the Closing Date (the “Applicable Closing Price”) minus (2) the Exercise Price (as defined in the Warrant Agreement) per Share of such Company Warrant, divided by (B) the Applicable Closing Price and (b) a number of CVRs equal to the total number of Shares underlying the Company Warrant as of immediately prior to the Effective Time.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Merger Sub that, except as (A) set forth in the Company Disclosure Schedule delivered by the Company to Parent and Merger Sub prior to the execution of this Agreement or (B) expressly disclosed in any Company SEC Documents filed with, or furnished to, the SEC and publicly available on or after February 4, 2021 and at least one (1) business day prior to the date of this Agreement, other than all risk factor disclosures, disclosures about market risk, or other cautionary, predictive or forward-looking disclosures contained therein that do not relate to specific historical events or circumstances affecting the Company (provided that nothing disclosed in the Company SEC Documents shall be deemed to be a qualification of, or modification to, (i) the representations and warranties set forth in Section 3.1, Section 3.3, Section 3.4, Section 3.5 and Section 3.9(a) and (c); or (ii) representations and warranties the relevance of that disclosure as an exception to (or a disclosure for purposes of) is not reasonably apparent on the face of such disclosure):

Section 3.1 Due Organization; Subsidiaries.

(a) The Company is a corporation duly organized, validly existing, and in good standing under the Delaware Law and has all necessary power and authority to (i) conduct its business in the manner in which its business is currently being conducted and (ii) own, lease and operate its assets and properties in the manner in which its assets and properties are currently owned and used. The Company is duly qualified, registered, licensed or otherwise authorized to do business, and is in good standing, in each jurisdiction where the nature of its business requires such qualification, registration, licensing or other authorization and has all the authorizations required to own, lease and operate its properties and assets, except where the failure to be so qualified, registered, licensed or otherwise authorized to do business, or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the Merger by the End Date.

(b) The Company does not own any capital stock of, any other equity interest of, or any equity interest of any nature in any other equity-linked or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity, equity-linked or similar interest in any other Entity other than the Company Subsidiaries. The Company has not agreed and is not obligated to make, and is not bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity.

(c) Section 3.1(c) of the Company Disclosure Schedule identifies each Subsidiary of the Company (each, a “Company Subsidiary,” and collectively, the “Company Subsidiaries”) and indicates its jurisdiction of organization. Each Company Subsidiary is a corporation or other business entity duly incorporated, formed or organized (as applicable), validly existing, and in good standing (to the extent a concept of “good standing” is applicable) under the Laws of its jurisdiction of incorporation, formation or organization and has full corporate or other organizational power and authority required to own, lease, or operate, as appropriate, the assets and properties that it purports to own, lease, and operate and to carry on its business as now conducted, and is qualified to do business in each jurisdiction where such qualification is necessary, except, in each case, where any failure thereof would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the Merger by the End Date. All outstanding shares of capital stock or voting securities of, or other equity interests in, each Company Subsidiary have been duly authorized, validly issued and are fully paid and nonassessable and owned by the Company, by another Company Subsidiary, or by the Company and another Company Subsidiary, free and clear of all Encumbrances other than restrictions imposed by applicable Securities Laws or the organizational documents of any such Subsidiary.

Section 3.2 Certificate of Incorporation and Bylaws. The Company has made available to Parent or its Representatives accurate and complete copies of the Organizational Documents of the Company and of each Company Subsidiary, including all amendments thereto, as in effect on the date of this Agreement. None of the Company or any Company Subsidiary is in violation of any provision of its Organizational Documents except for violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the Merger by the End Date.

Section 3.3 Capitalization.

(a) The authorized capital stock of the Company consists of (i) 20,000,000 shares of Company Common Stock, of which 3,116,729 shares of Company Common Stock have been issued or are outstanding as of the close of business on March 22, 2024 (the “Reference Date”), (ii) 10,000,000 shares of Company Preferred Stock, none of which are issued or outstanding as of the close of business on the Reference Date. All of the outstanding Shares have been duly authorized, validly issued and are fully paid and nonassessable. Since the Reference Date through the date hereof, the Company has not (A) issued any Company Common Stock or incurred any obligation to make any payments based on the price or value of any Company Common Stock, except for Company Common Stock issued upon the exercise of Company Options or Company Warrants or in settlement of Company Restricted Stock Units, in each case, as set forth in Section 3.3(c), or (B) established a record date for, declared, set aside for payment or paid any dividend on, or made any other distribution in respect of, any shares of Company Common Stock.

(b) As of the date of this Agreement: (i) no outstanding Share is entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance, or any similar right; (ii) no outstanding Share is subject to any right of first refusal in favor of the Company; (iii) no outstanding bond, debenture, note, or other Indebtedness of the Company has a right to vote on any matter on which the Company stockholders have a right to vote; and (iv) no Company Contract relates to the voting or registration of, or restricts any Person from purchasing, selling, pledging, or otherwise disposing of (or from granting any option or similar right with respect to), any Share. The Company is not under any obligation, nor is it bound by any Contract pursuant to which it may become obligated, to repurchase, redeem, or otherwise acquire any outstanding Share. The Company Common Stock constitutes the only outstanding class of securities of the Company registered under the Securities Laws.

(c) As of the close of business on the Reference Date: (i) 480,131 Shares were issuable upon the exercise of outstanding Company Options; (ii) 254,238 Shares were subject to Company Restricted Stock Units; (iii) 150,545 Shares were reserved and available for issuance under the Company ESPP; and (iv) 3,090,908

Shares were issuable upon the exercise of outstanding Company Warrants. The Company has made available to Parent or its Representatives copies of all Company Equity Plans covering the Company Equity Awards outstanding and the forms of all award agreements evidencing such Company Equity Awards, in each case, as of the date of this Agreement. Each Company Option was granted in accordance with the terms of the applicable Company Equity Plan and in compliance with all applicable Laws, and no Company Option will trigger any liability to the holder thereof under Section 409A of the Code. All Company Warrants are made on the terms of the Warrant Agreement. Except as set forth on Section 3.3(c) of the Company Disclosure Schedule, no Shares are subject to (x) Company Performance Stock Units or (y) any offering period under the Company ESPP.

(d) Section 3.3(d) of the Company Disclosure Schedule sets forth a correct and complete list of all Company Equity Awards and Company Warrants outstanding as of the Reference Date, including with respect to each such Company Equity Award and Company Warrant: (i) the name of the holder thereof; (ii) the number of Shares subject (or allocated) to such Company Equity Award; (iii) the grant or issuance date; (iv) any applicable vesting schedule; (v) with respect to each Company Option and Company Warrant, the exercise price; and (vi) with respect to each Company Option, the expiration date.

(e) Except as set forth in this Section 3.3, as of the close of business on the Reference Date, there is no: (i) outstanding share of capital stock or other equity interest in the Company or any of its Subsidiaries; (ii) outstanding subscription, option, call, warrant, right (whether or not currently exercisable) agreement or commitment of any character to acquire any share of capital stock, restricted stock unit, stock-based performance unit, or any other right that is linked to, or the value of which is in any way based on or derived from the value of any share of capital stock or other securities of the Company or any of its Subsidiaries, in each case, issued by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is bound; (iii) outstanding security, instrument, bond, debenture, note, or obligation that is or may become convertible into or exchangeable for any share of the capital stock or other securities of the Company or any of its Subsidiaries; or (iv) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which the Company or any of its Subsidiaries is or may become obligated to sell or otherwise issue any share of its capital stock or any other security.

Section 3.4 Authority; Binding Nature of Agreement. The Company has the necessary corporate power and authority to enter into and to perform its obligations under this Agreement and any applicable Ancillary Agreements and to consummate the Transactions, subject, in the case of the consummation of the Merger, only to the adoption of this Agreement by the Required Company Stockholder Vote. The Company Board (at a meeting duly called and held) on or prior to the date of this Agreement has unanimously: (a) determined that the Transactions, including the Merger are advisable and fair to, and in the best interests of, the Company and its stockholders; (b) authorized and approved the execution, delivery, and performance of this Agreement and any applicable Ancillary Agreements by the Company and unanimously approved the Merger; and (c) recommended the adoption of this Agreement by the holders of Company Common Stock and directed that this Agreement be submitted for adoption by the Company’s stockholders at the Company Stockholders’ Meeting. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Sub, constitutes the valid and binding agreements of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. No other corporate action on the part of the Company or any Company Subsidiaries is required to authorize the execution, delivery and performance of this Agreement and the consummation of the Transactions.

Section 3.5 Non-Contravention; Consents.

(a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the Company of the Transactions will not, (i) conflict with or violate the Company’s Organizational Documents, (ii) assuming that all consents, approvals, and other authorizations described in Section 3.5(b) have been obtained and that all filings and other actions described in Section 3.5(b) have been made or taken and the Required Company Stockholder Vote has been obtained, conflict with or violate any Law applicable to the Company or by which any property or asset of the Company is bound, or (iii) result in any breach or violation of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) by the Company or any Company Subsidiary under, or give to others any right of termination, amendment, acceleration, or cancellation of, or result in the loss of any benefit under, or the creation of any Encumbrance on the properties or assets of the Company pursuant to, any Material Contract, except, with respect to each of the foregoing clauses (ii) and (iii), for any such conflict, violation, breach, default, or other occurrence that would not, individually or in the aggregate, have a Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the Merger by the End Date.

(b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the Company of the Transactions will not, require any consent, approval, authorization, or permit of, or filing with or notification to any Governmental Body except for (i) applicable requirements, if any, of the Exchange Act, (ii) the filing with the SEC of the Proxy Statement, (iii) any filing required under the rules and regulations of NASDAQ Global Market, (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (v) any consent, approval, order, authorization, authority, transfer, waiver, disclaimer, registration, declaration, or filing set forth in Section 3.5(b) of the Company Disclosure Schedule, and (vi) any other consent, approval, order, authorization, authority, transfer, waiver, disclaimer, registration, declaration, or filing, which, in each case, if not obtained or made would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.6 Vote Required. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders’ Meeting in favor of adopting this Agreement (the “Required Company Stockholder Vote”) is the only vote of the holders of any class or series of the Company’s capital stock, or any holder of any other security of the Company, necessary to adopt this Agreement and approve the Merger.

Section 3.7 Section 203 of the DGCL. The Company Board has taken all actions so that the restrictions applicable to business combinations in Section 203 of the DGCL shall be inapplicable to the execution, delivery, and performance of this Agreement and to the consummation of the Merger and the other Transactions.

Section 3.8 SEC Filings; Financial Statements.

(a) Since February 4, 2021, the Company has filed or furnished on a timely basis all reports, schedules, forms, statements, and other documents (including exhibits and all other information incorporated therein) required to be filed or furnished by the Company with or to the SEC (the “Company SEC Documents”). As of their respective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the portions that are amended (in the case of all other Company SEC Documents), the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act, or the Sarbanes-Oxley Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder and applicable to such Company SEC Documents or the Company and, except to the extent that information in such Company SEC Document has been revised, amended, modified, or superseded (prior to the date of this Agreement) by a later filed Company SEC Document, none of the Company SEC Documents when filed or furnished contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No Company Subsidiary is required to file or furnish any report, statement, schedule, form, registration statement, proxy statement, certification, or other document with, or make any other filing with, or furnish any other material to, the SEC.

(b) The consolidated financial statements (including related notes and schedules) contained or incorporated by reference in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or as permitted by Regulation S-X, or, in the case of unaudited financial statements, as permitted by Form 10-Q, Form 8-K, or any successor form under the Exchange Act); and (iii) fairly present, in all material respects, the assets, liabilities (whether accrued, absolute, contingent or otherwise), consolidated financial position, results of operations or financial performance and cash flows of the Company and its Subsidiaries and as of the respective dates thereof and for the periods covered thereby (subject, in the case of the unaudited financial statements, to normal and recurring year-end adjustments that are not, individually or in the aggregate, material). The Company does not intend to correct or restate, nor, to the knowledge of the Company, is there any basis for any correction or restatement of, any aspect of any of the financial statements referred to in this Section 3.8(b).

(c) The Company maintains, and at all times since February 4, 2021, has maintained, a system of accounting and internal controls over financial reporting (within the meaning of Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the assets of the Company that could have a material effect on the Company’s consolidated financial statements. To the knowledge of the Company, since February 4, 2021, neither the Company nor the Company’s independent registered accounting firm has identified or been made aware of any: (A) significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by the Company; (B) illegal act or fraud, whether or not material, that involves the management or other employees of the Company who have a significant role in the Company’s internal controls over financial reporting; or (C) claim or allegation regarding any of the foregoing.

(d) The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 promulgated under the Exchange Act that are designed to ensure that all information required to be disclosed in the Company’s reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to enable each of the principal executive officer of the Company and the principal financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports.

(e) Neither the Company nor any Company Subsidiary is a party to or has any obligation or other commitment to become a party to any securitization transaction, off-balance sheet partnership, or any similar Contract (including any Contract arising out of or relating to any transaction or relationship between or among the Company and any Company Subsidiary, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose, or limited purpose Entity, on the other hand, or any “off-balance sheet arrangement” (within the meaning of Item 303(a) of Regulation S-K promulgated under the Exchange Act)) where the result, purpose, or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any Company Subsidiary in the Company’s published financial statements or other Company SEC Documents.

(f) As of the date of this Agreement, there is no outstanding or unresolved comment in any comment letter received from the SEC with respect to the Company SEC Documents. To the knowledge of the Company, as of the date of this Agreement, none of the Company SEC Documents is the subject of ongoing SEC review and there is no inquiry or investigation by the SEC, or any internal investigation pending or threatened, in each case, regarding any accounting practice of the Company.

Section 3.9 Absence of Changes.

(a) Since December 31, 2022 through the date of this Agreement, there has not occurred any Material Adverse Effect.

(b) Except as contemplated by this Agreement, since December 31, 2022 through the date of this Agreement, the Company and the Company Subsidiaries have operated their respective businesses in all material respects in the ordinary course of business consistent with past practice (except for discussions, negotiations, and transactions related to this Agreement or other potential strategic transactions).

(c) Since December 31, 2022, the Company has not taken any action that, if taken after the date of this Agreement without Parent’s consent, would constitute a breach of the covenants set forth in Section 5.2 (excluding activities conducted in the Company’s ordinary course of business under clauses (iii) or (v)).

Section 3.10 Title to Assets. Excluding any Company Owned IP or Company Licensed IP (which are covered by Section 3.12), the Company and each Company Subsidiary has, in all material respects, good and valid title to all material assets owned by it as of the date of this Agreement, including all material assets reflected on the Company’s consolidated balance sheet as of December 31, 2022 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “Balance Sheet”), except for assets sold or otherwise disposed of in the ordinary course of business since January 1, 2023.

Section 3.11 Real Property.

(a) Neither the Company nor any of its Subsidiaries own any real property.

(b) The Company or one of the Company Subsidiaries holds a good, valid and existing leasehold interest in all material real property that is licensed, leased, or subleased, used or otherwise occupied by the Company or such Subsidiary, as applicable, from another Person (the “Leased Real Property”), free and clear of all Encumbrances other than Permitted Encumbrances and Encumbrances described in the applicable Company Lease. The Company or one of the Company Subsidiaries are the sole holders of good and valid leaseholder interests in and to all of the Leased Real Property. Section 3.11(b) of the Company Disclosure Schedule sets forth each Company Lease (including all amendments, extensions, renewals guaranties and other agreements with respect thereto) that is material to the business of the Company and its Subsidiaries, taken as a whole, as of the date of this Agreement and identifies the street address of the applicable Leased Real Property subject thereto. As of the date of this Agreement, neither the Company nor any Company Subsidiary has received any written notice regarding any material violation or breach or default under any Company Lease that has not since been cured nor to the knowledge of the Company, has any other party to any Company Lease breached such Company Lease in any material respects. All material rents, additional rents and other amounts due to date pursuant to each Company Lease has been paid, except, in each case that would not individually or in the aggregate, have a Material Adverse Effect. The Company has made available to Parent accurate and complete copies of all Company Leases.

(c) The Leased Real Property collectively constitutes all of the material real property necessary to operate the business of the Company as currently conducted in all respects material to the business of the Company and its Subsidiaries, taken as a whole. All buildings, structures, fixtures, material items of equipment or other material tangible assets owned or leased to the Company or any of its Subsidiaries (including the Leased Real Property) are adequate for the conduct of the business of the Company and its Subsidiaries in the manner in which such businesses are currently being operated and are in good operating condition and repair (other than ordinary wear and tear) and do not require any material renovations to continue to operate the businesses of the Company and its Subsidiaries in the ordinary course of business, in each case, except as would not reasonably be expected to have a Material Adverse Effect. No casualty event has occurred with respect to any Leased Real Property that has not been remedied in all material respects. No material rezoning, condemnation or eminent domain or similar event or proceeding is pending or threatened in writing, or to the knowledge of the Company, orally, with respect to any Leased Real Property.

Section 3.12 Intellectual Property; Data Privacy and Security.

(a) Section 3.12(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all Company Owned Registered IP and Company Licensed Registered IP as of the date of this Agreement, including for each item of Company Owned Registered IP and Company Licensed Registered IP (with any such information as to Company Licensed Registered IP being provided to Company’s knowledge): (i) the registrant(s)/applicant(s)/assignee(s) of record; (ii) the jurisdiction of application, publication or registration; (iii) the application, publication or registration number; (iv) the date of filing, publication or registration; and (v) whether such item is solely or jointly owned by, or exclusively licensed to, Company or any Company Subsidiary. For each such item of Company Owned Registered IP that is owned, but not owned exclusively by the Company or any Company Subsidiary, and for any item of Company Licensed Registered IP (with any such information as to Company Licensed Registered IP being provided to Company’s knowledge), Section 3.12(a) of the Company Disclosure Schedule also identifies the third-party co-owner(s) or third-party licensors (as applicable) thereof. To the knowledge of the Company, the Company Owned Registered IP and Company Licensed Registered IP, if issued, is subsisting, valid and enforceable.

(b) All issuance, renewal, maintenance and other payments required to be paid with the applicable Intellectual Property Rights office or register as of the date hereof and as of Closing Date with respect to any material Patents or Patent applications included in the Company Owned IP have been timely paid in full. The Company and each Company Subsidiary has complied in all material respects with all applicable Laws, including any duties of candor to applicable Patent offices, in connection with the filing, prosecution and maintenance of the material Patents and, to the extent applicable, Patent applications included in the (i) Company Owned Registered IP and (ii) Company Licensed Registered IP, in the case of this clause (ii), to the extent the Company or a Company Subsidiary is responsible for prosecution and maintenance.

(c) The Company and the Company Subsidiaries (i) are the sole and exclusive owners of all right, title and interest in all Company Owned IP free and clear of all Encumbrances other than Permitted Encumbrances and (ii) have licensed or otherwise have the right to use, pursuant to valid, written Contracts, all Company Licensed IP. All Company Owned IP and the rights the Company or a Company Subsidiary hold in the Company Licensed IP, collectively, constitute all of the Intellectual Property Rights that are used in or necessary for the conduct of the business of the Company and the Company Subsidiaries as currently conducted, and as contemplated by the Company as of the Closing to be conducted, including with respect to the research, testing, development, labeling, manufacturing, handling, packaging, storing, supply, promotion, exportation, distribution, offer for sale, sale or commercialization of any Products. No Company Licensed IP is material to the business of the Company and its Subsidiaries, including the manufacture, sale, offer for sale or other commercialization of any Products.

(d) (i) The operation of the Company and the Company Subsidiaries has not infringed, misappropriated or otherwise violated as currently conducted, including with respect to the research, testing, development, labeling, manufacturing, handling, packaging, storing, supply, promotion, exportation, distribution, offer for sale, sale or commercialization of the Products, and does not and, as contemplated by the Company as of the Closing to be conducted, will not infringe, misappropriate or otherwise violate any Intellectual Property Rights of any third party and (ii) to the knowledge of the Company, no Person has infringed, misappropriated or otherwise violated any material Company Owned IP or any Company Licensed IP that is exclusively licensed to Company or any Company Subsidiary. Since January 1, 2021, no Legal Proceeding is or has been pending (or, to the knowledge of the Company, is or has been threatened in writing) against the Company or any Company Subsidiary (x) alleging that the operation of the business of the Company or any Company Subsidiary, including with respect to the research, testing, development, labeling, manufacturing, handling, packaging, storing, supply, promotion, exportation, distribution, offer for sale, sale or commercialization of any of the Products, infringes, misappropriates or otherwise violates any Intellectual Property Right of any third party or (y) contesting or challenging the validity, enforceability or ownership of any Company Owned IP.

(e) The Company and the Company Subsidiaries have complied with any and all obligations to the extent applicable pursuant to the Bayh-Dole Act, 35 U.S.C. §200-212, or other similar obligations under the Laws of any jurisdiction, including with respect to any Patents that are part of the Company Owned IP. Except as identified on Section 3.12(e) of the Company Disclosure Schedule, no Company Owned IP was developed with funding from, or using the facilities, personnel or other resources of, any university, college, other educational institution, research center or Governmental Body.

(f) The Inventors did not develop any Company Owned IP in the course of their respective employments or other engagements with any third party, including any university, college, other educational institution, research center or Governmental Body. No university or other third party has any rights to any Company Owned IP. No third party owns or has any claim to any ownership interest or other right, title or interest in or to any Company Owned IP or any Product. The Company and the Company Subsidiaries have standing in a court of competent jurisdiction to assert all Company Owned IP against any third party.

(g) Except as set forth on Section 3.12(g) of the Company Disclosure Schedule, the Company and the Company Subsidiaries are the sole and exclusive owners of, and have in their possession, all material documents, computers, lab equipment, data and other materials used in the research, discovery, development, testing and analysis of the Products.

(h) The Company and the Company Subsidiaries have obtained from each Company Associate that has been involved in the creation or development of any material Intellectual Property Rights for or on behalf of the Company or a Company Subsidiary a written valid and enforceable agreement containing a present assignment of such Intellectual Property Rights to the Company or a Company Subsidiary. Additionally, the Company and the Company Subsidiaries have obtained from each Company Associate that has had access to any material confidential information of the Company and the Company Subsidiaries a written valid and enforceable agreement containing reasonable confidentiality provisions for the benefit of the Company and the Company Subsidiaries. The Company and the Company Subsidiaries have taken commercially reasonable measures to protect and maintain the confidentiality of the material Trade Secrets included in the Company Owned IP. To the knowledge of the Company, Trade Secrets included in the Company Owned IP have not been disclosed to any third party except pursuant to written non-disclosure agreements or professional confidentiality obligations in forms substantially similar to those that have previously been disclosed to Parent.

(i) Except as would not, individually or in the aggregate, have a Material Adverse Effect, to the knowledge of the Company, since January 1, 2021, there has not been any incident of unauthorized access or other unauthorized intrusion into the Company IT Assets. The Company IT Assets operate and perform in all material respects as required by the Company and the Company Subsidiaries in connection with the conduct of their businesses, and to the knowledge of the Company, the Company IT Assets are free from material bugs and other material defects and do not contain any “virus”, “worm”, “spyware”, “ransomware” or other malicious software. The Company and the Company Subsidiaries have in place commercially reasonable security controls, an incident response plan, and disaster recovery procedures for material Company IT Assets. The Company and the Company Subsidiaries have adopted administrative, technical and physical controls reasonably designed to protect, maintain, monitor and test the confidentiality, integrity, availability, redundancy, backup, continuous operation and security of material Company IT Assets that are consistent with industry standard practices in all material respects with generally accepted industry practice standards in all material respects.

(j) Since January 1, 2021: (a) the Company and the Company Subsidiaries have complied in all material respects with (i) all applicable requirements of Privacy Laws, (ii) the Company’s and the Company Subsidiaries’ published, externally-facing privacy policies, and (iii) the requirements of any Contract governing the Company’s or the Company Subsidiaries’ Processing of Personal Information to which the Company or the

Company Subsidiaries are a party; (b) the Company and the Company Subsidiaries have adopted commercially reasonable physical, technical, organizational, and administrative security measures and policies (i) designed to protect Personal Information in their custody or control, and (ii) that materially comply with applicable Privacy Laws to which the Company or the Company Subsidiaries are subject; (c) the Company and the Company Subsidiaries have not experienced a material Security Incident or been required by Privacy Laws to notify any third party of any Security Incident; and (d) the Company and the Company Subsidiaries have not received any written notice, order, warning, complaint, claim, allegation or investigation from any Person relating to their Processing of Personal Information or to any alleged non-compliance with applicable Privacy Laws. On each website and online service operated by the Company or the Company Subsidiaries, the Company or the Company Subsidiaries have, since January 1, 2021, posted a privacy policy conforming in all material respects with applicable Privacy Laws and that accurately discloses how the Company or the Company Subsidiaries Process Personal Information.

(k) Where required by applicable Privacy Laws, the Company and the Company Subsidiaries own or have a valid and sufficient license or other right, permission, or consent to Process all Personal Information used in or necessary for the conduct of their business as currently conducted. To the knowledge of the Company, the execution, delivery, or performance of this Agreement by the Company and the Company Subsidiaries and the consummation of the Transactions will not violate applicable Privacy Laws in any material respect.

(l) The Company and/or the Company Subsidiaries have undertaken commercially reasonable due diligence in respect of any Processors and, where required by applicable Privacy Laws, have taken steps to contractually obligate Processors to (i) comply with applicable Privacy Laws and (ii) take commercially reasonable steps designed to protect and secure Personal Information from loss, theft, unauthorized access, use, modification, disclosure or other misuse.

(m) The Company has made available to Parent true, correct and complete copies of all privacy and security policies, procedures and safeguards adopted to comply with then-applicable requirements of all Healthcare Laws and Privacy Laws. The Company and the Company Subsidiaries have not and have not been required under applicable Privacy Laws or Healthcare Laws to enter into any Business Associate Agreement, as that term is defined under HIPAA.

Section 3.13 Contracts.

(a) Section 3.13(a) of the Company Disclosure Schedule identifies each of the following Company Contracts to which the Company is a party as of the date of this Agreement other than any Company Contract that is or constitutes an Employee Plan, which shall be governed by Section 3.20 (the Company Contracts required to be set forth on such schedule, the “Material Contracts”):

(i) any Company Contract that limits the freedom or right of the Company or any Company Subsidiary, or that would, immediately after the Effective Time, purport to limit the freedom or right of Parent or its Affiliates, to research, develop, sell, distribute, or manufacture any Product or service either (A) by limiting the freedom or right of the Company or a Company Subsidiary (or Parent or its Affiliates, as applicable), from engaging in any line of business or to compete with any other Person in any location or line of business, (B) providing “most favored nation” rights (including with respect to pricing) or exclusivity obligations or (C) by granting to any Person any right of first refusal, right of first negotiation, exclusive license, option to purchase, option to exclusively license, or any other similar rights with respect to any product or service of the Company or any Company Owned IP, in each case, in favor of a party other than the Company or a Company Subsidiary;

(ii) any Company Contract that requires by its terms or is reasonably likely to require, during the remaining term of such Company Contract, payment of cash or other consideration by or to the Company in an amount in excess of $100,000 in the fiscal year ending December 31, 2023, or in any single fiscal year thereafter;

(iii) any Company Contract under which the Company or any Company Subsidiary (or after the Effective Time, Parent or its Affiliates) (A) licenses, grants a covenant not to sue with respect to or otherwise grants a right to use any Company Owned IP (or after the Effective Time, any Intellectual Property Rights owned by Parent or any of its Affiliates) to any third party or (B) licenses, obtains a covenant not to sue with respect to or otherwise receives a right to use any Intellectual Property Rights from any third party (in each case, other than non-exclusive licenses for commercially available, off-the-shelf software);

(iv) any Company Contract relating to Indebtedness in excess of $100,000 (whether incurred, assumed, guaranteed, or secured by any asset) of the Company or any Company Subsidiary;

(v) any Company Contract constituting a joint venture, partnership, or limited liability company;

(vi) any Company Contract requiring the Company to perform or conduct research services, clinical trial services or development services for the benefit of any Person other than the Company or any Company Subsidiary;

(vii) any Company Contract that prohibits the payment of dividends or distributions in respect of the capital stock of the Company, the pledging of the capital stock or other equity interests of the Company, or prohibits the issuance of any guaranty by the Company;

(viii) any Company Contract that is currently in effect and has been filed (or is required to be filed) by the Company as an exhibit pursuant to Item 601(b)(10) of Regulation S-K under the Exchange Act or that would be required to be disclosed under Item 404 of Regulation S-K under the Exchange Act;

(ix) any Company Contract with any Affiliate, director, executive officer (as such term is defined in the Exchange Act), holder of 5% or more of the Shares or, to the knowledge of the Company, any of their Affiliates (other than the Company) or immediate family members (other than (A) offer letters that can be terminated at will without severance obligations and (B) Company Contracts pursuant to Company Equity Awards);

(x) any Company Contract for the license, lease, or sublease of any material Leased Real Property;

(xi) any Company Contract that relates to the acquisition or disposition since January 1, 2021 by the Company or any Company Subsidiary of any Person or other business organization, division, or business of any Person (whether by merger or consolidation, by the purchase of a controlling equity interest in or substantially all of the assets of such Person, or by any other manner), involving consideration in excess of $100,000;

(xii) any Company Contract that relates to the acquisition or disposition of any material Company Owned IP;

(xiii) any Company Contract pursuant to which the Company or any Company Subsidiary has continuing guarantee, “earn-out,” or similar contingent payment obligations (other than indemnification or performance guarantee obligations provided for in the ordinary course of business), including (A) milestone or similar payments, including upon the achievement of regulatory or commercial milestones or (B) payment of royalties or other amounts calculated based upon any revenue or income of the Company, in each case, that could result in payments in excess of $225,000;

(xiv) any Company Contract providing for any shareholder rights, investor rights, registration rights or similar rights with respect to any securities of the Company or any of its Subsidiaries;

(xv) any “single source” manufacturing contract for any Product pursuant to which goods or materials are manufactured for any Product from an exclusive source, and any contract for the manufacture of any Product with a minimum purchase obligation or “take-or-pay” obligation;

(xvi) any lease or rental contract involving personal property (and not relating primarily to real property) pursuant to which the company or any of its Subsidiaries is required to make rental payments in excess of $100,000, per year (excluding leases or rental contracts for office equipment entered into in the ordinary course of business);

(xvii) any Company Contract that relates to commercialization, manufacturing, co-promotion, discovery or development of Products and creates or purports to create a collaboration profit sharing or other similar agreements or arrangements or pursuant to which product rights are developed that benefit both the Company or any of its Subsidiaries, on the one hand, and a third party, on the other;

(xviii) any Company Contract pursuant to which (A) any university or other academic institution, non-profit research center or international organization or Governmental Bodies (or any Person working for or on behalf of any of the foregoing entities) grants to Company or any Company Subsidiary any rights under Company Licensed IP, facilities, equipment or other tangible resources or (B) Company or any Company Subsidiary grants to any academic institution, non-profit research center or international organization or Governmental Body any right or option with respect to any Company Owned IP;

(xix) any Company Contract, the primary purpose of which is to provide for indemnification or guarantee of the obligations of any other Person, other than Company Contracts entered into in the ordinary course of business;

(xx) any Company Contract providing for the settlement of any legal proceeding, whether actual or threatened in writing, involving the Company or any of its Subsidiaries with (A) ongoing nonmonetary obligations of the Company or (B) financial obligations of the Company in excess of $100,000;

(xxi) the Warrant Documentation;

(xxii) any Company Contract that constitutes a Collective Bargaining Agreement; and

(xxiii) any hedging, swap, derivative, or similar Company Contract.

(b) As of the date of this Agreement, the Company has made available to Parent or its Representatives an accurate and complete copy of each Material Contract in each case, including all amendments and supplements thereto (except with such redactions as may be clearly marked on such copies). (i) Neither the Company nor, to the knowledge of the Company, the other party is in material breach of or material default under any Material Contract and, neither the Company, nor, to the knowledge of the Company, the other party has taken or failed to take any action that with or without notice, lapse of time, or both would constitute a material breach of or material default under any Material Contract, (ii) each Material Contract is, with respect to the Company and, to the knowledge of the Company, the other party, a valid agreement, binding, and in full force and effect, (iii) to the knowledge of the Company, each Material Contract is enforceable by the Company in accordance with its terms, subject to the Enforceability Exceptions, and (iv) since January 1, 2021, through the date of this Agreement, the Company has not received any written notice regarding any violation or breach or default under any Material Contract that has not since been cured. To the Company’s knowledge, since January 1, 2021, no counterparty to any Material Contract has (x) canceled or otherwise terminated, or threatened in writing to cancel or otherwise terminate, its relationship with the Company or any Company Subsidiary or (y) decreased materially or threatened to decrease materially or limit materially, the amount of business that any such counterparty presently engages in or presently conducts with the Company and its Subsidiaries. As of the date of this Agreement, the Company has not waived in writing any rights under any Material Contract, the waiver of which would have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Since January 1, 2021, through the date of this Agreement, the Company has not received any written notice alleging any material violation or breach or default under any Material Contract that has not since been cured.

Section 3.14 Liabilities. As of the date of this Agreement, neither the Company nor any Company Subsidiary has any liability of the type required to be disclosed as a liability on a consolidated balance sheet prepared in accordance with GAAP, except for: (i) liabilities disclosed on the Balance Sheet; (ii) liabilities or obligations incurred pursuant to the terms of this Agreement; (iii) liabilities for performance of obligations of the Company or any Company Subsidiary under Contracts binding thereon (other than resulting from any breach or acceleration thereof) made available to Parent or its Representatives or entered into in the ordinary course of business; and (iv) liabilities incurred in the ordinary course of business since January 1, 2023.

Section 3.15 Compliance with Laws. The Company, the Company Subsidiaries, each Person under their control and their respective Representatives and, to the knowledge of the Company, third parties acting on their behalf have each been, since January 1, 2021, in material compliance with all applicable Laws. To the knowledge of the Company, since January 1, 2021, neither the Company nor any Company Subsidiary has been given written notice of, or been charged with, any unresolved material violation of any Law. To the knowledge of the Company, no material investigation or review by any Governmental Body with respect to the Company, any Company Subsidiary, any Person under their control or any of their respective Representatives and third parties acting on their behalf is pending or, as of the date of this Agreement, threatened, nor has any Governmental Body indicated an intention to conduct the same.

Section 3.16 Regulatory Matters.

(a) The Company and each Company Subsidiary possesses all material approvals, authorizations, certificates, registrations, licenses, exemptions, permits, clearances, and consents (including all investigational new drug applications (as defined in 21 C.F.R. § 312.20 et seq., establishment registrations (as defined in 21 C.F.R. § 207), and product listings (as defined in 21 C.F.R. § 207), all supplements or amendments thereto, and all comparable approvals, authorizations, certificates, registrations, licenses, exemptions, permits, clearances, and consents provided for in other applicable Laws) (“Regulatory Authorizations”) from the United States Food and Drug Administration (the “FDA”) and all other applicable Regulatory Authorities relating to any Product or that are necessary for the Company or any Company Subsidiary to conduct its business in all material respects as presently conducted. (i) All such Regulatory Authorizations are materially (A) in full force and effect, (B) validly registered and on file with applicable Regulatory Authorities and (C) in compliance with all formal filing and maintenance requirements and (ii) the Company and each Company Subsidiary has fulfilled and performed all of its material obligations with respect to such Regulatory Authorizations, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof. Except as would not reasonably be expected to be material to the business of the Company and the Company Subsidiaries, taken as a whole, (1) the Company and each Company Subsidiary has filed, maintained or furnished to the FDA or other applicable Governmental Bodies or other applicable Regulatory Authorities all required filings, declarations, listings, registrations, submissions, amendments, modifications, notices and responses to notices, applications and supplemental applications, reports (including all adverse event/experience reports) and (2) all such submissions were complete and accurate and in compliance in all material respects with applicable Laws when filed (or were corrected or completed in a subsequent filing).

(b) (i) The Company and each Company Subsidiary has never marketed, sold, distributed, promoted or advertised any pharmaceutical products (including the Products) and (ii) the Company and each Company Subsidiary is, and since January 1, 2020 has been, in material compliance with applicable Laws, including the FDCA and its implementing regulations, relating to the development, testing, manufacturing, holding, marketing, selling, distributing, labeling, promoting, advertising, importing or exporting of pharmaceutical products, in each case as applicable, including without limitation, (i) requirements for obtaining Regulatory Authorizations, (ii) requirements for establishment registration and product listing; (iii) payment of all application and program fees invoiced for the Products, (iv) label and labeling requirements and (v) applicable promotion and advertising requirements.

(c) All non-clinical studies and clinical investigations, preclinical studies or tests sponsored or conducted by or on behalf of the Company or any Company Subsidiary are being conducted in material compliance with applicable Laws, including Good Laboratory Practices, Good Clinical Practices, the FDCA, and all other Laws regarding developing, testing, labeling, manufacturing, storage, marketing, promotion, sale, commercialization, safety, quality, shipment, import, export, or distribution of the products of the Company. None of the FDA, any other Regulatory Authority, or any institutional review board has sent any written notices or other correspondence with respect to any proposed, ongoing or completed clinical, preclinical or non-clinical studies or tests requiring the termination, suspension or material modification of such studies or tests. With respect to each Product, the Company has made available to Parent complete and accurate copies of all material clinical, preclinical and nonclinical data in the possession of and reasonably available to the Company or any Company Subsidiary and all material written correspondence that exists as of the date of this Agreement between the Company and any of its Subsidiaries and the FDA or any other Regulatory Authority performing functions similar to those performed by the FDA.

(d) Neither the Company nor any Company Subsidiary nor, to the knowledge of the Company, any officers, employees or agents of the Company or any Company Subsidiary, has (i) made an untrue statement of a material fact or fraudulent statement to the FDA or any other Regulatory Authority, (ii) failed to disclose a material fact required to be disclosed to the FDA or (iii) committed any other act, made any statement or failed to make any statement, that (in any such case) establishes a reasonable basis for the FDA to invoke its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Final Policy. As of the date of this Agreement, neither the Company nor any Company Subsidiary is the subject of any pending or, to the Company’s knowledge, threatened investigation by the FDA pursuant to its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Final Policy. Neither the Company nor any Company Subsidiary nor, to the knowledge of the Company, any officers, employees, agents or clinical investigators of the Company or any Company Subsidiary has been suspended or debarred or convicted of any crime or engaged in any conduct that would reasonably be expected to result in (A) debarment under 21 U.S.C. Section 335a or any similar Law or (B) exclusion under 42 U.S.C. Section 1320a-7 or any similar Law.

(e) Except as would not reasonably be expected to be material to the business of the Company and the Company Subsidiaries, taken as a whole, (i) the Company, each Company Subsidiary and any contractor or other Person acting on their behalf is obtaining and since January 1, 2020, has obtained (or caused to be obtained) informed consent by or on behalf of each human subject who participated in the Company’s ongoing clinical studies; (ii) in using or disclosing patient information received by the Company in connection with the Company’s ongoing clinical studies, the Company, each Company Subsidiary and any contractor or other Person acting on their behalf have complied with all Laws and regulatory rules or requirements, in each case to the extent applicable, including, without limitation, the Health Insurance Portability and Accountability Act of 1996, the FDCA and the rules and regulations thereunder.

(f) To the extent required by applicable Laws, all manufacturing operations conducted with respect to any Product used in human clinical trials have been conducted in material accordance with the FDCA, Laws, and Good Manufacturing Practices.

(g) Since January 1, 2021, no Product has been recalled, withdrawn, suspended or discontinued.

(h) Since January 1, 2021, no preclinical studies sponsored or conducted by or on behalf of the Company for the purpose of supporting a regulatory filing have had any material adverse safety findings that the Company would reasonably expect to have a material adverse impact on clinical studies, and all material preclinical toxicology reports or preclinical toxicology studies conducted by or on behalf of the Company for the purpose of supporting a regulatory filing have been disclosed to the FDA and all other applicable Regulatory Authorities to the extent required by applicable Laws.

(i) The Company and each Company Subsidiary is, and since January 1, 2021 has been, in material compliance with all applicable Healthcare Laws. Neither the Company nor any Company Subsidiary is subject to any enforcement, regulatory or administrative proceedings regarding alleged non-compliance with any Healthcare Laws and, to the knowledge of the Company, no such enforcement, regulatory or administrative proceeding has been threatened.

(j) The Company and the Company Subsidiaries have adopted and maintain a compliance program that is intended to assist the Company and the Company Subsidiaries to be in material compliance with all Law, standards and guidelines relevant to its business, including all Healthcare Laws, and includes each of the following elements: (i) a code of conduct and other applicable policies and procedures; (ii) training on the code of conduct, policies and procedures for all employees; (iii) an auditing and monitoring function; (iv) an anonymous reporting process for potential violations of Law or the compliance program; (v) designation of a compliance officer; and (vi) a mechanism for ensuring the effectiveness of the compliance program. None of the Company and its Subsidiaries or, to the knowledge of the Company, any of its officers, directors, employees, contractors or agents has materially violated any such compliance program.

Section 3.17 Certain Business Practices.

(a) Since January 1, 2021, none of the Company, any Company Subsidiary, or, to the knowledge of the Company, any Representative of the Company (each, a “Company Representative”), or any other Person (in each case, acting for or on behalf of the Company or any Company Subsidiary) has violated any provision of any Anti-Corruption Law or any rule or regulation promulgated thereunder, applicable anti-money laundering Law and any rule or regulation promulgated thereunder, or any applicable Law of similar effect, or has, in material violation of Anti-Corruption Laws: (i) directly or indirectly paid, offered, or promised to make or offer any contribution, gift, entertainment, or other expense, (ii) made, offered, or promised to make or offer any payment, loan, or transfer of anything of value, including any reward, advantage, or benefit of any kind to or for the benefit of foreign or domestic Government Officials, (iii) paid, offered, or promised to make or offer any bribe, payoff, influence payment, kickback, rebate, or other similar payment of any nature, (iv) established or maintained any fund of corporate monies or other properties, (v) created or caused the creation of any false or inaccurate books and records of the Company or any Company Subsidiary related to any of the foregoing, or (vi) taken or caused to be taken any other action in connection with the business of the Company or any Company Subsidiary. The Company has established and maintains policies and procedures reasonably designed to comply with Anti-Corruption Laws.

(b) Since January 1, 2021, none of the Company, any Company Subsidiary, nor, to the knowledge of the Company, any Representative of the Company, or any other Person (in each case, acting for on behalf of the Company or any Company Subsidiary) has violated any International Trade Laws in any material respect. Without limiting the foregoing, since January 1, 2021, none of the Company, any Company Subsidiary, nor, to the knowledge of the Company, any Representative of the Company, or any other Person (in each case, acting for on behalf of the Company or any Company Subsidiary) (i) has engaged in any business or dealings, directly or indirectly, involving or relating to (x) any country or territory that is or whose government is the target of comprehensive sanctions imposed by the United States, the United Kingdom, or the European Union (currently limited to, Cuba, Iran, North Korea, Syria, the Crimea region and the so-called Donetsk or Luhansk People’s Republics (each a “Sanctioned Jurisdiction”)) or (y) a Person that is designated on, or that is 50% or greater owned by a Person that is designated on, any list of sanctioned parties maintained by the United States, including the list of U.S. Department of the Treasury’s Office of Foreign Assets Control’s List of Specially Designated Nationals and Blocked Persons (any such person a “Sanctioned Person”); or (ii) is a Sanctioned Person or is located or ordinarily resident in or organized under the laws of a Sanctioned Jurisdiction

Section 3.18 Governmental Authorizations. The Company and the Company Subsidiaries hold all Governmental Authorizations necessary to enable the Company and the Company Subsidiaries to conduct their respective businesses in the manner in which their businesses are currently being conducted, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. The Governmental Authorizations held by the Company and the Company Subsidiaries are valid and in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. The Company and the Company Subsidiaries are each in compliance with the terms and requirements of such Governmental Authorizations, to the extent applicable to them, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no Legal Proceedings pending or threatened in writing, or to the knowledge of the Company, orally, that seek the revocation, cancellation or adverse modification of any Governmental Authorization, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Since January 1, 2021, neither the Company nor any Company

Subsidiary has received any written notice of any noncompliance or alleged noncompliance with any Governmental Authorization except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

Section 3.19 Tax Matters.

(a) (i) Each income and other material Tax Returns required to be filed by the Company or any Company Subsidiary with any Governmental Body has been filed on or before the applicable due date (taking into account any extension of such due date), and all such Tax Returns are accurate and complete in all material respects, (ii) all material Taxes of the Company or any Company Subsidiary due and payable (whether or not shown as due and owing on such Tax Returns) have been timely (taking into account any extension of the due date of such Tax Returns) paid by the Company or any Company Subsidiary, as applicable, and (iii) the Company and each Company Subsidiary has properly withheld and paid over to the appropriate Governmental Body (or is holding for payment not yet due) all material Taxes required to have been withheld and paid over by it in connection with amounts paid or owing to any stockholder, employee, creditor, independent contractor or other third party.

(b) (i) No material deficiency (other than a deficiency that is being contested in good faith by appropriate proceedings) for any material Tax has been asserted or assessed by any Governmental Body in writing against the Company or any Company Subsidiary, which deficiency has not been paid, settled, or withdrawn, (ii) there is no material Encumbrance for Taxes (other than Permitted Encumbrances) upon any asset of the Company or any Company Subsidiary, (iii) no written claim has been made by any Governmental Body in a jurisdiction in which the Company or any Company Subsidiary, as applicable, does not file Tax Returns that it is or may be subject to Tax by, or required to file Tax Returns in, that jurisdiction, (iv) there are no examinations or audits by any Governmental Body of any material Tax Return of the Company or any Company Subsidiary underway or that has been proposed or threatened in writing, and (v) there are no extensions or waivers of the limitations period applicable to any material Tax Return of the Company or any Company Subsidiary in effect (other than in connection with an extension to file a Tax Return of no longer than seven (7) months that is made in the ordinary course of business consistent with past practice).

(c) Neither the Company nor any Company Subsidiary is a party to or bound by, or currently has any material liability pursuant to, any material Tax sharing, allocation, or indemnification agreement or arrangement that would have a continuing effect after the Closing Date (other than such agreements or arrangements entered into in the ordinary course of business, the primary subject matter of which is not Tax or such agreements or arrangements solely among the Company and Company Subsidiaries). Neither the Company nor any Company Subsidiary (i) has been a member of a group filing Tax Returns on an affiliated, combined, unitary or consolidated basis (other than a group the common parent of which is or was the Company or a Company Subsidiary) or (ii) has any liability for the Taxes of another Person (other than the Company or any Company Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of any state, local, or foreign Law), as a transferee or successor, or otherwise by reason of Contract (other than any Contract entered into in the ordinary course of business, the primary subject matter of which is not Tax) or operation of Law.

(d) Within the past two (2) years, neither the Company nor any Company Subsidiary has been either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 or Section 361 of the Code.

(e) Neither the Company nor any Company Subsidiary has entered into any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(f) Neither the Company nor any Company Subsidiary has received any material private letter ruling of the IRS or any comparable written ruling of any Governmental Body with respect to Taxes.

(g) Neither the Company nor any Company Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any: (i) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of applicable Tax Law) executed prior to the Closing; (ii) change in method of accounting for a taxable period ending on or prior to the Closing Date made prior to the Closing; (iii) installment sale or open transaction disposition made prior to the Closing; or (iv) prepaid amount received or deferred revenue accrued on or prior to the Closing Date outside of the ordinary course of business.

(h) The Company and each Company Subsidiary is (and has been since the time of its original formation) treated as a corporation for U.S. federal and applicable state and local income Tax purposes.

(i) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

Section 3.20 Employee Matters; Employee Plans.

(a) Neither the Company nor any Company Subsidiary is party to or bound by a Collective Bargaining Agreement. (i) Since January 1, 2021, there has not been any strike, slowdown, work stoppage, lockout, job action, picketing, labor dispute, question concerning labor representation, union organizing activity, or any threat thereof, or any similar activity or dispute, affecting the Company, any Company Subsidiary or any of their respective employees; and (ii) there is not now pending, and, to the knowledge of the Company, no Person has threatened in writing to commence, any such strike, slowdown, work stoppage, lockout, job action, picketing, labor dispute, question regarding labor representation or union organizing activity, or any similar activity or dispute.

(b) As of the date of this Agreement, there is no Legal Proceeding pending or, to the knowledge of the Company, threatened in writing, arising out of or relating to the employment or engagement of any Company Associate. Since January 1, 2021, the Company has complied in all material respects with all applicable Laws related to employment, including employment practices, payment of wages and hours of work, leaves of absence, plant closing notification, privacy rights, labor dispute, workplace safety, retaliation, immigration, and discrimination matters. The Company and the Company Subsidiaries have no material liability or obligations, including under or on account of an Employee Plan, arising out of or relating to the engaging of persons to provide services to the Company or the Company Subsidiaries and treating such persons as consultants or independent contractors and not as employees. A properly completed Form I-9 is on file with respect to each employee of the Company, except as would not be material to the Company.

(c) Section 3.20(c) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a complete list of each Employee Plan. The Company has made available to Parent or its Representatives with respect to each Employee Plan current, accurate and complete copies (or to the extent no such copies exist, accurate descriptions) of the following, as relevant: (i) all plan documents and all amendments thereto, and all related trust or other funding documents; (ii) any related trust agreement or funding instrument, (iii) any currently effective determination, opinion or advisory letter received from the IRS; (iv) the most recent summary plan description, summary of material modifications and all other written communications (or a description of all oral communications) by the Company or any Company Subsidiary to (A) any Governmental Body or (B) their respective Company Associates concerning the extent of the benefits provided under an Employee Plan; and (v) the most recent annual actuarial valuation and the most recent Form 5500 and all schedules thereto.

(d) Neither the Company nor any other Person that would be or, at any relevant time, would have been considered a single employer with the Company under the Code or ERISA has during the six (6) years prior to the date of this Agreement maintained, contributed to or been required to contribute to (i) a plan subject to Title IV of ERISA or Code Section 412, including any “single employer” defined benefit plan or any “multiemployer plan,” each within the meaning of Section 4001 of ERISA, (ii) a “multiple employer plan” within the meaning of

Section 413(c) of the Code, or (iii) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(e) Each of the Employee Plans that is intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or an advisory or opinion letter, if applicable) as to its qualified status under the Code. Each of the Employee Plans is and has been established and operated in compliance with its terms and all applicable Laws, including ERISA and the Code, and with respect to such Employee Plans, the Company and the Company Subsidiaries have complied in all material respects with all such Laws.

(f) Except to the extent required under Section 601 et seq. of ERISA or Section 4980B of the Code (or any other similar state or local Law), none of the Company, the Company Subsidiaries or any Employee Plan has any present or future obligation to provide post-employment welfare benefits to or make any payment to, or with respect to, any Company Associate pursuant to any retiree medical benefit plan or other retiree welfare plan or Employee Plan.

(g) The consummation of the Transactions (including in combination with other events or circumstances occurring prior to or contemporaneous with the consummation of the Transactions) will not (i) result in any payment or benefit becoming due to any Company Associate or under any Employee Plan, (ii) increase any amount of compensation or benefits otherwise payable to any Company Associate under any Employee Plan, (iii) result in the acceleration of the time of payment, funding, or vesting of any benefit to any Company Associate or under any Employee Plan, (iv) result in any limitation or restriction on the right of the Company’s or any Company Subsidiary’s ability to merge, amend, or terminate any of the Employee Plans, or (v) result in the payment of any amount that could, individually or in combination with any other payment or benefit, constitute an “excess parachute payment” within the meaning of Section 280G of the Code or result in the payment of an excise Tax by any Person under Section 4999 of the Code.

(h) (i) No Legal Proceeding (other than routine claims for benefits in the ordinary course) is pending, or, to the knowledge of the Company, threatened in writing against any Employee Plan, the assets of any of the trusts under such plans or the plan sponsor or administrator, or against any fiduciary of any Employee Plan with respect to the operation thereof and (ii) to the knowledge of the Company, no fact or circumstance exists that would reasonably be expected to give rise to any such Legal Proceeding.

(i) Since January 1, 2021, no allegations of sexual harassment, sexual misconduct or other unlawful harassment or discrimination have been made against (i) any current officer of the Company or any Company Subsidiaries, (ii) any current employee at a level of Vice President or above, or (iii) except as would not be material to the Company or any Company Subsidiary, any former employees, in each case, in his or her capacity as a representative of the Company or any Company Subsidiary. During such period, there have been no Legal Proceedings or settlements involving such matters or Persons.

Section 3.21 Environmental Matters. In each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) The Company and the Company Subsidiaries are, and since January 1, 2021 have been, in compliance with all Governmental Authorizations required under Environmental Laws for the operation of its business; (b) as of the date of this Agreement, there is no Legal Proceeding arising under or relating to any Environmental Law that is pending or, to the knowledge of the Company, threatened in writing against the Company or any Company Subsidiary; (c) as of the date of this Agreement, neither the Company nor any Company Subsidiary has received any written notice, report, or other information of or entered into any legally binding agreement, order, settlement, judgment, injunction, or decree involving uncompleted, outstanding, or unresolved violations, liabilities, or requirements on the part of the Company or any Company Subsidiary arising under or relating to Environmental Laws; (d) to the knowledge of the Company: (i) no Person has been exposed to any Hazardous Material at a property or facility of the Company or any Company Subsidiary at levels in excess of applicable permissible exposure levels; and (ii) there is and has been no Hazardous Material present or Released on, at, under, or from any property or facility, including the

Leased Real Property, in a manner and concentration that would reasonably be expected to result in any claim against or liability of the Company or any Company Subsidiary under any Environmental Law; and (e) neither the Company nor any Company Subsidiary has assumed, undertaken, or otherwise become subject to any known liability of another Person arising under or relating to Environmental Laws other than any indemnity in Material Contracts or other licenses, leases, or sub-leases for real property.

Section 3.22 Insurance. To the knowledge of the Company, as of the date of this Agreement, all insurance policies with respect to the business and assets of the Company and the Company Subsidiaries are in full force and effect (except for any expiration thereof in accordance with its terms), all premiums due thereon have been paid in full, no written notice of cancellation or modification has been received, and there is no existing default or event that, with the giving of notice or lapse of time or both, would constitute a default by any insured thereunder.

Section 3.23 Legal Proceedings; Orders.

(a) Since January 1, 2021 to the date of this Agreement, there is no Legal Proceeding pending or, to the knowledge of the Company, threatened in writing, against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary, or to the knowledge of the Company, against any present or former officer, director or employee of the Company or any Company Subsidiary in such individual’s capacity as such, other than any Legal Proceeding that would not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the Merger by the End Date.

(b) Since January 1, 2020, neither the Company nor, to the knowledge of the Company, any of its contract manufacturers for any Products, have received any FDA Form 483 or other notices of violations, inspectional observations, warning letters, untitled letters or other written administrative, regulatory or enforcement notice from any Regulatory Authority.

(c) Since January 1, 2021 to the date of this Agreement, there is no order, writ, injunction, or judgment to which the Company or any Company Subsidiary is subject that would or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the Merger by the End Date.

(d) To the knowledge of the Company, as of the date of this Agreement, no investigation or review by any Governmental Body with respect to the Company is pending or is being threatened, other than any investigations or reviews that would not reasonably be expected to be material to the business of the Company and the Company Subsidiaries, taken as a whole.

Section 3.24 Information Supplied. None of the information supplied or to be supplied in writing by or on behalf of the Company or the Company Subsidiaries expressly for inclusion in the proxy statement (including the letter to stockholders, notice of meeting and form of proxy, and any other document incorporated or referenced therein, as each may be amended or supplemented, the “Proxy Statement”) to be filed by the Company with the SEC in connection with seeking the Required Company Stockholder Vote (including any amendment or supplement thereto) will, on the date the Proxy Statement is first mailed to stockholders of the Company or at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading. Notwithstanding the foregoing sentence, no representation or warranty is made by the Company with respect to any information or statement made or incorporated by reference in the Proxy Statement that was not supplied by or on behalf of the Company or any Company Subsidiary for use therein.

Section 3.25 Personal Property. Except as set forth on Section 3.25 of the Company Disclosure Schedule, the Company or a Subsidiary, as applicable, has good and valid title to, or a valid and enforceable right to use, in all material respects, all of the material tangible properties, assets and rights used or held for use in connection with the business of the Company and the Subsidiaries as of the date of this Agreement (the “Assets”). Except as would not, individually or in the aggregate, have a Material Adverse Effect, as of the date of this Agreement, the tangible Assets are in good operating condition (except for normal wear and tear and deferred maintenance).

Section 3.26 Transactions With Affiliates. Except as disclosed on Section 3.26 of the Company Disclosure Schedule, no Affiliate of the Company (other than the Company Subsidiaries) nor any directors or officers of the Company, the Company Subsidiaries or their respective Affiliates owns any material property which is used by the Company or any of its Subsidiaries in the conduct of its business.

Section 3.27 Major Suppliers. Section 3.27 of the Company Disclosure Schedule sets forth an accurate and complete list of (i) each supplier who was one (1) of the ten (10) largest suppliers of the Company and its Subsidiaries (taken as a whole) for each of 2022 and 2023, based on amounts paid or payable to such suppliers as of the date of this Agreement and (ii) each supplier materially involved in the conduct of any clinical trials operated by the Company or any of its Subsidiaries as of the Effective Time ((i) and (ii) each, a “Major Supplier”). Neither the Company nor any Company Subsidiary has any pending material dispute with any Major Supplier. Since January 1, 2021, neither the Company nor any Company Subsidiary has received any written notice or, to the knowledge of the Company, other communication from any Major Supplier to the effect that such Major Supplier will likely not continue as a supplier of any of the Company or any Company Subsidiary or to the effect that such Major Supplier intends to terminate or materially modify any existing Contract with the Company or any of its Subsidiaries in any manner materially adverse to the Company and its Subsidiaries, including by materially reducing the scale of the business conducted with, the Company or any of its Subsidiaries. To the Company’s knowledge, each Major Supplier conducts its business in respect of the Company in material compliance with all applicable Laws (including Healthcare Laws and Privacy Laws) and the Company exercises appropriate oversight of all Major Suppliers’ compliance with such Laws. The Company has not, since January 1, 2021, subjected any Major Suppliers to, and to the Company’s knowledge no Major Supplier has been subjected by any Regulatory Authority to, any corrective or preventative actions.

Section 3.28 Opinion of Financial Advisor. The Company Board (in such capacity) has received the opinion of Jefferies LLC, as a financial advisor to the Company, on or prior to the date of this Agreement, to the effect that, as of the date of such opinion and based on and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Merger Consideration to be received by the holders of Shares (other than Parent, Merger Sub and their respective affiliates) pursuant to this Agreement is fair, from a financial point of view, to such holders. The Company shall provide a copy of such written opinion to Parent solely for informational purposes promptly after receipt thereof by the Company Board. It is understood and agreed by the parties hereto that such opinion is for the benefit of the Company Board (in such capacity) and may not be relied on by Parent or Merger Sub.

Section 3.29 Financial Advisors. Except for Jefferies LLC, no broker, finder, investment banker, financial advisor, or other Person is entitled to any brokerage, finder’s, or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has made available to Parent or its Representatives, the engagement letter pursuant to which Jefferies LLC has been engaged by the Company.

Section 3.30 No Other Representation. Except for the express written representations and warranties made by the Company in this Agreement and in any instrument or other document delivered pursuant to this Agreement, no Company Party makes any express or implied representation or warranty with respect to the Company or any Company Affiliate.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby represent and warrant to the Company that, except as (A) set forth in the Parent Disclosure Schedule delivered by Parent to the Company prior to the execution of this Agreement or (B) expressly disclosed in any Guarantor SEC Documents filed with, or furnished to, the SEC and publicly available after December 31, 2022 and prior to the date of this Agreement, other than all risk factor disclosures, disclosures about market risk, or other cautionary, predictive or forward-looking disclosures contained therein that do not relate to specific historical events or circumstances affecting Guarantor (provided that nothing disclosed in the Guarantor SEC Documents shall be deemed to be a qualification of, or modification to, (i) the representations and warranties set forth in Section 4.1 and Section 4.4 or (ii) representations and warranties the relevance of that disclosure as an exception to (or a disclosure for purposes of) is not reasonably apparent on the face of such disclosure):

Section 4.1 Due Organization. Merger Sub is a corporation, and Parent is a limited liability company, duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization and has all necessary power and authority to: (a) conduct its business in the manner in which its business is currently being conducted; (b) own and use its assets in the manner in which its assets are currently owned and used; and (c) perform its obligations under all Contracts by which it is bound, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Parent has made available to the Company accurate and complete copies of, as applicable, the certificate of incorporation, certificate of formation, bylaws, limited liability company agreement and other charter and organizational documents of Parent and Merger Sub, including all amendments thereto.

Section 4.2 Parent and Merger Sub. Parent and Merger Sub were formed solely for the purpose of engaging in the Transactions and activities incidental thereto and have not engaged in any business activity or conducted any operation other than in connection with the Transactions and those incident to its formation. Parent, a wholly owned Subsidiary of Guarantor, owns beneficially and of record all of the outstanding capital stock of Merger Sub. Parent and Merger Sub have no outstanding option, warrant, right, or any other agreement pursuant to which any Person other than Guarantor or its Affiliates may acquire any equity of Parent and pursuant to which any Person other than Parent or its Affiliates may acquire any equity security of Merger Sub.

Section 4.3 Authority; Binding Nature of Agreement. Each of Parent and Merger Sub has the corporate power and authority to execute and deliver and perform its obligations under this Agreement and any applicable Ancillary Agreements and to consummate the Transactions, and the execution, delivery, and performance by each of Parent and Merger Sub of this Agreement and any applicable Ancillary Agreements has been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. Assuming due authorization, execution, and delivery by the Company, this Agreement and any applicable Ancillary Agreements constitute and, at the Effective Time, will constitute, a legal, valid, and binding obligation of Parent and Merger Sub, as the case may be, and is enforceable against such Party in accordance with its terms, subject to the Enforceability Exceptions.

Section 4.4 Non-Contravention; Consents.

(a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions will not, (i) conflict with or violate either Merger Sub’s certificate of incorporation or bylaws or Parent’s certificate of formation or limited liability company agreement, (ii) assuming that all consents, approvals, and other authorizations described in Section 4.4(b) have been obtained and that all filings and other actions described in Section 4.4(b) of the Company Disclosure Schedule have been made or taken, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected, or (iii) result in any breach or violation of, or constitute a default (or an event that, with notice or lapse of time or both, would become a default) by Parent or any Subsidiary of Parent (including Merger Sub) under, or give to others any right of termination, amendment, acceleration, or cancellation of, or result in the loss of any benefit under, or the creation of any Encumbrance on the properties or assets of the Company pursuant to, any Contract or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of either of them is bound or affected, except, with respect to each of the foregoing clauses (ii) and (iii), for any such conflict, violation, breach, default, or other occurrence that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions will not, require any consent, approval, authorization, or permit of, or filing with or notification to, any Governmental Body except for (i) applicable requirements, if any, of the Exchange Act, (ii) the filing with the SEC of the Proxy Statement, (iii) any filing required under the rules and regulations of NASDAQ Global Market, (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (v) any consent, approval, order, authorization, authority, transfer, waiver, disclaimer, registration, declaration, or filing set forth in Section 3.5(b) of the Company Disclosure Schedule, and (vi) any other consent, approval, order, authorization, authority, transfer, waiver, disclaimer, registration, declaration, or filing that, in each case, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. No vote of Guarantor’s stockholders is necessary to approve Guarantor’s execution of this Agreement or the consummation of the Transactions.

Section 4.5 Information Supplied. None of the information supplied or to be supplied in writing by or on behalf of Parent or its Affiliates expressly for inclusion in the Proxy Statement to be filed by the Company with the SEC in connection with seeking the Required Company Stockholder Vote (including any amendment or supplement thereto) will, on the date the Proxy Statement is first mailed to stockholders of the Company or at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing sentence, no representation or warranty is made by Parent with respect to any information or statement made or incorporated by reference in the Proxy Statement that was not supplied by or on behalf of Parent or its Affiliates for use therein.

Section 4.6 Absence of Litigation. As of the date of this Agreement, there is no Legal Proceeding pending or, to the knowledge of Parent, threatened in writing against Parent or Merger Sub, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 4.7 Funds. Parent has, and will at the Closing have, cash resources in immediately available funds and in an amount sufficient to consummate the Transactions, including payment of the Closing Amount and any fee and expense of, or payable by, Parent or Merger Sub in connection with the Transactions. On the Milestone Payment Date, Parent will have cash resources in immediately available funds and in an amount sufficient to satisfy Parent’s cash payment obligations under the CVR Agreement, including payment of the Milestone Payment Amount and any fees and expenses of, or payable by, Parent in connection with the transactions contemplated by the CVR Agreement.

Section 4.8 Ownership of Company Common Stock. Neither Parent nor any Affiliate of Parent directly or indirectly owns, and at all times for the past three years, neither Guarantor nor any of controlled Affiliates of Guarantor has owned, beneficially or otherwise, any share of the Company’s capital stock or any security, contract, or obligation convertible into or exercisable or exchangeable for shares of the Company’s capital stock. Neither Parent, nor Merger Sub has enacted or will enact a plan that complies with Rule 10b5-1 promulgated under the Exchange Act covering the purchase of any of the shares of the Company’s capital stock. As of the date of this Agreement, none of Parent, Merger Sub or any of their respective “affiliates” or “associates” is an “interested stockholder” of the Company (as such terms are defined in 203 of the DGCL).

Section 4.9 Investment Intention. Parent is acquiring through the Merger the shares of capital stock of the Surviving Corporation for its own account, for investment purposes only and not with a view to the distribution (within the meaning of Section 2(11) of the Securities Act) thereof. Parent understands that the shares of capital stock of the Surviving Corporation will not be registered under the Securities Act or any “blue sky” Laws and cannot be sold unless subsequently registered under the Securities Act, any applicable “blue sky” Laws, or pursuant to an exemption from any such registration.

Section 4.10 Brokers and Other Advisors. No broker, investment banker, financial advisor, or other Person is entitled to any broker’s, finder’s, financial advisor’s, or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or its Subsidiaries except for Persons, if any, whose fees, and expenses shall be paid by Parent or its Affiliates.

Section 4.11 No Other Representations or Warranties. Except for the express written representations and warranties made by Parent and Merger Sub in this Agreement and in any instrument or other document delivered pursuant to this Agreement, none of Parent, Merger Sub, or any other Person makes any express or implied representation or warranty with respect to Parent, Merger Sub, or any of their respective Affiliates.

ARTICLE V

COVENANTS OF THE PARTIES

Section 5.1 Access to Information.

(a) Subject to applicable Law, during the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Section 7.1 (the “Pre-Closing Period”), on reasonable advance notice to the Company, the Company shall, and shall cause its Subsidiaries to, provide Parent and its Representatives with reasonable access during the Company’s normal business hours to the Company and its Subsidiaries, personnel, and books and records reasonably requested by Parent for purposes of strategic and integration planning for the consummation of the Transactions; provided that any such access shall be conducted at a reasonable time and in such a manner as not to unreasonably interfere with the normal operation of the business of the Company. Any such access shall be requested by written notice to the Company personnel listed on Schedule 5.1(a) and shall be subject to the Company’s reasonable health safety, security measures and insurance requirements. Nothing in this Agreement shall require the Company to disclose or provide access to any information to the extent such disclosure or access could in the reasonable discretion of the Company (A) jeopardize any attorney-client or other legal privilege (so long as the Company has reasonably cooperated with Parent to permit such inspection of or to disclose such information on a basis that does not waive such privilege with respect thereto) or (B) contravene any applicable Law or binding agreement entered into prior to the date of this Agreement (including any confidentiality agreement to which the Company or any of its Affiliates is a party); provided that, in each case, the Company shall inform Parent as to the general nature of what is being withheld and shall reasonably cooperate with Parent to make appropriate substitute arrangements to permit reasonable disclosure that does not suffer from any of the foregoing impediments, including through the use of commercially reasonable efforts to, if reasonably requested by Parent, (1) obtain the required consent or waiver of any third party required to provide such information and (2) implement appropriate and mutually agreeable measures to permit the disclosure of such information in a manner to remove the basis for the objection, including by arrangement of appropriate clean room procedures, redaction or entry into a customary joint defense agreement with respect to any information to be so provided, if the Parties determine that doing so would reasonably permit the disclosure of such information without violating any applicable Law or binding agreement or jeopardizing such privilege.

(b) With respect to the information disclosed pursuant to this Section 5.1, Guarantor and Parent shall comply with, and shall instruct their Representatives to comply with, all of its obligations under the Bilateral Confidential Disclosure Agreement, September 15, 2021, between the Company and Guarantor as amended by the First Amendment to the Bilateral Confidential Disclosure Agreement, dated October 11, 2022, the Second

Amendment to the Bilateral Confidential Disclosure Agreement, effective September 15, 2023 and the Third Amendment to the Bilateral Confidential Disclosure Agreement, effective October 26, 2023 (the “Confidentiality Agreement”).

(c) No information provided or obtained pursuant to this Section 5.1 shall affect any representation or warranty in this Agreement of any Party or any condition to the obligations of the Parties.

Section 5.2 Operation of the Company’s Business.

(a) During the Pre-Closing Period, except (x) as expressly required or contemplated under this Agreement or as required by applicable Laws or (y) with the written consent of Parent, which consent shall not be unreasonably withheld, conditioned, or delayed, the Company shall, and shall cause the Company Subsidiaries to, use commercially reasonable efforts to: (i) conduct its business in the ordinary course of business as was being conducted prior to the date of this Agreement and (ii) preserve intact its material assets, business organization and relations with employees, material customers, suppliers, licensors, licensees, Governmental Bodies and any other Person with whom the Company has material business relationships; provided that no action by the Company or any Company Subsidiary with respect to matters specifically addressed by any provision of Section 5.2(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision.

(b) During the Pre-Closing Period, except (w) as expressly required or contemplated under this Agreement or as required by applicable Laws, (x) with the written consent of Parent, which consent shall not be unreasonably withheld, conditioned, or delayed, or (y) as set forth in Section 5.2 of the Company Disclosure Schedule, neither Company nor any Company Subsidiary shall:

(i) (A) establish a record date for, declare, accrue, set aside, or pay any dividend or make any other distribution in respect of any securities (including the Company Common Stock) (other than with respect to any dividend or distribution by a direct or indirect wholly owned Company Subsidiary to its direct or indirect parent consistent with past practice) or (B) repurchase, redeem, or otherwise reacquire any share of capital stock (including any Share), or any right, warrant, or option to acquire any share of its capital stock, other than (a) with respect to transactions among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, or (b) in connection with the vesting, exercise, or settlement of Company Equity Awards or in connection with withholding to satisfy the exercise price and/or Tax obligations with respect to Company Equity Awards;

(ii) split, combine, subdivide, or reclassify any share of its capital stock (including the Shares) or other equity interests;

(iii) sell, issue, grant, deliver, pledge, transfer, create an Encumbrance, or authorize the issuance, sale, delivery, pledge, transfer, Encumbrance, or grant by the Company of (A) any capital stock, equity interest, or other security of the Company, (B) any option, call, warrant, restricted securities, or right to acquire any capital stock, equity interest, or other security of the Company, or (C) any instrument convertible into or exchangeable for any capital stock, equity interest, or other security of the Company (except, in each case, on the exercise of Company Options or settlement of Company Restricted Stock Units, in each case, outstanding as of the date hereof and in accordance with their present terms);

(iv) adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of the Company or any Company Subsidiary;

(v) except as otherwise permitted under the terms of any Employee Plan as of the date hereof and which has been made available to Parent and set forth on Section 3.20(c) of the Company Disclosure Schedule: (A) establish, adopt, terminate, or amend any Employee Plan (or other compensation or benefit plan, program, agreement, or arrangement that would be an Employee Plan if in effect on the date hereof);

(B) accelerate the vesting of any compensation or benefits under any Employee Plan; (C) grant any bonus or severance to, or, other than increases to base salary in the ordinary course of business consistent with past practice that do not exceed 6% for any individual or 5% in the aggregate, increase the compensation or benefits of any Company Associate; (D) enter into or amend any change-of-control, retention, employment, severance, consulting, or other agreement with any Company Associate; (E) hire or terminate (other than for cause) any Company Associate or (F) make any determination under any Employee Plan that is inconsistent with the Company’s ordinary course of business past practice;

(vi) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other organizational document;

(vii) form any Subsidiary, acquire any equity interest or equity-linked interest in any other Entity (other than securities in a publicly traded company held for investment by the Company and consisting of less than 1% of the outstanding capital stock of such Entity) or enter into any joint venture, partnership, limited liability corporation, or similar arrangement;

(viii) make or authorize aggregate capital expenditures in excess of $100,000, which expenditures shall be in accordance with the categories set forth in such budget;

(ix) acquire, lease, license, sublicense, pledge, sell, or otherwise dispose of, abandon, waive, relinquish or fail to renew, permit to lapse, transfer, assign, or subject to any material Encumbrance (other than Permitted Encumbrances) any material right or other material asset or property (in each case, excluding any Intellectual Property Rights, which are addressed in Section 5.2(b)(x)) (except, in the case of any of the foregoing, (A) in the ordinary course of business, (B) pursuant to dispositions of obsolete, surplus, or worn-out assets that are no longer useful for the conduct of the business of the Company or any Company Subsidiary and (C) as permitted by Section 5.2(b)(viii));

(x) license, sublicense, pledge, transfer, assign, sell or otherwise dispose of, abandon, permit to lapse, encumber or grant any other right with respect to any Company Owned IP or Company Licensed IP that is exclusively licensed to Company or any Company Subsidiary (except for non-exclusive licenses, sublicenses and covenants- not-to-sue granted to employees, consultants or contractors (including contract manufacturers, contract research and/or development organizations or distributors) of Company or any Company Subsidiaries in the ordinary course of business solely for the purpose of such Persons performing services or providing goods for or on behalf of the Company or any Company Subsidiary, in each case, subject to reasonable written confidentiality obligations with respect to any Trade Secrets);

(xi) enter into, amend, renew (or fail to exercise a renewal option under), or modify a Company Lease if such Company Lease, amendment, renewal, or modification would increase the aggregate amount of payments under such Company Lease (as amended, renewed, or modified, as the case may be) by in excess of $100,000 annually or terminate any Company Lease (except any termination that shall occur at the end of the maximum term of such Company Lease, other than by extending such term through the payment of any extension fee in excess of $100,000);

(xii) make any capital contribution or advance to, or investment in, any Person (other than between the Company and any of its wholly owned Subsidiaries), or incur, assume, prepay, repurchase, redeem, modify in any material respect or guarantee any Indebtedness (except for (A) advances to employees and consultants for travel and other business-related expenses in the ordinary course of business and (B) any drawdown of any existing credit facility of the Company or any Company Subsidiary as of the date of this Agreement);

(xiii) other than in the ordinary course of business, (A) amend or modify in any material respect any Material Contract, (B) waive any material right under, terminate, replace, or release, settle, or compromise any material claim, liability or obligation under any Material Contract or (C) enter into any Contract that, if entered into prior to the date of this Agreement, would have been a Material Contract;

(xiv) amend or modify in any material respect any privacy policies, or any administrative, technical, or physical safeguards related to privacy or cybersecurity except to remediate any security issue,

to enhance data security or integrity, to comply with or improve compliance with applicable Privacy Laws, as otherwise directed or required by a Governmental Body, or in relation to any new or updated software, products or technologies of the Company and the Company’s Subsidiaries;

(xv) commence any Legal Proceeding, except: (A) with respect to routine matters in the ordinary course of business; (B) in such cases where the Company reasonably determines in good faith that the failure to commence suit would be reasonably likely to result in a material impairment of a valuable aspect of its business (provided that the Company consults with Parent and considers in good faith the views and comments of Parent with respect to any such Legal Proceeding prior to commencement thereof); or (C) in connection with or relating to the Transactions, including a breach of this Agreement or any other agreement contemplated hereby;

(xvi) settle, release, waive, or compromise any Legal Proceeding or other claim (or threatened Legal Proceeding or other claim), other than (A) any actual or threatened Legal Proceeding, (B) any actual or threatened Legal Proceeding or other claim arising out of or relating to the Transactions, including a breach of this Agreement or any other agreement contemplated hereby, or (C) pursuant to a settlement that does not relate to any of the Transactions and, in the case of this clause (C), (1) that results solely in a monetary obligation involving only the payment of monies by the Company of not more than $100,000 in the aggregate; (2) that results solely in a monetary obligation that is funded by an indemnity obligation to, or an insurance policy of, the Company and the payment of monies by the Company that together with any settlement made under clause (1) are not more than $100,000 in the aggregate (not funded by an indemnity obligation or through insurance policies); (3) that results solely in a monetary obligation involving payment by the Company of an amount not greater than the amount specifically reserved in accordance with GAAP with respect to such Legal Proceeding or claim on the Balance Sheet; or (IV) that does not result in any monetary obligation of the Company or a Company Subsidiary; provided that this Section 5.2(b)(xvi) shall not apply to any Legal Proceeding arising out of or relating to any matter set forth in Section 2.1(b), Section 5.5 and Section 5.9;

(xvii) negotiate, adopt, enter into, amend, modify or terminate any Collective Bargaining Agreement (except to the extent required by applicable Laws);

(xviii) disclose to any Person any trade secrets relating to any Product or that are otherwise material to the Company or any of its Subsidiaries, other than (A) in the ordinary course of business consistent with past practice, to contract manufacturers, contract research and/or organizations, distributors, customers, suppliers, licensors, licensees, sublicensees, Governmental Bodies and any other Person with whom the Company has a business relationship as of the date of this Agreement, (B) in connection with non-disclosure agreements entered into in the ordinary course of business consistent with past practice, in each case with respect to clauses (A) and (B), subject to written confidentiality obligations binding on such Person, or (C) in compliance with Section 5.3(a) and Section 5.3(c);

(xix) with regard to any Product in development, (A) initiate or commence any new clinical trials, (B) amend or modify any existing clinical trial protocols, study recruitment efforts, study enrollment activities or clinical trial timelines, or (C) terminate any ongoing clinical trials or activities for planned clinical trials, except as required by applicable Law, as determined by the Company in good faith, and except, in each case of (B) and (C), where the Company reasonably believes such amendment, modification or termination, as applicable, is necessary to protect the safety or welfare of clinical trial subject(s) and it would be impracticable under applicable Law and/or in light of such safety concerns to give advance notice;

(xx) (A) make, change, or rescind any material Tax election; (B) settle or compromise any material Tax claim; (C) change (or request to change) any material method of accounting for Tax purposes or Tax accounting period; (D) amend, refile, modify or otherwise change any material Tax Return; (E) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material Taxes may be issued (other than in connection with an extension to file a Tax Return of no longer than seven (7) months); (F) enter into any material “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or non-U.S. Tax Law)

with any Governmental Body; (G) surrender any right to claim a material refund, credit, offset or other reduction in Taxes; or (H) take any position with respect to a material item on any Tax Return in a manner inconsistent with past practice, except in each case to the extent any such action is undertaken in the ordinary course of business;

(xxi) change in any material respect their material financial accounting principles, practices or methods, except as required by GAAP or applicable Law;

(xxii) abandon or fail to maintain or perform any material obligations with respect to, any material Regulatory Authorizations;

(xxiii) with regard to any Product in development (including manufacturing) or in commercial distribution, modify any specification for such Product unless such modification is mandated or required by a Governmental Body;

(xxiv) enter into any new material line of business;

(xxv) terminate, cancel or make any material changes to the structure, limits or terms and conditions of any material insurance policies, including allowing such insurance policies to expire without renewal or comparable replacement coverage or otherwise maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice; or

(xxvi) enter into or authorize, agree, or commit to take any action described in clauses (i) through (xxv) of this Section 5.2(b).

Nothing in this Agreement shall give to Parent or Merger Sub, directly or indirectly, any right to control or direct the operations of the Company prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its operations and those of its Subsidiaries.

Section 5.3 No Solicitation; Change in Recommendation.

(a) No Solicitation.

(i) Except as expressly provided in this Section 5.3, the Company shall not, and shall cause the Company Subsidiaries not to, directly or indirectly, through any of its or their Representatives or otherwise, and shall not permit or authorize any such Person to:

1. solicit, knowingly assist, initiate, knowingly encourage, or otherwise knowingly facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential or non-public information, properties, facilities, books or records of the Company or any Company Subsidiary or entering into any form of agreement, arrangement or understanding) any inquiry, proposal, discussion, negotiation, or offer that constitutes or may reasonably be expected to constitute or lead to, a Company Alternative Transaction;

2. enter into, continue, or otherwise initiate, solicit, knowingly encourage, engage, knowingly assist, or participate in or knowingly facilitate (including by the furnishing any confidential or non-public information of the Company or any of its Subsidiaries) any discussions or negotiations with any Person (other than with Parent, Merger Sub, each of their Representatives or any Person acting jointly or in concert with Parent or Merger Sub) regarding any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to, a Company Alternative Transaction;

3. make a Change in Recommendation;

4. enter into, or publicly propose to enter into, any agreement, letter of intent, agreement in principle, understanding or arrangement in respect of a Company Alternative Transaction other than a confidentiality agreement permitted by and in accordance with Section 5.3(c); or

5. approve, authorize or publicly announce any intention to do any of the foregoing.

(ii) The Company shall, and shall cause the Company’s Subsidiaries and its and their respective Affiliates and Representatives to, immediately cease and terminate, any solicitation, encouragement, discussion, activity or negotiation commenced prior to the date of this Agreement with any Person and such Person’s Representatives (other than with Parent, Merger Sub or each of their Representatives) with respect to any inquiry, proposal, discussion, negotiation, or offer that constitutes, or may reasonably be expected to constitute or lead to, a Company Alternative Transaction, and in connection therewith, the Company will:

1. immediately discontinue access to and disclosure of all information, including (A) any physical or electronic data room access for such Persons and their Representatives to diligence or other information regarding the Company or any of its Subsidiaries or any of their businesses or assets and (B) any access to the properties, facilities, books and records of the Company or of any Company Subsidiaries; and

2. within two (2) business days of the date hereof, request the prompt return or destruction of all copies of any confidential information regarding the Company or any Company Subsidiary provided to any Person (other than Parent, Merger Sub, and each of their Representatives) since January 1, 2023 that entered into a confidentiality agreement with the Company relating to a potential Company Alternative Transaction.

(iii) Further, the Company covenants and agrees that it shall (1) take all necessary action to enforce any confidentiality, standstill, non-disclosure, non-solicitation, or similar agreement, covenant, or restriction entered into in connection with any Company Alternative Transaction to which the Company or any Company Subsidiary is a party or may hereafter become a party in accordance with Section 5.3(c) and (2) not release any Person from, or waive, amend, release, assign, suspend or otherwise modify any Person’s obligations respecting the Company, or any Company Subsidiary, under any confidentiality, standstill, non-disclosure, non-solicitation, or similar agreement, covenant, or restriction entered into in connection with any Company Alternative Transaction to which the Company or any Company Subsidiary is a party (it being acknowledged by Parent and Merger Sub that the automatic termination or release of any standstill restrictions of any such agreements as a result of the entering into an announcement of this Agreement shall not be a violation of this Section 5.3); provided that the Company shall be permitted to terminate, amend or otherwise modify, waive or fail to enforce any such “standstill,” provision or agreement if the Company Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law.

(b) Notification of Proposals. If the Company or any of the Company Subsidiaries or any of its or their respective Affiliates or Representatives receives or otherwise become aware of any written or oral inquiry, proposal, request for information or offer that constitutes, contemplates or may reasonably be expected to constitute or lead to a Company Alternative Transaction, or any request for copies of, or disclosure of, confidential information relating to the Company or any Subsidiary in relation to a possible Company Alternative Transaction, the Company shall promptly notify Parent and Parent’s counsel, at first orally, and then within twenty-four (24) hours, in writing, of such inquiry, proposal, offer or request, a description of the material terms and conditions and the identity of all Persons making any oral inquiry, proposal, offer or request and a copy of any written proposal or offer, or, if applicable, the proposed definitive agreement and all ancillary documentation, in respect of a potential Company Alternative Transaction. The Company shall keep Parent promptly and reasonably informed on a reasonably current basis of the status, the terms of any discussions or negotiations (to the extent such discussions and negotiations are permitted by Section 5.3(c)) and any developments and discussions relating to any potential Company Alternative Transaction (including any financing commitments related thereto), including any changes, modifications or other amendments to or relating to any such potential Company Alternative Transaction and promptly provide to Parent a copy of any written proposal or offer, or, if applicable, the proposed definitive agreement and all ancillary documentation, with respect to such Company Alternative Transaction (or, where such proposal or offer is not in writing, a description of the terms of such correspondence between the Company and its Representatives and the Person making any such inquiry, proposal, offer or request and its Representatives).

(c) Responding to Proposals. Notwithstanding Section 5.3(a), if, at any time prior to obtaining the Required Company Stockholder Vote, the Company receives an inquiry, proposal or offer, the consummation of which would constitute a Company Alternative Transaction, that did not result, directly or indirectly, from any breach of this Section 5.3, any other provision of this Agreement or the Confidentiality Agreement, but subject to entering into a confidentiality agreement with such Person containing terms that are not less favorable to the Company than those contained in the Confidentiality Agreement (it being understood that such confidentiality agreement must not contain any provision or term that would restrict, in any manner, the Company’s ability to consummate the Transactions or comply with its disclosure obligations to Parent pursuant to this Agreement), a final executed copy of which shall be provided to Parent prior to providing such Person with any such copies, access or disclosure, the Company and its Representatives may (x) engage in or participate in discussions or negotiations with such Person regarding such inquiry, offer or proposal and (y) provide copies of, access to or disclosure of information, properties, facilities, books or records of the Company or its Subsidiaries (and any such copies, access or disclosure provided to such Person shall have already been (or simultaneously be) provided to Parent and its Representatives), if and only if, in the case of both clauses (x) and (y), (i) the Company Board first determines in good faith, after consultation with its outside financial advisor(s) and outside legal counsel, that such proposal constitutes or would reasonably be expected to constitute or lead to a Superior Proposal and (ii) that the failure to take such actions would be inconsistent with its fiduciary duties under applicable Law; and the Company has been, and continues to be, in compliance (i) with its obligations under Section 5.3(a) in all respects, and (ii) with its obligations under Section 5.3 (other than Section 5.3(a)) in all material respects.

(d) Change in Recommendation; Right to Match.

(i) If the Company receives a Superior Proposal prior to obtaining the Required Company Stockholder Vote, the Company Board may make a Change in Recommendation or terminate this Agreement to immediately thereafter enter into a definitive agreement with respect to such Superior Proposal pursuant to Section 7.1(g), if and only if:

1. the Company has been, and continues to be, in compliance (A) with its obligations under Section 5.3(a) in all respects, (B) with its obligations under Section 5.3 (other than Section 5.3(a)) in all material respects and (C) its obligations under Section 5.4;

2. the Company or its Representatives have delivered to Parent a written notice of the determination of the Company Board that such proposal constitutes a Superior Proposal (the “Superior Proposal Notice”);

3. the Company or its Representatives have provided to Parent a copy of the proposed definitive agreements for the Superior Proposal (which shall include all schedules, appendices, exhibits and other attachments related thereto, if any, including copies of any financing commitments related thereto) and all ancillary documentation (including any financing documents subject to customary confidentiality provisions) and any other material documents or material correspondences, as well as any subsequent amendment or modification with respect to any of the foregoing, provided to or by the Company, and Company Subsidiary or their respective Affiliates and Representatives in connection therewith;

4. at least four (4) business days (the “Matching Period”) have elapsed from the date that is the later of the date on which Parent received the Superior Proposal Notice and the date on which Parent received a copy of all the materials referred to in Section 5.3(d)(i)3 above; provided that in the case of any subsequent amendment or modification with respect to any such materials, the Matching Period shall end on the later of the expiration of such four (4) business day period and two (2) business days after Parent received such amended or modified materials;

5. during any Matching Period, the Company shall, and shall cause its Representatives to, if requested by Parent, negotiate and consider in good faith with Parent and its Representatives, any revision to the terms of the Transactions proposed by Parent in order for such proposal to cease to be a Superior Proposal; and

6. after the Matching Period, the Company Board has determined in good faith (A) after consultation with its outside financial advisor(s) and outside legal counsel, that such proposal continues to constitute a Superior Proposal (and, if applicable, compared to the terms of the Transactions as proposed to be amended by Parent under Section 5.3(d)(iii)) and (B) after consultation with its outside financial advisors and outside legal counsel, that the failure to take the relevant action would be inconsistent with its fiduciary duties under applicable Law; and

7. the making of the proposal constituting a Superior Proposal did not result, directly or indirectly, from any breach of this Section 5.3 or the Confidentiality Agreement.

(ii) Other than in connection with a Company Alternative Transaction, the Company may make a Change in Recommendation in response to a Change in Circumstance, if and only if:

1. the Company or its Representatives have delivered to Parent a written notice that (i) the Company Board has determined, in its good faith judgment, after consultation with outside financial advisor(s) and outside legal counsel, that the failure to make a Change in Recommendation would be inconsistent with its fiduciary duties under applicable Law and (ii) describes the Change in Circumstance in reasonable detail (the “Determination Notice”);

2. at least four (4) business days (the “Change in Circumstance Matching Period”) have elapsed from the date on which Parent received the Determination Notice;

3. during any Change in Circumstance Matching Period, the Company shall, and shall cause its Representatives to, if requested by Parent, negotiate and consider in good faith with Parent and its Representatives, any revision to the terms of the Transactions proposed by Parent in order for the failure to make such a Change in Recommendation to no longer be inconsistent with its fiduciary duties under applicable Law; and

4. after the Change in Circumstance Matching Period, the Company Board has determined in good faith after consultation with its outside financial advisor(s) and outside legal counsel, that failure to make a Change in Recommendation would still be inconsistent with its fiduciary duties under applicable Law.

(iii) If the Company Board determines that any alternative proposal would cease to be a Superior Proposal by virtue of the revisions proposed by Parent, the Company shall promptly (and in any event within twenty-four (24) hours of such determination) so advise Parent, and the Company, Parent shall amend this Agreement to reflect such offer made by Parent and shall take and cause to be taken all such actions as are necessary to give effect to the foregoing.

(iv) Each successive (x) amendment to any proposal that results in an increase in, or modification of, the consideration (or value of such consideration) to be received by the Company’s stockholders or other material terms or conditions thereof or (y) change in material facts and circumstances relating to the Change in Circumstance shall constitute a new proposal or Change in Circumstance (as applicable) for the purposes of this Section 5.3(d) and the Company shall deliver a new Superior Proposal Notice for the new Superior Proposal; provided that Parent shall be afforded only a two (2) business day Matching Period or Change in Circumstances Matching Period (as applicable) from (A) in the case of a Superior Proposal, the later of the date on which Parent received the Superior Proposal Notice for the new Superior Proposal and the date on which Parent received all of the materials referred to in Section 5.3(d)(i)3) with respect to such new Superior Proposal and (B) in the case of a Change in Circumstance, the date on which Parent received the Determination Notice for the new Change in Circumstance.

(v) The Company Board shall promptly (and in any event within twenty-four (24) hours) reaffirm the Company Board Recommendation without qualification by press release after any proposal regarding a

Company Alternative Transaction which is determined not to be a Superior Proposal is publicly announced or publicly disclosed or the Company Board determines that a proposed amendment to the terms of this Agreement or the Transactions as contemplated under Section 5.3(d)(iii) would result in such a proposal no longer being a Superior Proposal. The Company shall provide Parent and its Representatives with a reasonable opportunity to review the form and content of any such press release and shall reasonably consider amendments to such press release as reasonably requested by Parent and its outside legal counsel.

(vi) If the Company provides a Superior Proposal Notice or Determination Notice to Parent on a date that is less than ten (10) business days before the Company Stockholders’ Meeting, the Company shall either proceed with or shall postpone the Company Stockholders’ Meeting, as directed by Parent acting reasonably, to a date determined by Parent that is not more than ten (10) business days after the scheduled date of the Company Stockholders’ Meeting but in any event the Company Stockholders’ Meeting shall not be postponed to a date which would prevent the Effective Time from occurring on or prior to the End Date.

(vii) Nothing in this Section 5.3 or elsewhere in this Agreement shall prohibit the Company from (1) taking and disclosing to the Company’s stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9(f) promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder; or (2) making any disclosure to the Company’s stockholders that the Company Board has reasonably determined in good faith in consultation with outside legal counsel is required by applicable Securities Laws; provided that (x) this Section 5.3(d)(vii) shall not permit the Company Board to make a Change in Recommendation except to the extent permitted by Section 5.3(c) and (y) in each case that, notwithstanding that the Company Board shall be permitted to make such disclosure, the Company Board shall not be permitted to make a Change in Recommendation solely as a result of such disclosure. Any public disclosure made by or on behalf of the Company relating to any Company Alternative Transaction shall state that the Company Board Recommendation continues to be in effect, unless, prior to the time of such public disclosure, this Agreement has been terminated in compliance with Section 5.3.

(viii) Without limiting the generality of the foregoing, the Company shall advise its Subsidiaries and its and their Representatives of the prohibitions set out in this Section 5.3 and any violation of the restrictions set forth in this Section 5.3 by its Subsidiaries or its or their Representatives will be deemed to be a breach of this Section 5.3 by the Company.

Section 5.4 Preparation of Proxy Statement; Company Stockholders’ Meeting.

(a) As promptly as practicable following the date of this Agreement and in any event within twenty-one (21) calendar days after the date of this Agreement, the Company shall prepare, and file with the SEC the Proxy Statement. The Company shall promptly notify Parent upon the receipt of any oral or written comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all written correspondence and a summary of all oral communications between it, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement. The Company shall cooperate with and provide Parent with a reasonable opportunity to review and comment on the Proxy Statement and any substantive correspondence (including responses to SEC comments), amendments or supplements to the Proxy Statement prior to filing with the SEC, consider such comments in good faith, and shall provide to Parent a copy of all such filings made with the SEC.

(b) The Company shall use all reasonable efforts to have the Proxy Statement be cleared by the SEC and its staff under the Exchange Act as promptly as practicable after such filing. The Proxy Statement will contain such information and disclosure reasonably required so that the Proxy Statement conforms in form and substance to the requirements of the Exchange Act. The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to holders of Company Common Stock as promptly as practicable and in any event within five (5) business days after (i) the Proxy Statement is cleared by the SEC or (ii) the date that is ten

(10) calendar days after filing the Proxy Statement in preliminary form if, prior to such date, the SEC does not provide comments or indicates that it does not plan to provide comments.

(c) If at any time prior to the Effective Time there shall occur any event (i) with respect to the Acquired Companies, or with respect to information supplied by Company for inclusion in the Proxy Statement, or (ii) with respect to Guarantor or Parent, or with respect to information supplied by Parent for inclusion in the Proxy Statement, in either case, which event is required to be described in an amendment of or a supplement to the Proxy Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company.

(d) Subject to the other provisions of this Agreement and as promptly as practicable after the Proxy Statement is cleared by the SEC or the date that is ten (10) calendar days after filing the Proxy Statement in preliminary form if, prior to such date, the SEC does not provide comments or indicates that it does not plan to provide comments, the Company shall (i) take all action required by the DGCL and the Company’s certificate of incorporation and bylaws to duly call, give notice of, convene, and hold a meeting of its stockholders promptly following the mailing of the Proxy Statement but in any event within fifteen (15) calendar days (or such other time as otherwise required to comply with applicable Law, as requested by the SEC or its staff, or as the Company and Parent otherwise agree) (the “Company Stockholders’ Meeting”) for the purpose of obtaining (A) the Required Company Stockholder Vote and (B) if so desired and mutually agreed, a vote upon other matters of the type customarily brought before a meeting of stockholders in connection with the approval of a merger agreement or the transactions contemplated by such agreement, it being understood that the Company Stockholders’ Meeting may also be the Company’s annual meeting of stockholders, with the record date and meeting date of the Company Stockholders’ Meeting to be selected after reasonable consultation with Parent, and (ii) use reasonable best efforts to solicit from its stockholders proxies in favor of the approval of the adoption of this Agreement. Notwithstanding anything to the contrary in this Agreement, (x) the Company may adjourn, recess, or postpone, and at the request of Parent it shall adjourn, recess, or postpone, the Company Stockholders’ Meeting for a reasonable period to solicit additional proxies, if the Company or Parent, respectively, reasonably believes there will be insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to obtain the Required Company Stockholder Vote (provided that, unless agreed in writing by the Company and Parent, all such adjournments, recesses or postponements shall be for periods of no more than ten (10) business days each) and (y) the Company may adjourn, recess, or postpone the Company Stockholders’ Meeting if (I) the Company is required to do so by applicable Law or order or request from the SEC or its staff, (II) subject to Section 5.3(d)(vi), the Company has notified Parent pursuant to Section 5.3(d) that the Company Board intends to make a Change in Recommendation and the applicable notice period thereunder will not have expired prior to the then-scheduled date and time of the Company Stockholders’ Meeting or (III) the Company Board has determined in good faith (after consultation with outside legal counsel) that such adjournment, recess or postponement is necessary to ensure that Company stockholders have sufficient time to evaluate any information or disclosure that the Company has sent or otherwise made available (including by issuing a press release, filing materials with the SEC or otherwise) to the Company’s stockholders in advance of the Company Stockholders’ Meeting.

(e) The Company shall establish the record date for the Company Stockholders’ Meeting and commence broker searches at least twenty (20) days prior thereto (or such shorter period as the SEC or its staff confirms is acceptable) pursuant to Section 14a-13 of the Exchange Act in connection therewith, subject to compliance with the DGCL, the Exchange Act, and any rule or regulation of NASDAQ Global Market. In no event will such record date be changed without Parent’s prior written consent (such consent not to be unreasonably delayed, conditioned or withheld) other than in connection with an adjournment, recess or postponement to the Company Stockholders’ Meeting taken or made in compliance with Section 5.3(d).

(f) Parent shall provide the Company with such information concerning itself, Guarantor, Merger Sub and their Affiliates as is customarily included in a proxy statement prepared in connection with a transaction of the type contemplated by this Agreement or as otherwise required by Laws, requested by the SEC or its staff, or as the Company may reasonably request, in each case, sufficiently in advance of the mailing of the Proxy Statement to be included therein.

Section 5.5 Filings, Consents, and Approvals.

(a) Subject to the terms and conditions set forth in this Agreement, each of the Parties shall, and shall cause their respective Affiliates to, use their respective reasonable best efforts to take, or cause to be taken, all actions, to file, or cause to be filed, all documents, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper, or advisable under applicable Antitrust Laws or Foreign Direct Investment Laws to consummate and make effective the Transactions as soon as reasonably practicable, including, (i) the obtaining of all necessary actions or nonactions, waivers, consents, clearances, decisions, declarations, approvals and, expirations, or terminations of waiting periods from Governmental Bodies and the making of all necessary registrations and filings and the taking of all steps as may be reasonably necessary to obtain any such consent, decision, declaration, approval, clearance, or waiver, or expiration or termination of a waiting period by or from, or to avoid a Legal Proceeding by, any Governmental Body in connection with any Antitrust Law or Foreign Direct Investment Law, (ii) the giving of all notices and the obtaining of all necessary consents, authorizations, approvals, or waivers from third parties, and (iii) the execution and delivery of any additional instrument reasonably necessary to consummate the Transactions.

(b) Notwithstanding anything to the contrary set forth in this Agreement, including this Section 5.5, in no event shall Guarantor, Merger Sub or any of their respective Affiliates or Subsidiaries be obligated to undertake or commit or agree to undertake (and the Company may not request or propose that Guarantor, Merger Sub or any of their respective Affiliates or Subsidiaries take) any of the following actions: (A) negotiating, committing to, and effecting, by consent decree, hold separate order, or otherwise, the sale, lease, license, divestiture, or disposition of any asset, right, product or product line (including any Product), or business of the Company, Guarantor, or any of their respective Affiliates, (B) terminating any existing relationship, contractual right, or obligation of the Company, Guarantor, or any of their respective Affiliates, (C) terminating any venture or other arrangement, (D) creating any relationship, contractual right, or obligation of the Company, Guarantor, or any of their respective Affiliates, (E) effectuating any other change or restructuring of the Company, Guarantor, or any of their respective Affiliates, (F) undertaking or agreeing to (or requesting or authorizing the Company or any of its Subsidiaries to undertake, effective upon the Closing) any requirement or obligation to provide prior notice to, or obtain prior approval from, any Governmental Body with respect to any transaction, (G) otherwise taking or committing to take any action with respect to the businesses, product lines, or assets of the Company, Guarantor, or any of their respective Affiliates, and (H) any sale, divestiture, disposition or other remedial measure pursuant to this Section 5.5.

(c) Subject to the terms and conditions of this Agreement, each Party shall (and shall cause their respective Affiliates, if applicable, to) (i) as promptly as reasonably practicable, make all filings, notifications or other consents as may be required to be made or obtained by such Party under Antitrust Laws or Foreign Direct Investment Laws in those jurisdictions identified in Section 5.5(c) of the Company Disclosure Schedule, which contains the list of the only jurisdictions where filing, notification, expiration of a waiting period, or consent or approval is a condition to Closing, (ii) cooperate with each other in determining whether, and promptly preparing and making, any other filing or notification or other consent required to be made with, or obtained from, any other Governmental Body in connection with the Transactions, and (iii) cooperate with each other and use their respective reasonable best efforts to contest and resist any Legal Proceeding that is in effect and that prohibits, prevents or restricts consummation of the Transactions.

(i) If, prior to the Effective Time, either (A) the U.K. Competition and Markets Authority (the “CMA”) indicates in writing to Guarantor that it has decided to formally investigate the Merger and, accordingly, requests Guarantor to submit a merger notice in the form prescribed under the Enterprise Act 2002 or (B) the European Commission (the “EC”) indicates in writing to Guarantor that a member state of the European Union or the EC is making, or has made, a referral of the Merger to the EC under Article 22 of the EU Merger Regulation, then Guarantor shall provide to the Company a copy of such written indication or filing, form or other submission as promptly as practicable after its receipt or submission thereof, as applicable, and if such indication or filing, form or other submission shall have been so provided, the CMA under the Enterprise Act of 2002 or the EC under Article 22 of the EU Merger Regulation, as the case may be, shall thereupon be deemed to be added to Section 5.5(c) and Section 6.1(c)(ii) of the Company Disclosure Schedule.

(ii) If, prior to the Effective Time, Parent, in consultation with the Company, reasonably determines that a filing under the HSR Act is required in connection with the transactions contemplated by this Agreement, the HSR Act shall thereupon be deemed to be added to Section 5.5(c) and Section 6.1(c)(i) of the Company Disclosure Schedule.

(d) Without limiting the generality of anything in this Section 5.5, each Party shall use its reasonable best efforts to (i) cooperate in all respects and consult with the other Parties in connection with any filing or submission in connection with any investigation or other inquiry, including allowing the other Parties to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions, (ii) give the other Parties prompt notice of the making or commencement of any request, inquiry, investigation, action, or Legal Proceeding brought by a Governmental Body or brought by a third party before any Governmental Body, in each case, with respect to the Transactions, (iii) keep the other Parties informed as to the status of any such request, inquiry, investigation, action, or Legal Proceeding, (iv) promptly inform the other Parties of any material communication to or from the FTC, the DOJ, or any other Governmental Body in connection with any such request, inquiry, investigation, action, or Legal Proceeding, (v) on request, promptly furnish to the other Party a copy of such communications, subject to a confidentiality agreement limiting disclosure to outside counsel and consultants retained by such counsel, and subject to redaction of documents (A) as necessary to comply with contractual arrangements or address attorney-client or other privilege concerns and (B) to remove references to valuation of the Company or its Subsidiaries, (vi) to the extent reasonably practicable, consult in advance and cooperate with the other Parties and consider in good faith the views of the other Parties in connection with any substantive communication, analysis, appearance, presentation, memorandum, brief, argument, opinion, or proposal to be made or submitted in connection with any such request, inquiry, investigation, action, or Legal Proceeding, and (vii) except where prohibited by any Governmental Body, permit authorized Representatives of the other Parties to be present at each meeting and telephone or video conference arising out of or relating to such request, inquiry, investigation, action, or Legal Proceeding. Each Party shall supply as promptly as practicable following written request therefor such information, documentation, other material, or testimony that may be requested by any Governmental Body, including by using reasonable best efforts to respond promptly to any reasonable written request for additional information, documents or other materials, including any “second request” under the HSR Act, received by any Party or any of their respective Subsidiaries from any Governmental Body in connection with such applications or filings for the Transactions. Any Party may, as it deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other Parties under this Section 5.5 as “outside counsel only.” Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and shall not be disclosed by such outside counsel to employees, officers, or directors of the recipient, unless express written permission is obtained in advance from the source of the materials. Each Party shall use reasonable best efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege, or any other privilege pursuant to this Section 5.5 so as to preserve any applicable privilege. Neither Party shall pull and refile under any applicable Antitrust Laws or Foreign Direct Investment Laws, without the prior written consent of the other. All filing fees for any filing required under Antitrust Laws or Foreign Direct Investment Laws (if any) shall be paid by Guarantor.

(e) Guarantor, after prior consultation in good faith with the Company, shall have the principal and sole responsibility for devising and implementing the strategy for obtaining any necessary clearances under the Antitrust Laws and Foreign Direct Investment Laws and shall control and take the lead in all meetings and communications with any Governmental Body in connection therewith. In furtherance of the foregoing, the

Company shall use its reasonable best efforts to consult in advance with Guarantor, obtain Guarantor’s prior written consent (such consent may be withheld, conditioned or delayed in Guarantor’s sole discretion) and to address all of Guarantor’s views and comments prior to taking any substantive position with respect to (A) the filings under the HSR Act or required by any other Governmental Body under any applicable Antitrust Laws or Foreign Direct Investment Laws and (B) any written submission or, to the extent practicable, any discussion with any Governmental Body in connection with obtaining any necessary clearance under the HSR Act or any other Antitrust Law or any Foreign Direct Investment Law.

Section 5.6 Employee Benefits.

(a) Parent hereby acknowledges that a “change in control,” “sale event” or term or concept of similar import within the meaning of the Employee Plans will occur at or prior to the Effective Time, as applicable. For a period of one (1) year following the Effective Time, Parent shall provide, or cause to be provided, to each natural person who is employed by the Company or any Company Subsidiary (or who provides services to the Company or any Company Subsidiary pursuant to an arrangement with a professional employer organization) as of immediately prior to the Effective Time (including any such employee who is on disability or other approved leave) and who continues to be employed by the Surviving Corporation (or any Affiliate thereof) (or to provide services to the Surviving Corporation (or any Affiliate thereof) pursuant to an arrangement with a professional employer organization) during such one (1)-year period (each, a “Continuing Employee”) (i) a base salary (or base wages, as the case may be) and target cash incentive compensation opportunities (excluding retention, change in control, and equity-based compensation), in each case, no less favorable than the base salary (or base wages, as the case may be) and target cash incentive compensation opportunities (excluding retention, change in control, and equity-based compensation) provided to such Continuing Employee immediately prior to the Effective Time, and (ii) other compensation or benefits (excluding equity-based compensation, severance benefits, retiree welfare benefits, defined benefit pension plans, and change in control plans, programs, perquisites, and arrangements) that are substantially similar in the aggregate to such other compensation or benefits (excluding equity-based compensation, severance benefits, retiree welfare benefits, defined benefit pension plans, and change in control plans, programs, perquisites, and arrangements) provided to such Continuing Employee immediately prior to the Effective Time.

(b) Parent shall provide each Continuing Employee with service credit for purposes of eligibility to participate and vesting and, with respect to severance and vacation benefits only, level of benefits, under Guarantor’s and the Surviving Corporation’s employee benefit plans and arrangements to the extent such Continuing Employee is eligible to participate in such plans and arrangements and coverage under such plans and arrangements replaces coverage under a comparable Employee Plan in which such Continuing Employee participates immediately prior to the Closing Date, with respect to his or her length of service with the Company (and its predecessors) prior to the Closing Date; provided that the foregoing shall not result in the duplication of benefits under any such employee benefit plan or arrangement.

(c) To the extent that service is relevant for eligibility, vesting, or allowances under any health or welfare benefit plan of Guarantor and/or the Surviving Corporation, then Parent shall use its commercially reasonable efforts to (A) waive all limitations as to pre-existing conditions, exclusions, and waiting periods with respect to participation and coverage requirements applicable to each Continuing Employee, to the extent that such conditions, exclusions, and waiting periods would not apply under a similar employee benefit plan in which such employee participated prior to the Effective Time and (B) ensure that such health or welfare benefit plan shall, for purposes of eligibility, vesting, deductibles, co-payments, out-of-pocket maximums, and allowances, credit each Continuing Employee for service and amounts paid prior to the Effective Time with the Company (and its predecessors) to the same extent that such service and amounts paid was recognized prior to the Effective Time under the corresponding health or welfare benefit plan of the Company.

(d) The Company and each Company Subsidiary shall adopt resolutions and take all such corporate action as is necessary to terminate each 401(k) plan maintained, sponsored or contributed to by the Company or any of the Company Subsidiaries (collectively, the “Company 401(k) Plans”), in each case, effective as of the day immediately prior to the Closing Date, and the Company shall provide Parent with evidence that such Company 401(k) Plans have been properly terminated, the form of such termination documents shall be subject to Parent’s review. Company employees shall be eligible to participate in a 401(k) plan maintained by Guarantor or any of its Subsidiaries as soon as reasonably practicable following the Closing Date, and shall be entitled to effect a direct rollover of any eligible rollover distributions (as defined in Section 402(c)(4) of the Code) to such 401(k) plan maintained by Guarantor or its Subsidiaries.

(e) The provisions of this Section 5.6 are solely for the benefit of the Parties to this Agreement, no provision of this Section 5.6 is intended to, or shall, constitute the establishment or adoption of or an amendment to any employee benefit plan for purposes of ERISA or otherwise, and no current or former employee or other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Agreement or have the right to enforce the provisions hereof. Nothing in this Agreement shall confer upon any Company Associate any right to continue in the employ or service of the Surviving Corporation, Guarantor, or any Subsidiary or Affiliate thereof, or shall interfere with or restrict in any way any right that the Surviving Corporation, Guarantor, or any Subsidiary or Affiliate thereof may have to discharge or terminate the services of any Company Associate at any time for any reason whatsoever, with or without cause.

Section 5.7 Indemnification of Officers and Directors.

(a) All rights to indemnification, advancement of expenses, and exculpation by the Company existing (the “Indemnification Obligations”) in favor of those Persons who are directors or officers of the Company as of the date of this Agreement or have been directors or officers of the Company in the past (collectively, the “Indemnified Persons”) for their acts and omissions occurring prior to the Effective Time, as provided in the Organizational Documents of the Company (as in effect as of the date of this Agreement) or in any indemnification agreements between the Company and said Indemnified Persons that was made available to Parent (as in effect as of the date of this Agreement) shall survive the Effective Time and shall not be amended, repealed, or otherwise modified in any manner that would adversely affect the rights thereunder of any Indemnified Person, and shall be observed and maintained by the Surviving Corporation and its Subsidiaries to the fullest extent available under applicable Law for a period of six (6) years from the Effective Time, and any claim made pursuant to such rights within such six-year period shall continue to be subject to this Section 5.7(a) and the rights provided under this Section 5.7(a) until disposition of such claim.

(b) From the Effective Time until the six-year anniversary of the Closing Date, Parent and the Surviving Corporation (together with their successors and assigns, the “Indemnifying Parties”) shall, to the fullest extent permitted under Law and the Company’s Organizational Documents in effect as of the date of this Agreement, indemnify and hold harmless each Indemnified Person in his or her capacity as an officer or director of the Company against all losses, claims, damages, liabilities, fees, expenses, judgments, or fines incurred by such Indemnified Person due to such Indemnified Person’s capacity as an officer or director of the Company in connection with any pending or threatened Legal Proceeding based on, arising out of, or relating to, in whole or in part, the fact that such Indemnified Person is or was a director or officer of the Company at or prior to the Effective Time and pertaining to any and all matters pending, existing, or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including any such matter arising under any claim with respect to the Transactions. Without limiting the foregoing, from the Effective Time until the six-year anniversary of Closing Date, the Indemnifying Parties shall also, to the fullest extent permitted under applicable Law, advance reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) incurred by the Indemnified Persons in connection with matters for which such Indemnified Persons are eligible to be indemnified pursuant to this Section 5.7(b) within twenty (20) business days after receipt by Parent of a written request for such advance, subject to the execution by such Indemnified Persons of appropriate undertakings in favor of the Indemnifying Parties to repay such advanced costs and expenses if it is ultimately determined in a final and nonappealable judgment of a court of competent jurisdiction that such Indemnified Person is not entitled to be indemnified under this Section 5.7(b) or under applicable Law or the Company’s Organizational Documents or indemnification agreement at the time of this Agreement.

(c) Any Indemnified Person wishing to claim indemnification under this Section 5.7 upon learning of any such Legal Proceeding, shall promptly notify Parent thereof in writing, but the failure to so notify shall not relieve Parent or the Company of any liability it may have to such Indemnified Person except to the extent such failure prejudices the Indemnifying Party. In the event of any Legal Proceeding: (i) Parent or the Company shall have the right to assume the defense thereof (it being understood that by electing to assume the defense thereof, neither Parent nor the Company will be deemed to have waived any right to object to the Indemnified Person’s entitlement to indemnification hereunder with respect thereto or assumed any liability with respect thereto), except that if Parent or the Company elects not to assume such defense or legal counsel for the Indemnified Person advises that there are issues which raise conflicts of interest between Parent or the Company and the Indemnified Person, the Indemnified Person may retain legal counsel satisfactory to them, and Parent or the Company shall pay all reasonable and documented fees and expenses of such legal counsel for the Indemnified Person promptly as statements therefor are received; provided however, that Parent and the Company shall be obligated pursuant to this Section 5.7 to pay for only one (1) firm of legal counsel for all Indemnified Persons in any jurisdiction unless the use of one (1) legal counsel for such Indemnified Persons would present such legal counsel with a conflict of interest (provided, that the fewest number of legal counsels necessary to avoid conflicts of interest shall be used); (ii) the Indemnified Persons shall cooperate in the defense of any such matter if Parent or the Company elects to assume such defense, and Parent and the Company shall cooperate in the defense of any such matter if Parent or the Company elects not to assume such defense; (iii) the Indemnified Persons shall not be liable for any settlement effected without their prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) if Parent or the Company elects to assume such defense and Parent and the Company shall not be liable for any settlement effected without their prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) if Parent or the Company elects not to assume such defense; (iv) Parent and the Company shall not have any obligation hereunder to any Indemnified Person if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnified action of such Indemnified Person in the manner contemplated hereby is prohibited by applicable Law; and (v) all rights to indemnification in respect of any such Legal Proceedings shall continue until final disposition of all such Legal Proceedings.

(d) If a “tail policy” is not obtained by the Company prior to the Effective Time, from the Effective Time until the six-year anniversary of the Closing Date, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain, in effect, the existing directors’ and officers’ and fiduciary liability insurance policies maintained by the Company as of the date of this Agreement for the benefit of the Company, the Company Subsidiaries and the Indemnified Persons who are currently covered by such existing policies with respect to their acts and omissions occurring prior to the Effective Time in their capacities as directors and officers of the Company (as applicable), on terms with respect to coverage, deductibles and amounts no less favorable than the existing policy; provided that, at or prior to the Effective Time, the Company shall, unless otherwise directed by Parent in writing, through a nationally recognized insurance broker approved by Parent (such approval not to be unreasonably withheld, delayed, or conditioned) purchase a six-year “tail” policy for the existing policies effective as of the Effective Time and if an applicable “tail policy” has been obtained, it shall be deemed to satisfy all obligations to obtain and/or maintain insurance pursuant to this Section 5.7(d); provided that in no event shall the Surviving Corporation be required to pay annual premiums (or premium for a “tail policy”) in excess of 300% of the annual premiums currently payable by the Company with respect to such current policies, it being understood that if the annual premiums payable for such insurance coverage exceeds such amount, Parent shall be obligated to cause the Company to obtain policies with the greatest coverage available for a cost equal to such amount.

(e) If Parent or the Surviving Corporation or any of their respective legal successors or permitted assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person or consummates any division transaction, then, and in each such case, proper provisions shall be made so that the legal successors and permitted assigns of Parent or the Surviving Corporation shall assume all of the obligations set forth in this Section 5.7.

(f) The provisions of this Section 5.7 shall survive the consummation of the Transactions and are (i) intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Persons and their successors, assigns, and heirs and (ii) in addition to, and not in substitution for, any other right to indemnification, advancement, or contribution that any such Person may have by contract or otherwise.

(g) Nothing in this Agreement is intended to, shall be construed to, or shall release, waive, or impair any right to any directors’ and officers’, executive and corporate securities insurance claims under any policy that is or has been in existence with respect to the Company or any Company Subsidiary for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 5.7 is not prior to or in substitution for any such claim under such policies.

Section 5.8 Securityholder Litigation. During the Pre-Closing Period, the Company shall, as promptly as possible after obtaining knowledge thereof, notify Parent of any Legal Proceeding brought by security holders of the Company (including holders of Company Common Stock) against the Company or its directors arising out of or relating to the Transactions and provide accurate and complete copies of all pleadings and correspondence relating to such Legal Proceedings. The Company shall control any such Legal Proceeding brought by security holders of the Company (including holders of Company Common Stock) against the Company or its directors arising out of or relating to the Transactions; provided that the Company shall give Parent the opportunity to (i) participate in and consult with the Company with respect to any such Legal Proceeding and (ii) consult on any settlement, release, waiver or compromise of any such Legal Proceeding, and the Company shall in good faith take any comments into account; provided that the disclosure of information in connection therewith shall be subject to the provisions of Section 5.1, including with respect to attorney-client privilege or any other applicable legal privilege. No such settlement shall be agreed without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned, or delayed), except to the extent the settlement is fully covered by the Company’s insurance policies (other than any applicable deductible), but only if such settlement would not result in the imposition of any restriction on the business or operations of the Company.

Section 5.9 Additional Agreements. Without limitation or contravention of the provisions of Section 5.5, and subject to the terms and conditions of this Agreement, Parent and the Company shall use reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Transactions. Without limiting the generality of the foregoing, subject to the terms and conditions of this Agreement, each Party shall (a) make all filings (if any), give all notices (if any) and use commercially reasonable efforts to obtain all Consents (if any) required to be made or given by such Party in connection with the Transactions pursuant to any applicable Law or Material Contract set forth in Section 5.9 of the Company Disclosure Schedule, (b) use reasonable best efforts to lift any restraint, injunction or other legal bar (other than with respect to Antitrust Laws and Foreign Direct Investment Laws) to this Agreement or the Transactions brought by any third Person against such Party, and (c) not take any action, or refrain from taking any commercially reasonable action, or permitting any action to be taken or not taken, in each case, which is inconsistent with this Agreement or would reasonably be expected to prevent, materially delay or otherwise impede the consummation of the Transaction contemplated by this Agreement. For the avoidance of doubt, neither Party shall be required to (x) make any payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments) or concede anything of monetary or economic value, (y) amend, supplement or otherwise modify any Contract or (z) agree or commit to do any of the foregoing, in each case, for the purposes of obtaining any Consent, nor shall making any such filing, giving any such notice or obtaining any such Consent be a condition precedent to any of Parent’s or Merger Sub’s obligations to consummate the Closing. This Section 5.9 shall not apply to approval under Antitrust Laws or Foreign Direct Investment Laws, which are the subject of Section 5.5. The Company shall give notice to Parent as promptly as reasonably practicable after (and shall subsequently keep Parent informed on a reasonably current basis of any developments related to such notice) it becomes aware of (i) the receipt of any notice from any Person alleging that the Consent of such Person is required in connection with any of the Transactions or (ii) that any Legal Proceeding has been commenced or threatened in writing relating to or involving the Company or any Company Subsidiary that relates to the consummation of the Transactions.

Section 5.10 Disclosure. The initial press release with respect to the Transactions shall be a joint press release. Thereafter, none of the Company, Guarantor, Parent or any of their Representatives acting on their behalf, shall, without the consent of the other Party (which consent shall not be unreasonably withheld, conditioned, or delayed) issue or cause the publication of any press release or otherwise make any public statement, disclosure, or communication with respect to the Transactions except as may be required by any applicable Law; provided that the foregoing shall not apply to (x) any disclosure or communication contemplated by or in compliance with Section 5.3 (or Guarantor’s or Parent’s response thereto) or (y) any public statement, disclosure, or communication so long as such statement, disclosure, or communication is substantially similar in tone and substance with previous public statements, disclosures, or communications jointly made by the Company and Guarantor or Parent or to the extent that they have been reviewed and previously approved by both the Company on the one hand and Guarantor or Parent on the other hand and would not otherwise require the other Party to make additional public disclosure.

Section 5.11 Takeover Laws. If any Takeover Law may become, may purport to be, or does become applicable to the Transactions, each of Parent, Merger Sub, and the Company and the members of their respective boards of directors shall use their respective reasonable best efforts to grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms and conditions contemplated hereby and otherwise act to lawfully eliminate or minimize the effect of any Takeover Law on the Transactions.

Section 5.12 Section 16 Matters. The Company and the Company Board shall, to the extent necessary, take appropriate action, prior to or as of the Effective Time, to approve, for purposes of Section 16(b) of the Exchange Act, the disposition and cancellation or deemed disposition and cancellation of Shares and Company Equity Awards in the Transactions by applicable individuals and to cause such dispositions and/or cancellations to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.13 Merger Sub Stockholder Consent. Parent shall, immediately following the execution and delivery of this Agreement, deliver or cause to be delivered the irrevocable written consent of the sole stockholder of Merger Sub adopting this Agreement in accordance with the DGCL and the organizational documents of Merger Sub.

Section 5.14 Stock Exchange Delisting; Deregistration. Prior to the Closing Date, the Company shall cooperate with Parent and use its reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper, or advisable on its part under applicable Law to cause the delisting by the Surviving Corporation of the Company Common Stock from NASDAQ Global Market and the deregistration of the Company Common Stock under the Exchange Act and any other applicable Securities Laws as promptly as practicable after the Effective Time, and in any event no more than ten (10) days after the Closing Date.

Section 5.15 Notification.

(a) Notification by the Company. The Company shall promptly notify (in reasonably sufficient detail) Parent of the occurrence of any event which would or would reasonably be expected to (i) prevent, materially delay or materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Merger or the other Transactions, or (ii) result in the failure of any condition to closing set forth in Section 6.3; provided, that the delivery of any notice pursuant to this Section 5.15(a) shall not (x) affect or be deemed to modify any representation, warranty, covenant, right, remedy, or condition to any obligation of the Company hereunder (other than this Section 5.15(a)), or (y) update any section of the Company Disclosure Schedule.

(b) Notification by Parent. Parent shall promptly notify (in reasonably sufficient detail) the Company of the occurrence of any event which would or would reasonably be expected to (i) prevent, materially delay or materially impair the ability of Parent to perform its obligations under this Agreement or to consummate the Merger or the other Transactions, or (ii) result in the failure of any condition to closing set forth in Section 6.2; provided, that the delivery of any notice pursuant to this Section 5.15(b) shall not affect or be deemed to modify any representation, warranty, covenant, right, remedy, or condition to any obligation of Parent hereunder (other than this Section 5.15(b)).

Section 5.16 Regulatory Matters.

(a) The Company shall, to the extent permitted by applicable Law, promptly provide Parent with a copy of all written or oral correspondence received after the date hereof from the FDA or any other Regulatory Authority performing functions similar to those performed by the FDA concerning any Product and Governmental Authorization (or applications therefor) regarding any (i) approval, withdrawal, delay, suspension, termination, placement on inactive status (including any clinical hold) or revocation of any approval for such Product, (ii) prohibition, suspension or material delay of the supply of such Product, (iii) new or expanded investigation, review or inquiry concerning the safety of such Product, or (iv) requests for information or meetings with respect to such Product.

(b) Prior to the Closing Date, the Company shall, to the extent permissible under applicable Law, inform Parent of, and provide Parent with a reasonable advance opportunity to review and comment on any material filing proposed to be made by or on behalf of the Company or any of its Subsidiaries with respect to any Product, and any material correspondence or other material communication proposed to be submitted or otherwise transmitted to the FDA or any other Regulatory Authority performing functions similar to those performed by the FDA by or on behalf of the Company or any of its Subsidiaries. The Company and the Company Subsidiaries shall consult with, and consider any comment from, Parent in good faith prior to making any material submissions to or having material discussions with the FDA or any other Governmental Body or Regulatory Authority performing functions similar to those performed by the FDA.

(c) Prior to the Closing Date, the Company shall, to the extent permissible under applicable Law, reasonably promptly (and in any event within three (3) business days upon discovery by the Company) notify Parent in writing of (i) any material FDA Form 483, warning letter, untitled letter, or other similar material correspondence or notice from the FDA or any other applicable Regulatory Authority alleging or asserting material noncompliance with any applicable Laws or Regulatory Authorizations received by the Company, its Subsidiaries, or to the knowledge of the Company, any of their respective contract manufacturers with respect to the Products (ii) any written notices, correspondence, or other communication from any institutional review board, the FDA or any applicable Regulatory Authority, recommending or requiring the termination, suspension, or material modification of any ongoing or planned clinical trials conducted by, or on behalf of, the Company or any of its Subsidiaries, (iii) any Legal Proceedings (whether complete or pending) or request from a Regulatory Authority seeking the recall, withdrawal, suspension or seizure of any Product or (iv) any written notice or other communication from any applicable Regulatory Authority (A) withdrawing or placing any of the Products on “clinical hold” or requiring the termination or suspension of any pre-clinical studies or clinical trials of the Products or (B) alleging any material violation of any applicable Law.

Section 5.17 CVR Agreement. As promptly as practicable after the date of this Agreement and, in any event, at or prior to the Effective Time, Guarantor and Parent shall authorize and duly adopt, execute and deliver, and will ensure that a duly qualified Rights Agent executes and delivers, the CVR Agreement, subject to any reasonable revisions to the CVR Agreement that are requested by such Rights Agent and agreed to by the Company (such agreement not to be unreasonably withheld, conditioned or delayed) (provided, that such revisions are not, individually or in the aggregate, detrimental or adverse to any holder of a CVR). Guarantor, Parent and the Company shall cooperate, including by making changes to the form of CVR Agreement, as necessary to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” laws.

ARTICLE VI

CONDITIONS PRECEDENT TO THE CLOSING

The obligations of the Parties to effect the Closing, are subject to the satisfaction, at or prior to the Closing, of each of the following conditions, to the extent applicable:

Section 6.1 Conditions to Obligation of Each Party to Effect the Closing. The respective obligations of each Party to effect the Closing shall be subject to the satisfaction (or waiver by Parent, on its own behalf and on behalf of Merger Sub, and the Company, in each case, to the extent permitted by applicable Law) at or prior to the Effective Time of the following conditions:

(a) Stockholder Approval. The Required Company Stockholder Vote shall have been obtained.

(b) No Legal Restraints. No (i) injunction or similar order by any Governmental Body having jurisdiction over Guarantor, Parent, Merger Sub, the Company, or any of their respective Subsidiaries that prohibits the consummation of the Merger and the other Transactions shall have been entered and shall continue to be in effect or (ii) Law shall have been enacted, entered, promulgated or enforced, and remain in effect, by any Governmental Body having competent jurisdiction over Guarantor, Parent, Merger Sub, the Company, or any of their respective Subsidiaries that, in any case, prohibits or makes illegal the Transactions (any such order, injunction, or Law in clause (i) or (ii), a “Legal Restraint”).

(c) Regulatory Approvals. (i) Any waiting period under the filings specified in Section 6.1(c)(i) of the Company Disclosure Schedule applicable to the Merger (and any extension thereof), and any voluntary commitment or agreement with the FTC or the DOJ not to effect the Closing, shall have expired or been earlier terminated; (ii) all other authorizations, consents, orders, approvals, filings, proceedings, declarations, and expirations of waiting periods, under the applicable Antitrust Laws with respect to the Merger in each case specified in Section 6.1(c)(ii) of the Company Disclosure Schedule shall have been made, expired, terminated, or obtained, as the case may be (the foregoing clauses, together the “Regulatory Approvals”); and (iii) all Regulatory Approvals shall be in full force and effect.

Section 6.2 Conditions to Obligation of the Company to Effect the Closing. The obligation of the Company to effect the Closing is further subject to the satisfaction (or waiver by the Company to the extent permitted by applicable Law) of the following conditions:

(a) (i) The representations and warranties of Parent and Merger Sub set forth in Section 4.1 (Due Organization), Section 4.3 (Authority; Binding Nature of Agreement), Section 4.4(a)(i) (Non-Contravention; Consents) and Section 4.8 (Ownership of Company Stock) shall be true and correct in all material respects, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (ii) the other representations and warranties of Parent and Merger Sub set forth in Article IV (disregarding all materiality and Parent Material Adverse Effect qualifications contained therein) shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Parent Material Adverse Effect.

(b) Parent and Merger Sub shall have complied with, or performed, in all material respects all of the covenants and agreements they are required to comply with or perform under this Agreement at or prior to the Effective Time.

(c) Parent shall have delivered to the Company a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.

Section 6.3 Conditions to Obligations of Parent and Merger Sub to Effect the Closing. The obligations of Parent and Merger Sub to effect the Closing are further subject to the satisfaction (or waiver by Parent, on its own behalf and on behalf of Merger Sub, to the extent permitted by applicable Law) of the following conditions:

(a) (i) The representations and warranties of the Company set forth in Section 3.3(a) (Capitalization; Company Securities) and the first sentence of Section 3.3(c) (Capitalization; Company Equity Awards) shall be true and correct except for de minimis inaccuracies, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (ii) the representations and warranties of the Company set forth in Section 3.3(d) (Capitalization; Company Equity Awards), Section 3.9(a) (Absence of Certain Changes, Breach of Covenants) and Section 3.28 (Opinion of Financial Advisors) shall be true and correct, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (iii) the representations and warranties of the Company set forth in the first sentence of Section 3.12(c) (Intellectual Property) shall be true and correct in all material respects, both when made and at and as of the Closing Date, as if made at and as of such time; (iv) Section 3.1 (Due Organization; Good Standing), Section 3.2 (Certificate of Incorporation; Bylaws), Sections 3.3(b), (c) and (e) (other than the first sentence of Section 3.3(c)), Section 3.4 (Authority; Binding Nature of Agreement), Section 3.5(a)(i) (Non-Contravention; Consents), Section 3.6 (Vote Required) and Section 3.7 (Section 203 of DGCL) (x) that are qualified by “materiality” or “Material Adverse Effect” shall be true and correct, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date) and (y) that are not qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all material respects, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (v) the other representations and warranties of the Company set forth in Article III (disregarding all materiality and Material Adverse Effect qualifications contained therein) shall be true and correct in all respects both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except with respect to this clause (iv) where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect.

(b) The Company shall have complied with, or performed, in all material respects all of the covenants and agreements it is required to comply with or perform under this Agreement at or prior to the Effective Time.

(c) Since the date of this Agreement, there shall not have occurred a Material Adverse Effect that is continuing.

(d) The Company shall have delivered to Parent a certificate, dated as of the Closing Date, and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Section 6.3(a), Section 6.3(b) and Section 6.3(c) have been satisfied.

Section 6.4 Frustration of Closing Conditions. No Party may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 6.1, Section 6.2, or Section 6.3, as the case may be, to be satisfied if such failure was caused principally by such Party’s failure to perform any of its obligations under this Agreement.

ARTICLE VII

TERMINATION

Section 7.1 Termination and Abandonment. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after the Required Company Stockholder Vote:

(a) by the mutual written consent of the Company and Parent;

(b) by either the Company or Parent if the Effective Time has not occurred on or before September 24, 2024 (the “End Date”); provided that a Party shall not be permitted to terminate this Agreement pursuant to this Section 7.1(b) if the failure of the Closing to have occurred prior to the End Date is primarily attributable to the failure on the part of such Party to perform in any material respect any covenant or obligation in this Agreement required to be performed by such Party; provided, further, that if on the End Date all of the conditions to Closing, other than the conditions set forth in Section 6.1(b) or Section 6.1(c) (but only to the extent the applicable Legal Restraint relates to Antitrust Laws), shall have been satisfied or shall be capable of being satisfied at such time, the End Date may be extended in Parent’s sole discretion, by written notice to the Company prior to the End Date, up to three (3) times by a period of three (3) months in each case (and in the case of such extension, any reference to the End Date in any other provision of this Agreement shall be a reference to the End Date as so extended);

(c) by either the Company or Parent if any Governmental Body having competent jurisdiction over Guarantor, Parent or the Company has issued a Legal Restraint, and such Legal Restraint has become final and nonappealable; provided, that a Party shall not be permitted to terminate this Agreement pursuant to this Section 7.1(c) if the imposition of such Legal Restraint or the failure of such Legal Restraint to be resolved or lifted is primarily attributable to the failure on the part of such Party to perform in any material respect any covenant or obligation in this Agreement required to be performed by such Party;

(d) by either the Company or Parent if the Company Stockholders’ Meeting (including any adjournment, recess, or postponement thereof) has concluded and the Required Company Stockholder Vote contemplated by this Agreement has not been obtained; provided, that a Party shall not be permitted to terminate this Agreement pursuant to this Section 7.1(d) if the failure to obtain the Required Company Stockholder Vote is primarily attributable to the failure on the part of such Party to perform in any material respect any covenant or obligation in this Agreement required to be performed by such Party;

(e) by the Company, if Parent or Merger Sub has breached in any representation, warranty, covenant, or agreement in this Agreement, in each case, which breach (i) would result in a failure of a condition set forth in Section 6.1, Section 6.2(a), or Section 6.2(b) and (ii) cannot be cured by the End Date or, if curable, is not cured within thirty (30) business days following the Company’s delivery of written notice to Parent stating the Company’s intention to terminate this Agreement pursuant to this Section 7.1(e) and the basis for such termination; provided that the Company is not then in breach of any representation, warranty, agreement, or covenant in this Agreement that would result in a failure of a condition set forth in Section 6.1, Section 6.3(a), or Section 6.3(b);

(f) by Parent, if the Company has breached (i) Section 5.3 in any material respect, (ii) any representation, warranty, covenant, or agreement in this Agreement, in each case, which breach (A) would result in a failure of a condition set forth in Section 6.1, Section 6.3(a), or Section 6.3(b) and (B) cannot be cured by the End Date or, if curable, is not cured with thirty (30) business days following Parent’s delivery of written notice to the Company stating Parent’s intention to terminate this Agreement pursuant to this Section 7.1(f) and the basis for such termination; provided that Parent or Merger Sub is not then in breach of any representation, warranty, agreement, or covenant in this Agreement that would result in a failure of a condition set forth in Section 6.1, Section 6.2(a), or Section 6.2(b);

(g) prior to the time the Required Company Stockholder Vote is obtained, by the Company in order to accept a Superior Proposal and immediately thereafter enter into a binding written definitive acquisition agreement providing for the consummation of a transaction constituting a Superior Proposal; provided, that the Company has complied in all material respects with the requirements of Section 5.3 with respect to such Superior Proposal and, concurrently with such termination, pays (or causes to be paid) the Termination Fee specified in Section 7.3(a)(i); and

(h) prior to the time the Required Company Stockholder Vote is obtained, by Parent, if the Company Board shall have effected a Change in Recommendation.

Section 7.2 Effect of Termination; Survival.

(a) Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, (a) the terminating Party shall give prompt written notice thereof to the other Parties, specifying the provision hereof pursuant to which such termination is made, (b) this Agreement shall be of no further force or effect and the Transactions shall be abandoned, each as of the date of termination, and (c) there shall be no liability on the part of any Parent Party or Company Party following any such termination; provided that (i) Section 5.1(b), this Section 7.2, Section 7.3, Article VIII and any applicable defined term in EXHIBIT A shall survive the termination of this Agreement and shall remain in full force and effect, (ii) the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect, in each case, in accordance with its terms, and (iii) notwithstanding any other provision of this Agreement, the termination of this Agreement shall not relieve any Party from any liability for Fraud or Willful Breach.

(b) No Survival of Representations and Warranties and Covenants. None of the representations and warranties or covenants in this Agreement, the Company Disclosure Schedule, the Parent Disclosure Schedule or any certificate or schedule or other document delivered pursuant to this Agreement shall survive the Merger, except that those covenants that by their terms survive the Effective Time, this Article VII, Article VIII and any applicable defined term in EXHIBIT A shall survive the Effective Time.

Section 7.3 Termination Fee.

(a) Termination Fee. Notwithstanding anything to the contrary in this Agreement, if this Agreement is terminated:

(i) by the Company pursuant to Section 7.1(g) (Termination for Superior Proposal);

(ii) by Parent pursuant to Section 7.1(h) (Change in Recommendation) or by either Parent or the Company pursuant to Section 7.1(d) (Company Stockholder No Vote) and, immediately prior to the Company Stockholders’ Meeting, Parent would have been entitled to terminate this Agreement pursuant to Section 7.1(h) (Change in Recommendation); or

(iii) by either Parent or the Company pursuant to Section 7.1(b) (End Date) or Section 7.1(d) (Company Stockholder No Vote) or by Parent pursuant to Section 7.1(f) (Breach of Company Representations or Covenants) and, in each case,

1. following the execution and delivery of this Agreement, and at or prior to the Company Stockholders’ Meeting, in the case of a termination pursuant to Section 7.1(d) (Company Stockholder No Vote), or at or prior to the time of such termination, in the case of a termination pursuant to Section 7.1(b) (End Date) or Section 7.1(f) (Breach of Company Representations or Covenants), any Person shall have publicly made or announced (and not subsequently withdrawn), or any Person shall have publicly announced an intention (whether or not conditional) to make (and not subsequently withdrawn), a Company Alternative Transaction; and

2. within twelve (12) months of termination of this Agreement, the Company or any of its Subsidiaries enters into a definitive agreement with any Company Third Party with respect to any Company Alternative Transaction or any Company Alternative Transaction is consummated, then, in each case, the Company shall pay, by wire transfer of immediately available funds to an account designated by Parent, a fee of $7,000,000 in cash (the “Termination Fee”), not later than, (x) in the case of clause (i), the date on which this Agreement is terminated, (y) in the case of clause (ii), two (2) business days after the date of termination of this Agreement, and (z) in the case of clause (iii), two (2) business days after the earlier of the date the definitive agreement with respect to the Company Alternative Transaction is entered into and the date the Company Alternative Transaction is consummated; it being understood that (A) for all purposes of this Section 7.3(a), all references to “20%” in the definition of “Company Alternative Transaction” shall be deemed to be references to “50%” and (B) in no event shall the Company be required to pay the Termination Fee on more than one occasion. Other than as specified in Section 7.2(a), upon the payment by the Company of the Termination Fee as and when required by this Section 7.3(a), none of the Company Parties shall have any further liability with respect to this Agreement or the Transactions to any Parent Party. If any applicable Law (as determined in the good faith discretion of the Company) requires deduction or withholding of any Tax from any payment of the Termination Fee, then the Company shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Body in accordance with applicable Law.

(b) Claims. Each Party agrees that notwithstanding anything in this Agreement to the contrary, in the event that any Termination Fee is paid to Parent in circumstances in which such fee is payable in accordance with this Section 7.3, (i) the payment of such Termination Fee shall be the sole and exclusive remedy of Parent, its Affiliates (including Parent and Merger Sub), stockholders, officers, directors, employees and Representatives against the Company, its Subsidiaries or any of their respective Representatives or Affiliates, and (ii) no Party nor any Affiliates or Representatives of any Party shall have any further liability or obligation to the other Party nor any of its Affiliates or Representatives arising out of or relating to this Agreement or the Transactions; provided that in each case of the foregoing clauses (i) and (ii), no termination of this Agreement will relieve any Party from any liability for any Fraud or Willful Breach hereunder or affect the rights or obligations of any Party pursuant to the Confidentiality Agreement.

(c) Acknowledgements. Each Party acknowledges that the agreements in this Section 7.3 are an integral part of this Agreement and that, without these agreements, the Parties would not have entered into this Agreement. Accordingly, if the Company fails to promptly pay any amount due pursuant to this Section 7.3, the Company shall pay to Parent all fees, costs, and expenses of enforcement (including attorneys’ fees and expenses as well as expenses incurred in connection with any action initiated by Parent), together with interest on the amount due under this Section 7.3 at the prime lending rate as published in the Wall Street Journal, in effect on the date such payment is required to be made. The Parties further acknowledge that the Termination Fee shall not constitute a penalty but rather liquidated damages for losses and damages described in Section 7.3(a) in a reasonable amount that will compensate Parent in the circumstances in which the Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1 Amendment. Subject to compliance with applicable Law, prior to the Effective Time, this Agreement may be amended or supplemented with the approval of each of the Company Board and Parent at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties; provided, that after receipt of the Required Company Stockholder Vote, if any such amendment or waiver shall by applicable Law or in accordance with the rules of the NASDAQ Global Markets require further approval of the stockholders of the Company, the effectiveness of such amendment or waiver shall be subject to the approval of the stockholders of the Company.

Section 8.2 Waiver. No failure on the part of any Party to exercise any power, right, privilege, or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege, or remedy under this Agreement, shall operate as a waiver of such power, right, privilege, or remedy; and no single or partial exercise of any such power, right, privilege, or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege, or remedy. No Party shall be deemed to have waived any claim arising out of or relating to this Agreement, or any power, right, privilege, or remedy under this Agreement, unless the waiver of such claim, power, right, privilege, or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 8.3 Entire Agreement; Counterparts. This Agreement, the Ancillary Agreements, and the other agreements, exhibits, annexes, and schedules referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties, with respect to the subject matter hereof and thereof; provided that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect; provided, further, that, if the Effective Time occurs, the Confidentiality Agreement shall automatically terminate and be of no further force and effect. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by PDF shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

Section 8.4 Applicable Laws; Jurisdiction; Specific Performance; Remedies.

(a) This Agreement shall be governed by, and construed in accordance with, Delaware Law, without giving effect to any law, rule, or provision that would cause the application of any Law other than Delaware Law. The Parties expressly acknowledge and agree that: (i) the requirements of 6 Del. C. § 2708 are satisfied by the provisions of this Agreement and that such statute mandates the application of Delaware Law to this Agreement, the relationship of the Parties, the Transactions, and the interpretation and enforcement of the rights and duties of any Party; (ii) the Parties have a reasonable basis for the application of Delaware Law to this Agreement, the relationship of the Parties, the Transactions, and the interpretation and enforcement of the rights and duties any Party; (iii) no other jurisdiction has a materially greater interest in the foregoing; and (iv) the application of Delaware Law would not be contrary to the fundamental policy of any other jurisdiction that, absent the Parties’ choice of Delaware Law hereunder, would have an interest in the foregoing.

(b) In any action or Legal Proceeding arising out of or relating to this Agreement or the Transactions (including any amount due or payable in connection therewith or any matter arising out of or relating to the termination of either of them), each of the Parties irrevocably and unconditionally: (i) consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware and any state appellate court therefrom or, if such court lacks subject matter jurisdiction, any other state or federal court in the State of Delaware (the “Chosen Courts”); (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction of such Chosen Court by motion, other request for leave, or other Legal Proceeding; (iii) agrees that any Legal Proceeding arising out of or relating to this Agreement or the Transactions shall be brought, tried, and determined only in the Chosen Courts; (iv) waives any claim of improper venue or any claim that the appropriate Chosen Court is an inconvenient forum; and (v) agrees that it will not bring any Legal Proceeding arising out of or relating to this Agreement or the Transactions in any court or elsewhere other than the Chosen Courts. Each of the Parties irrevocably consents to service of process in the same manner as for the giving of notices under Section 8.7 or any other manner permitted by applicable Law. A final judgment in any action or Legal Proceeding commenced in accordance with this Section 8.4 shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided that nothing in the foregoing shall restrict any Party’s right to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

(c) The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any Party does not perform its obligations under the provisions of this Agreement in accordance with its terms or otherwise breaches such provisions (other than payment of the Termination Fee). Subject to the following sentence, (i) the Parties shall be entitled to an injunction or injunctions, specific performance, or other non-monetary equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Chosen Courts without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement; (ii) the provisions set forth in Section 7.3 (A) are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement and (B) shall not be construed to diminish or otherwise impair in any respect any Party’s right to specific performance, in each case, except if Parent has been paid the Termination Fee in accordance with the terms of this Agreement; and (iii) the right of specific performance is an integral part of the Transactions, and, without that right, neither the Company nor Parent would have entered into this Agreement. Except if the Termination Fee has been paid pursuant to Section 7.3, no Party shall oppose the granting of an injunction, specific performance, or other equitable relief on the basis that the other Parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. Any Party seeking any injunction or other equitable relief to prevent any breach of this Agreement or to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.4(c) shall not be required to provide any bond or other security in connection with any such order or injunction. In the event that a Party initiates a Legal Proceeding seeking equitable relief pursuant to this Section 8.4(c), the End Date shall automatically be extended to (x) the twentieth (20th) business day following the date on which such Legal Proceeding is finally resolved or (y) such other date established by the Chosen Court presiding over such Legal Proceeding.

(d) EACH PARTY IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN OR AMONG THE PARTIES ARISING OUT OF, RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE TRANSACTIONS.

Section 8.5 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and permitted assigns and shall be enforceable solely by the Parties; provided that neither this Agreement nor any right hereunder may be assigned without the prior written consent of the other Parties, and any attempted assignment of this Agreement or any such right without such consent shall be void ab initio and of no effect; provided, further, that Parent or Merger Sub may assign this Agreement or its rights, interests and obligations hereunder to any Affiliate (provided that no such assignment shall relieve Parent or Merger Sub of their respective obligations hereunder).

Section 8.6 No Third-Party Beneficiary. Nothing in this Agreement is intended to or shall confer upon any Person (other than the Parties) any power, right, privilege, or remedy of any nature whatsoever under or by reason of this Agreement, except for: (a) Section 5.7 (which, from and after the Effective Time, shall be for the sole benefit of the Indemnified Persons); (b) the limitations on liability of the Company Parties set forth in Section 7.3 (which shall be for the express benefit of, and enforceable by, each of the Company Parties), (c) the rights of holders of CVRs to receive payment in accordance with the terms of this Agreement and the CVR Agreement and (d) any provisions relating to Guarantor which shall be for the benefit of Guarantor.

Section 8.7 Notices. Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) two (2) business days after being sent by certified or registered mail, postage prepaid, or by nationally recognized overnight courier or express delivery service, (c) if sent by email transmission prior to 6:00 p.m. recipient’s local time, upon transmission (provided that no “bounce back” or similar message of non-delivery is received with respect thereto), or (d) if sent by email transmission after 6:00 p.m. recipient’s local time, on the business day following the date of transmission (provided that no “bounce back” or similar message of non-delivery is received with respect thereto); provided that, in each case, the notice or other communication is sent to the physical address or email address set forth beneath the name of such Party as follows (or to such other physical address or email address as such Party shall have specified in a written notice given to the other Parties):

If to Guarantor, Parent or Merger Sub (or following the Effective Time, the Surviving Corporation):

AbbVie Inc.

Bespin Subsidiary, LLC

1 North Waukegan Road

North Chicago, Illinois 60064

Attention:  Corporate Secretary

Email:     *****

with a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Attention:  Krishna Veeraraghavan

     Benjamin M. Goodchild

Email:      *****

      *****

if to the Company (prior to the Effective Time):

Landos Biopharma, Inc.

P.O. Box 11239

Blacksburg, Virginia 24062

Attention:  Chief Executive Officer

Email:     *****

with a copy to (which shall not constitute notice):

Cooley LLP

55 Hudson Yards

New York, New York 10001

Attention:  Kevin Cooper

      Eric Blanchard

Email:    *****

      *****

Section 8.8 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties shall not object to the court making such determination having the power to limit such term or provision, to delete specific words or phrases, or to replace such term or provision with a term or provision that is valid, enforceable, and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power available to it in the prior sentence, this Agreement shall be deemed amended to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will most closely achieve the economic, business, and other purposes of such invalid or unenforceable term or provision.

Section 8.9 Expenses. Except as set forth in the last sentence of Section 5.5(d), Section 5.7 and Section 7.3, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expenses, whether or not the Transactions are consummated.

Section 8.10 Guarantee of Guarantor. As a material inducement to the Company entering into this Agreement and consummating the transactions contemplated hereby, Guarantor hereby irrevocably and unconditionally guarantees to the Company the full and timely performance and satisfaction of Parent and Merger Sub’s obligations as set forth in this Agreement, in each case as and when due. If, for any reason whatsoever, Parent or Merger Sub shall fail or be unable to make full and timely payment as set forth in this Agreement or perform any of its obligations under this Agreement, such payment or obligations shall be due and payable for the purposes hereof and Guarantor will forthwith pay and cause to be paid in lawful currency of the United States, or perform or cause to be performed, Parent and Merger Sub’s obligations hereunder. The foregoing obligation of Guarantor constitutes a continuing guarantee of payment and performance (and not merely of collection), and is and shall be absolute and unconditional under any and all circumstances, including circumstances which might otherwise constitute a legal or equitable discharge of a guarantor and including any amendment, extension, modification or waiver of any of Parent and Merger Sub’s payment or other obligations hereunder, or any insolvency, bankruptcy, liquidation or dissolution of Parent or Merger Sub or any assignment thereby. Without limiting the generality of the foregoing, Guarantor agrees that its obligations under this section are independent from those of Parent and Merger Sub and its liability shall extend to all liabilities and obligations that constitute part of Parent and Merger Sub’s payment and other obligations hereunder, irrespective of whether any action is brought against Parent or Merger Sub or whether Parent or Merger Sub is joined in any such action or actions.

Section 8.11 Transfer Taxes. Except as expressly provided in Article II, all transfer, documentary, sales, use, stamp, registration, value-added, and other similar Taxes and fees incurred in connection with the consummation of the Transactions shall be paid by Parent and Merger Sub when due. Parent shall, at its sole expense, file all necessary Tax Returns and other documentation with respect to such Taxes and fees required by Law to be filed.

Section 8.12 Company Disclosure Schedule. The disclosures set forth in any particular part or subpart of the Company Disclosure Schedule shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of): (a) the representations and warranties or covenants of the Company that are set forth in the corresponding section or subsection of this Agreement and (b) any other representation and warranty or covenant of the Company that is set forth in this Agreement to the extent, in the case of this clause (b), the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representation and warranty or covenant is reasonably apparent on the face of such disclosure. No Party may deem the mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation and warranty or covenant as an admission that such item represents a material exception or material fact, event, or circumstance or that such item is material or constitutes a Material Adverse Effect (and no Party concedes such materiality or effect by its inclusion), and no reference to, or disclosure of, any item or other matter in the Company Disclosure Schedule shall necessarily imply that any other undisclosed matter or item having a greater value or significance is material.

Section 8.13 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; and one gender shall include all other genders.

(b) The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) As used in this Agreement, the word “or” is not exclusive, unless the context otherwise requires.

(e) As used in this Agreement, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or thing extends, and shall not mean simply “if.”

(f) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits,” “Annexes,” and “Schedules” are intended to refer to sections of this Agreement and Exhibits, Annexes, and Schedules to this Agreement, as applicable.

(g) The phrase “made available,” when used in reference to anything made available to Guarantor, Parent, Merger Sub, or any of their respective Representatives, in each case, shall be deemed to include anything (i) uploaded to the electronic data room maintained by or on behalf of the Company or its Representatives for purposes of the Transaction, (ii) delivered to Parent or its Representatives or (iii) publicly available, without redactions, on the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC prior to the date of this Agreement, in each case, no later than one (1) business day prior to the execution and delivery of this Agreement.

(h) The bold-faced headings in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement, and shall not be referred to in connection with the construction or interpretation of this Agreement.

(i) Any reference to (i) any Contract (including this Agreement) are to the Contract as amended, modified, supplemented, restated, or replaced from time to time (in the case of any Contract, to the extent permitted by the terms thereof and, if applicable, the terms of this Agreement); (ii) any Governmental Body includes any successor to that Governmental Body; and (iii) any applicable Law refers to such applicable Law as amended, modified, supplemented, or replaced from time to time (and, in the case of statutes, include any rule and regulation promulgated under such statute) and references to any section of any applicable Law includes any successor to such section (provided that, for purposes of any representation and warranty in this Agreement that is made as of a specific date, references to any Law or Contract shall be deemed to refer to such Law or Contract, as amended, and to any rule or regulation promulgated thereunder, in each case, as of such date).

(j) The terms “Dollars” and “$” mean U.S. dollars.

(k) Any reference herein to “as of the date hereof,” “as of the date of this Agreement,” or words of similar import shall be deemed to mean the date set forth in the Preamble.

(l) When “since” is used in connection with a date, the period covered thereby shall be inclusive of such date.

(m) Any reference in this Agreement to a date or time shall be deemed to be such date or time in the City of New York, New York, U.S.A., unless otherwise specified.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

BESPIN SUBSIDIARY, LLC

By:	/s/ Scott T. Reents
Name: Scott T. Reents
Title: President

BESPIN MERGER SUB, INC.

By:	/s/ Scott T. Reents
Name: Scott T. Reents
Title: Director

LANDOS BIOPHARMA, INC.

By:	/s/ Gregory Oakes
Name: Gregory Oakes
Title: President and Chief Executive Officer

ABBVIE INC., solely for the limited purposes set forth herein.

By:	/s/ Scott T. Reents
Name: Scott T. Reents
Title: Executive Vice President, Chief Financial Officer

[Signature Page To Agreement And Plan Of Merger]

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of this Agreement (including this EXHIBIT A):

“Acquired Companies” means the Company and the Company’s Subsidiaries, collectively.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise. For the avoidance of doubt, Guarantor and its controlled Subsidiaries shall be Affiliates of Parent.

“Agreement” means the Agreement and Plan of Merger to which this EXHIBIT A is attached.

“Ancillary Agreements” means, collectively, the following agreements:

(i) The Voting Agreement; and

(ii) The CVR Agreement.

“Anti-Corruption Laws” means applicable Laws related to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977, the Anti-Kickback Act of 1986, the U.K. Bribery Act 2010, the Anti-Bribery Laws of the People’s Republic of China, legislation adopted in furtherance of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and any other applicable Law of similar effect.

“Antitrust Laws” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, state antitrust Laws, and all other applicable Laws and regulations (including non-U.S. Laws and regulations) issued by a Governmental Body that are designed or intended to preserve or protect competition, prohibit and restrict agreements in restraint of trade or monopolization, attempted monopolization, restraints of trade and abuse of a dominant position, or to prevent acquisitions, mergers or other business combinations and similar transactions, the effect of which may be to lessen or impede competition or to tend to create or strengthen a dominant position or to create a monopoly.

“business day” means a day except a Saturday, a Sunday, or any other day on which commercial banks in the City of New York are authorized or required by Law to be closed.

“Change in Circumstance” means any positive material event or development or material change in circumstances with respect to the Company that (a) was not known to the Company Board as of or prior to the date of this Agreement (or if known, the material consequences of which were not known or reasonably foreseeable by the Company Board) and (b) does not relate to (i) any change in the market price or trading volume of the Company’s stock (including the Company Common Stock), (ii) any Company Alternative Transaction, or (iii) the Company meeting or exceeding any internal or analyst’s expectation, forecast, estimate, or prediction in respect of revenues, earnings, or other financial or operating metrics for any period; it being understood that in the case of the foregoing clauses (i) and (iii) the underlying cause of any such event or development or change may constitute a Change in Circumstance.

“Change in Recommendation” means the Company Board or any committee thereof (i) withdraws, amends, modifies or qualifies the Company Board Recommendation or publicly states its intention to do any of the foregoing, (ii) approves, agrees to, accepts, endorses, adopts, recommends or submits or agrees to submit to a vote of the Company’s stockholders any Company Alternative Transaction, (iii) fails to recommend against any publicly announced Company Alternative Transaction (it being understood that failing to recommend against a publicly announced Company Alternative Transaction for a period of no more than ten (10) business days following such announcement will not constitute a Change in Recommendation provided the Company Board has rejected such Company Alternative Transaction and affirmed the Company Board Recommendation by press release by the end of such ten (10) business day period, (iv) fails to publicly reaffirm by press release (without qualification) the Company Board Recommendation within ten (10) business days after having been requested in writing by Parent to do so (or in the event that the Company Stockholders’ Meeting is scheduled to occur within such ten (10) business day period, prior to the date of the Company Stockholders’ Meeting), (v) takes any action to exempt any Person from the provisions of Section 203 of the DGCL or any other applicable state takeover statute, (vi) fails to make the Company Board Recommendation in the Proxy Statement, (vii) publicly announces or publicly discloses any intention to do any of the foregoing or (viii) commits or agrees to do any of the foregoing.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collective Bargaining Agreement” means any collective bargaining agreement, works council, labor, voluntary recognition, or similar agreement with respect to any current or former employee of the Company or any Company Subsidiary or other Contract with a union, including a neutrality or accretion clause or agreement.

“Company Alternative Transaction” means any proposal or offer from any Person (or “group,” within the meaning of Section 13(d) of the Exchange Act, of persons) other than Guarantor and its Subsidiaries (such person (a “Company Third Party”)), relating to, in a single transaction or series of related transactions, any (a) acquisition or license of assets of the Company or any Company Subsidiary equal to 20% or more of the Company and the Company Subsidiaries’ assets (taken as a whole) or to which 20% or more of the Company and the Company Subsidiaries’ revenues or earnings (taken as a whole) are attributable, (b) issuance or acquisition of 20% or more of the outstanding Shares and other equity and voting interests (calculated on a fully diluted basis) in the Company, (c) recapitalization, tender offer, or exchange offer that if consummated, would result in any Person or group beneficially owning 20% or more of the outstanding Shares and other equity and voting interests (calculated on a fully diluted basis) in the Company, or (d) merger, consolidation, amalgamation, share exchange, business combination, recapitalization, liquidation, dissolution, or similar transaction involving the Company that, if consummated, would result in any Person or group beneficially owning 20% or more of the outstanding Shares and other equity and voting interests (calculated on a fully diluted basis) in the Company, in each case, other than the Transactions.

“Company Associate” means each current or former officer or other employee, or individual who is a current or former independent contractor, consultant, or director, of or to the Company or any Company Subsidiary.

“Company Common Stock” means each share of common stock, par value $0.01 per share, of the Company.

“Company Contract” means any (i) Contract between the Company or any Company Subsidiary, on the one hand, and any party other than the Company or any Company Subsidiary, on the other hand, or (ii) Contract pursuant to which the Company or any Company Subsidiary is otherwise bound (other than a Contract solely by and among the Company and the Company Subsidiaries).

“Company Disclosure Schedule” means the disclosure schedule that has been prepared by the Company and delivered by the Company to Parent on the date of, and in accordance with the terms of, this Agreement.

“Company Equity Awards” means the Company Options, Company Restricted Stock Units and Company Performance Stock Units.

“Company Equity Plans” means the Company’s 2019 Equity Incentive Plan and the Company’s 2022 Inducement Plan.

“Company ESPP” means the Company’s 2021 Employee Stock Purchase Plan.

“Company IT Assets” means hardware, software, systems, networks, databases, websites, applications and other information technology assets and equipment, in each case, that are owned, operated or controlled by the Company or any Company Subsidiary and used in connection with the conduct of their businesses.

“Company Lease” means any Company Contract pursuant to which real property is licensed, leased, or subleased by the Company or a Company Subsidiary, as applicable, from another Person.

“Company Licensed IP” means all Intellectual Property Rights that are owned by a Third Party and licensed or sublicensed or purported by the Company to be licensed or sublicensed to the Company or any Company Subsidiary.

“Company Licensed Registered IP” means any Patent, trademark, copyright, or domain name included in the Company Licensed IP that is exclusively licensed to Company or any Company Subsidiary, that is registered or issued under the authority of any Governmental Body or internet domain name registrar, and any application for the registration of any of the foregoing.

“Company Options” means a stock option to acquire Shares (whether granted by the Company pursuant to the Company Equity Plans, assumed by the Company in connection with any merger, acquisition, or similar transaction, or otherwise issued or granted by the Company).

“Company Owned IP” means all Intellectual Property Rights that are owned or purported to be owned by the Company or any Company Subsidiary.

“Company Owned Registered IP” means any Patent, trademark, copyright, or domain name included in the Company Owned IP that is registered or issued under the authority of any Governmental Body or internet domain name registrar, and any application for the registration of any of the foregoing.

“Company Parties” means the Company, any Company Subsidiary, and any of their respective current or former stockholders, optionholders, unitholders, members, Affiliates, or Representatives.

“Company Performance Stock Unit” means a restricted stock unit with respect to Shares (whether granted by the Company pursuant to the Company Equity Plans, assumed by the Company in connection with any merger, acquisition, or similar transaction, or otherwise issued or granted by the Company) whose vesting is conditioned in full or in part based on achievement of performance goals or metrics.

“Company Preferred Stock” means the preferred stock, $0.01 par value per share, of the Company.

“Company Restricted Stock Unit” means a restricted stock unit with respect to Shares (whether granted by the Company pursuant to the Company Equity Plans, assumed by the Company in connection with any merger, acquisition, or similar transaction, or otherwise issued or granted by the Company), other than a Company Performance Stock Unit.

“Company Warrants” means the warrants exercisable for shares of Company Common Stock evidenced by the Warrant Documentation.

“Consent” means any approval, consent, ratification, permission, waiver, or authorization (including any Governmental Authorization).

“Contract” means any legally binding agreement, contract, subcontract, lease, understanding, instrument, bond, debenture, note, option, warrant, warranty, purchase order, license, sublicense, insurance policy, benefit plan, or other legally binding commitment or undertaking of any nature inclusive of all amendments or modifications thereto (except, in each case, ordinary course of business purchase orders).

“CVR Agreement” means the Contingent Value Rights Agreement between Guarantor, Parent and the Rights Agent, in substantially the form attached hereto as EXHIBIT D (subject to changes permitted by Section 5.17).

“DOJ” means the U.S. Department of Justice.

“Employee Plan” means any compensation, employment, consulting, salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, equity or equity-based, severance pay, termination pay, death benefit, disability benefit, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefit, profit-sharing, pension or retirement, change of control, transaction bonus, retention, relocation, repatriation or expatriation plan, policy, practice, program, agreement, or arrangement and each other “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), or arrangement sponsored, maintained, contributed to, or required to be contributed to, by the Company of any Company Subsidiary or with respect to which the Company or any Company Subsidiary has any direct or indirect present or future liability (excluding workers’ compensation, unemployment compensation, and other government programs) for the benefit of, or relating to, any present or former employee, officer, consultant or non-employee director of the Company or any Company Subsidiary.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, encroachment, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest, or other similar restriction (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset, and any restriction on the possession, exercise, or transfer of any other attribute of ownership of any asset).

“Enforceability Exceptions” means legal limitations on enforceability: (a) arising from applicable bankruptcy and other similar Laws affecting the rights of creditors generally; (b) arising from Laws governing specific performance, injunctive relief, and other equitable remedies; and (c) based on any indemnity against liabilities under Securities Laws in connection with the offering, sale, or issuance of securities.

“Entity” means any corporation (including any nonprofit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company, or joint stock company), firm, society, or other enterprise, association, organization, or entity.

“Environmental Law” means any federal, state, local, or foreign Law relating to pollution or protection of human health, worker health, or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata), including any Law or regulation relating to emissions, discharges, Releases, or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations issued thereunder.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Share” means any Share held by the Company, Guarantor, Parent, Merger Sub, or any of their respective wholly owned Subsidiaries, and any Dissenting Shares.

“Foreign Direct Investment Laws” means any Law that provides for review of the cross-border acquisition of any interest in or assets of a business or entity (including for national security or defense reasons) under the jurisdiction of an applicable Governmental Body.

“Fraud” means an actual, intentional, and knowing Delaware common law fraud (and not a constructive fraud, negligent misrepresentation, or omission, or any form of fraud premised on recklessness or negligence) by Parent, Merger Sub, or the Company in the making of the representations and warranties in Article III or Article IV of this Agreement, as applicable.

“FDA” means the United States Food and Drug Administration.

“FDCA” means the Federal Food, Drug and Cosmetic Act, as amended, and all regulations promulgated thereunder.

“FTC” means the U.S. Federal Trade Commission.

“Good Manufacturing Practices” means the applicable Laws for current Good Manufacturing Practices promulgated by the FDA under the FDCA (including 21 C.F.R. Parts 210 and 211), Health Canada, the European Medicines Agency or under the European Union guide to Good Manufacturing Practice for medical products and any other applicable Regulatory Authority in each jurisdiction where the Company or a third party acting on its behalf is undertaking a clinical trial or any manufacturing activities as of or prior to the Effective Time.

“Good Clinical Practices” means standards for clinical trials for pharmaceuticals (including all applicable requirements relating to protection of human subjects), as set forth in the FDCA and applicable regulations promulgated thereunder (including, for example, 21 C.F.R. Parts 50, 54, and 56), as amended from time to time, and such standards of good clinical practice (including all applicable requirements relating to protection of human subjects) as are required by any Governmental Body in any other countries, including applicable regulations or guidelines from the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use, in which any Products are distributed, sold or intended to be sold, to the extent such standards are not less stringent than in the United States.

“Good Laboratory Practices” means the FDA’s regulations for conducting non-clinical laboratory studies codified at 21 C.F.R. Part 58, and comparable foreign Laws to the extent applicable.

“Governmental Authorization” means any (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification, or authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law or (b) right under any Contract with any Governmental Body.

“Governmental Body” means any: (a) nation, state, supra-national body, commonwealth, province, territory, county, municipality, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature, including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body, or Entity; or (d) any court, arbitrator, or other tribunal.

“Government Official” means an employee, officer, or representative of, or any Person otherwise acting in an official capacity for or on behalf of a Governmental Body, whether elected or appointed, including an officer or employee of a state-owned or state-controlled enterprise, a political party, political party official or employee, candidate for public office, or an officer or employee of a public international organization (such as the World Bank, United Nations, International Monetary Fund, or Organization for Economic Cooperation and Development.

“Hazardous Materials” means any (a) medical, biological or biohazardous material (including any infectious material, biological product, bodily fluid, stock, culture, diagnostic specimen, regulated animal, or medical waste) that is regulated as “hazardous” or “toxic” under any Environmental Law, (b) petroleum product, derivative or by-product, asbestos-containing material, radon, urea formaldehyde foam insulation, polychlorinated biphenyls, radioactive materials, toxic mold or fungi, or (c) other chemical, substance, material or waste that in relevant form, quantity or concentration is regulated as “hazardous” or “toxic” under any Environmental Law.

“Healthcare Laws” means, as applicable: (a) the U.S. Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Physician Self-Referral Law (42 U.S.C. § 1395nn), the U.S. Civil False Claims Act (31 U.S.C. § 3729 et seq.), 42 U.S.C. §§ 1320a-7, 1320a-7a, and 1320a-7b and the regulations promulgated pursuant to such statutes, and any comparable self-referral or fraud and abuse laws promulgated by any Governmental Body; (b) the U.S. Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. § 17921 et seq.), and the regulations promulgated thereunder and any Law or regulation the purpose of which is to protect the privacy of individually-identifiable patient information; (c) Medicare (Title XVIII of the Social Security Act); (d) Medicaid (Title XIX of the Social Security Act); (e) Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Affordability Reconciliation Act of 2010; (f) the Sunshine/Open Payments Law (42 U.S.C. § 1320a-7h); (g) the FDCA, the Veterans Health Care Act of 1992, the Public Health Service Act, FDA regulations promulgated thereunder, or any similar Laws of foreign jurisdictions in which the Company or any Company Subsidiary currently conducts business or provide services; (h) the Prescription Drug Marketing Act of 1987; (i) quality, safety and accreditation standards and requirements of all applicable Governmental Bodies, (j) all Laws pursuant to which permits relating to human subjects research, clinical trials, pre-clinical trials, or health care are issued, (k) all Laws related to the conduct of human subjects research, clinical trials, and pre-clinical trials, including without limitation the United States Federal Common Rule (45 CFR Part 46), the Food & Drug Administration Common Rule (21 CFR Parts 50 and 56), International Conference on Harmonisation of Technical Requirements for Pharmaceuticals for Human Use (ICH), Good Clinical Practices, World Health Organization (WHO) clinical research standards, United Nations Educational, Scientific and Cultural Organization (UNESCO) Universal Declaration on Bioethics and Human Research, (l) Good Manufacturing Practices, (m) any and all other applicable comparable Laws of other Regulatory Authorities and (n) any other requirements of Law that relates to the design, development, testing, studying, manufacturing, processing, storing, holding, shipping, transporting, distributing, importing or exporting, licensing, labeling, packaging, advertising, promotion, selling, pricing, or marketing of pharmaceutical products, or that is related to remuneration (including ownership) to or by physicians or other health care providers (including kickbacks) or the disclosure or reporting of the same, patient or program charges, record-keeping, claims processing, documentation requirements, medical necessity, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, licensure, accreditation or any other aspect of providing health care products or services.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indebtedness” means: (a) any indebtedness for borrowed money (including the issuance of any debt security) to any Person (other than the Company or any Company Subsidiary); (b) any obligation evidenced by notes, bonds, debentures, or similar Contracts to any Person; (c) any obligation in respect of letters of credit and bankers’ acceptances (other than letters of credit used as security for leases); (d) any obligation to any Person (other than the Company or any Company Subsidiary) that grants a right to revenue and royalty payments from any Products to such Person; or (e) any guaranty of any such obligation described in clauses (a) through (d) of any Person (other than, in any case, accounts payable to trade creditors and accrued expenses, in each case, arising in the ordinary course of business).

“Intellectual Property Rights” means all intellectual property rights throughout the world, whether registered or unregistered, including all: (a) patents, patent applications and registrations, design patents and other patent rights, including all divisions, continuations, continuations-in-part, renewals, reissues, extensions, certificates of reexamination, utility models and supplementary protection certificates (collectively, “Patents”); (b) trademarks, service marks, trade dress, logos, brands, trade names, company names and similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by any of the foregoing; (c) copyrights, works of authorship and database rights; (d) trade secrets, proprietary know-how, inventions, designs and, to the extent protected as confidential, processes, procedures, data, databases, drawings, specifications, records, formulae, methods and confidential business information (collectively, “Trade Secrets”); (e) rights in software (including source code, object code and related documentation and specifications); and (f) internet domain names, social media account identifiers and URLS; in each case (a)-(f), including any applications, registrations, issuances, extensions and renewals for any of the foregoing with any Governmental Body or internet domain name registrar.

“International Trade Laws” means any of the following: (a) any Laws concerning the importation of merchandise, items (including technology, services, and software), including those administered by U.S. Customs and Border Protection or the U.S. Department of Commerce, (b) any Laws concerning the exportation or re-exportation of items (including technology, services, and software), including those administered by the U.S. Department of Commerce or the U.S. Department of State, or (c) any economic sanctions administered by OFAC, the U.S. State Department, the United Nations, Canada, the European Union, or the United Kingdom.

“Inventors” means Josep Bassaganya-Riera, Andrew Leber, Raquel Hontecillas and Nuria Tubau-Juri.

“IRS” means the United States Internal Revenue Service, or any successor agency thereto.

“knowledge,” with respect to an Entity, means with respect to the matter in question the actual knowledge of Gregory Oakes, Fabio Cataldi, David Pereira, Dawn Louro, and Rebecca Mosig, Fred Callori, solely with respect to Section 3.12 (Intellectual Property), in each case, after reasonable inquiry of their direct reports reasonably expected to have knowledge of such matters, and Kevin McLaren of Brannon Sowers & Cracraft PC.

“LABP-66” means the NLRX1 ligand agonist known to the Parties as “LABP-66.”

“LABP-69” means the PLXDC2 ligand agonist known to the Parties as “LABP-69.”

“LABP-73” means the NLRX1 ligand agonist known to the Parties as “LABP-73.”

“Law” means any United States, or foreign federal, state, local, municipal, national, multinational, or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling, or other legal requirement issued, enacted, adopted, promulgated, implemented, or otherwise put into effect by or under the authority of any Governmental Body or under the authority of NASDAQ Global Market.

“Legal Proceeding” means any action, suit, charge, complaint, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative, or appellate proceeding), hearing, inquiry, audit, examination, or investigation commenced, brought, conducted, or heard by or before, or otherwise involving, any court or other Governmental Body, or any arbitrator or arbitration panel.

“Material Adverse Effect” means an event, effect, change, occurrence, condition, or development (an “Effect”) that, individually or taken together, has had or would reasonably be expected to have a material adverse effect on the business, assets, properties, liabilities, operations, condition (financial or otherwise), or results of operations of the Acquired Companies, taken as a whole; provided that no Effect arising out of or resulting from any of the following shall be deemed either alone or in combination to constitute or will be taken into account when determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: (a) any change in the market price or trading volume of the Company’s stock (including the Company Common Stock); (b) the execution, announcement or consummation of the Transactions (including the identity of

Guarantor, Parent or Merger Sub) (other than for purposes of any representation or warranty in Section 3.5 or Section 3.12(k) but subject to disclosures in Section 3.5 of the Company Disclosure Schedule); (c) general changes or developments in the clinical stage biopharmaceutical industry or changes in the economy generally or changes in other general business, financial, or market conditions (including interest rates, exchange rates, tariffs, trade wars, and credit markets); (d) general changes or developments in the fluctuations in the value of any currency; (e) (i) changes to any domestic, foreign or global political condition, (ii) any act of terrorism, war (whether or not declared), civil unrest, civil disobedience, protests, public demonstrations, insurrection, national or international calamity, sabotage or terrorism, (iii) any pandemic or epidemic or other outbreak of contagious diseases (or the escalation or worsening of any of the foregoing) or (iv) any volcano, tsunami, earthquake, hurricane, tornado, other natural or man-made disaster, or any similar force majeure event; (f) the failure of the Acquired Companies to meet internal or analyst’s expectation, forecast, estimate, or prediction in respect of revenues, earnings, or other financial or operating metrics for any period; (g) any action taken (or failure to act) by the Company at the written direction of Parent and any action specifically required to be taken by the Company under this Agreement (excluding the requirement that the Company to conduct its business in all material respects in the ordinary course); or (h) any change or proposed change in any Law or GAAP after the date hereof; it being understood that the exceptions in clauses (a) and (f) shall not prevent, or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein (if not otherwise falling within any of the exceptions provided by clauses (b) through (e) or (g) and (h) hereof) has been or would be reasonably expected to be a Material Adverse Effect or has otherwise resulted in or contributed to a Material Adverse Effect; except, in the case of each of clauses (c), (d), (e) and (h), to the extent that such Effect adversely disproportionately affects the Acquired Companies, taken as a whole, compared to other similar biopharmaceutical companies, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has been, or would reasonably expected to be, a Material Adverse Effect.

“Milestone” has the meaning given to such term in the CVR Agreement.

“Milestone Payment Amount” has the meaning given to such term in the CVR Agreement.

“Milestone Payment Date” has the meaning given to such term in the CVR Agreement.

“NASDAQ Global Markets” means the NASDAQ Global Markets, or any successor stock exchange operated by the NASDAQ Global Markets or any successor thereto.

“NX-13” means the NLRX1 pathway ligand known to the Parties as “NX-13.”

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organizational Documents” means the certificate of incorporation, bylaws, memorandum of association, certificate of association, limited partnership agreement, operating agreement or equivalent governing document of an Entity, as amended and in effect on the date of the Agreement.

“Parent Material Adverse Effect” means an Effect that would prevent, materially delay, or materially impair the ability of Parent or Merger Sub to perform their respective obligations under this Agreement or the CVR Agreement or to consummate the Transactions.

“Parent Parties” means Parent, Merger Sub, or any of their respective current, former, or future stockholders, optionholders, members, Representatives, or Affiliates.

“Parties” means Parent, Merger Sub, and the Company.

“Party” means any of Parent, Merger Sub, or the Company.

“Permitted Encumbrance” means (a) any Encumbrance for Taxes that is either (i) not yet due and payable or (ii) being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the consolidated financial statements of the Company to the extent required by GAAP, (b) any Encumbrance representing the right of any customer, supplier, or subcontractor in the ordinary course of business under the terms of any Contract to which the relevant Party is a party or under general principles of commercial or government contract Law (including mechanic’s, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’, and similar liens granted or which arise in the ordinary course of business), (c) in the case of any Contract, any Encumbrance that is a restriction against the transfer or assignment thereof and is included in the terms of such Contract, (d) any Encumbrance for which appropriate reserves have been established in the consolidated financial statements of the Company, (e) any grants of non-exclusive licenses or sublicenses with respect to Intellectual Property Rights, in each case, granted by the Acquired Companies, (f) any defect, imperfection of title, or other Encumbrance not materially interfering with the conduct of the business of the Company and the Company Subsidiaries in the ordinary course (other than with respect to any Company Owned IP or Company Licensed IP that is exclusively licensed to Company or any Company Subsidiary, that relates to any Product or that are otherwise material to the business of the Company as currently conducted and as contemplated to be conducted), and (g) in the case of real property, any Encumbrance that is an easement, right-of-way, encroachment, restriction, condition, or other similar Encumbrance incurred or suffered in the ordinary course of business and that, individually or in the aggregate, does not and would not materially impair the use (or contemplated use), utility, or value of the applicable real property or otherwise materially impair the present or contemplated business operations at such location, or zoning, entitlement, building, and other land use regulations imposed by Governmental Bodies having jurisdiction over such real property or that are otherwise set forth on a title report.

“Person” means any individual, Entity, or Governmental Body.

“Personal Information” means any information in the Company’s or the Company Subsidiaries’ possession, custody, or control that constitutes “personal data,” “personal information,” “personally identifiable information,” or any similar term by an applicable Privacy Law.

“Privacy Laws” means all applicable Laws governing the Processing, privacy or security of Personal Information and all legally binding guidance issued thereunder, including to the extent applicable to the Company or Company Subsidiaries, the California Consumer Privacy Act, as amended by the California Privacy Rights Act, the European Union General Data Protection Regulation (EU) 2016/679 and all Laws implementing it, the UK GDPR as defined in the Data Protection, Privacy and Electronic Communications (Amendments, etc.) (EU Exit) Regulations 2019, the UK Data Protection Act 2018, the Privacy and Electronic Communications Directive (2002/58/EC) and any national laws implementing such directive, any other Law concerning requirements for website and mobile application privacy policies and practices, or any outbound communications (including e-mail marketing, telemarketing and text messaging), tracking, and marketing, and as applicable, the Payment Card Industry Data Security Standards.

“Process” or “Processing” (or its conjugates) means any operation or set of operations that is performed upon Personal Information or sets of Personal Information, whether or not by automatic means.

“Processor” means any third-party processors and service providers appointed by Company or any Company Subsidiary to Process Personal Information for or on behalf of the Company or any Company Subsidiary.

“Product” means all products and product candidates of the Company and the Company Subsidiaries, including all biological, vaccine and small molecule drug candidates, therapies, compounds, devices and products (or any components, salts, solvates, polymorphs, complexes, cocrystals or intermediates of any of the foregoing) that are being researched, tested, developed, labeled, manufactured, handled, packaged, stored, supplied, promoted, imported, exported, distributed, commercialized or sold by, or being licensed, sublicensed or held for license or sublicense by the Company or any Company Subsidiary, including NX-13, LABP-66, LABP-73 and LABP-69.

“Regulatory Authority” means the FDA or any Governmental Body (including the European Medicines Agency) that performs functions similar to those performed by the FDA or otherwise has jurisdiction over the safety, efficacy, approval, development, testing, labeling, manufacturing, storage, marketing, promotion, sale, commercialization, shipment, import, export, sale or distribution of pharmaceutical products, biological products, or any Product.

“Release” means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, or release of Hazardous Materials from any source into or upon the environment.

“Representatives” means officers, directors, employees, managers, attorneys, accountants, investment bankers, consultants, agents, financial advisors, other advisors, and other representatives.

“Rights Agent” means Broadridge Financial Solutions, Inc.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Security Incident” means any (i) unauthorized acquisition of, access to, loss of, or misuse of Personal Information; or (ii) a phishing, ransomware, denial of service (DoS) or other cyberattack on Company IT Assets that resulted in a material monetary loss or a material business disruption.

“Securities Laws” means the Securities Act, the Exchange Act, and all other applicable securities Laws, in each case together with all rules and regulations and published policies thereunder and the rules and published policies of the Nasdaq Exchange.

“Subsidiary” means, with respect to a Person, any other Person, whether incorporated or unincorporated, of which (a) at least 50% of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions, (b) a general partner interest, or (c) a managing member interest, in each case, is directly or indirectly owned or controlled by such Person or by one or more of its respective Subsidiaries.

“Superior Proposal” means any bona fide written proposal (on its most recently amended or modified terms, if amended or modified) made by a Company Third Party to enter into an Company Alternative Transaction that (i) did not result from a breach of Section 5.3 and (ii) the Company Board determines, in its good faith judgment, after consultation with outside financial advisor(s) and outside legal counsel, (A) is reasonably likely to be consummated in accordance with its terms and conditions and is not subject to a diligence or financing condition and (B) is on terms that, if consummated, would result in a transaction more favorable to the Company’s stockholders (solely in their capacity as such) from a financial point of view than the Transactions, in the case of each of (A) and (B) taking into account all financial, regulatory, legal and other aspects of such proposal (including certainty of closing), and the Person making the proposal; provided that, for purposes of this definition of “Superior Proposal,” the references to “20%” in the definition of Company Alternative Transaction shall be deemed to be references to “50%.”

“Takeover Laws” means any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions,” “business combination statute or regulation,” or other similar state anti-takeover Laws and regulations.

“Tax” means any and all U.S. federal, state, or local or non-U.S. (including provincial and territorial) taxes, fees, levies, duties, tariffs, imposts, and other similar charges imposed by any Governmental Body (whether disputed or not), including income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, severance, employment, social security (or similar), workers’ compensation, unemployment compensation, alternative or base erosion minimum, commercial rent, net worth, excise, withholding, ad valorem, stamp, transfer, value added, gains, license, registration, and documentation taxes, together with any interest or penalty, addition to tax or additional amount thereto imposed by any Governmental Body, and including any liability for any such amounts as a result either of being a member of a group filing Tax Returns on a combined, consolidated, unitary or affiliated basis or of a contractual obligation to indemnify any Person.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate, or other document or information, including any attachment thereto and any amendments thereof, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, reporting, withholding, collection, or payment of any Tax.

“Treasury Regulations” means the regulations promulgated under the Code.

“Warrant Documentation” means the Securities Purchase Agreement, dated as of January 4, 2023, between the Company and purchasers thereto and the Pre-Funded Warrant, the form of which is attached thereto (the “Warrant Agreement”).

“Willful Breach” means any material breach of any covenant or agreement set forth in this Agreement prior to the date of its termination that is a consequence of any act, or failure to act, undertaken by the breaching Party with the knowledge that the taking of such act, or failure to act, would, or would reasonably be likely to, result in such breach. Notwithstanding anything in the foregoing definition to the contrary, “Willful Breach” shall include the failure to consummate the Closing when required to do so by this Agreement.

In addition, the following terms shall have the meanings specified in the indicated Section of this Agreement:

Term	Section
Applicable Closing Price	2.4
Appraisal Rights	2.1(b)
Assets	3.25
Balance Sheet	3.10
Book-Entry Shares	2.2(a)
Cancelled Shares	2.1(a)(ii)
Certificate of Merger	1.3
Certificates	2.2(a)
Change in Circumstance Matching Period	5.3(d)(ii)2
Chosen Courts	8.4(b)
Closing	1.2
Closing Amount	2.1(a)(i)
Closing Date	1.2
CMA	5.5(c)
Company	Preamble
Company 401(k) Plans	5.6(d)
Company Board	Recitals
Company Board Recommendation	Recitals
Company Representative	3.17(a)
Company SEC Documents	3.8(a)
Company Stockholders’ Meeting	5.4(d)

Term	Section
Company Subsidiaries	3.1(c)
Company Subsidiary	3.1(c)
Confidentiality Agreement	5.1(b)
Continuing Employee	5.6(a)
CVR	2.1(a)(i)
Delaware Law	1.1
Determination Notice	5.3(d)(ii)1
DGCL	Recitals
Dissenting Share	2.1(b)
EC	5.5(c)
Effective Time	1.3
End Date	7.1(b)
Exchange Fund	2.2(a)
FDA	3.16(a)
GAAP	3.8(b)
Guarantor	Preamble
Indemnification Obligations	5.7(a)
Indemnified Persons	5.7(a)
Indemnifying Parties	5.7(b)
Leased Real Property	3.11(b)
Legal Restraint	6.1(b)
Major Supplier	3.27
Matching Period	5.3(d)(i)4
Material Contracts	3.13(a)
Merger	Recitals
Merger Consideration	2.1(a)(i)
Merger Sub	Preamble
Parent	Preamble
Patents	8.13(m)(ii)
Paying Agent	2.2(a)
Pre-Closing Period	5.1(a)
Proxy Statement	3.24
Reference Date	3.3(a)
Regulatory Approvals	6.1(c)
Regulatory Authorizations	3.16(a)
Required Company Stockholder Vote	3.6
Sanctioned Jurisdiction	3.17(b)
Sanctioned Person	3.17(b)
Share	2.1(a)(i)
Superior Proposal Notice	5.3(d)(i)2
Surviving Corporation	Recitals
Termination Fee	7.3(a)(iii)2
Transactions	Recitals
Voting Agreement	Recitals

EXHIBIT B

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is being executed and delivered as of March 24, 2024 by and among Xontogeny, LLC, a Delaware limited liability company (together with its Affiliates, including those set forth on Schedule A, “Xontogeny”), Perceptive Advisors LLC, a Delaware limited liability company (together with its Affiliates, including those set forth on Schedule A, “Perceptive,” and together with Xontogeny, the “Restricted Parties”), and Landos Biopharma, Inc., a Delaware corporation (the “Company”), in favor and for the benefit of Bespin Subsidiary, LLC, a Delaware limited liability company (“Parent”). Unless otherwise stated, capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of March 24, 2024 (as amended or modified from time to time but subject to the terms of Section 16 below, the “Merger Agreement”), by and among Parent, Bespin Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”); the Company and solely for the limited purposes set forth therein, AbbVie Inc., a Delaware corporation (“Guarantor”), pursuant to which, among other things, upon the terms and conditions set forth in the Merger Agreement, Merger Sub shall merge with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue its corporate existence under the laws of the State of Delaware as the Surviving Corporation and a wholly owned Subsidiary of Parent (the “Surviving Corporation”) (collectively, the “Transaction”);

WHEREAS, as of the date of this Agreement, each Restricted Party is the record or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of Company Common Stock set forth next to such stockholder’s name on Schedule A hereto, being all of the shares of the Company Common Stock owned of record or beneficially by such Restricted Party as of the date of this Agreement (collectively, the “Owned Shares” and, together with any additional shares of Company Common Stock or other voting securities of the Company of which a Restricted Party acquires record or beneficial ownership after the date of this Agreement, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, consolidation, reclassification, exchange or change of such shares, or other similar transaction, or upon exercise or conversion of any securities, the “Covered Shares”);

WHEREAS, as a condition and mutual inducement to the Transaction, (i) Guarantor and Parent would not have agreed to consummate the Closing but for each Restricted Party’s execution and delivery of this Agreement at or prior to the Closing, and (ii) as additional consideration for the consideration to be paid to each Restricted Party under the Merger Agreement, the Merger Agreement contemplates, among other things, that each Restricted Party shall enter into this Agreement and that this Agreement shall become effective as of the date hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises made herein and in the Merger Agreement, Parent and each Restricted Party hereby agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth in this Section 1:

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise.

“Parent Entity” means Parent or any of its Affiliates, or its and their successors or assigns.

“Voting Period” means the period from and including the date of this Agreement through the earliest to occur of (x) the date on which the Company obtains the Required Company Stockholder Vote, (y) the date on which the Company Board or any committee thereof makes a Change in Recommendation or (z) the termination of the Merger Agreement in accordance with Article VII thereof.

2. Non-Solicitation. Each Restricted Party hereby covenants not to, and shall not authorize or permit its controlled Affiliates or Representatives (acting in their capacity as such) to, take, directly or indirectly, any action during the Voting Period that would be prohibited under Section 5.3 of the Merger Agreement if such provision applied to such Persons. Each Restricted Party shall, and shall cause its controlled Affiliates and Representatives (acting in their capacity as such) to, cease immediately and cause to be terminated any solicitation, discussions and negotiations with any Person conducted heretofore with respect to any Company Alternative Transaction, or any inquiry, proposal or offer that could reasonably be expected to lead to a Company Alternative Transaction.

3. Voting. Each Restricted Party hereby irrevocably and unconditionally undertakes and agrees that during the Voting Period, at any annual or special meeting of the members of the Company, including the Company Stockholders’ Meeting including any adjournment or postponement thereof (or in any other circumstances upon which a vote, consent or other approval (including by written consent in lieu of a meeting) is sought), each Restricted Party shall, in each case to the fullest extent that its (including its controlled Affiliates’) Covered Shares is entitled to vote thereon: (a) appear at each such meeting or otherwise cause all such Covered Shares to be counted as present thereat for purposes of determining a quorum, and (b) be present (in person or by proxy) and vote (or cause to be voted), or deliver (or cause to be delivered) a written consent with respect to, all of its Covered Shares (i) in favor of the Transaction and adoption of the Merger Agreement and any other matters necessary or reasonably requested by the Company for the consummation of the Transaction and the other transactions contemplated by the Merger Agreement; (ii) in favor of any proposal to adjourn the meeting to a later date, if there are not sufficient affirmative votes (in person or by proxy) to obtain the Required Company Stockholder Vote on the date on which such meeting is held; (iii) against any action or agreement that would reasonably be expected to result in a breach of the Merger Agreement or result in any condition set forth in Article VI of the Merger Agreement not being satisfied on a timely basis; and (iv) against any Company Alternative Transaction (or any approval of any other proposal, transaction, agreement or action, without regard to the terms of such proposal, transaction, agreement or action, made in opposition to or in competition with, or that would reasonably prevent, delay, or impede the consummation of the Transaction or any other transactions contemplated thereby). For the avoidance of doubt, each Restricted Party shall retain at all times the right to vote any Covered Shares beneficially owned or owned of record by each Restricted Party in its sole discretion, and without any other limitation, on any matters other than those explicitly set forth in this Section 3 that are at any time or from time to time presented for consideration to the Company’s stockholders.

4. Irrevocable Proxy. If a Restricted Party fails to promptly take any actions required to be taken by such Restricted Party pursuant to Section 3, each Restricted Party hereby irrevocably appoints the Company and any designee of the Company, and each of them individually, as such Restricted Party’s proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or execute consents during the Voting Period, with respect to the Covered Shares owned by such Restricted Party, in each case solely to the extent and in the manner specified in Section 3. This proxy is given to secure the performance of the duties of such Restricted Party under this Agreement.

5. No Transfer; No Inconsistent Arrangements. Except as provided for in Section 4 and Section 6, no Restricted Party shall, from the date hereof until the Effective Time or the earlier termination of the Merger

Agreement or this Agreement, directly or indirectly, (a) transfer, sell, assign, gift, hedge, pledge or otherwise dispose of (including, for the avoidance of doubt, by depositing, submitting or otherwise tendering any Covered Shares into any tender or exchange offer), or enter into any derivative arrangement with respect to (collectively, “Transfer”), any of such Restricted Party’s Covered Shares, or any right or interest therein (or consent to any of the foregoing), (b) enter into any Contract, option or other agreement, arrangement or understanding with respect to any Transfer of such Restricted Party’s Covered Shares or any interest therein, (c) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to such Restricted Party’s Covered Shares, or (d) deposit or permit the deposit of any the Restricted Party’s Covered Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of such Restricted Party’s Covered Shares, in each case under this Section 5 in a manner that would adversely affect the ability of such Restricted Party to perform its obligations under this Agreement. Any action taken in violation of the foregoing sentence shall be null and void ab initio. If any involuntary Transfer of any of each Restricted Party’s Covered Shares, as applicable, shall occur before the Effective Time (including a sale by each Restricted Party’s (as applicable) trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee), to the extent permitted by applicable Law, shall take and hold such Covered Shares subject to all of the restrictions, obligations, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.

6. Permitted Transfers. Notwithstanding anything herein to the contrary, the Restricted Parties may Transfer any or all Covered Shares to any controlled Affiliate of the Restricted Parties, provided that the transferee of such Covered Shares agrees in writing to be bound by the terms of this Agreement. The Transfers permitted by this Section 6 shall not limit, but shall be in addition to, any Transfers permitted by any other provision of this Agreement.

7. Non-Exclusivity; Enforcement. The rights and remedies of the Company and Parent hereunder are not exclusive of or limited by any other rights or remedies that the Company, Parent hereunder may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). This Agreement does not limit either party’s rights or obligations under the terms of any other agreement between the parties hereto. In the event of a breach or threatened breach of this Agreement, the Company, Parent and their respective successors and assigns, in addition to any other rights and remedies existing in their favor at law or in equity, shall be entitled to seek specific performance or immediate injunctive or other equitable relief from a court in order to enforce, or prevent any violations of, the provisions of this Agreement (without posting a bond or other security). The terms of this Agreement shall not prevent the Company or any Subsidiary or Parent Entity from pursuing any other available remedies for any breach or threatened breach of this Agreement. For the avoidance of doubt and without limiting Parent’s rights hereunder, Parent shall be a beneficiary of, and entitled to enforce, the rights of the Company under Section 4 to the extent not being enforced by the Company.

8. Representations and Warranties. As a material inducement for Guarantor, Parent and the Company to enter into this Agreement, each Restricted Party hereby represents and warrants that (a) it is the record or beneficial owner of such Restricted Party’s Covered Shares as set forth on Schedule A, that such Covered Shares are free and clear of any Encumbrances that would materially and adversely affect the ability of such Restricted Party to perform its obligations under this Agreement, (b) has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, (c) this Agreement constitutes the valid and legally binding obligation of such Restricted Party, enforceable against such Restricted Party in accordance with its terms and conditions, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar law affecting the enforcement of creditors’ rights generally and equitable principle, (d) it need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entity in order for such Restricted Party to consummate the transactions contemplated by this Agreement and (e) the execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly authorized by such Restricted Party.

9. Stockholder Capacity. This Agreement is being entered into by each Restricted Party solely in its capacity as a stockholder of the Company, and nothing in this Agreement shall restrict or limit the ability of any Restricted Party or its Affiliate who is a director or officer of the Company to take any action in his or her capacity as a director or officer of the Company. Any references to Subsidiaries, Affiliates or Representatives of a Restricted Party in this Agreement shall not be deemed to include the Company, its Subsidiaries or Affiliates, or their respective Representatives.

10. Notices. Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) two (2) business days after being sent by certified or registered mail, postage prepaid, or by nationally recognized overnight courier or express delivery service, (c) if sent by email transmission prior to 6:00 p.m. recipient’s local time, upon transmission (provided that no “bounce back” or similar message of non-delivery is received with respect thereto), or (d) if sent by email transmission after 6:00 p.m. recipient’s local time, on the business day following the date of transmission (provided that no “bounce back” or similar message of non-delivery is received with respect thereto); provided that, in each case, the notice or other communication is sent to the physical address or email address set forth beneath the name of such party as follows (or to such other physical address or email address as such party shall have specified in a written notice given to the other parties):

if to Parent, to:

Bespin Subsidiary, LLC

1 North Waukegan Road

North Chicago, Illinois 60064

Attention:	Corporate Secretary

Email:	*****

with a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Attention:	Krishna Veeraraghavan

Benjamin M. Goodchild

Email:	*****

*****

if to the Company (prior to the Effective Time), to:

Landos Biopharma, Inc.

P.O. Box 11239

Blacksburg, Virginia 24062

Attention:	Chief Executive Officer

Email:	*****

with a copy to (which shall not constitute notice):

Cooley LLP

55 Hudson Yards

New York, New York 10001

Attention:	Kevin Cooper

Eric Blanchard

Email:	*****

*****

if to a Restricted Party, to the Address set forth on Schedule A with a copy (which shall not constitute notice) to:

Perceptive Advisors LLC

51 Astor Place, 10th Floor

New York, New York 10003

Attention:	Alexander Rakitin
Email:	*****

Xontogeny, LLC

c/o Perceptive Advisors

51 Astor Place, 10th Floor

New York, New York 10003

Attention:	Alexander Rakitin

Email:	*****

11. Entire Agreement; Counterparts. This Agreement, together with the Merger Agreement, constitute the entire agreement between the parties hereto, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties hereto, with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by PDF shall be sufficient to bind the parties hereto to the terms and conditions of this Agreement.

12. Amendments. This Agreement may not be modified, waived or terminated except by an instrument in writing signed on behalf of each of the parties hereto. Any waiver by any party of any term of this Agreement shall not operate as or be construed to be a waiver of any other term of this Agreement.

13. Assignment. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns and shall be enforceable solely by the parties hereto; provided that neither this Agreement nor any right hereunder may be assigned without the prior written consent of the other parties hereto, and any attempted assignment of this Agreement or any such right without such consent shall be void ab initio and of no effect; provided, further, that Parent may assign this Agreement or its rights, interests and obligations hereunder to any Affiliate (provided that no such assignment shall relieve Parent of its respective obligations hereunder).

14. Binding Nature. This Agreement will be binding upon the Restricted Party and the Restricted Party’s executors, administrators, estate, heirs, successors and assigns, and will inure to the benefit of, the Company, Parent, and their respective Affiliates.

15. Independent Counsel. Each party has been represented by counsel or has had the opportunity to retain counsel during the negotiation and execution of this Agreement and waives the application of any law, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

16. Termination. This Agreement shall automatically terminate, without any notice or other action by any party hereto, and be void ab initio upon the first to occur of (i) the Effective Time, (ii) the valid termination of the Merger Agreement, or (iii) any amendment to the Merger Agreement that (x) changes the amount, nature or timing for payment of any consideration thereunder, (y) extends the End Date (after giving effect to the extensions thereof contemplated by the Merger Agreement), or (z) any other amendment that is materially adverse to any Restricted Person, and, upon such termination pursuant to this Section 16, shall be of no further force or effect, without the creation or imposition of any penalty, liability or obligation upon any party hereto.

17. Provisions Incorporated by Reference. Section 8.3(a), (b) and (d) (Applicable Laws; Jurisdiction; Waiver of Jury Trial), Section 8.8 (Severability), Section 8.9 (Fees and Expenses) and Section 8.13 (Construction) of the Merger Agreement are incorporated herein by reference and shall apply hereto mutatis mutandis.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

XONTOGENY, LLC

By: Chris Garabedian
Title: CEO

PERCEPTIVE ADVISORS LLC

By: James Mannix
Title: Chief Operating Officer

BESPIN SUBSIDIARY, LLC

By: Scott T. Reents
Title: President

LANDOS BIOPHARMA, INC.

By: Gregory Oakes
Title: President and Chief Executive Officer

EXHIBIT C

CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

LANDOS BIOPHARMA, INC.

Dated as of [●], 2024

FIRST: The name of the corporation is Landos BioPharma, Inc. (hereinafter, the “Corporation”).

SECOND: The Company was originally formed as a corporation organized under the jurisdiction of the State of Delaware on January 6, 2017. This Certificate of Incorporation was first amended on August 9, 2019.

THIRD: This Second Amended and Restated Certificate of Incorporation has been duly adopted and approved by the Board of Directors of the Company.

FOURTH: This Second Amended and Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of the Company in accordance with Section 228 of the Delaware General Corporate Law (“DGCL”). This Second Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL by the Board of Directors and the stockholders of the Company.

FIFTH: The address of the Corporation’s registered office in the State of Delaware is c/o Corporate Creations Network Inc., 1521 Concord Pike Suite 201, Wilmington, DE 19803, New Castle County, USA, and the name of its registered agent at such address is Corporate Creations Network Inc.

SIXTH: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).

SEVENTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of common stock, par value $0.001 per share.

EIGHTH: The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the bylaws of the Corporation.

NINTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, amend or repeal the bylaws or adopt new bylaws without any action on the part of the stockholders of the Corporation; provided that any by-law adopted or amended by the board of directors, and any powers thereby conferred, may be amended, altered or repealed by the stockholders of the Corporation.

TENTH: The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Article X shall be prospective and shall not affect the rights under this Article X in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

ELEVENTH: To the extent allowed by Delaware law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its directors or stockholders and the

Corporation renounces any expectancy that any of the directors or stockholders of the Corporation will offer any such corporate opportunity of which he or she may become aware to the Corporation, except, the doctrine of corporate opportunity shall apply with respect to any of the directors or stockholders of the Corporation that are employees, consultants or officers of the Corporation.

TWELVETH: The Corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner from time to time as prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incorporation as of the date first above written.

LANDOS BIOPHARMA, INC.

By:
Name:
Title:

[Signature Page to Amended and Restated Certificate of Incorporation – Landos Biopharma, Inc.]

Annex B

CONTINGENT VALUE RIGHTS AGREEMENT

between

BESPIN SUBSIDIARY, LLC,

BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC, as the Rights Agent, and

ABBVIE INC., for the limited purposes set forth herein.

Dated as of [●]

B-i

CONTINGENT VALUE RIGHTS AGREEMENT

THIS CONTINGENT VALUE RIGHTS AGREEMENT is made and entered into as of [●] (this “Agreement”) by and between Bespin Subsidiary, LLC, a Delaware limited liability company and a wholly owned Subsidiary of Guarantor (“Parent”), Broadridge Corporate Issuer Solutions, LLC as Rights Agent (the “Rights Agent”), and AbbVie Inc., a Delaware corporation (“Guarantor”), solely for the purposes of Sections 2.4(f), 2.4(g), 6.2, 6.3, 6.7, 6.8, 6.9, and 6.14.

RECITALS

A. Landos Biopharma, Inc., a Delaware corporation (the “Company”), Parent, Bespin Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”) and Guarantor for the limited purposes set forth in the Merger Agreement, have entered into an Agreement and Plan of Merger dated as of 24, 2024 (as amended from time to time, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company being the surviving corporation (the “Acquisition”).

B. Pursuant to the Merger Agreement, prior to the consummation of the Acquisition, Parent shall create and issue contractual contingent value rights relating to the CVR Product (as defined herein) to the record holders (the “Holders”) of (i) the outstanding Shares (as defined herein), other than Excluded Shares and Dissenting Shares (such Shares to receive CVRs (as defined herein), the “CVR Shares”), (ii) Company Options which have an exercise price per Share that is less than or equal to the Closing Amount (the “Company Options”), (iii) Company Restricted Stock Units and (iv) warrants exercisable for shares of Company Common Stock evidenced by the Warrant Documentation (“Company Warrants”) as of a record date prior to the consummation of the Acquisition, as determined by the board of directors of the Company.

C. In accordance with the Merger Agreement, one CVR shall be issued for each CVR Share, and additional CVRs shall be issued in accordance with Section 2.3 of the Merger Agreement for the Shares underlying certain Company Options, Company Restricted Stock Units and Company Warrants.

AGREEMENT

The Parties to this Agreement, for and in consideration of the premises and the consummation of the transactions referred to above, intending to be legally bound, hereby mutually covenant and agree, for the equal and proportionate benefit of all CVR Holders, as follows:

SECTION 1 DEFINITIONS

1.1 Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. The following terms shall have the meanings ascribed to them below:

“Acting Holders” means CVR Holders of not less than fifty percent (50%) of the outstanding CVRs as set forth in the CVR Register.

“Business Day” means a day except a Saturday, a Sunday, or any other day on which commercial banks in the City of New York are authorized or required by Law to be closed.

“CVR” means the rights of CVR Holders to receive Milestone Payment Amounts pursuant to the Merger Agreement and this Agreement.

“CVR Holder” means a Person in whose name a CVR is registered in the CVR Register, who shall initially be the Holders.

“CVR Product” means any pharmaceutical product containing or comprising NX-13 with the formula set forth in Schedule A, and derivatives thereof, or any other molecule, compound or agent directed to a NLRX1 pathway ligand compound that is controlled by the Company.

“Equity Award Holder” means a CVR Holder who was granted a CVR with respect to a Company Equity Award

“Initiate” means, with respect to a clinical study, to initiate the first dosing of the first human subject in such clinical study.

“Initiation” means the act of Initiating a clinical study.

“Milestone” means the Initiation of the first Phase 3 Clinical Trial for a CVR Product for ulcerative colitis.

“Milestone Payment” means $11.14 in cash, without interest, per CVR.

“Milestone Payment Amount” means, for a given CVR Holder, with respect to the achievement of the Milestone, a one-time payment equal to the product of (a) the Milestone Payment and (b) the number of CVRs held by such CVR Holder as reflected on the CVR Register as of the close of business on the date of the Milestone Achievement Notice.

“Milestone Payment Date” means the date that is selected by Parent not more than thirty (30) days following the date on which the Milestone is achieved.

“Milestone Period” means the period commencing as of the Effective Time and ending on March 31, 2029.

“Officer’s Certificate” means a certificate signed by the chief executive officer, chief financial officer, an executive vice president, in each case of Parent, in their capacity as such an officer, and delivered to the Rights Agent or any other person authorized to act on behalf of Parent.

“Guarantor Group” means any of Guarantor or its Affiliates (or any of their respective designees, successors or assignees, including any successor-in-interest or assignee with respect to rights under a CVR Product).

“Parties” means Parent and the Rights Agent.

“Permitted Transfer” means: a transfer of CVRs (a) on death of the CVR Holder by will or intestacy; (b) by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries of the CVR Holder upon the death of the trustee, (c) pursuant to a court order (including in connection with bankruptcy or liquidation); (d) made by operation of law (including a consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; (e) in the case of CVRs payable to a nominee, from a nominee to a beneficial owner; (f) with the written consent of Parent; or (g) as provided in Section 2.6.

“Phase 3 Clinical Trial” means a human clinical trial of a CVR Product on a sufficient number of subjects, following discussion with the FDA or other Regulatory Authority, in an indicated patient population that is designed to establish that such CVR Product is safe and efficacious for its intended use and to determine the benefit/risk relationship, warnings, precautions, and adverse reactions that are associated with such product in the dosage range to be prescribed, which trial is intended to support regulatory approval of such product, including the trials referred to in 21 C.F.R. §312.21(c), as amended, or its foreign equivalents. For clarity, a

Phase 3 Clinical Trial shall include the portion of a “phase 2/3 clinical trial” that is regarded as its phase 3 component, in accordance with the applicable protocol, and otherwise satisfies the requirements of this definition and the “Initiation” of such Phase 3 Clinical Trial shall be deemed to be achieved upon the first dosing of the first human subject under the phase 3 component of such clinical trial, in accordance with the applicable protocol.

“Rights Agent” means the Rights Agent named in the first paragraph of this Agreement, until a successor Rights Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” shall mean such successor Rights Agent.

“Significant Pharmaceutical Company” means a company (a) which, together with its Affiliates, has capabilities and experience in the development, manufacture, distribution and commercialization of pharmaceutical products for human use, (b) which, together with its Affiliates, has development, regulatory and scientific infrastructure relevant to the CVR Product that is sufficient to develop the CVR Product, (c) that, in its most recent fiscal year completed prior to the close of the transaction pursuant to which such company obtained global rights to the CVR Product, either (i) had annual consolidated revenues (with its Affiliates) of at least $5 billion, as reflected in such company’s audited financial statements, or (ii) was one of the top thirty (30) pharmaceutical companies, as determined based on worldwide annual revenue, and (d) which would reasonably be expected to have sufficient available cash to pay the aggregate Milestone Payment Amount payable to all CVR Holders when due in accordance with the terms of this Agreement.

“Shares” means shares of common stock, par value $0.01 per share, of the Company.

“Warrant Documentation” means the Securities Purchase Agreement, dated as of January 4, 2023, between the Company and purchasers thereto and the Pre-Funded Warrant, the form of which is attached thereto.

SECTION 2 CONTINGENT VALUE RIGHTS

2.1 Authority; Issuance of CVRs; Appointment of Rights Agent.

(a) Parent has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Rights Agent, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions. Neither the execution and delivery of this Agreement nor the performance by Parent of its obligations hereunder or the consummation of the transactions contemplated hereby will (i) conflict with, or result in any violation of any provision of the (as applicable) certificate of incorporation, certificate of formation, bylaws, limited liability company agreement and other similar organizational documents of Parent, or (ii) conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under, any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or its properties or assets which violation, in the case of clause (ii), individually or in the aggregate, would reasonably be expected to be material to Parent and its Affiliates. No consent, approval, order or authorization of, or registration, declaration, notice or filing with, any Governmental Body is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby.

(b) At the Effective Time, one CVR will be issued with respect to each CVR Share and each Share underlying the Company Options, Company Restricted Stock Units and Company Warrants in accordance with the terms of the Merger Agreement.

(c) Parent hereby appoints Broadridge Corporate Issuer Solutions, LLC as the Rights Agent to act as rights agent for Parent in accordance with the instructions hereinafter set forth in this Agreement, and Broadridge Corporate Issuer Solutions, LLC hereby accepts such appointment.

2.2 Nontransferable. The CVRs shall not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer. Any purported transfer of a CVR in violation of this Section 2.2 shall be null and void ab initio.

2.3 No Certificate; Registration; Registration of Transfer; Change of Address.

(a) The CVRs will be issued in book-entry form only and shall not be evidenced by a certificate or other instrument.

(b) The Rights Agent will keep an up-to-date register (the “CVR Register”) for the registration of the CVRs and Permitted Transfers of the CVRs as herein provided.

(c) Subject to the restrictions on transferability set forth in Section 2.2, every request made to transfer a CVR must be in writing and accompanied by a written instrument or instruments of transfer in a form reasonably satisfactory to the Rights Agent, duly executed by the registered CVR Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, including the evidence of authority of the party presenting the CVR for transfer, which authority may include, if applicable, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association. A request for a transfer of a CVR must be accompanied by such documentation establishing that the transfer is a Permitted Transfer. Upon receipt of such written request and materials, the Rights Agent will, subject to its reasonable determination that the transfer instrument is in proper form, register the transfer of the CVRs in the CVR Register. All duly transferred CVRs registered in the CVR Register will be the valid obligations of Parent, evidencing the same right and will entitle the transferee to the same benefits and rights under this Agreement as those previously held by the transferor. No transfer of a CVR will be valid unless and until registered in the CVR Register, and any transfer not duly registered in the CVR Register shall be null and void ab initio. Any registration, transfer or assignment of the CVRs shall be without charge to the Holder (other than payment of a sum to the extent necessary to cover any stamp or other Tax or other governmental charge that is imposed in connection with any such registration, transfer or assignment).

(d) Subject to the Rights Agent’s bona fide procedures to validate the identity of a CVR Holder, a CVR Holder (or an authorized representative thereof) may make a request to the Rights Agent to change such CVR Holder’s address of record in the CVR Register. Upon receipt of such request and proper validation of the identity of such CVR Holder, the Rights Agent shall promptly record the change of address in the CVR Register. The written request must be duly executed by the CVR Holder and conform to such other reasonable requirements as the Rights Agent may from time to time establish.

2.4 Payment Procedure.

(a) If the Milestone occurs at any time prior to the expiration of the Milestone Period, then, on or prior to the Milestone Payment Date, Parent will deliver or cause to be delivered to the Rights Agent (i) a written notice (the “Milestone Achievement Notice”) certifying the date of the satisfaction of the Milestone and that each Holder is entitled to receive the Milestone Payment Amount applicable to such Holder, (ii) any letter of instruction reasonably required by the Rights Agent and (iii) cash, by wire transfer of immediately available funds to an account designated by the Rights Agent, equal to the aggregate Milestone Payment Amounts due to all CVR Holders (other than Milestone Payment Amounts due to Equity Award Holders, which amounts shall be retained by Parent for payment in accordance with Section 2.4(c) hereof and Section 2.3 of the Merger Agreement) pursuant to Section 4.2.

(b) The Rights Agent will promptly, and in any event within five (5) Business Days of receipt of the Milestone Achievement Notice and any letter of instruction reasonably required by the Rights Agent, send each CVR Holder at its registered address a copy of the Milestone Achievement Notice (at Parent’s sole cost and expense) and pay the applicable Milestone Payment Amount to each CVR Holder that is not an Equity Award Holder (i) by check mailed to the address of such CVR Holder as reflected in the CVR Register as of the close of business on the date of the Milestone Achievement Notice or (ii) with respect to any such CVR Holder that is due an aggregate amount in excess of $100,000 and has provided the Rights Agent with wiring instructions, by wire transfer of immediately available funds to the account designated in such instruction. Parent acknowledges that additional wire transfer fees may apply, which, if applicable, shall be deducted from the amount payable to any CVR Holder that elects for payment by wire transfer.

(c) With respect to any Milestone Payment Amount due to any Equity Award Holder, Parent shall, or shall cause the Surviving Corporation or an Affiliate thereof to, pay, as soon as reasonably practicable following the Milestone Payment Date (but in any event no later than the second regular payroll date following the Milestone Payment Date, and in all events no later than the date that is ninety (90) days following the date on which the Milestone is achieved), through Parent’s, the Surviving Corporation’s or such Affiliate’s payroll system or by the Paying Agent, the Milestone Payment Amount applicable to such Equity Award Holder. If any such payment in accordance with this Section 2.4(c) cannot be made through the applicable payroll system or payroll provider or by the Paying Agent, then the Surviving Corporation will issue a check for such payment to such Equity Award Holder (less applicable withholding Taxes, if any), which check will be sent by overnight courier to the most recent address on the Surviving Corporation’s personnel records for such Equity Award Holder as soon as reasonably practicable following the Milestone Payment Date.

(d) Any portion of the aggregate Milestone Payment Amounts that remain undistributed to the CVR Holders twelve (12) months after the date of the Milestone Achievement Notice shall be delivered by the Rights Agent to Parent, upon demand, and any CVR Holder shall thereafter look only to Parent for payment of such CVR Holder’s Milestone Payment Amount, without interest, but such CVR Holder shall have no greater rights against Parent than those accorded to general unsecured creditors of Parent under applicable Law.

(e) Neither Parent nor the Rights Agent shall be liable to any Person in respect of the Milestone Payment Amounts delivered to a public official in compliance with any applicable state, federal or other abandoned property, escheat or similar Law. If, despite Parent’s and/or the Rights Agent’s obligations as provided herein to deliver a Milestone Payment Amount to the applicable Holder, such Milestone Payment Amount has not been paid prior to the date on which such Milestone Payment Amount would otherwise escheat to any Governmental Body, any such Milestone Payment Amount shall, to the extent permitted by applicable Law, immediately prior to such time become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

(f) Except to the extent any portion of a Milestone Payment Amount is required to be treated as imputed interest pursuant to applicable Law, Guarantor Group, including Parent, and the Company intend to treat Milestone Payment Amounts made with respect to CVRs issued in respect of CVR Shares and Shares underlying Company Warrants pursuant to this Agreement and the Merger Agreement for U.S. federal and applicable state and local income Tax purposes as additional consideration. Parent and the Surviving Corporation shall report imputed interest on the CVRs as required by applicable Law.

(g) Guarantor Group, including Parent, and the Company intend, to the extent consistent with applicable Law, to treat the payments from the CVRs issued in respect of Company Equity Awards pursuant to this Agreement and the Merger Agreement for all U.S. federal and applicable state and local income Tax purposes as compensation payments (and not to treat the issuance of the CVRs to Equity Award Holders as a payment itself).

(h) With respect to cash deposited by Parent with the bank or financial institution designated by Rights Agent, Rights Agent agrees to cause such bank or financial institution to establish and maintain a separate AA rated demand deposit account, therefor in the name of Rights Agent for the benefit of the Company. Rights Agent will only draw upon cash in such account(s) as required from time to time in order to make payments as required under this Agreement and any applicable tax withholding payments. Rights Agent shall have no responsibility or liability for any diminution of funds that may result from any deposit or investment made by Rights Agent in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party, in the absence of fraud, bad faith or willful misconduct by or on behalf of Rights Agent. Rights Agent may from time to time receive interest, dividends or other earnings in connection with such deposits. Rights Agent shall not be obligated to pay such interest, dividends or earnings to Parent, the Company, any holder or any other party. Rights Agent is acting as an agent hereunder and is not a debtor of the Company in respect of cash deposited hereunder. For the avoidance of doubt, Parent acknowledges that (i) the Rights Agent is not a bank or a trust company, (ii) the Rights Agent is not acting in any sort of capacity as an “escrow” or similar agent hereunder, and (iii) nothing in this Agreement shall be construed as requiring the Rights Agent to perform any services that would require registration with any governmental authority as a bank or a trust company.

2.5 No Voting, Dividends or Interest; No Equity or Ownership Interest in Parent.

(a) The CVRs shall not have any voting or dividend rights, and interest shall not accrue on any amounts payable on the CVRs to any CVR Holder, except as specifically provided herein.

(b) The CVRs shall not represent any equity or ownership interest in Parent or in any constituent company to the Acquisition. The rights of the CVR Holders and the obligations of Parent are contract rights limited to those expressly set forth in this Agreement, and such CVR Holders’ sole right to receive property hereunder is the right to receive cash from Parent, if any, through the Rights Agent in accordance with the terms hereof. It is hereby acknowledged and agreed that a CVR shall not constitute a security of Parent.

2.6 Ability to Abandon the CVR. A CVR Holder may at any time at its option abandon all of its remaining rights in a CVR by transferring the CVR to Parent or any of its successors or assigns without consideration therefor, and Parent shall promptly notify the Rights Agent in writing of such transfer. Nothing in this Section 2.6 is intended to prohibit Parent or any of its Affiliates from offering to acquire CVRs for consideration in its sole discretion. Any CVRs acquired by Parent or any of its Affiliates shall be automatically deemed extinguished and no longer outstanding for purposes of the definition of Acting Holders and Sections 5 and 6.

2.7 Withholding.

(a) Each of Guarantor Group, the Rights Agent, and any other Person who has any obligation to deduct or withhold from any consideration payable pursuant to this Agreement shall be entitled to deduct and withhold, or cause to be deducted or withheld, from the amounts otherwise payable pursuant to this Agreement such amounts as are required by applicable Law to be deducted and withheld. To the extent that amounts are so deducted or withheld and timely remitted to the appropriate Governmental Body in accordance with applicable Law, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

(b) It is intended that each payment provided under this Agreement with respect to an Equity Award Holder (the “Payments”) is a separate “payment” for purposes of Section 1.409A-2(b)(2)(i) of the U.S. Treasury Regulations. For the avoidance of doubt, it is intended that the Payments satisfy, to the greatest extent possible, the exemption from the application of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder and any state law of similar effect (collectively “Section 409A”) provided under Treasury Regulations Section 1.409A-1(b)(4) and, to the extent not so exempt, that the Payments comply, and this Agreement be interpreted to the greatest extent possible, as consistent with Treasury Regulations Section 1.409A-3(i)(5)(iv)(A) – that is, as “transaction-based compensation.” Therefore, no Payments under this

Agreement will be earned or paid after the fifth anniversary of the Closing, unless such payments are otherwise exempt from, or compliant with, Section 409A. To the extent this Agreement (and any definitions hereunder), or any payments hereunder, are not exempt, they shall be construed in a manner that complies with Section 409A and shall incorporate by reference all required definitions and payment terms. Notwithstanding the foregoing, none of Guarantor, Parent, the Company, or any of their respective Representatives make any representation or warranty and will have no liability to any Person if any payments under this Agreement are determined to constitute deferred compensation under Section 409A (or any similar U.S. state tax law) that are subject to certain additional federal, state or other Taxes.

SECTION 3 THE RIGHTS AGENT

3.1 Certain Duties and Responsibilities.

(a) The Rights Agent shall not have any liability for any actions taken or not taken in connection with this Agreement or for any other damages or causes of action arising from or related to the Agreement, except to the extent of its willful or intentional misconduct, bad faith, gross negligence or fraud (in each case as determined by a court of competent jurisdiction).

(b) The Rights Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any Holder with respect to any action or default by any Person, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon Parent. All rights of action under this Agreement may be enforced by the Rights Agent, any claim, action, suit, audit, investigation or proceeding instituted by the Rights Agent will be brought in its name as the Rights Agent and any recovery in connection therewith will be for the proportionate benefit of all the Holders, as their respective rights or interests may appear on the CVR Register.

3.2 Certain Rights of Rights Agent. The provisions of this Section 3.2 below shall survive the termination of this Agreement, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent and the exercise, termination and expiration of the CVRs. The Rights Agent undertakes to perform only the duties and obligations specifically set forth in this Agreement, and no implied duties, covenants or obligations shall be read into this Agreement against the Rights Agent. In addition, Parent, Company and the CVR Holders each agree that the Rights Agent shall have the following rights:

(a) the Rights Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, power of attorney, endorsement, order or other paper or document believed by it in good faith to be genuine and to have been signed, executed and, where necessary verified or acknowledged by the proper party or parties;

(b) the Rights Agent may rely on and shall be held harmless in acting upon written (including electronically transmitted) or oral instructions from Parent, the Company or any CVR Holder with respect to any matter relating to its acting as Rights Agent;

(c) whenever the Rights Agent deems it desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Rights Agent may, in the absence of bad faith, gross negligence, willful or intentional misconduct or fraud on its part (in each case, as determined by a court of competent jurisdiction), rely upon a certificate signed by an authorized officer of Parent, in their capacity as such an officer, and delivered to the Rights Agent;

(d) the Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel or any opinion of counsel shall, in the absence of bad faith, gross negligence, willful or intentional misconduct or fraud on its part (in each case, as determined by a court of competent jurisdiction), be full and complete authorization and protection in respect of any action taken, or omitted by it hereunder in good faith and in reliance thereon;

(e) in the absence of a duty specifically set forth in this Agreement, the permissive rights of the Rights Agent to do things enumerated in this Agreement shall not be construed as a duty;

(f) the Rights Agent shall not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the premises;

(g) the Rights Agent shall not be liable for or by reason of, and shall be held harmless by Parent with respect to, any of the statements of fact or recitals contained in this Agreement or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by Parent, as applicable, only;

(h) the Rights Agent shall not be obligated to take any legal or other action hereunder which might, in its judgment, subject or expose it to any expense or liability unless it shall have been furnished with an indemnity satisfactory to it;

(i) the Rights Agent shall not be required to perform any action if such action would cause the Rights Agent to violate any applicable law, regulation or court order;

(j) the Rights Agent shall not be deemed to have any knowledge of any event of which it was to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith, unless and until it has received such notice in writing;

(k) the Rights Agent shall not assume any obligations or relationship of agency or trust with any CVR Holder;

(l) Parent agrees to indemnify Rights Agent for, and hold such parties harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demands, suits or expense (including the reasonable and properly documented out-of-pocket fees and expenses of legal counsel and reasonable and properly documented out-of-pocket fees and expenses arising directly or indirectly from the Rights Agent enforcing its rights hereunder) for any action taken, suffered or omitted to be taken by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Agreement or otherwise arising out of or in connection with Rights Agent’s duties under this Agreement, including the reasonable and documented out-of-pocket costs and expenses of defending Rights Agent against any claims, charges, demands, suits or loss and including the costs and expenses of enforcing its rights hereunder, unless such loss shall have been determined by a court of competent jurisdiction to be a result of Rights Agent’s gross negligence, bad faith, willful or intentional misconduct or fraud; and

(m) Parent agrees (i) to pay the reasonable and properly documented out-of-pocket fees and expenses of the Rights Agent in connection with this Agreement, as agreed upon in writing by Rights Agent and Parent on or prior to the date hereof, and (ii) to reimburse the Rights Agent for all taxes and governmental charges, and reasonable and properly documented out-of-pocket expenses incurred by the Rights Agent in the execution of and performance of its duties under this Agreement (other than (A) withholding Taxes owed by Holders or (B) income, receipt, franchise or similar Taxes imposed on the Rights Agent).

3.3 Appointment of Successor. The Rights Agent may resign at any time by giving written notice thereof to Parent and the CVR Holders specifying a date when such resignation shall take effect, which notice shall be sent at least forty-five (45) days prior to the date so specified. Parent shall have the right to remove the Rights Agent at any time by specifying a date when such removal shall take effect. Notice of such removal shall be given by Parent to Rights Agent, which notice shall be sent at least forty-five (45) days prior to the date so specified.

(a) If the Rights Agent shall resign, be removed or become incapable of acting, Parent shall promptly appoint a qualified successor Rights Agent. The successor Rights Agent so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 3.4, become the successor Rights Agent. Notwithstanding the foregoing, if Parent fails to make such appointment within a period of forty-five (45) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent, then any CVR Holder may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.

(b) Parent shall give notice of each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail, postage prepaid, to the CVR Holders as their names and addresses appear in the CVR Register. Each notice shall include the name and address of the successor Rights Agent. If Parent fails to send such notice within ten (10) Business Days after acceptance of appointment by a successor Rights Agent, the successor Rights Agent shall cause the notice to be mailed at the expense of Parent. Failure to give any notice provided for in this Section 3.3, however, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

(c) Notwithstanding anything to the contrary in this Section 3.3, unless consented to in writing by the Acting Holders, Parent shall not appoint as a successor Rights Agent any Person that is not a stock transfer agent of national reputation or the corporate trust department of a commercial bank.

(d) The Rights Agent will reasonably cooperate with Parent and any successor Rights Agent in connection with the transition of the duties and responsibilities of the Rights Agent to the successor Rights Agent, including the transfer of all relevant data, including the CVR Register, to the successor Rights Agent.

3.4 Acceptance of Appointment by Successor. Every successor Rights Agent appointed hereunder shall execute, acknowledge and deliver to Parent and to the resigning or removed Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Rights Agent hereunder; but, on request of Parent or the successor Rights Agent, such retiring Rights Agent shall execute and deliver an instrument transferring to such successor Rights Agent all the rights, powers and trusts of the retiring Rights Agent hereunder.

SECTION 4 COVENANTS

4.1 List of Holders. Parent shall furnish or cause to be furnished to the Rights Agent in such form as Parent receives from the Company’s transfer agent (or other agent performing similar services for the Company), the names and addresses of the Holders within twenty (20) Business Days of the Closing Date.

4.2 Payment of Milestone Payments. Parent shall duly and promptly deposit with the bank or financial institution designated by the Rights Agent (or, if applicable, pay through its or its Affiliate’s payroll system) the Milestone Payment, if any, for payment in respect of each CVR in the manner provided for in Section 2.4 and in accordance with the terms of this Agreement.

4.3 Direction and Control of Business; Other Covenants.

(a) Subject to the other provisions of this Section 4.3, Parent and its Affiliates shall have the right, in their sole and absolute discretion, to direct and control the research, development (including the clinical trial process), commercialization and other exploitation of the CVR Product in all respects, including any determination to test, develop, pursue, market, make any regulatory filings or seek regulatory approval with respect to, commence or continue any sale of, or make any other strategic decisions affecting, the CVR Product. Notwithstanding the foregoing or anything to the contrary herein, nothing in this Agreement shall be construed as requiring Parent or any of its Affiliates to initiate any clinical trial in respect of the CVR Product and any determination by Parent or any of its Affiliates to initiate or not initiate any such clinical trial shall be made in Parent’s or its Affiliates’ sole and absolute discretion.

(b) Neither Parent nor any of its Affiliates shall take any action, or fail to take any action in bad faith with the primary purpose of avoiding the achievement of either Milestone or the payment of either Milestone Payment.

(c) Parent shall cause its Affiliates and, to the extent applicable, other Persons included in Guarantor Group to comply with the terms of this Agreement and shall be responsible to any breaches of this Agreement which are caused by any such Person included in Guarantor Group and their respective Representatives if such Representatives were acting at the direction of Parent or its Affiliates.

(d) Parent agrees to the matters set forth on Schedule 4.3(d).

(e) Notwithstanding anything in this Agreement or otherwise to the contrary (including in any agreement between any of Parent, the Company, any subsidiaries thereof, any shareholder, equity holder or any other counterparty), the only rights and interests of the CVR Holders (or any person seeking the benefit of any CVR) in respect of a CVR shall be those set forth in this Agreement and no CVR Holder (or any person acting on their behalf or for their benefit) may enforce any other right or interest against any person in respect of a CVR.

SECTION 5 AMENDMENTS

5.1 Amendments without Consent of CVR Holders.

(a) Subject to Section 5.3, whether with or without the consent of any CVR Holders, the Rights Agent and Parent, at any time and from time to time, may enter into one or more amendments hereto, for any of the following purposes:

(i) to evidence the succession of another Person as a successor Rights Agent and the assumption by any successor of the covenants and obligations of the Rights Agent herein; provided that such succession and assumption is in accordance with the terms of this Agreement;

(ii) to add to the covenants of Parent such further covenants, restrictions, conditions or provisions as Parent and the Rights Agent shall consider to be for the protection or benefit of the CVR Holders; provided that, in each case, such provisions shall not adversely affect the interests of the CVR Holders;

(iii) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided that, in each case, such provisions shall not adversely affect the interests of the CVR Holders;

(iv) as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act or the Exchange Act or any applicable state securities or “blue sky” laws; provided that, such provisions shall not adversely affect the interests of the CVR Holders;

(v) to evidence the assignment of this Agreement by Guarantor or Parent as provided in Section 6.5; or

(vi) to add, eliminate or change any provisions of this Agreement, unless such addition, elimination or change is adverse to the interests of the CVR Holders.

(b) Promptly after the execution by Guarantor, Parent and the Rights Agent of any amendment pursuant to the provisions of Section 5.1(a), Parent shall mail (or cause the Rights Agent to mail, at Parent’s sole expense) a notice thereof by first class mail to the CVR Holders at their addresses as they shall appear on the CVR Register, setting forth (i) in general terms the substance of such amendment and (ii) the text of such amendment.

5.2 Amendments with Consent of CVR Holders.

(a) Subject to Section 5.1 (which amendments pursuant to Section 5.1 may be made without the consent of the CVR Holders), with the written consent of the Acting Holders, whether evidenced in writing or taken at a meeting of the CVR Holders, Guarantor or Parent, and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is adverse to the interest of the CVR Holders.

(b) Promptly after the execution by Guarantor, Parent and the Rights Agent of any amendment pursuant to the provisions of Section 5.2(a), Parent shall mail (or cause the Rights Agent to mail, at Parent’s sole expense) a notice thereof by first class mail to the CVR Holders at their addresses as they shall appear on the CVR Register, setting forth in (i) general terms the substance of such amendment and (ii) the text of such amendment.

5.3 Execution of Amendments. As a condition precedent to the execution of any amendment permitted by this Section 5, the Rights Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel selected by Parent stating that the execution of such amendment is authorized or permitted by this Agreement. The Rights Agent may, but is not obligated to, enter into any such amendment that affects the Rights Agent’s own rights, privileges, covenants or duties under this Agreement or otherwise. No supplement or amendment to this Agreement shall be effective unless duly executed by the Rights Agent.

5.4 Effect of Amendments. Upon the execution of any amendment under this Section 5, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and every CVR Holder shall be bound thereby.

SECTION 6 MISCELLANEOUS PROVISIONS

6.1 Entire Agreement; Counterparts. This Agreement, the Merger Agreement, the Ancillary Agreements and the other agreements, exhibits, annexes, and schedules referred to in the Merger Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties hereto with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by PDF shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

6.2 Notices to Rights Agent, Parent or Guarantor. All notices, requests, instructions, demands, waivers and other communications or documents required or permitted to be given under this Agreement by either Party to the other shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by electronic mail or overnight courier to such Party, in the case of mail or overnight courier, with a copy sent via electronic mail, at the following addresses:

if to Guarantor or Parent:

AbbVie Inc.

1 North Waukegan Road

North Chicago, Illinois 60064

Attention: Corporate Secretary

Email:   *****

with copies (that shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Attention: Krishna Veeraraghavan

  Benjamin M. Goodchild

Email: *****

   *****

If to Rights Agent:

Broadridge Corporate Issuer Solutions, LLC

51 Mercedes Way

Edgewood, NY 11717

Attn: Corporate Actions Department

with a copy (which shall not constitute notice) to:

Broadridge Financial Solutions, Inc.

2 Gateway Center

Newark, New Jersey 07102,

and a copy via email to *****

in each case, Attention: General Counsel

or to such other persons or addresses as may be designated in writing by the Party to receive such notice as provided above. All such notices, requests, instructions, demands, waivers and other communications or documents give as provided above shall be deemed given to the receiving Party upon actual receipt, if delivered personally; three (3) Business Days after deposit in the mail, if sent by registered or certified mail; upon transmission, if sent by email transmission prior to 6:00 p.m. recipient’s local time; the Business Day following the date of transmission, if sent by email transmission after 6:00 p.m. recipient’s local time and no “bounce back” or similar message of non-delivery is received with respect thereto; or on the next Business Day after deposit with an overnight courier, if sent by an overnight courier.

6.3 Notice to CVR Holders. Where this Agreement provides for notice to CVR Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each CVR Holder affected by such event, at the CVR Holder’s address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to CVR Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular CVR Holder shall affect the sufficiency of such notice with respect to other CVR Holders.

6.4 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties hereto and their respective permitted successors and permitted assigns.

6.5 Guarantor and Parent Successors and Assigns. Guarantor and Parent may assign or otherwise transfer any or all of its rights, interests and obligations hereunder (a) in its sole discretion and without the consent of any other Person, to (i) one or more of its direct or indirect wholly-owned subsidiaries or (ii) any purchaser, licensee or sublicensee of all or substantially all of (but not less than all or substantially all of) the rights controlled by Guarantor (or the applicable Person included in Guarantor Group) to the CVR Product in accordance with Guarantor’s and Parent’s obligations under this Agreement, which is a Significant Pharmaceutical Company or (b) otherwise with the prior written consent of the Acting Holders, to any other Person (each, an “Assignee”); provided that the Assignee agrees in a writing delivered to Rights Agent that Assignee shall assume and be bound by all of the terms and conditions of this Agreement. This Agreement will be binding upon, inure to the benefit of and be enforceable by Guarantor and Parent’s, as applicable, successors and each Assignee. Guarantor and Parent shall agree to remain liable for the performance by each Assignee of all obligations of Guarantor and Parent, as applicable, hereunder; provided however, that in the case of an Assignee under clause (a)(ii) above, neither Guarantor, Parent nor any of their Affiliates (including the Surviving Corporation), shall have any further liability or obligation under this Agreement. Subject to compliance with the requirements set forth in this Section 6.5 relating to assignments or other transfers, this Agreement shall not restrict Guarantor Group’s ability to merge or consolidate with, or sell, issue, license or dispose of its stock or other equity interests or assets to, any other Person, or spin-off or split-off. Each of Guarantor’s, Parent’s and their Affiliate’s respective successors and each Assignee shall, by a supplemental contingent consideration payment agreement or other acknowledgement executed and delivered to the Rights Agent, expressly assume the due and punctual payment of the Milestone Payments and the due and punctual performance of every duty, obligation, agreement and covenant of this Agreement on the part of Guarantor or Parent, as applicable, to the extent to be performed or observed (or to be observed) by Guarantor or Parent, as applicable. The Rights Agent may not assign this Agreement without Guarantor’s or Parent’s prior written consent, except to an affiliate of the Rights Agent in connection with a corporate restructuring. Any attempted assignment, transfer or delegation of this Agreement or any such rights in violation of this Section 6.5 shall be void and of no effect.

6.6 Benefits of Agreement; Remedies.

(a) Parent, and the Rights Agent hereby agree that the respective covenants and agreements set forth herein are for the benefit of (i) the Guarantor and (ii) the CVR Holders, who are each intended third-party beneficiaries hereof; provided, however, that without limiting the rights of the Rights Agent set forth herein, the Acting Holders will have the sole right, on behalf of all CVR Holders, by virtue of or under any provision of this Agreement, to institute any action or proceeding at Law or in equity or in bankruptcy or otherwise upon or under or with respect to this Agreement, and, other than the Acting Holders, no individual CVR Holder or other group of CVR Holders will be entitled to exercise such rights (provided that the foregoing shall not limit the ability of an individual CVR Holder to seek a payment due from the applicable party pursuant to Section 2.4 solely to the extent that such payment has been finally determined to be due and payable under this Agreement and has not been paid when due); provided, further, that all CVR Holders (including the Acting Holders) must enforce any such legal or equitable rights, remedies or claims under this Agreement against Parent and not the Rights Agent. In any such action, the Acting Holders shall be deemed to represent all CVR Holders. Amounts collected by the Acting Holders in any such suit shall be paid first to reimburse the legal fees and other costs and expenses incurred by the Acting Holders and the balance shall be distributed to all CVR Holders. Acting Holders acting pursuant to this Section 6.6(a) on behalf of all CVR Holders shall have no liability to any other CVR Holders for any such actions.

(b) Nothing in this Agreement, express or implied, shall give to any Person (other than the Parties hereto, the Acting Holders (acting on behalf of the CVR Holders) and their permitted successors and assigns hereunder) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the Parties hereto, the CVR Holders and their permitted successors and assigns. The rights of CVR Holders and their permitted successors and assigns hereunder are limited to those expressly provided in this Agreement and the Merger Agreement. Notwithstanding anything to the contrary contained herein, any CVR Holder or CVR Holder’s successor or assign pursuant to a Permitted Transfer may agree to renounce, in whole or in part, its rights under this Agreement by written notice to the Rights Agent, and Parent, which notice, if given, shall be irrevocable.

6.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any law, rule or provision that would cause the application of the laws of any jurisdiction other than the State of Delaware. The Parties expressly acknowledge and agree that (i) the requirements of 6 Del. C § 2708 are satisfied by the provisions of this Agreement and that such statute mandates the application of Delaware law to this Agreement, the relationship of the Parties and the interpretation and enforcement of the rights and duties of the Parties hereunder, (ii) the Parties have a reasonable basis for the application of Delaware law to this Agreement, the relationship of the Parties and the interpretation and enforcement of the rights and duties of the Parties hereunder, (iii) no other jurisdiction has a materially greater interest in the foregoing and (iv) the application of Delaware law would not be contrary to the fundamental policy of any other jurisdiction that, absent the Parties’ choice of Delaware law hereunder, would have an interest in the foregoing.

6.8 Exclusive Jurisdiction. Subject to Section 6.9, in any action or Legal Proceeding arising out of or relating to this Agreement or the Transactions (including any amount due or payable in connection therewith or any matter arising out of or relating to the termination of either of them), each of the Parties irrevocably and unconditionally: (i) consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware and any state appellate court therefrom or, if such court lacks subject matter jurisdiction, any other state or federal court in the State of Delaware (the “Chosen Courts”); (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction of such Chosen Court by motion, other request for leave, or other Legal Proceeding; (iii) agrees that any Legal Proceeding arising out of or relating to this Agreement or the Transactions shall be brought, tried, and determined only in the Chosen Courts; (iv) waives any claim of improper venue or any claim that the appropriate Chosen Court is an inconvenient forum; and (v) agrees that it shall not bring any Legal Proceeding arising out of or relating to this Agreement or the Transactions in any court or elsewhere other than the Chosen Courts. Each of the Parties irrevocably consents to service of process in the same manner as for the giving of notices under Section 6.2 or any other manner permitted by applicable Law. A final judgment in any action or Legal Proceeding commenced in accordance with this section shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided that nothing in the foregoing shall restrict any party’s right to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

6.9 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

6.10 Legal Holidays. In the event that the Milestone Payment Date shall not be a Business Day, then (notwithstanding any provision of this Agreement to the contrary) payment need not be made on such date, but may be made, without the accrual of any additional interest thereon on account of such Milestone Payment Date not being a Business Day, on the next succeeding Business Day with the same force and effect as if made on such Milestone Payment Date.

6.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties shall not object to the court making such determination having the power to limit such term or provision, to delete specific words or phrases, or to replace such term or provision with a term or provision that is valid, enforceable, and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power available to it in the prior sentence, this Agreement shall be deemed amended to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will most closely achieve the economic, business, and other purposes of such invalid or unenforceable term or provision.

6.12 Termination. This Agreement will be terminated and of no force or effect, the Parties will have no liability hereunder (other than with respect to monies due and owing by Guarantor and Parent to the Rights Agent) and no payments will be required to be made, upon the earlier to occur of (a) the payment by the Rights Agent to each Holder of the Milestone Payment Amount required to be paid under the terms of this Agreement in accordance with Section 2.4(a), and (b) the expiration of the Milestone Period without achievement of the Milestone on or prior to such date. For the avoidance of doubt, the termination of this Agreement shall not affect or limit the right to receive the Milestone Payments under Section 2.4 to the extent earned prior to termination of this Agreement and the provisions applicable thereto will survive the expiration or termination of this Agreement.

6.13 Construction.

(a) The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any provision of this Agreement.

(b) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(c) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(d) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

6.14 Guarantee. As a material inducement to the Rights Agent entering into this Agreement and consummating the transactions contemplated hereby, Guarantor hereby irrevocably and unconditionally guarantees to the Rights Agent the full and timely performance and satisfaction of Parent’s obligations as set forth in this Agreement, in each case as and when due. If, for any reason whatsoever, Parent shall fail or be unable to make full and timely payment as set forth in this Agreement or perform any of its obligations under this Agreement, such payment or obligations shall be due and payable for the purposes hereof and Guarantor will forthwith pay and cause to be paid in lawful currency of the United States, or perform or cause to be performed, Parent’s obligations hereunder. The foregoing obligation of Guarantor constitutes a continuing guarantee of payment and performance (and not merely of collection), and is and shall be absolute and unconditional under any and all circumstances, including circumstances which might otherwise constitute a legal or equitable discharge of a guarantor and including any amendment, extension, modification or waiver of any of Parent’s payment or other obligations hereunder, or any insolvency, bankruptcy, liquidation or dissolution of Parent or any assignment thereby. Without limiting the generality of the foregoing, Guarantor agrees that its obligations under this section are independent from those of Parent and its liability shall extend to all liabilities and obligations that constitute part of Parent’s payment and other obligations hereunder, irrespective of whether any action is brought against Parent or whether Parent is joined in any such action or actions. To the fullest extent permitted by applicable law, Guarantor hereby expressly and irrevocably waives any and all rights and defenses arising by reason of any law that would otherwise require any election of remedies by the Rights Agent in connection with Guarantor’s guarantee hereunder (provided, that nothing set forth in this Agreement shall constitute a waiver of any rights or defenses of Parent or Guarantor under this Agreement).

6.15 Further Assurances. Subject to the provisions of this Agreement, the Parties hereto will, from time to time, do all acts and things and execute and deliver all such further documents and instruments, as the other Parties hereto may reasonably require to effectively carry out or perform the provisions of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

Bespin Subsidiary, LLC

By:
Name: Title:

BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC

By:
Name: Title:

ABBVIE INC., solely for the limited purposes set forth herein

By:
Name: Title:

Annex C

March 24, 2024

The Board of Directors

Landos Biopharma, Inc.

Blacksburg, VA 24062

Members of the Board:

We understand that Landos Biopharma, Inc., a Delaware corporation (the “Company”), AbbVie Inc., a Delaware corporation (“AbbVie”), as Guarantor under and for the other limited purposes set forth in the Merger Agreement referenced below, Bespin Subsidiary, LLC, a Delaware corporation and a wholly-owned subsidiary of AbbVie (“Parent”), and Bespin Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”) propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”) and that, in connection with such Merger Agreement, a Contingent Value Rights Agreement (the “CVR Agreement” and, together with the Merger Agreement, the “Agreements”) is also contemplated. Pursuant to the Merger Agreement, among other things, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger, in a transaction in which each outstanding share of common stock, par value $0.01 per share, of the Company (the “Common Stock”), other than shares of Common Stock owned by the Company or any wholly owned subsidiary of the Company (as treasury stock or otherwise) or held, directly or indirectly, by AbbVie, Parent, Merger Sub, or any wholly owned subsidiary of AbbVie, or as to which appraisal rights have been properly exercised and perfected, will be converted into the right to receive (a) $20.42 in cash (the “Closing Amount”) plus (b) one contractual contingent value right (a “CVR”) representing the right to receive $11.14 in cash, without interest, payable contingent upon the achievement of the Milestone (as defined in the CVR Agreement) at the time provided for in, and subject to and in accordance with the terms and conditions of, the CVR Agreement (such contingent cash payment, together with the Closing Amount, the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreements.

You have asked for our opinion as to whether the Consideration to be received by the holders of shares of Common Stock (other than Parent, Merger Sub and their respective affiliates) pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

In arriving at our opinion, we have, among other things:

(i)	reviewed an execution version, provided to us on March 24, 2024, of the Merger Agreement and related form of the CVR Agreement attached as an exhibit thereto;

(ii)	reviewed certain publicly available financial and other information about the Company;

(iii)

reviewed certain information furnished to us and approved for our use by the Company’s management, including financial forecasts, estimates and analyses, relating (a) to the business, operations and prospects of the Company and (b) the probability of achieving the Milestone under the CVR Agreement;

(iv)	held discussions with members of senior management of the Company concerning the matters described in clauses (ii) and (iii) above;

(v)	reviewed the share trading price history for the Common Stock; and

(vi)	conducted such other financial studies, analyses and investigations as we deemed appropriate.

In our review and analyses and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by the Company or that was publicly available to us (including, without limitation, the information described above), or that was otherwise reviewed by us. We have relied on assurances of the management of the Company that it is not aware of any facts or circumstances that would make any of the foregoing information incomplete, inaccurate or misleading. In our review, we did not obtain any independent evaluation or appraisal of any of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise), nor did we conduct a physical inspection of any of the properties or facilities of, the Company or any other entity, and we have not been furnished with and assume no responsibility to obtain or conduct any such evaluations, appraisals or physical inspections. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company or any other entity under any laws relating to bankruptcy, insolvency or similar matters. Our analyses and opinion also do not consider any actual or potential arbitration, litigation, claims or possible unasserted claims, investigations or other proceedings to which the Company or any other entity is or in the future may be a party or subject.

With respect to the financial forecasts and estimates provided to and, at your direction, examined by us, we note that projecting future results of any company is inherently subject to uncertainty. The Company has informed us, however, and we have assumed, that such financial forecasts and estimates were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to, and are an appropriate basis upon which to evaluate, the future financial performance of the Company and the other matters covered thereby (including management’s forecasts and assessments regarding the probability of achieving the Milestone under the CVR Agreement). We express no opinion as to the Company’s financial forecasts or estimates or the assumptions on which they are made.

We have relied upon the assessments of the management of the Company as to, among other things, (i) the potential impact on the Company of market, competitive and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or affecting, the biopharmaceutical industry, and the immunology sector thereof, including with respect to the pricing of and third-party coverage and reimbursement for pharmaceutical products, (ii) matters relating to the CVR Product (as defined in the CVR Agreement), the potential use and indications for such product, related technology and intellectual property and regulatory approval processes and risks, including with respect to the probability and timing for achieving the Milestone or the Company’s expected use and indications for the CVR Product, the development, clinical testing, manufacturing and commercialization of the CVR Product and related use and indications, the validity and duration of licenses and patents, and (iii) the Company’s existing and future agreements and arrangements with, and ability to attract, retain and/or replace, key employees and consultants, customers, suppliers and other commercial and collaboration relationships. We have assumed that there would not be any developments with respect to any such matters that would be material in any respect to our analyses or opinion.

Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

We have made no independent investigation of, and we express no view or opinion as to, any legal, regulatory, accounting or tax matters affecting or relating to the Company or the Merger, and we have assumed the correctness in all respects material to our analyses and opinion of all legal, regulatory, accounting and tax advice given to the Company and its Board of Directors, including, without limitation, advice as to the legal, regulatory, accounting and tax consequences of the terms of, and transactions contemplated by, the Agreements. In addition, in preparing this opinion, we have not taken into account any tax consequences of the transaction to any holder of Common Stock. We have assumed that the final form of the Agreements will be substantially similar to the last drafts of the Agreements reviewed by us in all respects material to our analyses and opinion. We have also assumed that the Merger will be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any term, condition or agreement. We have also assumed that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, waivers and releases for the Merger, no delay, limitation, restriction or condition will be imposed or occur that would have an adverse effect on the Company, AbbVie or the contemplated benefits of the Merger or that otherwise would be material in any respect to our analyses or opinion.

It is understood that our opinion is for the use and benefit of the Board of Directors of the Company in its consideration of the Merger, and our opinion does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to the Company, nor does it address the underlying business decision by the Company to engage in the Merger or the terms of the Agreements or the documents referred to therein. Our opinion does not constitute a recommendation as to how any holder of shares of Common Stock should vote on the Merger or any matter related thereto. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities (including the Company’s pre-funded warrants), creditors or other constituencies of the Company, other than the holders of shares of Common Stock. We express no opinion as to the price at which shares of Common Stock will trade at any time. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable or to be received by any of the Company’s officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Consideration to be received by holders of shares of Common Stock. Our opinion has been authorized by the Fairness Opinion Committee of Jefferies LLC.

We have been engaged by the Company to act as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a portion of which is payable upon delivery of this opinion, a significant portion of which is payable contingent upon consummation of the Merger and an additional portion of which is payable contingent upon achievement of the Milestone. We also will be reimbursed for expenses incurred. The Company has agreed to indemnify us against liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement. As you are aware, we and our affiliates have, in the past, provided financial advisory and financing services to the Company and may continue to do so and have received, and may receive, fees for the rendering of such services. As you are also aware, in the past two years, we and our affiliates have not provided financial advisory services to AbbVie or its affiliates for which we and our affiliates have received compensation. In the ordinary course of our business, we and our affiliates may trade or hold securities of the Company or AbbVie and/or their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities. In addition, we may seek to, in the future, provide financial advisory and financing services to the Company, AbbVie or entities that are affiliated with the Company or AbbVie, for which we would expect to receive compensation. Our opinion may not be used or referred to by the Company, or quoted or disclosed to any person in any manner, without our prior written consent.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by the holders of shares of Common Stock (other than Parent, Merger Sub and their respective affiliates) pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Jefferies LLC
JEFFERIES LLC

SCAN TO VIEW MATERIALS & VOTE wLANDOS BIOPHARMA, INC.C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS VOTE BY INTERNET P.O. BOX 1342 Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode aboveBRENTWOOD, NY 11717Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. EDT on May 22, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting—Go to www.virtualshareholdermeeting.com/LABP2024SMYou may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE—1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. EDT on May 22, 2024. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and retur n it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V47587-S87087 KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYLANDOS BIOPHARMA, INC.The Board of Directors recommends you vote FOR proposal 1. For Against Abstain1. To adopt the Agreement and Plan of Merger, dated March 24, 2024 (such agreement, as it may be amended, modified or supplemented from time to ! ! ! time, the “Merger Agreement”), by and among Landos Biopharma, Inc., a Delaware corporation, Bespin Subsidiary, LLC, a Delaware limited liability company and a wholly owned subsidiary of AbbVie (“Parent”), Bespin Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent, and AbbVie Inc., a Delaware corporation (“AbbVie”), solely for the limited purposes set forth therein.The Board of Directors recommends you vote FOR proposal 2. For Against Abstain2. To consider and vote on any proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit ! ! ! additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the special meeting.NOTE: In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment, continuation or postponement thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Merger Proxy is available at www.proxyvote.comV47588-S87087LANDOS BIOPHARMA, INC. Special Meeting of Stockholders May 23, 2024 9:00 A.M. ETThis proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) Gregory Oakes, as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of LANDOS BIOPHARMA, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at May 23, 2024 at 9:00 A.M., ET at www.virtualshareholdermeeting.com/LABP2024SM, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. The above named proxy is authorized to vote in his discretion upon such other business as may properly come before the meeting or any adjournments, continuations or postponements thereof.Continued and to be signed on reverse side